QuickLinks -- Click here to rapidly navigate through this document

As filed with the Securities and Exchange Commission on April 4, 2008

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Dollar General Corporation
(Exact name of registrant as specified in its charter)

Tennessee (State of Incorporation)	5331 (Primary Standard Industrial Classification Code Number)	61-0502302 (I.R.S. Employer Identification No.)

100 Mission Ridge Goodlettsville, Tennessee 37072 (615) 855-4000 (Address, including zip code, and telephone number, including area code, of registrants' principal executive offices)

Susan S. Lanigan
Executive Vice President, General Counsel
Dollar General Corporation
100 Mission Ridge
Goodlettsville, Tennessee 37072
(615) 855-4000
(Name, address, including zip code, and telephone number, including area code, of agent for service)
With copies to:
Joseph H. Kaufman Esq. Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, New York 10017-3954 (212) 455-2000	Gary Brown Esq. Baker, Donelson, Bearman, Caldwell & Berkowitz, PC Commerce Center Suite 1000 211 Commerce Street Nashville, Tennessee 37201 (615) 726-5763

Approximate date of commencement of proposed sale to the public:
As soon as practicable after this Registration Statement is declared effective.

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☒

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Note	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

10.625% Senior Notes due 2015	(1)	(1)	(1)	(1)

11.875%/12.625% Senior Subordinated Toggle Notes due 2017	(1)	(1)	(1)	(1)

Guarantees of 10.625% Senior Notes due 2015(2)	(1)(3)	(1)(3)	(1)(3)	(1)(3)

Guarantees of 11.875%/12.625% Senior Subordinated Toggle Notes due 2017(2)	(1)(3)	(1)(3)	(1)(3)	(1)(3)

(1)
An indeterminate amount of securities are being registered hereby to be offered solely for market-making purposes by specified affiliates of the registrants. Pursuant to Rule 457(q) under the Securities Act of 1933, as amended, no filing fee is required.

(2)
See inside facing page for registrant guarantors.

(3)
Pursuant to Rule 457(n) under the Securities Act, no separate filing fee is required for the guarantees.

          The registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF REGISTRANT GUARANTORS

Exact Name of Registrant as Specified in its Charter (or Other Organizational Document)	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number (IF NONE WRITE N/A)	Address, Including Zip Code, of Registrant's Principal Executive Offices	Telephone Number, Including Area Code, of Registrant's Principal Executive Offices
DC Financial, LLC	Tennessee	N/A	100 Mission Ridge, Goodlettsville, TN 37072	615-855-4000
DG Logistics, LLC	Tennessee	62-1805098	100 Mission Ridge, Goodlettsville, TN 37072	615-855-4000
DG Promotions, Inc.	Tennessee	62-1792083	100 Mission Ridge, Goodlettsville, TN 37072	615-855-4000
DG Retail, LLC	Tennessee	36-4577242	100 Mission Ridge, Goodlettsville, TN 37072	615-855-4000
DG Transportation, Inc.	Tennessee	37-1517488	100 Mission Ridge, Goodlettsville, TN 37072	615-855-4000
DGC Properties LLC	Delaware	36-4498859	100 Mission Ridge, Goodlettsville, TN 37072	615-855-4000
DGC Properties of Kentucky LLC	Delaware	37-1432210	100 Mission Ridge, Goodlettsville, TN 37072	615-855-4000
Dolgencorp of New York, Inc.	Kentucky	62-1829863	100 Mission Ridge, Goodlettsville, TN 37072	615-855-4000
Dolgencorp of Texas, Inc.	Kentucky	61-1193136	100 Mission Ridge, Goodlettsville, TN 37072	615-855-4000
Dolgencorp, Inc.	Kentucky	61-0852764	100 Mission Ridge, Goodlettsville, TN 37072	615-855-4000
Dollar General Investment, Inc.	Delaware	48-1268966	100 Mission Ridge, Goodlettsville, TN 37072	615-855-4000
Dollar General Merchandising, Inc.	Tennessee	82-0577749	100 Mission Ridge, Goodlettsville, TN 37072	615-855-4000
Dollar General Partners	Kentucky	61-1193137	100 Mission Ridge, Goodlettsville, TN 37072	615-855-4000
Retail Risk Solutions, LLC	Tennessee	26-1644044	100 Mission Ridge, Goodlettsville, TN 37072	615-855-4000
South Boston FF&E, LLC	Delaware	26-0411224	100 Mission Ridge, Goodlettsville, TN 37072	615-855-4000
South Boston Holdings, Inc.	Delaware	20-5220571	100 Mission Ridge, Goodlettsville, TN 37072	615-855-4000
Sun-Dollar, L.P.	California	95-4629930	100 Mission Ridge, Goodlettsville, TN 37072	615-855-4000

The information in this prospectus is not complete and may be changed. We may not sell the securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion Dated April 4, 2008

Filed Pursuant to Rule 424(b)(3)
Registration No. 333-148320,
333-148320-01 to 333-148320-17

Dollar General Corporation

$1,175,000,000 10.625% Senior Notes due 2015
$700,000,000 11.875%/12.625% Senior Subordinated Toggle Notes due 2017

        The 10.625% Senior Notes due 2015 (the "senior notes") bear interest at a rate of 10.625% per annum and will mature on July 15, 2015. Cash interest on the 11.875%/12.625% Senior Subordinated Toggle Notes (the "senior subordinated notes") will accrue at a rate of 11.875% per annum, and PIK interest will accrue at a rate of 12.625% per annum. The senior subordinated notes will mature on July 15, 2017. The senior notes and the senior subordinated notes are collectively referred to herein as the "notes," unless the context otherwise requires.

        We may redeem some or all of the senior notes at any time or after July 15, 2011 and some or all of the senior subordinated notes at any time on or after July 15, 2012. We may redeem some or all of the senior notes prior to July 15, 2011 and some or all of the senior subordinated notes prior to July 15, 2012, in each case at a price equal to 100% of the principal amount of the notes redeemed plus the applicable "make-whole" premium as described in this prospectus. On or before July 15, 2010, we may also redeem up to 35% of the senior notes and 35% of the senior subordinated notes, in each case at the redemption prices set forth in this prospectus, using the proceeds of certain equity offerings.

        The senior notes are senior unsecured obligations of Dollar General Corporation and rank senior in right of payment to our future debt and other obligations that are, by their terms, expressly subordinated in right of payment to the senior notes, including the senior subordinated notes. The senior notes rank equal in right of payment to all of our existing and future senior debt and other obligations that are not, by their terms, expressly subordinated in right of payment to the senior notes. The senior notes are effectively subordinated to all of our existing and future secured debt, including obligations under our New Credit Facilities (defined under the section entitled "Description of Other Indebtedness"), to the extent of the value of the assets securing such debt, and structurally subordinated to all obligations of each of our subsidiaries that is not a guarantor of the senior notes.

        The senior subordinated notes are senior unsecured obligations and will be subordinated in right of payment to our existing and future senior debt, including obligations under our New Credit Facilities and the senior notes. The senior subordinated notes rank equal in right of payment to all of our existing and future senior subordinated debt and other obligations that are not, by the terms of the senior subordinated notes, expressly made senior. The senior subordinated notes are effectively subordinated to all of our existing and future secured debt, including obligations under our New Credit Facilities, to the extent of the value of the assets securing such debt, and will be structurally subordinated to all obligations of any subsidiaries that do not guarantee the senior subordinated notes. The senior subordinated notes rank senior in right of payment to all of our future debt and other obligations that are, by their terms, expressly subordinated in right of payment to the senior subordinated notes.

        See "Risk Factors" beginning on page 11 for a discussion of certain risks that you should consider before investing in the notes.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

        This prospectus has been prepared for and may be used by Goldman, Sachs & Co. and other affiliates of Goldman, Sachs & Co. in connection with offers and sales of the notes related to market-making transactions in the notes effected from time to time. Such affiliates of Goldman, Sachs & Co. may act as principal or agent in such transactions, including as agent for the counterparty when acting as principal or as agent for both counterparties, and may receive compensation in the form of discounts and commissions, including from both counterparties, when it acts as agents for both. Such sales will be made at prevailing market prices at the time of sale, at prices related thereto or at negotiated prices. We will not receive any proceeds from such sales.

The date of this prospectus is                   , 2008.

        We have not authorized any dealer, salesperson or other person to give any information or represent anything to you other than the information contained in this prospectus. You must not rely on unauthorized information or representations.

        This prospectus does not offer to sell nor ask for offers to buy any of the securities in any jurisdiction where it is unlawful, where the person making the offer is not qualified to do so, or to any person who cannot legally be offered the securities. The information in this prospectus is current only as of the date on its cover and may change after that date.

i

MARKET AND INDUSTRY DATA

        We obtained the industry, market and competitive position data used throughout this prospectus or used in documents incorporated by reference into this prospectus from our own internal estimates and research as well as from industry publications and research, surveys and studies conducted by third parties. Industry publications, studies and surveys generally state that they have been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. While we believe that each of these publications, studies and surveys is reliable, we have not independently verified industry, market and competitive position data from third-party sources. While we believe our internal business research is reliable and the market definitions are appropriate, neither such research nor these definitions have been verified by any independent source.

ii

SUMMARY

        This summary highlights information appearing elsewhere or incorporated by reference in this prospectus. This summary is not complete and does not contain all of the information that you should consider before making your investment decision. You should carefully read this summary together with the entire prospectus, including the information presented under the section entitled "Risk Factors" and the information that is incorporated into this prospectus by reference to our Annual Report on Form 10-K for the fiscal year ended February 1, 2008 (including without limitation the additional Risk Factors disclosed in Part I, Item 1A of such Form 10-K). See the "Available Information" section of this prospectus for a further discussion of incorporation by reference.

        Unless the context otherwise requires, references in this prospectus to "Dollar General," "we," "our," "us" and "the Company" refer to Dollar General Corporation and its consolidated subsidiaries, both before and after the Transactions (as defined below under the section entitled "The Transactions"), and references to the "Issuer" refer to Dollar General Corporation. Financial information identified in this prospectus as "pro forma" gives effect to the consummation of the Transactions. This prospectus contains references to years 2008, 2007, 2006, 2005, 2004 and 2003, which represent fiscal years ending or ended January 30, 2009, February 1, 2008, February 2, 2007, February 3, 2006, January 28, 2005 and January 30, 2004, respectively, unless the context otherwise requires. In this prospectus "fiscal 2007 Form 10-K" refers to our Annual Report on Form 10-K for the fiscal year ended February 1, 2008 that we filed with the SEC on March 28, 2008 and that is incorporated herein by reference.

Our Company

        We are the largest discount retailer in the United States by number of stores, with 8,222 stores located in 35 states, primarily in the southern, southwestern, midwestern and eastern United States, as of February 29, 2008. We serve a broad customer base and offer a focused assortment of everyday items, including basic consumable merchandise and other home, apparel and seasonal products. A majority of our products are priced at $10 or less and approximately 30% of our products are priced at $1 or less.

        We offer a compelling value proposition for our customers based on convenient store locations, easy in and out shopping and quality name brand and private label merchandise at highly competitive everyday low prices. We believe our combination of value and convenience distinguishes us from other discount, convenience and drugstore retailers, who typically focus on either value or convenience. Our business model is focused on strong and sustainable sales growth, attractive margins and limited maintenance capital expenditure and working capital needs, which results in significant cash flow from operations (before interest).

        We were founded in 1939 as J.L. Turner and Son, Wholesale. We opened our first dollar store in 1955, when we were first incorporated as a Kentucky corporation under the name J.L. Turner & Son, Inc. We changed our name to Dollar General Corporation in 1968 and reincorporated as a Tennessee corporation in 1998. Our principal executive offices are located at 100 Mission Ridge, Goodlettsville, Tennessee 37072, and our telephone number is (615) 855-4000. Our website address is www.dollargeneral.com. The information on our website is not part of this prospectus.

        We have expanded rapidly in recent years, increasing our total number of stores from 5,540 as of February 1, 2002, to 8,229 as of February 2, 2007, an 8.2% compounded annual growth rate ("CAGR"). Over the same period, we grew our net sales from $5.3 billion to $9.2 billion (11.5% CAGR), driven by growth in number of stores as well as same store sales growth. In the fourth quarter of fiscal 2006, we announced our plans to slow new store growth in 2007 and to close approximately 400 stores in order to improve our profitability and to enable us to focus on improving the performance of existing stores. In 2007, we opened 365 new stores and closed 400 stores. We also relocated or remodeled 300 existing stores. We generated net sales in 2007 of $9.5 billion, an increase of 3.5% over 2006, including a same-store sales increase of 2.1%.

Summary of the Terms of the Notes

        The summary below, which is not intended to be complete, describes the principal terms of the notes. Certain of the terms and conditions summarized below are subject to important limitations and exceptions. The "Description of Senior Notes" and "Description of Senior Subordinated Notes" sections of this prospectus contain more detailed descriptions of the terms and conditions of the notes.

Issuer	Dollar General.
Securities	$1.875 billion in aggregate principal amount of notes, consisting of:
• $1.175 billion in aggregate principal amount of 10.625% senior notes due 2015; and
• $700.0 million in aggregate principal amount of 11.875% /12.625% senior subordinated notes due 2017.
Maturity Dates	The senior notes will mature on July 15, 2015.
The senior subordinated notes will mature on July 15, 2017.
Interest Payment Dates	Interest on the notes will be payable on January 15 and July 15 of each year, beginning on January 15, 2008.
Interest Rates and Forms of Payment	The senior notes will bear interest at a rate of 10.625% per annum.
Cash interest on the senior subordinated notes will accrue at a rate of 11.875% per annum, and PIK Interest will accrue at a rate of 12.625% per annum. The initial interest payment on the senior subordinated notes will be payable in cash. For any interest period commencing on or after January 15, 2008 through July 15, 2011 we may elect to pay interest on the senior subordinated notes (i) in cash; (ii) by increasing the principal amount of the senior subordinated notes or by issuing new senior subordinated notes ("PIK Notes") (such increase or issuance, "PIK Interest") or (iii) by paying interest on half of the principal amount of the senior subordinated notes in cash and half in PIK Interest. If we elect to pay PIK Interest, we will increase the principal amount of the senior subordinated notes or issue PIK Notes, in each case, in an amount equal to the amount of PIK Interest for the applicable interest payment period (rounded up to the nearest $1,000 in the case of global notes and to the nearest whole dollar in the case of senior subordinated notes in certificated form) to holders of the senior subordinated notes on the relevant record date. The senior subordinated notes will bear interest on the increased principal amount thereof from and after the applicable interest payment date on which a payment of PIK Interest is made. We must elect the form of interest payment with respect to each interest period no later than 30 days before the beginning of the applicable interest period. In the absence of such an election or proper notification of such election to the trustee, interest will be payable in accordance with the last election made for the previous interest period.

Original Issue Discount	We will have the option to pay interest on the senior subordinated notes in cash interest or PIK Interest for any interest payment period after the initial interest payment through July 15, 2011. For U.S. federal income tax purposes, the existence of this option means that none of the interest payments on the senior subordinated notes will be qualified stated interest even if we never exercise the option to pay PIK Interest. Consequently, the senior subordinated notes will be treated as issued with original issue discount, and U.S. holders will be required to include the original issue discount in gross income on a constant yield to maturity basis, regardless of whether interest is paid currently in cash. For more information, see "Certain U.S. Federal Income and Estate Tax Consequences."
Security	None. The notes will be unsecured obligations of the Issuer and the subsidiary guarantors.
Guarantees	The senior notes will be unconditionally guaranteed, jointly and severally, on an unsecured senior basis, and the senior subordinated notes will be unconditionally guaranteed, jointly and severally, on an unsecured senior subordinated basis, in each case, by each of our wholly owned subsidiaries that has guaranteed our New Credit Facilities (as defined below under the section entitled "Description of Other Indebtedness").
Our non-guarantor subsidiaries accounted for approximately $109.3 million of net revenues and approximately $26.6 million of net income, in each case, for 2007 and approximately $299.3 million of total assets and approximately $262.7 million of total liabilities, in each case, as of February 1, 2008. Included in these net revenues, net income, total assets and total liabilities balances are certain intercompany balances that are eliminated in consolidation.
Ranking	The senior notes are our senior unsecured obligations and will:
• rank senior in right of payment to our existing and future debt and other obligations that are, by their terms, expressly subordinated in right of payment to the senior notes, including the senior subordinated notes;
• rank equally in right of payment to all of our existing and future senior debt and other obligations that are not, by their terms, expressly subordinated in right of payment to the senior notes; and
• be effectively subordinated to all of our existing and future secured debt (including obligations under the New Credit Facilities), to the extent of the value of the assets securing such debt, and be structurally subordinated to all obligations of each of our subsidiaries that is not a guarantor of the senior notes.

Similarly, the senior note guarantees will be senior unsecured obligations of the guarantors and will:
•	rank senior in right of payment to all of the applicable guarantor's existing and future debt and other obligations that are, by their terms, expressly subordinated in right of payment to the senior notes, including the applicable guarantor's guarantee under the senior subordinated notes;
•	rank equally in right of payment to all of the applicable guarantor's existing and future senior debt and other obligations that are not, by their terms, expressly subordinated in right of payment to the senior notes; and
•	be effectively subordinated in right of payment to all of the applicable guarantor's existing and future secured debt (including the applicable guarantor's guarantee under the New Credit Facilities), to the extent of the value of the assets securing such debt, and be structurally subordinated to all obligations of any subsidiary of a guarantor if that subsidiary is not also a guarantor of the senior notes.
The senior subordinated notes are our unsecured senior subordinated obligations and will:
•	be subordinated in right of payment to our existing and future senior debt, including our New Credit Facilities and the senior notes;
•	rank equally in right of payment to all of our existing and future senior subordinated debt and other obligations that are not, by the terms of the senior subordinated notes, expressly made senior;
•	be effectively subordinated to all of our existing and future secured debt (including obligations under our New Credit Facilities), to the extent of the value of the assets securing such debt, and be structurally subordinated to all obligations of any subsidiaries that do not guarantee the senior subordinated notes; and
•	rank senior in right of payment to all of our future debt and other obligations that are, by their terms, expressly subordinated in right of payment to the senior subordinated notes.
Similarly, the senior subordinated note guarantees will be unsecured senior subordinated obligations of the guarantors and will:
•	be subordinated in right of payment to all of the applicable guarantor's existing and future senior debt, including such guarantor's guarantee under our New Credit Facilities and the senior notes;
•	rank equal in right of payment to all of the applicable guarantor's future senior subordinated debt and other obligations that are not, by the terms of the senior subordinated notes, expressly made senior;
• be effectively subordinated to all of the applicable guarantor's existing and future secured debt (including such guarantor's guarantee under our New Credit Facilities), to the extent of the value of the assets securing such debt, and be structurally subordinated to all obligations of any subsidiary of a guarantor if that subsidiary is not also a guarantor of the senior subordinated notes; and
• rank senior in right of payment to all of the applicable guarantor's future debt and other obligations that are, by their terms, expressly subordinated in right of payment to the guarantees of the senior subordinated notes.
As of February 1, 2008, (1) the notes and related guarantees rank effectively junior to approximately $2,402.5 million of senior secured indebtedness and $24.8 million of payment obligations relating to capital lease obligations and other indebtedness, (2) the senior notes and related guarantees rank senior to the $700.0 million of senior subordinated notes, (3) the senior subordinated notes and related guarantees rank junior to the senior notes, and (4) we had an additional $769.2 million of unutilized capacity under our new senior secured asset-based revolving credit facility.
Optional Redemption	We may redeem some or all of the senior notes at any time on or after July 15, 2011 and we may redeem some or all of the senior subordinated notes at any time on or after July 15, 2012, in each case at the redemption prices set forth in this prospectus.
We may redeem some or all of the senior notes prior to July 15, 2011 and some or all of the senior subordinated notes prior to July 15, 2012, in each case at a price equal to 100% of the principal amount of the notes redeemed plus the applicable "make-whole" premium as described in this prospectus.
On or before July 15, 2010, we may also redeem up to 35% of the senior notes and 35% of the senior subordinated notes, in each case, at the redemption prices set forth in this prospectus, using the proceeds of certain equity offerings.
Mandatory Principal Redemption	If the senior subordinated notes would otherwise constitute "applicable high yield discount obligations" within the meaning of Section 163(i)(1) of the Internal Revenue Code of 1986, as amended (the "Code"), at the end of each accrual period ending after the fifth anniversary of the senior subordinated notes' issuance (each "AHYDO redemption date"), we will be required to redeem for cash a portion of each senior subordinated note then outstanding equal to the "Mandatory Principal Redemption Amount" (such redemption, a "Mandatory Principal Redemption"). The redemption price for the portion of each senior subordinated note redeemed pursuant to a Mandatory Principal Redemption will be 100% of the principal amount of such portion plus any accrued interest thereon on the date of redemption. The "Mandatory Principal Redemption Amount" means, as of each AHYDO redemption date, the excess, if any, of (a) the aggregate amount of accrued and unpaid interest and all accrued and unpaid "original issue discount" (as defined in Section 1273(a)(1) of the Code) with respect to the senior subordinated notes, over (b) an amount equal to the product of (i) the "issue price" (as defined in Sections 1273(b) and 1274(a) of the Code) of the senior subordinated notes multiplied by (ii) the "yield to maturity" (as defined in the Treasury Regulation Section 1.1272-1(b)(1)(i)) of the senior subordinated notes. No partial redemption or repurchase of the senior subordinated notes prior to any AHYDO redemption date pursuant to any other provision of the indenture governing the senior subordinated notes will alter the Issuer's obligation to make the Mandatory Principal Redemption with respect to any senior subordinated notes that remain outstanding on any AHYDO redemption date.

Change of Control and Asset Sales	If we sell certain assets under certain circumstances, or experience certain change of control events, each holder of senior notes or senior subordinated notes, as applicable, may require us to purchase all or a portion of its notes at the purchase prices set forth in this prospectus, plus accrued and unpaid interest and special interest, if any, to the purchase date. See "Description of Senior Notes—Repurchase at the Option of Holders" and "Description of Senior Subordinated Notes—Repurchase at the Option of Holders." Our New Credit Facilities or other agreements may restrict us from repurchasing any of the notes, including any purchase we may be required to make as a result of a change of control or certain asset sales. See "Risk Factors—Risks Related to the Notes—We may not have the ability to raise the funds necessary to finance the change of control offer required by the indentures governing the notes."
Certain Covenants	The indentures governing the notes restrict our ability and the ability of our restricted subsidiaries to, among other things:
	•	incur additional indebtedness, issue disqualified stock or issue certain preferred stock;
	•	pay dividends and make certain distributions, investments and other restricted payments;
	•	create certain liens or encumbrances;
	•	sell assets;
	•	enter into transactions with affiliates;

	•	limit the ability of restricted subsidiaries to make payments to us;
	•	merge, consolidate, sell or otherwise dispose of all or substantially all of our assets; and
	•	designate our subsidiaries as unrestricted subsidiaries.
These covenants are subject to important exceptions and qualifications described under the headings "Description of Senior Notes" and "Description of Senior Subordinated Notes."
Use of Proceeds	We will not receive any cash proceeds from the sale of the notes in the offer. See "Use of Proceeds."

Summary Historical and Pro Forma Consolidated Financial and Other Data

        Set forth below is summary historical consolidated financial and other data and summary unaudited pro forma consolidated financial and other data of Dollar General, at the dates and for the periods indicated. The summary historical statement of operations data and statement of cash flows data for the period from February 3, 2007 through July 6, 2007 (Predecessor) and the period from July 7, 2007 through February 1, 2008 (Successor), the periods ended February 2, 2007 and February 3, 2006 and balance sheet data as of February 1, 2008 and February 2, 2007, have been derived from our historical audited consolidated financial statements incorporated by reference herein from our fiscal 2007 Form 10-K.

        The summary unaudited pro forma consolidated financial and other data for the fiscal year ended February 1, 2008 has been prepared to give effect to the Transactions in the manner described under "Unaudited Pro Forma Condensed Consolidated Financial Information" and the notes thereto as if they had occurred on February 3, 2007. The pro forma adjustments are based upon available information and certain assumptions that we believe are reasonable. The summary unaudited pro forma consolidated financial and other data are for informational purposes only and do not purport to represent what our results of operations, balance sheet data or other financial information actually would have been if the Transactions had occurred at any date, and such data do not purport to project the results of operations for any future period.

        The summary historical and pro forma consolidated financial and other data should be read in conjunction with "The Transactions" and "Unaudited Pro Forma Condensed Consolidated Financial Information" appearing elsewhere in this prospectus as well as the sections of our fiscal 2007 Form 10-K captioned "Selected Financial Data" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and related notes that are included in our fiscal 2007 Form 10-K and incorporated by reference herein.

	Historical				Pro Forma
	Predecessor			Successor
	Fiscal Year Ended		February 3, 2007 through July 6, 2007(2)	July 7, 2007 through February 1, 2008(3)
	February 3, 2006(1)	February 2, 2007(2)			Fiscal Year Ended February 1, 2008
	(in millions, except operating data)
Statement Of Operations Data:
Net sales	$8,582.2	$9,169.8	$3,923.8	$5,571.5	$9,495.2
Cost of goods sold	6,117.4	6,801.6	2,852.2	3,999.6	6,852.5

Gross profit	2,464.8	2,368.2	1,071.6	1,571.9	2,642.8
Selling, general and administrative expense	1,903.0	2,119.9	960.9	1,324.5	2,310.9
Transaction and related costs	—	—	101.4	1.2	1.2

Operating profit	561.9	248.3	9.2	246.1	330.6
Interest income	(9.0)	(7.0)	(5.0)	(3.8)	(8.8)
Interest expense	26.2	34.9	10.3	252.9	436.7
Loss on interest rate swaps	—	—	—	2.4	2.4
Loss on debt retirements, net	—	—	—	1.2	1.2

Income (loss) before income taxes	544.6	220.4	4.0	(6.6)	(100.9)
Income tax expense (benefit)	194.5	82.4	12.0	(1.8)	(42.9)

Net income (loss)	$350.2	$137.9	$(8.0)	$(4.8)	$(57.9)

Statement of Cash Flows Data:
Net cash provided by (used in):
Operating activities	$555.5	$405.4	$201.9	$239.6
Investing activities	(264.4)	(282.0)	(66.9)	(6,848.4)
Financing activities	(323.3)	(134.7)	25.3	6,709.0
Total capital expenditures	(284.1)	(261.5)	(56.2)	(83.6)
Other Financial and Operating Data:
Same store sales growth	2.2%	3.3%	2.6%	1.9%
Number of stores (at period end)	7,929	8,229	8,205	8,194
Selling square feet in thousands (at period end)	54,753	57,299	57,379	57,376
Net sales per square foot(4)	$159.8	$162.6	$163.9	$165.4
Highly consumable sales	65.3%	65.7%	66.7%	66.4%
Seasonal sales	15.7%	16.4%	15.4%	16.3%
Home products sales	10.6%	10.0%	9.2%	9.1%
Basic clothing sales	8.4%	7.9%	8.7%	8.2%
Rent expense(5)	$312.3	$343.9	$150.2	$214.5
Balance Sheet Data (at period end):
Cash and cash equivalents and short-term investments	$209.5	$219.2		$119.8
Total assets	2,980.3	3,040.5		8,656.4
Total debt	278.7	270.0		4,282.0
Total shareholders' equity	1,720.8	1,745.7		2,703.9
	Historical						Pro Forma
	Predecessor					Successor
	Fiscal Year Ended				February 3, 2007 through July 6, 2007(2)	July 7, 2007 through February 1, 2008(3)
Ratios of earnings to fixed charges(6)	January 30, 2004	January 28, 2005	February 3, 2006(1)	February 2, 2007(2)			Fiscal Year Ended February 1, 2008
Actual	5.6x	5.6x	5.3x	2.5x	1.1x	(8)
Pro forma(7)							(9)

(1)
The fiscal year ended February 3, 2006 was comprised of 53 weeks.

(2)
Includes the effects of certain strategic merchandising and real estate initiatives as further described in the section of our fiscal 2007 Form 10-K captioned "Management's Discussion and Analysis of Results of Operations and Financial Condition."

(3)
Includes the results of Buck Acquisition Corp. for the period prior to the merger with and into Dollar General Corporation from March 6, 2007 (its formation) through July 6, 2007 and the post-merger results of Dollar General Corporation for the period from July 7, 2007 through February 1, 2008.

(4)
For the fiscal year ended February 3, 2006, net sales per square foot was calculated based on 52 weeks' sales. For the 22 week period ended July 6, 2007, and the 30 week period ended February 1, 2008, net sales per square foot was calculated based on the last twelve months' sales divided by average quarterly selling area.

(5)
Excludes amortization of leasehold interests of $26.1 million included in rent expense for the Successor period ended February 1, 2008.

(6)
For purposes of computing the ratio of earnings to fixed charges, (a) earnings consist of net income (loss) before income taxes plus fixed charges less capitalized expenses related to indebtedness (amortization expense for capitalized interest is not significant) and (b) fixed charges consist of all interest expense (whether expensed or capitalized), amortization of debt issue costs and discounts related to indebtedness, and a portion of rent expense representative of interest factored therein.

(7)
To give effect to the increase in interest expense resulting from the portion of the notes proceeds used to retire the $198.3 million of our 8 5/8% unsecured notes due June 15, 2010, as if such transactions had occurred at the beginning of the period presented.

(8)
For the period from July 7, 2007 through February 1, 2008, fixed charges exceeded earnings by $6.6 million.

(9)
For the fiscal year ended February 1, 2008, pro forma fixed charges exceeded earnings by $3.4 million.

RISK FACTORS

        You should carefully consider the risk factors set forth below and the risk factors incorporated herein by reference to our fiscal 2007 Form 10-K as well as the other information contained in this prospectus before deciding whether to invest in the notes. Any of the following risks could materially and adversely affect our business, financial condition or results of operations. However, the selected risks described below and the risks that are incorporated herein by reference to our fiscal 2007 Form 10-K are not the only risks facing us. Additional risks and uncertainties not currently known to us or those we currently view to be immaterial may also materially and adversely affect our business, financial condition or results of operations. In such a case, the trading price of the notes could decline or we may not be able to make payments of principal and interest on the notes, and you may lose all or part of your original investment.

Risks Related to the Notes

Your ability to transfer the notes may be limited by the absence of an active trading market, and there is no assurance that any active trading market for the notes exists or will continue.

        We do not intend to apply for a listing of the notes on a securities exchange or any automated dealer quotation system. We cannot assure you as to the liquidity of markets that may develop for the notes, your ability to sell the notes or the price at which you would be able to sell the notes. Certain financial institutions have advised us that they intend to make a market in the notes as permitted by applicable laws and regulations; however, those entities are not obligated to make a market in any of the notes, and they may discontinue their market-making activities at any time without notice. Therefore, an active market for any of the notes, if developed, may not continue. Because Goldman, Sachs & Co. and its respective affiliates may be considered affiliates of ours, they are required to deliver a current "market-maker" prospectus in connection with any secondary market sale of the notes, which may affect their ability to continue market-making activities. Historically, the market for non investment-grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the notes. The market, if any, for any of the notes may not be free from similar disruptions and any such disruptions may adversely affect the prices at which you may sell your notes. In addition, the notes may trade at a discount from your purchase price, depending upon prevailing interest rates, the market for similar notes, our performance and other factors.

We may not be able to generate sufficient cash to service all of our indebtedness, including the notes, and may be forced to take other actions to satisfy our obligations under our indebtedness, which may not be successful.

        Our ability to make scheduled payments on or to refinance our debt obligations depends on our financial condition and operating performance, which is subject to prevailing economic and competitive conditions and to certain financial, business and other factors beyond our control. We may be unable to maintain a level of cash flow from operating activities sufficient to permit us to pay the principal, premium, if any, and interest on our indebtedness, including the notes.

        If our cash flow and capital resources are insufficient to fund our debt service obligations, we may be forced to reduce or delay investments and capital expenditures, or to sell assets, seek additional capital or restructure or refinance our indebtedness, including the notes. These alternative measures may not be successful and may not permit us to meet our scheduled debt service obligations. In the absence of such operating results and resources, we could face substantial liquidity problems and might be required to dispose of material assets or operations to meet our debt service and other obligations. Our senior secured credit agreement and the indentures governing the notes will restrict our ability to dispose of assets and use the proceeds from such disposition. We may not be able to consummate those dispositions or to obtain the proceeds that we could realize from them and these proceeds may not be adequate to meet any debt service obligations then due.

Repayment of our debt, including each series of notes, is dependent on cash flow generated by our subsidiaries and their ability to make distributions to us.

        Our subsidiaries own a significant portion of our assets and conduct a significant portion of our operations. Accordingly, repayment of our indebtedness, including each series of notes, is dependent, to a significant extent, on the generation of cash flow by our subsidiaries and their ability to make such cash available to us, by dividend, debt repayment or otherwise. Unless they are guarantors of the notes, our subsidiaries do not have any obligation to pay amounts due on the notes or to make funds available for that purpose. Our subsidiaries may not be able to, or may not be permitted to, make distributions to enable us to make payments in respect of our indebtedness, including the notes. Each subsidiary is a distinct legal entity and, under certain circumstances, legal and contractual restrictions may limit our ability to obtain cash from our subsidiaries. While the indentures governing the notes will limit the ability of our subsidiaries to incur consensual restrictions on their ability to pay dividends or make other intercompany payments to us, these limitations are subject to certain qualifications and exceptions. In the event that we do not receive distributions from our subsidiaries, we may be unable to make required principal and interest payments on our indebtedness, including the notes.

U.S. Holders will be required to pay U.S. federal income tax on any PIK Interest received on the senior subordinated notes.

        We have the option to pay interest on the senior subordinated notes in cash interest or PIK Interest. For U.S. federal income tax purposes, the existence of this option means that none of the interest payments on the notes will be qualified stated interest even if we never exercise the option to pay PIK Interest. Consequently, the senior subordinated notes will be treated as issued at a discount, and U.S. holders will be required to include original issue discount in gross income for U.S. federal income tax purposes in advance of the receipt of cash payments on such notes. See "Description of Senior Subordinated Notes—Principal, Maturity and Interest" and "Certain U.S. Federal Income and Estate Tax Consequences."

Claims of noteholders will be structurally subordinated to the claims of creditors of our non-guarantor subsidiaries.

        The notes will not be guaranteed by all of our subsidiaries. For example, our subsidiaries that do not guarantee the New Credit Facilities will not guarantee the notes. Accordingly, claims of holders of the notes will be structurally subordinate to the claims of creditors of these non-guarantor subsidiaries, including trade creditors. All obligations of our non-guarantor subsidiaries will have to be satisfied before any of the assets of such subsidiaries would be available for distribution, upon a liquidation or otherwise, to us or a guarantor of the notes.

        Our non-guarantor subsidiaries accounted for approximately $109.3 million of net revenues and approximately $26.6 million of net income, in each case, for 2007 and approximately $299.3 million of total assets, and approximately $262.7 million, of total liabilities, in each case as of February 1, 2008. Included in these net revenues, net income, total assets and total liabilities balances are certain intercompany balances that are eliminated in consolidation.

Your right to receive payments on each series of notes is effectively junior to those lenders who have a security interest in our assets.

        Our obligations under the notes and our guarantors' obligations under their guarantees of the notes are unsecured, but our obligations under our New Credit Facilities and each guarantor's obligations under its respective guarantee of the New Credit Facilities are secured by a security interest in substantially all of our domestic tangible and intangible assets, including the stock of most of our wholly owned U.S. subsidiaries, and a portion of the assets and a portion of the stock of certain of our

non-U.S. subsidiaries. If we are declared bankrupt or insolvent, or if we default under our New Credit Facilities, the lenders could declare all of the funds borrowed thereunder, together with accrued interest, immediately due and payable. If we were unable to repay such indebtedness, the lenders could foreclose on the pledged assets to the exclusion of holders of the notes, even if an event of default exists under the indentures governing the notes at such time. Furthermore, if the lenders foreclose and sell the pledged equity interests in any subsidiary guarantor under the notes, then that guarantor will be released from its guarantee of the notes automatically and immediately upon such sale. In any such event, because the notes will not be secured by any of our assets or the equity interests in subsidiary guarantors, it is possible that there would be no assets remaining from which your claims could be satisfied or, if any assets remained, they might be insufficient to satisfy your claims fully. See "Description of Other Indebtedness."

        As of February 1, 2008, we had $2.4 billion of senior secured indebtedness, comprised of financing and capital lease obligations, other debt instruments and indebtedness under our New Credit Facilities, not including unused capacity of $769.2 million under our revolving asset-based credit facility, subject to borrowing base availability. The indentures governing the notes will permit us and our restricted subsidiaries to incur substantial additional indebtedness in the future, including senior secured indebtedness.

Your right to receive payments on the senior subordinated notes will be junior to our existing and future senior indebtedness, including borrowings under our New Credit Facilities and the senior notes.

        The senior subordinated notes and the related guarantees will be contractually subordinated to all of our current and future senior indebtedness (other than trade payables), including our borrowings under our New Credit Facilities and the senior notes, and all of our and the guarantors' future borrowings (other than trade payables), except any future indebtedness that expressly provides that it ranks equal with, or subordinated in right of payment to, the senior subordinated notes and the related guarantees. As a result of such subordination, in the event of the bankruptcy, liquidation or dissolution of us or any subsidiary guarantor, our assets or the assets of the applicable subsidiary guarantor would be available to pay obligations under the senior subordinated notes and our other senior subordinated obligations only after all payments had been made on our senior indebtedness or the senior indebtedness of the applicable subsidiary guarantor. Sufficient assets may not remain after all of these payments have been made to make any payments on the senior subordinated notes and our other senior subordinated obligations, including payments of interest when due. In addition, all payments on the senior subordinated notes and the related guarantees will be blocked in the event of a payment default on senior debt and may be blocked for up to 179 of 360 consecutive days in the event of certain non-payment defaults on senior debt.

        In the event of a bankruptcy, liquidation or reorganization or similar proceeding relating to us or the guarantors, holders of the senior subordinated notes will participate with trade creditors and all other holders of our and the guarantors' subordinated indebtedness in the assets remaining after we and the guarantors have repaid all of our senior debt. However, because the indenture governing the senior subordinated notes requires that amounts otherwise payable to holders of the senior subordinated notes in a bankruptcy or similar proceeding be paid to holders of senior debt instead, holders of the senior subordinated notes may receive less, ratably, than holders of trade payables in any such proceeding. In any of these cases, we and the guarantors may not have sufficient funds to pay all of our creditors and holders of senior subordinated notes may receive less, ratably, than the holders of our senior debt.

        As of February 1, 2008, the senior subordinated notes and the related guarantees are subordinated to $3.582 billion of senior debt, $2.427 billion of which is secured debt, and up to $769.2 million is available for borrowing as additional senior secured debt under our New Credit Facilities, subject to borrowing base availability.

If we default on our obligations to pay our indebtedness, we may not be able to make payments on the notes.

        Any default under the agreements governing our indebtedness, including a default under the senior secured credit agreements, that is not waived by the required lenders, and the remedies sought by the holders of such indebtedness, could prevent us from paying principal, premium, if any, and interest on the notes and substantially decrease the market value of the notes. If we are unable to generate sufficient cash flow and are otherwise unable to obtain funds necessary to meet required payments of principal, premium, if any, and interest on our indebtedness, or if we otherwise fail to comply with the various covenants in the instruments governing our indebtedness (including covenants in our New Credit Facilities and the indentures under which the notes were issued), we could be in default under the terms of the agreements governing such indebtedness, including our senior secured credit agreements and the indentures under which the notes were issued. In the event of such default, the holders of such indebtedness could elect to declare all the funds borrowed thereunder to be due and payable, together with accrued and unpaid interest, the lenders under our New Credit Facilities could elect to terminate their commitments thereunder, cease making further loans and institute foreclosure proceedings against our assets, and we could be forced into bankruptcy or liquidation. If our operating performance declines, we may in the future need to obtain waivers from the required lenders under our New Credit Facilities to avoid being in default. If we breach our covenants under our New Credit Facilities and seek a waiver, we may not be able to obtain a waiver from the required lenders. If this occurs, we would be in default under our senior secured credit agreements, the lenders could exercise their rights, as described above, and we could be forced into bankruptcy or liquidation.

We may not have the ability to raise the funds necessary to finance the change of control offer required by the indentures governing the notes.

        Upon the occurrence of a "change of control," as defined in the indentures governing the notes, we must offer to buy back the notes at a price equal to 101% of the principal amount, together with any accrued and unpaid interest, if any, to the date of the repurchase. Our failure to purchase, or give notice of purchase of, the senior notes or the senior subordinated notes, as applicable, would be a default under each of the indentures governing the notes, which would also be a default under our New Credit Facilities.

        If a change of control occurs, it is possible that we may not have sufficient assets at the time of the change of control to make the required repurchase of notes or to satisfy all obligations under our New Credit Facilities and the indentures under which the notes were issued. In order to satisfy our obligations, we could seek to refinance the indebtedness under our New Credit Facilities and the indentures or obtain a waiver from the lenders or you as a holder of notes. We cannot assure you that we would be able to obtain a waiver or refinance our indebtedness on terms acceptable to us, if at all.

The lenders under our New Credit Facilities have the discretion to release the guarantors under the senior secured credit agreements in a variety of circumstances, which will cause those guarantors to be released from their guarantees of the notes.

        While any obligations under our New Credit Facilities remain outstanding, any guarantee of the notes may be released without action by, or consent of, any holder of the notes or the trustee under the indentures governing the notes, at the discretion of lenders under our New Credit Facilities, if such guarantor is no longer a guarantor of obligations under our New Credit Facilities or any other indebtedness. See "Description of Senior Notes—Guarantees" and "Description of Senior Subordinated Notes—Guarantees." The lenders under our New Credit Facilities have the discretion to release the guarantees under our New Credit Facilities in a variety of circumstances. You will not have a claim as a creditor against any subsidiary that is no longer a guarantor of the notes, and the indebtedness and other liabilities, including trade payables, whether secured or unsecured, of those subsidiaries will effectively be senior to claims of noteholders.

Federal and state fraudulent transfer laws may permit a court to void the guarantees, and, if that occurs, you may not receive any payments on the notes.

        Federal and state fraudulent transfer and conveyance statutes may apply to the issuance of the notes and the incurrence of the guarantees. Under federal bankruptcy law and comparable provisions of state fraudulent transfer or conveyance laws, which may vary from state to state, the notes or guarantees could be voided as a fraudulent transfer or conveyance if (1) we or any of the guarantors, as applicable, issued the notes or incurred the guarantees with the intent of hindering, delaying or defrauding creditors or (2) we or any of the guarantors, as applicable, received less than reasonably equivalent value or fair consideration in return for either issuing the notes or incurring the guarantees and, in the case of (2) only, one of the following is also true at the time thereof:

  •
  we or any of the guarantors, as applicable, were insolvent or rendered insolvent by reason of the issuance of the notes or the incurrence of the guarantees;

  •
  the issuance of the notes or the incurrence of the guarantees left us or any of the guarantors, as applicable, with an unreasonably small amount of capital to carry on the business;

  •
  we or any of the guarantors intended to, or believed that we or such guarantor would, incur debts beyond our or such guarantor's ability to pay as they mature; or

  •
  we or any of the guarantors was a defendant in an action for money damages, or had a judgment for money damages docketed against us or such guarantor if, in either case, after final judgment, the judgment is unsatisfied.

        If a court were to find that the issuance of the notes or the incurrence of the guarantee was a fraudulent transfer or conveyance, the court could void the payment obligations under the notes or such guarantee or further subordinate the notes or such guarantee to presently existing and future indebtedness of ours or of the related guarantor, or require the holders of the notes to repay any amounts received with respect to such guarantee. In the event of a finding that a fraudulent transfer or conveyance occurred, you may not receive any repayment on the notes. Further, the voidance of the notes could result in an event of default with respect to our and our subsidiaries' other debt that could result in acceleration of such debt.

        As a general matter, value is given for a transfer or an obligation if, in exchange for the transfer or obligation, property is transferred or an antecedent debt is secured or satisfied. A debtor will generally not be considered to have received value in connection with a debt offering if the debtor uses the proceeds of that offering to make a dividend payment or otherwise retire or redeem equity securities issued by the debtor.

        We cannot be certain as to the standards a court would use to determine whether or not we or the guarantors were solvent at the relevant time or, regardless of the standard that a court uses, that the issuance of the guarantees would not be further subordinated to our or any of our guarantors' other debt.

Our Investors control us and may have conflicts of interest with us or you now or in the future.

        Kohlberg Kravis Roberts & Co. L.P. ("KKR" or the "Sponsor"), GS Capital Partners VI Fund, L.P. and affiliated funds (affiliates of Goldman, Sachs & Co.), Citi Private Equity, Wellington Management Company, LLP, CPP Investment Board (USRE II) Inc., and other equity co-investors (collectively, the "Investors") indirectly own a substantial portion of our capital stock through their investment in Buck Holdings, L.P. ("Parent"). As a result, the Investors have control over our decisions to enter into any corporate transaction and have the ability to prevent any transaction that requires the approval of shareholders regardless of whether noteholders believe that any such transactions are in their own best interests. For example, the Investors could cause us to make acquisitions that increase the amount of indebtedness that is secured or that is senior to the notes or to sell assets, which may impair our ability to make payments under the notes.

        Additionally, the Investors are in the business of making investments in companies and may from time to time acquire and hold interests in businesses that compete directly or indirectly with us. The Investors may also pursue acquisition opportunities that may be complementary to our business and, as a result, those acquisition opportunities may not be available to us. So long as the Investors, or other funds controlled by or associated with the Investors, continue to indirectly own a significant amount of the outstanding shares of our common stock, even if such amount is less than 50%, the Investors will continue to be able to strongly influence or effectively control our decisions.

STATEMENTS REGARDING FORWARD-LOOKING INFORMATION

        This prospectus, including the information incorporated into this prospectus by reference to our fiscal 2007 Form 10-K, contains "forward-looking statements" within the meaning of the federal securities laws, which involve risks and uncertainties. You can identify forward-looking statements because they are not solely statements of historical fact or they contain words such as "believes," "expects," "may," "will," "should," "seeks," "approximately," "intends," "plans," "estimates," "anticipates" or similar expressions that concern our strategy, plans or intentions. All statements we make relating to our estimated and projected earnings, costs, expenditures, cash flows, growth rates and financial results, our plans and objectives for future operations, growth or initiatives, or the expected outcome or impact of pending or threatened litigation are forward-looking statements. In addition, we, through our senior management, from time to time make forward-looking public statements concerning our expected future operations and performance and other developments. All forward-looking statements are subject to risks and uncertainties that may change at any time, and, therefore, our actual results may differ materially from those that we expected. We derive many of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and, of course, it is impossible for us to anticipate all factors that could affect our actual results. Important factors that could cause actual results to differ materially from our expectations ("cautionary statements") are disclosed under "Risk Factors" in this prospectus, as well as throughout our fiscal 2007 Form 10-K including, without limitation, cautionary statements under the heading "Critical Accounting Policies and Estimates" contained in "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Risk Factors." All written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the cautionary statements as well as other cautionary statements that are made from time to time in our other SEC filings and public communications. You should evaluate all forward-looking statements made in this prospectus in the context of these risks and uncertainties.

        We caution you that the important factors referenced above may not contain all of the material factors that are important to you. In addition, we cannot assure you that we will realize the results or developments we expect or anticipate or, even if substantially realized, that they will result in the consequences or affect us or our operations in the way we expect. The forward-looking statements included in this prospectus are made only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

THE TRANSACTIONS

        On March 11, 2007, we entered into an Agreement and Plan of Merger (the "Merger Agreement") with Parent and Buck Acquisition Corp. ("Buck"). Parent is and Buck was (prior to the Merger) controlled by investment funds affiliated with KKR. On July 6, 2007, we consummated a merger of Buck with and into Dollar General, with Dollar General surviving the Merger as a subsidiary of Parent. Pursuant to the Merger Agreement, the former holders of our common stock received $22.00 per share, or approximately $6.9 billion. The Merger consideration was funded through the use of our available cash, cash equity contributions from the Investors, equity contributions of certain members of our management and the debt financings discussed below. Our outstanding common stock is now owned by Parent and certain members of management. Our common stock is no longer registered with the Securities and Exchange Commission ("SEC") and is no longer traded on a national securities exchange.

        The following transactions occurred in conjunction with the Merger:

  •
  We entered into a credit agreement and related security and other agreements consisting of a $2.3 billion senior secured term loan facility, which matures on July 6, 2014.

  •
  We entered into a credit agreement and related security and other agreements consisting of a senior secured asset-based revolving credit facility of up to $1.125 billion (of which $432.3 million was drawn at closing and $132.3 million was paid down on the same day), subject to borrowing base availability, which matures July 6, 2013.

  •
  We terminated the revolving loans and paid in full all interest and all other amounts due in connection with such termination under the pre-Merger senior credit facility. We also terminated commercial letters of credit totaling approximately $141.2 million and standby letters of credit totaling approximately $40.7 million and replaced those letters of credit with new letters of credit under the asset-based revolving credit facility.

  •
  We issued $1.175 billion aggregate principal amount of 10.625% senior notes due 2015, which mature on July 15, 2015, and $725 million aggregate principal amount of 11.875%/12.625% senior subordinated toggle notes due 2017, which mature on July 15, 2017 (of which $25 million has been repurchased by the Issuer and cancelled subsequent to the Merger).

  •
  We completed a cash tender offer (the "Tender Offer") for the 2010 Notes. Approximately 99% of the 2010 Notes were validly tendered and accepted for payment in that tender offer. We also executed a supplemental indenture governing the 2010 Notes that were not tendered in the Tender Offer which eliminated substantially all of the restrictive covenants contained in the indenture pursuant to which the 2010 Notes were issued.

  •
  We entered into a monitoring agreement and an indemnity agreement with affiliates of certain of the Investors pursuant to which we will pay to those entities an aggregate annual management fee of $5 million, which amount will increase by 5% annually, along with reimbursement of out-of-pocket expenses incurred in connection with the provision of services under the agreement. We also paid those entities other fees in connection with certain services provided in connection with the Merger and related transactions. See "Certain Relationships and Related Transactions, and Director Independence—Related Party Transactions—Relationships with the Investors" section of our fiscal 2007 Form 10-K. Those entities are also entitled to receive a fee equal to 1% of the gross transaction value in connection with certain subsequent financing, acquisition, disposition, and change in control transactions, as well as a termination fee in the event of an initial public offering or under certain other circumstances. Pursuant to the terms of the indemnity agreement, we have agreed to customary exculpation and indemnification provisions in favor of these entities and their affiliates.

  •
  We entered into agreements with certain members of management (the "Senior Management Participants") pursuant to which they invested in Dollar General, as the surviving corporation in the Merger, through a cash investment, a rollover of employee stock options or a combination thereof. In addition, we offered other employees (the "Other Management Participants," together with the Senior Management Participants, the "Management Participants"), a similar investment opportunity to participate in our common equity.

  •
  We entered into stockholder agreements with certain members of management that, among other things, contain agreements among the parties with respect to restrictions on the transfer of the shares, including tag-along rights, drag-along rights, registration rights (including customary indemnification provisions) and call options and put options.

        The offering of the notes, the initial borrowings under our New Credit Facilities, the equity investment by the Investors in Parent, the equity investment in Dollar General by the Management Participants, the Merger, the Tender Offer, the replacement of certain credit facilities and of certain letters of credit, the payment of related fees and expenses and other related transactions are collectively referred to in this prospectus as the "Transactions."

        The sources and uses of the funds for the Transactions are shown in the table below.

	Amount		Amount
	(Dollars in millions)		(Dollars in millions)
Sources of Funds:		Uses of Funds:
New Credit Facilities:		Purchase price	$7,024.9
Revolving asset-based credit facility(1)	$432.3	Rollover equity(5)	3.2
Term loan facility(2)	2,300.0	Refinance existing indebtedness(6)	215.6
Senior notes, net of discount	1,151.8	Other retained indebtedness(3)	66.7
Senior subordinated notes	725.0	Fees and expenses(7)	287.0
Other retained indebtedness(3)	66.7
Equity contribution(4)	2,767.0
Rollover equity(5)	3.2
Excess cash on hand	151.4

Total Sources	$7,597.4	Total Uses	$7,597.4

(1)
Upon the closing of the Merger, we entered into a $1.125 billion senior secured asset-based revolving credit facility with a six-year maturity, of which $350.0 million is available for letters of credit, subject to borrowing base limitations. This facility consists of Tranche A Loans and Tranche A-1 Loans. All loans under the facility shall be made as Tranche A-1 Loans until such time as all commitments under the Tranche A-1 Loans have been funded or there is no further availability under the Tranche A-1 Loans, at which point loans under the facility shall be made as Tranche A Loans. Any payments made on the principal amount of the loans outstanding will first be applied to all the Tranche A Loans outstanding before any amount will be applied to the Tranche A-1 Loans. As of February 1, 2008, we had $102.5 million in borrowings outstanding under our new senior secured asset-based revolving credit facility. See "Description of Other Indebtedness."

(2)
Upon the closing of the Merger, we entered into a $2.3 billion senior secured term loan facility with a seven-year maturity, the full amount of which was borrowed on the closing date. This facility consists of two tranches, one of which is a "first-loss" tranche, which, in certain circumstances, will be subordinated in right of payment to the other tranche. See "Description of Other Indebtedness."

(3)
Consists of certain financing and capital lease obligations and other debt instruments. See "Capitalization."

(4)
Represents the cash equity investment of approximately $2.767 billion made in Parent and Parent's general partner by the Investors.

(5)
Represents approximately $3.2 million invested directly in Dollar General by the Senior Management Participants, in the form of a rollover of their existing equity interests in Dollar General to equity interests in Dollar General following the Merger or through cash investments in Dollar General. In addition, following the Merger we offered certain other employees a similar opportunity to participate in our common equity.

(6)
We repurchased $198.3 million in aggregate principal amount of the 2010 Notes at the closing of the Tender Offer substantially concurrently with the closing of the Merger. 2010 Notes not repurchased pursuant to the Tender Offer remained outstanding. Includes expenses and a premium (a portion of which includes a consent payment) of $17.3 million.

(7)
Reflects our fees, expenses and other costs associated with the Transactions. Such fees and expenses include placement and other financing fees, advisory fees, transaction fees paid to affiliates of certain of the Investors, and other transaction costs and professional fees. See the "Certain Relationships and Related Transactions" section of our fiscal 2007 Form 10-K.

OWNERSHIP AND CORPORATE STRUCTURE

        The diagram below sets forth our corporate structure immediately following consummation of the Transactions. All of our issued and outstanding capital stock is held by Parent and the Management Participants. Parent is managed by its general partner, Buck Holdings, LLC, a Delaware limited liability company, which is currently controlled by investment funds affiliated with the Sponsor. Immediately following consummation of the Transactions, the Investors owned approximately 96.5% of the issued and outstanding common stock of Dollar General through their investment in Parent (with certain co-investors holding limited partnership interests in Parent and certain co-investors and the Sponsor holding a general partnership interest in Parent through their control of Buck Holdings, LLC) and the remaining approximately 3.5% was held directly by the Senior Management Participants, in each case on a fully diluted basis. See "The Transactions" and, for more recent stock ownership information, the "Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters" section of our fiscal 2007 Form 10-K. This structure was achieved through a series of equity contributions that occurred in connection with the Merger. Parent, Buck Holdings, LLC and Buck were formed for the purpose of consummating the Transactions. We continue to own the same operating assets following consummation of the Transactions.

(1)
Represents the cash equity investments of approximately $2.767 billion made in Parent by the Investors.

(2)
Represents approximately $10.4 million invested directly in Dollar General by the Senior Management Participants, either in the form of a rollover of their existing equity interests in Dollar General to equity interests in Dollar General following the Merger, the exchange of their stock options outstanding prior to the Merger for vested options to purchase shares of common stock (the "Rollover Options"), or through cash investments in Dollar General.

(3)
In connection with the Merger, we entered into (i) a $1.125 billion senior secured asset-based revolving credit facility with a six-year maturity; and (ii) a $2.3 billion senior secured term loan facility with a seven-year maturity, $2.3 billion of which was borrowed on the closing date. As of February 1, 2008, we had $102.5 million in borrowings outstanding under our new senior secured asset-based revolving credit facility and $2.3 billion of borrowings outstanding under our new senior secured term loan facility.

USE OF PROCEEDS

        This prospectus is delivered in connection with the sale of notes by Goldman, Sachs & Co. and its affiliates in market-making transactions. We will not receive any of the proceeds from such transactions.

CAPITALIZATION

        The following table sets forth our capitalization as of February 1, 2008. The information in this table should be read in conjunction with "The Transactions" and "Unaudited Pro Forma Condensed Consolidated Financial Information" included elsewhere in this prospectus and in conjunction with the "Selected Financial Data" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of, and our financial statements included in, our fiscal 2007 Form 10-K and incorporated herein by reference.

February 1, 2008
(in millions)
Cash and cash equivalents	$100.2

Debt:
New Credit Facilities:
Revolving asset-based credit facility(1)	$102.5
Term loan facility(2)	2,300.0
Senior notes, net of discount	1,152.9
Senior subordinated notes(3)	700.0
Tax increment financing due February 2035	14.5
Capital lease obligations and other	12.1

Total debt	4,282.0

Equity	2,703.9

Total capitalization	$6,985.9

(1)
Upon the closing of the Merger, we entered into a $1.125 billion senior secured asset-based revolving credit facility with a six-year maturity, of which $350.0 million is available for letters of credit, subject to borrowing base limitations. This facility consists of Tranche A Loans and Tranche A-1 Loans. All loans under the facility shall be made as Tranche A-1 Loans until such time as all commitments under the Tranche A-1 Loans have been funded or there is no further availability under the Tranche A-1 Loans, at which point loans under the facility shall be made as Tranche A Loans. Any payments made on the principal amount of the loans outstanding will first be applied to all the Tranche A Loans outstanding before any amount will be applied to the Tranche A-1 Loans. As of February 1, 2008, we had $102.5 million in borrowings outstanding under our new senior secured asset-based revolving credit facility. See "Description of Other Indebtedness."

(2)
Upon the closing of the Merger, we entered into a new $2.3 billion senior secured term loan facility with a seven-year maturity, the full amount of which was borrowed on the closing date. This facility consists of two tranches, one of which is a "first-loss" tranche, which, in certain circumstances, will be subordinated in right of payment to the other tranche thereof. See "Description of Other Indebtedness."

(3)
Subsequent to the Merger, we repurchased and cancelled $25.0 million of the senior subordinated notes.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

        The following unaudited pro forma condensed consolidated statement of operations has been developed by applying pro forma adjustments to our historical consolidated statement of operations. We were acquired on July 6, 2007 through a merger accounted for as a reverse acquisition. Although we continued as the same legal entity after the Merger, the accompanying unaudited pro forma condensed consolidated financial information is presented for the "Predecessor" and "Successor" relating to the periods preceding and succeeding the Merger, respectively. As a result of the Transactions, we applied purchase accounting standards and a new basis of accounting effective July 7, 2007. The unaudited pro forma condensed consolidated statements of operations for the year ended February 1, 2008 gives effect to the Transactions as if they had occurred on February 3, 2007. Assumptions underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with this unaudited pro forma condensed consolidated financial statement.

        The unaudited pro forma adjustments are based upon available information and certain assumptions that we believe are reasonable under the circumstances. The unaudited pro forma condensed consolidated financial information is presented for informational purposes only. The unaudited pro forma condensed consolidated financial information does not purport to represent what our results of operations would have been had the Transactions actually occurred on the date indicated, and they do not purport to project our results of operations or financial condition for any future period. The unaudited pro forma condensed consolidated statement of operations should be read in conjunction with the information contained in "The Transactions," in the sections of our fiscal 2007 Form 10-K captioned "Selected Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and in our consolidated financial statements and related notes thereto appearing elsewhere in our fiscal 2007 Form 10-K, all of which are incorporated herein by reference. All pro forma adjustments and their underlying assumptions are described more fully in the notes to our unaudited pro forma condensed consolidated statement of operations.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(Dollars in Thousands)

	Fiscal Year Ended February 1, 2008
	Successor	Predecessor	Adjustments		Pro Forma
Net sales	$5,571,493	$3,923,753	$—		$9,495,246
Cost of goods sold	3,999,599	2,852,178	695	(a)	6,852,472

Gross profit	1,571,894	1,071,575	(695)		2,642,774
Selling, general and administrative	1,324,508	960,930	25,461	(b)	2,310,899
Transaction and related costs	1,242	101,397	(101,397	)(c)	1,242

Operating profit	246,144	9,248	75,241		330,633
Interest income	(3,799)	(5,046)	—		(8,845)
Interest expense	252,897	10,299	173,502	(d)	436,698
Loss on interest rate swaps	2,390	—	—		2,390
Loss on debt retirements, net	1,249	—	—		1,249

Income (loss) before income taxes	(6,593)	3,995	(98,261)		(100,859)
Provision (benefit) for income taxes	(1,775)	11,993	(53,138	)(e)	(42,920)

Pro forma loss before non-recurring charges(c)	$(4,818)	$(7,998)	$(45,123)		$(57,939)

See notes to unaudited pro forma condensed consolidated statement of operations.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(a) Represents the estimated impact on cost of goods sold of the adjustment to fair value of the property and equipment at our distribution centers.

(b) Primarily represents depreciation and amortization of the fair value adjustments related to tangible and intangible long-lived assets. Identifiable intangible assets with a determinable life have been amortized on a straight-line basis in the unaudited pro forma consolidated statement of operations over a period ranging from 2 to 17.5 years. The primary fair value adjustments (on which the pro forma adjustments are based) impacting selling, general, and administrative expenses were to leasehold interests ($185 million), property and equipment ($101 million) and internally developed software ($12 million). This adjustment also includes annual management fees of $5.0 million that are payable to affiliates of certain of the Investors subsequent to the closing of the Transactions (which fee shall be increased by 5% for each succeeding year during the term of the agreement).

(c) Represents $101.4 million of charges that are non-recurring in nature and directly attributable to the Transactions. Such charges are comprised of $39.4 million of stock compensation expense from the acceleration of unvested stock options, restricted stock and restricted stock units as required by the Transactions and $62.0 million of transaction costs we incurred that were expensed as one-time charges upon the close of the Transactions. Such adjustments do not include any adjustments to reflect the effects of our new stock based compensation plan.

(d) Reflects pro forma interest expense resulting from our new capital structure as follows (in millions):

Predecessor
February 3, 2007 through July 6, 2007
Revolving credit facility(1)	$8.9
Term loan facilities(2)	74.1
Notes(3)	87.9
Letter of credit fees(4)	0.7
Bank commitment fees(5)	1.0
Other existing debt obligations(6)	3.0

Total cash interest expense	175.6
Amortization of capitalized debt issuance costs and debt discount(7)	4.1
Amortization of discounted liabilities(8)	3.5
Other(9)	0.6

Total pro forma interest expense	183.8
Less historical interest expense	(10.3)

Net adjustment to interest expense	$173.5

(1)
The $1.125 billion revolving credit facilities carry an interest rate of 3-month LIBOR of 5.32% plus 1.50% for tranche A loans and 3-month LIBOR of 5.32% plus 2.25% for tranche A-1 loans. Reflects assumed borrowings of $175.0 million under tranche A and $125.0 million under tranche A-1. Such levels of borrowings will fluctuate in future periods dependent upon short term cash needs. Changes in the levels of borrowings would impact interest expense.

(2)
Reflects interest on the $2.3 billion term loan facility at a rate of LIBOR plus 2.75%. To hedge against interest rate risk, we have entered into a swap agreement with respect to a $2.0 billion notional amount for 4.93%. This swap agreement became effective as a result of the acquisition on

  July 31, 2007 and will amortize on a quarterly basis until maturity at July 31, 2012. The unhedged portion of the facility is reflected at an interest rate of LIBOR of 5.32% plus 2.75%.

(3)
Reflects interest on the senior notes and senior subordinated notes at the interest rates set forth on the cover of this prospectus. Assumes the cash interest payment option has been elected with respect to all of the senior subordinated notes.

(4)
Represents fees on balances of trade letters of credit of $141.2 million at 0.75% and standby letters of credit of $40.7 million at 1.50%.

(5)
Represents commitment fees of 0.375% on the $612.1 million unutilized balance of the revolving credit facility at July 6, 2007. Outstanding letters of credit noted in (4) above reduce the availability under the revolving credit facility.

(6)
Represents historical interest expense on other existing indebtedness.

(7)
Represents debt issuance costs associated with the new bank facilities amortized using the effective interest method over 6 years for the revolving facility, 7 years for the term loan facility, 8 years for the new senior notes, 10 years for the new senior subordinated notes and 8 years for other capitalized debt issuance costs. Also includes the amortization of debt discount of the senior notes.

(8)
Represents interest expense on long-term liabilities which were discounted as a result of the Merger.

(9)
Represents an adjustment to historical interest expense to reflect the effect of the adoption of current accounting standards for income taxes, offset by capitalized interest expense.

(e) Represents the tax effect of the pro forma adjustments, calculated at an effective rate of 54.1% for the Predecessor period ended July 6, 2007. The effective tax rate, a benefit, applied to the pro forma changes for the Predecessor period ended July 6, 2007, reflects the pro forma elimination of non-deductible transaction costs from income before taxes.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth the ratio of our earnings to our fixed charges for the periods indicated.

	Historical							Pro Forma
	Predecessor					Successor
	Fiscal Year Ended				February 3, 2007 through July 6, 2007	July 7, 2007 through February 1, 2008
								Fiscal Year Ended February 1, 2008
Ratios of earnings to fixed charges(1)	January 30, 2004	January 28, 2005	February 3, 2006(2)	February 2, 2007
Actual	5.6x	5.6x	5.3x	2.5x	1.1x		(3)
Pro forma(4)									(5)

(1)
For purposes of computing the ratio of earnings to fixed charges, (a) earnings consist of net income (loss) before income taxes plus fixed charges less capitalized expenses related to indebtedness (amortization expense for capitalized interest is not significant) and (b) fixed charges consist of all interest expense (whether expensed or capitalized), amortization of debt issue costs and discounts related to indebtedness, and a portion of rent expense representative of interest factored therein.

(2)
The fiscal year ended February 3, 2006 was comprised of 53 weeks.

(3)
For the period from July 7, 2007 through February 1, 2008, fixed charges exceeded earnings by $6.6 million.

(4)
To give effect to the increase in interest expense resulting from the portion of the notes proceeds used to retire the $198.3 million of our 8 5/8% unsecured notes due June 15, 2010, as if such transactions had occurred at the beginning of the period presented.

(5)
For the year ended February 1, 2008, pro forma fixed charges exceeded earnings by $3.4 million.

DESCRIPTION OF OTHER INDEBTEDNESS

Senior Secured Credit Facilities

  Overview

        In connection with the Transactions, we entered into two senior secured credit agreements, each with Goldman Sachs Credit Partners L.P., Citigroup Global Markets, Inc., Lehman Brothers Inc. and Wachovia Capital Markets, LLC, each as joint lead arranger and joint bookrunner. The CIT Group/Business Credit, Inc. is administrative agent under the senior secured credit agreement for the asset-based revolving credit facility and Citicorp North America, Inc. is administrative agent under the senior secured credit agreement for the term loan facility. We refer to these new facilities as the "New Credit Facilities."

        The New Credit Facilities provided senior secured financing of $3.425 billion, consisting of:

  •
  $2.3 billion in a senior secured term loan facility; and

  •
  a senior secured asset-based revolving credit facility of up to $1.125 billion (of which up to $350.0 million is available for letters of credit), subject to borrowing base availability.

        The term loan facility consists of two tranches, one of which is a "first-loss" tranche, which, in certain circumstances, will be subordinated in right of payment to the other tranche of the term loan facility.

        We are the borrower under the term loan credit facility and the primary borrower under the asset-based credit facility. In addition, certain subsidiaries of ours are designated as borrowers under the asset-based credit facility. The asset-based revolving credit facility includes borrowing capacity available for letters of credit and for short-term borrowings referred to as swingline loans.

        The New Credit Facilities provide that we have the right at any time to request up to $325.0 million of incremental commitments under one or more incremental term loan facilities and/or asset-based revolving credit facilities. The lenders under these facilities are not under any obligation to provide any such incremental commitments and any such addition of or increase in commitments will be subject to our not exceeding certain senior secured leverage ratios and certain other customary conditions precedent. Our ability to obtain extensions of credit under these incremental commitments will also be subject to the same conditions as extensions of credit under the New Credit Facilities.

        The amount from time to time available under the senior secured asset-based revolving credit facility (including in respect of letters of credit) shall not exceed the sum of the tranche A borrowing base and the tranche A-1 borrowing base. The tranche A borrowing base equals the sum of (i) 85% of the net orderly liquidation value of all eligible inventory of ours and each co-borrower and each guarantor thereunder and (ii) 90% of all accounts receivable and credit/debit card receivables of ours and each co-borrower and each guarantor thereunder, in each case, subject to a reserve equal to the principal amount of the 2010 Notes that remain outstanding at any time and other customary reserves and eligibility criteria. The tranche A-1 borrowing base equals 10% to 12% of the net orderly liquidation value of all eligible inventory of ours and each co-borrower and each guarantor under the asset-based revolving credit facility. All loans under the asset-based revolving credit facility shall be made as tranche A-1 loans until such time as all tranche A-1 commitments have been funded or there is no further availability under the tranche A-1 borrowing base, at which point loans under the asset-based revolving credit facility shall be made as tranche A loans. Any payments made on the principal amount of the loans outstanding under the asset-based revolving credit facility will first be applied to all the tranche A loans outstanding before any amount will be applied to the tranche A-1 loans outstanding.

  Interest Rate and Fees

        Borrowings under the New Credit Facilities bear interest at a rate equal to an applicable margin plus, at our option, either (a) LIBOR or (b) a base rate (which is usually equal to the prime rate). The applicable margin for borrowings is (i) under the term loan facility, 2.75% with respect to LIBOR borrowings and 1.75% with respect to base-rate borrowings and (ii) as of February 1, 2008 under the asset-based revolving credit facility (except in the last out tranche described above), 1.50% with respect to LIBOR borrowings and 0.50% with respect to base-rate borrowings and for any last out borrowings, 2.25% with respect to LIBOR borrowings and 1.25% with respect to base-rate borrowings. The applicable margins for borrowings under the asset-based revolving credit facility (except in the case of last out borrowings) are subject to adjustment each quarter based on average daily excess availability under the asset-based revolving credit facility.

        In addition to paying interest on outstanding principal under the New Credit Facilities, we are required to pay a commitment fee to the lenders under the asset-based revolving credit facility in respect of the unutilized commitments thereunder. At February 1, 2008, the commitment fee rate was 0.375% per annum. The commitment fee rate will be reduced (except with regard to the last out tranche) to 0.25% per annum at any time the unutilized commitments under the asset-based credit facility are equal to or less than 50% of the aggregate commitments under the asset-based revolving credit facility. We must also pay customary letter of credit fees.

  Prepayments

        The senior secured credit agreement for the term loan facility requires us to prepay outstanding term loans, subject to certain exceptions, with:

  •
  50% of our annual excess cash flow (as defined in the credit agreement) commencing with the fiscal year ending on or about January 31, 2008 (which percentage will be reduced to 25% and 0% based on achievement of certain leverage ratios);

  •
  100% of the net cash proceeds of all non-ordinary course asset sales or other dispositions of property in excess of $25 million in the aggregate and subject to our right to reinvest the proceeds; and

  •
  100% of the net cash proceeds of any incurrence of debt, other than proceeds from debt permitted under the senior secured credit agreement for the term loan facility.

        The foregoing mandatory prepayments will be applied to the term loan facility as directed by the senior secured credit agreement for the term loan facility.

        In addition, the senior secured credit agreement for the asset-based revolving credit facility requires us to prepay the asset-based revolving credit facility, subject to certain exceptions, with:

  •
  100% of the net cash proceeds of all non-ordinary course asset sales or other dispositions of revolving facility collateral (as defined below) in excess of $1 million in the aggregate and subject to our right to reinvest the proceeds; and

  •
  to the extent such extensions of credit exceed the then current borrowing bases (as defined in the senior secured credit agreement for the asset-based revolving credit facility).

        We may be obligated to pay a prepayment premium on the amount repaid under the term loan facility if the term loans are voluntarily repaid in whole or in part before July 6, 2009. We may voluntarily repay outstanding loans under the asset-based revolving credit facility at any time without premium or penalty, other than customary "breakage" costs with respect to LIBOR loans.

        If a change of control as defined in the senior secured credit agreements governing our New Credit Facilities occurs, this will cause an event of default under the senior secured credit agreements.

Upon an event of default, indebtedness under the New Credit Facilities may be accelerated, in which case we will be required to repay all outstanding loans plus accrued and unpaid interest and all other amounts outstanding under the New Credit Facilities.

  Letters of Credit

        $350.0 million of our asset-based revolving credit facility is available for letters of credit.

  Amortization

        Beginning September 30, 2009, we are required to repay installments on the loans under the term loan credit facility in equal quarterly principal amounts in an aggregate amount per annum equal to 1% of the total funded principal amount at July 6, 2007, with the balance payable on July 6, 2014. There is no amortization under the asset-based revolving credit facility. The entire principal amounts (if any) outstanding under the asset-based revolving credit facility are due and payable in full at maturity, on July 6, 2013, on which day the commitments thereunder will terminate.

  Guarantee and Security

        All obligations under the New Credit Facilities are unconditionally guaranteed by substantially all of our existing and future domestic subsidiaries (excluding certain immaterial subsidiaries and certain subsidiaries designated by us under our senior secured credit agreements as "unrestricted subsidiaries"), referred to, collectively, as U.S. Guarantors.

        All obligations under the asset-based revolving credit facility, and the guarantees of those obligations, are secured by all existing and after-acquired inventory, accounts receivable, and other assets arising from such inventory and accounts receivable, of ours and each U.S. Guarantor (the "Revolving Facility Collateral"), subject to certain exceptions.

        All obligations under the term loan facility and the guarantees of those obligations are secured by:

  •
  a second-priority security interest in the Revolving Facility Collateral;

  •
  a first priority security interest in, and mortgages on, substantially all of the tangible and intangible assets of ours and each U.S. Guarantor (other than the Revolving Facility Collateral); and

  •
  a first-priority pledge of 100% of the capital stock held by us or any of our domestic subsidiaries that are directly owned by us or one of the U.S. Guarantors and 65% of the voting capital stock of each of our existing and future foreign subsidiaries that are directly owned by us or one of the U.S. Guarantors.

  Certain Covenants and Events of Default

        The senior secured credit agreements contain a number of covenants that, among other things, restrict, subject to certain exceptions, our ability to:

  •
  incur additional indebtedness;

  •
  sell assets;

  •
  pay dividends and distributions or repurchase our capital stock;

  •
  make investments or acquisitions;

  •
  repay or repurchase subordinated indebtedness (including the senior subordinated notes) or the senior notes;

  •
  amend material agreements governing our subordinated indebtedness (including the senior subordinated notes) or the senior notes; and

  •
  change our lines of business.

        The senior secured credit agreements also contain certain customary affirmative covenants and events of default.

        At February 1, 2008, we had $102.5 million of borrowings, $28.8 million of commercial letters of credit, and $69.2 million of standby letters of credit outstanding under our asset-based revolving credit facility.

2010 Notes and Other Indebtedness

        On July 6, 2007, immediately after the completion of the Merger, we completed a cash tender offer to purchase any and all of our $200 million principal amount of the 2010 Notes. Approximately 99% of the 2010 Notes were validly tendered and accepted for payment. The tender offer included a consent payment equal to 3% of the par value of the 2010 Notes, and such payments along with associated settlement costs totaling $6.2 million were paid and reflected as a loss on debt retirement in the 2007 periods presented. Additionally, because we received the requisite consents to the proposed amendments to the indenture pursuant to which the 2010 Notes were issued, a supplemental indenture to effect such amendments was executed and delivered. The amendments, which eliminated substantially all of the restrictive covenants contained in the indenture, became operative upon the purchase of the tendered 2010 Notes.

        We had other indebtedness comprised of capital lease obligations of $10.3 million and a tax increment financing for our distribution center in Marion, Indiana of $14.5 million.

DESCRIPTION OF SENIOR NOTES

General

        Certain terms used in this description are defined under the subheading "Certain Definitions."

        Buck Acquisition Corp. issued $1,175,000,000 aggregate principal amount of 10.625% senior notes due 2015 (the "Senior Notes") under an indenture dated July 6, 2007 (the "Senior Indenture") among Buck Acquisition Corp., the Guarantors and Wells Fargo Bank, National Association, as trustee (the "Trustee"). Immediately following the closing of the offering and as part of the Transactions, Buck Acquisition Corp. merged with and into Dollar General Corporation, with Dollar General Corporation continuing as the surviving corporation and assuming all the obligations of Buck Acquisition Corp. under the Senior Indenture. In this description, the terms "we," "our," "us," "the Issuer" and "the Company" refer to Buck Acquisition Corp. prior to the merger described above and to Dollar General Corporation as the surviving corporation in the merger, together with its consolidated Subsidiaries (except that "the Issuer" does not include consolidated subsidiaries).

        The following description is only a summary of the material provisions of the Senior Indenture, does not purport to be complete and is qualified in its entirety by reference to the provisions of that agreement, including the definitions therein of certain terms used below. We urge you to read the Senior Indenture because it, and not this description, will define your rights as Holders. You may request copies of the Senior Indenture at our address set forth under the heading "Summary."

Brief Description of the Senior Notes

        The Senior Notes:

  •
  are general unsecured senior obligations of the Issuer;

  •
  are pari passu in right of payment with all existing and future unsecured Senior Indebtedness of the Issuer;

  •
  are effectively subordinated to all Secured Indebtedness of the Issuer, including Indebtedness under the Issuer's new Senior Credit Facilities, to the extent of the collateral securing such Indebtedness;

  •
  are senior in right of payment to all existing and future Subordinated Indebtedness of the Issuer, including the Senior Subordinated Notes;

  •
  are structurally subordinated to any existing and future indebtedness and liabilities of non-guarantor Subsidiaries, including the Issuer's Foreign Subsidiaries and any Unrestricted Subsidiaries;

  •
  are initially unconditionally guaranteed on a joint and several and senior basis by each Restricted Subsidiary that guarantees the General Credit Facility; and

  •
  are subject to registration with the SEC pursuant to the Registration Rights Agreement.

Guarantees

        The Guarantors, as primary obligors and not merely as sureties, initially jointly and severally fully and unconditionally guarantee, on a senior basis, the performance and full and punctual payment when due, whether at maturity, by acceleration or otherwise, of all obligations of the Issuer under the Senior Indenture and the Senior Notes, whether for payment of principal of, premium, if any, or interest or Special Interest in respect of the Senior Notes, expenses, indemnification or otherwise, on the terms set forth in the Senior Indenture by executing the Senior Indenture.

        The Restricted Subsidiaries which guarantee the General Credit Facility initially guaranteed the Senior Notes. Each Guarantee is a general unsecured senior obligation of the applicable Guarantor, ranks pari passu in right of payment with all existing and any future Senior Indebtedness of such Guarantor, is effectively subordinated to all Secured Indebtedness of such Guarantor to the extent of the value of the collateral securing such Indebtedness, and is senior in right of payment to all existing and any future Subordinated Indebtedness of such Guarantor (including the Senior Subordinated Notes). The Senior Notes will be structurally subordinated to Indebtedness and other liabilities of Subsidiaries of the Issuer that do not guarantee the Senior Notes.

        Not all of the Issuer's Subsidiaries guarantee the Senior Notes. In the event of a bankruptcy, liquidation or reorganization of any of these non-Guarantor Subsidiaries, the non-Guarantor Subsidiaries will pay the holders of their debt and their trade creditors before they will be able to distribute any of their assets to the Issuer. None of the Issuer's Subsidiaries which are Foreign Subsidiaries, non-Wholly Owned Subsidiaries or any Receivables Subsidiaries will guarantee the Senior Credit Facilities, the Senior Notes or the Senior Subordinated Notes. Our non-Guarantor Subsidiaries accounted for approximately $109.3 million of net revenues and approximately $26.6 million of net income, in each case, for 2007 and approximately $299.3 million of total assets, and approximately $262.7 million of total liabilities, in each case as of February 1, 2008.

        The obligations of each Guarantor under its Guarantee is limited as necessary to prevent the Guarantee from constituting a fraudulent conveyance under applicable law.

        Any entity that makes a payment under its Guarantee will be entitled upon payment in full of all guaranteed obligations under the Senior Indenture to a contribution from each other Guarantor in an amount equal to such other Guarantor's pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment determined in accordance with GAAP.

        If a Guarantee were rendered voidable, it could be subordinated by a court to all other indebtedness (including guarantees and other contingent liabilities) of the Guarantor, and, depending on the amount of such indebtedness, a Guarantor's liability on its Guarantee could be reduced to zero. See "Risk Factors—Risks Related to the Notes—Federal and state fraudulent transfer laws may permit a court to void the guarantees, and, if that occurs, you may not receive any payments on the notes."

        Each Guarantee by a Guarantor will provide by its terms that it will be automatically and unconditionally released and discharged upon:

  (1)
  (a) any sale, exchange or transfer (by merger or otherwise) of the Capital Stock of such Guarantor, after which the applicable Guarantor is no longer a Restricted Subsidiary of all or substantially all the assets of such Guarantor, which sale, exchange or transfer is made in compliance with the applicable provisions of the Senior Indenture;

  (b)
  the release or discharge of the guarantee by such Guarantor of the Senior Credit Facilities or such other guarantee that resulted in the creation of such guarantee, except a discharge or release by or as a result of payment under such guarantee;

  (c)
  the designation of any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary in compliance with the applicable provisions of the Senior Indenture; or

  (d)
  the exercise by the Issuer of its legal defeasance option or covenant defeasance option as described under "Legal Defeasance and Covenant Defeasance" or the discharge of the Issuer's obligations under the Senior Indenture in accordance with the terms of the Senior Indenture; and

  (2)
  such Guarantor delivering to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for in the Senior Indenture relating to such transaction have been complied with.

Paying Agent and Registrar for the Senior Notes

        The Issuer maintains one or more paying agents and a registrar for the Senior Notes with offices in the Borough of Manhattan, City of New York. The initial paying agent and the initial registrar for the Senior Notes is the Trustee.

        The registrar will maintain a register reflecting ownership of the Senior Notes outstanding from time to time and will make payments on and facilitate transfer of Senior Notes on behalf of the Issuer.

        The Issuer may change the paying agents or the registrars without prior notice to the Holders. The Issuer or any of its Subsidiaries may act as a paying agent or registrar.

Transfer and Exchange

        A Holder may transfer or exchange Senior Notes in accordance with the Senior Indenture. The registrar and the Trustee may require a Holder to furnish appropriate endorsements and transfer documents in connection with a transfer of Senior Notes. Holders will be required to pay all taxes due on transfer. The Issuer will not be required to transfer or exchange any Senior Note selected for redemption. Also, the Issuer will not be required to transfer or exchange any Senior Note for a period of 15 days before a selection of Senior Notes to be redeemed.

Principal, Maturity and Interest

        The Issuer issued $1,175,000,000 in aggregate principal amount of Senior Notes. The Senior Notes will mature on July 15, 2015. Subject to compliance with the covenant described below under the caption "Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock," the Issuer may issue additional Senior Notes under the Senior Indenture (any such Senior Notes, "Additional Senior Notes"). The Senior Notes, and any Additional Senior Notes subsequently issued under the Senior Indenture, will be treated as a single class for all purposes under the Senior Indenture, including waivers, amendments, redemptions and offers to purchase. Unless the context requires otherwise, references to "Senior Notes" for all purposes of the Senior Indenture and this "Description of Senior Notes" include any Additional Senior Notes that are actually issued.

        Interest on the Senior Notes accrues at the rate of 10.625% per annum and is payable semi-annually in arrears on January 15 and July 15, commencing on January 15, 2008, to the Holders of record on the immediately preceding January 1 and July 1. Interest on the Senior Notes accrues from the most recent date to which interest has been paid or, if no interest has been paid, from and including the Issue Date. Interest on the Senior Notes is computed on the basis of a 360-day year comprised of twelve 30-day months.

  Special Interest

        Special Interest may accrue on the Senior Notes in certain circumstances pursuant to the Registration Rights Agreement. Any Special Interest on the Senior Notes will be payable in the same form elected by the Issuer for payment of interest for the applicable interest payment period. All references in the Senior Indenture, in any context, to any interest or other amount payable on or with respect to the Senior Notes shall be deemed to include any Special Interest pursuant to the Registration Rights Agreement. Principal of, premium, if any, and interest on the Senior Notes will be payable at the office or agency of the Issuer maintained for such purpose within the City and State of New York or, at the option of the Issuer, payment of interest may be made by check mailed to the Holders of the Senior Notes at their respective addresses set forth in the register of Holders; provided that all payments of principal, premium, if any, and interest with respect to the Senior Notes represented by one or more global notes registered in the name of or held by the Depository Trust Company ("DTC") or its nominee will be made by wire transfer of immediately available funds to the accounts specified by the Holder or Holders thereof. Until otherwise designated by the Issuer, the Issuer's office or agency in New York will be the office of the Trustee maintained for such purpose.

Mandatory Redemption; Offers to Purchase; Open Market Purchases

        The Issuer will not be required to make any mandatory redemption or sinking fund payments with respect to the Senior Notes. However, under certain circumstances, the Issuer may be required to offer to purchase Senior Notes as described under the caption "Repurchase at the Option of Holders." The Issuer may from time to time acquire any Senior Notes by means other than a redemption, whether by tender offer, in open market purchases, through negotiated transactions or otherwise.

Optional Redemption

        Except as set forth below, the Issuer will not be entitled to redeem Senior Notes at its option prior to July 15, 2011.

        At any time prior to July 15, 2011, the Issuer may redeem all or a part of the Senior Notes, upon not less than 30 nor more than 60 days' prior notice mailed by first-class mail to the registered address of each Holder or otherwise in accordance with the procedures of DTC, at a redemption price equal to 100% of the principal amount of the Senior Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest and Special Interest, if any, to the date of redemption (the "Redemption Date"), subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date.

        On and after July 15, 2011, the Issuer may redeem the Senior Notes, in whole or in part, upon not less than 30 nor more than 60 days' prior notice mailed by first-class mail to the registered address of each Holder or otherwise in accordance with the procedures of DTC, at the redemption prices (expressed as percentages of principal amount of the Senior Notes to be redeemed) set forth below, plus accrued and unpaid interest thereon and Special Interest, if any, to the applicable Redemption Date, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date, if redeemed during the twelve-month period beginning on July 15 of each of the years indicated below:

Year	Percentage
2011	105.313%
2012	102.656%
2013 and thereafter	100.000%

        In addition, until July 15, 2010, the Issuer may, at its option, on one or more occasions redeem up to 35% of the aggregate principal amount of Senior Notes at a redemption price equal to 110.625% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon and Special Interest, if any, to the applicable Redemption Date, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date, with the net cash proceeds of one or more Equity Offerings; provided that at least 50% of the sum of the original aggregate principal amount of Senior Notes issued under the Senior Indenture and the original principal amount of any Additional Senior Notes issued under the Senior Indenture after the Issue Date remains outstanding immediately after the occurrence of each such redemption; provided further that each such redemption occurs within 90 days of the date of closing of each such Equity Offering.

        Notice of any redemption may be given prior to the redemption thereof, and any such redemption or notice may, at the Issuer's discretion, be subject to one or more conditions precedent, including, but not limited to, completion of an Equity Offering or other corporate transaction.

        If the Issuer redeems less than all of the outstanding Senior Notes, the Trustee shall select the Senior Notes to be redeemed in the manner described under "Repurchase at the Option of Holders—Selection and Notice."

Repurchase at the Option of Holders

  Change of Control

        The Senior Notes provide that if a Change of Control occurs, unless the Issuer has previously or concurrently mailed a redemption notice with respect to all the outstanding Senior Notes as described under "Optional Redemption," the Issuer will make an offer to purchase all of the Senior Notes pursuant to the offer described below (the "Change of Control Offer") at a price in cash (the "Change of Control Payment") equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Special Interest, if any, to the date of purchase, subject to the right of Holders of the Senior Notes of record on the relevant record date to receive interest due on the relevant interest payment date. Within 30 days following any Change of Control, the Issuer will send notice of such Change of Control Offer by first-class mail, with a copy to the Trustee, to each Holder to the address of such Holder appearing in the security register with a copy to the Trustee or otherwise in accordance with the procedures of DTC, with the following information:

        (1)   that a Change of Control Offer is being made pursuant to the covenant entitled "Change of Control" and that all Senior Notes properly tendered pursuant to such Change of Control Offer will be accepted for payment by the Issuer;

        (2)   the purchase price and the purchase date, which will be no earlier than 30 days nor later than 60 days from the date such notice is mailed (the "Change of Control Payment Date");

        (3)   that any Senior Note not properly tendered will remain outstanding and continue to accrue interest;

        (4)   that unless the Issuer defaults in the payment of the Change of Control Payment, all Senior Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on the Change of Control Payment Date;

        (5)   that Holders electing to have any Senior Notes purchased pursuant to a Change of Control Offer will be required to surrender such Senior Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of such Senior Notes completed, to the paying agent specified in the notice at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

        (6)   that Holders will be entitled to withdraw their tendered Senior Notes and their election to require the Issuer to purchase such Senior Notes; provided that the paying agent receives, not later than the close of business on the 30th day following the date of the Change of Control notice, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Senior Notes tendered for purchase, and a statement that such Holder is withdrawing its tendered Senior Notes and its election to have such Senior Notes purchased;

        (7)   that if the Issuer is redeeming less than all of the Senior Notes, the Holders of the remaining Senior Notes will be issued new Senior Notes that will be equal in principal amount to the unpurchased portion of the Senior Notes surrendered. The unpurchased portion of the Senior Notes must be equal to $2,000 or an integral multiple of $1,000 in excess thereof; and

        (8)   the other instructions, as determined by us, consistent with the covenant described hereunder, that a Holder must follow.

        The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent they are applicable in connection with the repurchase of Senior Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Senior Indenture, the Issuer will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the Senior Indenture by virtue thereof.

        On the Change of Control Payment Date, the Issuer will, to the extent permitted by law,

        (1)   accept for payment all Senior Notes issued by it or portions thereof properly tendered pursuant to the Change of Control Offer;

        (2)   deposit with the paying agent an amount equal to the aggregate Change of Control Payment in respect of all Senior Notes or portions thereof so tendered; and

        (3)   deliver, or cause to be delivered, to the Trustee for cancellation the Senior Notes so accepted together with an Officer's Certificate to the Trustee stating that such Senior Notes or portions thereof have been tendered to and purchased by the Issuer.

        The paying agent will promptly mail to each Holder the Change of Control Payment for such Senior Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Senior Note equal in principal amount to any unpurchased portion of the Senior Notes surrendered, if any; provided that each such new Senior Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.

        The Senior Credit Facilities will, and future credit agreements or other agreements relating to Senior Indebtedness to which the Issuer becomes a party may, provide that certain change of control events with respect to the Issuer would constitute a default thereunder (including a Change of Control under the Senior Indenture). If we experience a change of control that triggers a default under our Senior Credit Facilities, we could seek a waiver of such default or seek to refinance our Senior Credit Facilities. In the event we do not obtain such a waiver or refinance the Senior Credit Facilities, such default could result in amounts outstanding under our Senior Credit Facilities being declared due and payable and could cause a Receivables Facility to be wound down.

        Our ability to pay cash to the Holders following the occurrence of a Change of Control may be limited by our then-existing financial resources. Therefore, sufficient funds may not be available when necessary to make any required repurchases.

        The Change of Control purchase feature of the Senior Notes may in certain circumstances make more difficult or discourage a sale or takeover of us and, thus, the removal of incumbent management. The Change of Control purchase feature is a result of negotiations between the Initial Purchasers and us. After the Issue Date, we have no present intention to engage in a transaction involving a Change of Control, although it is possible that we could decide to do so in the future. Subject to the limitations discussed below, we could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Senior Indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings. Restrictions on our ability to incur additional Indebtedness are contained in the covenants described under "Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock" and "Certain Covenants—Liens." Such restrictions in the Senior Indenture can be waived only with the consent of the Holders of a majority in principal amount of the Senior Notes then outstanding. Except for the limitations contained in such covenants, however, the Senior Indenture will not contain any covenants or provisions that may afford Holders protection in the event of a highly leveraged transaction.

        The Issuer will not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Senior Indenture applicable to a Change of Control Offer made by us and purchases all Senior Notes validly tendered and not withdrawn under such Change of Control Offer. Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

        The definition of "Change of Control" includes a disposition of all or substantially all of the assets of the Issuer to any Person. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of "all or substantially all" of the assets of the Issuer. As a result, it may be unclear as to whether a Change of Control has occurred and whether a Holder may require the Issuer to make an offer to repurchase the Senior Notes as described above.

        The provisions under the Senior Indenture relating to the Issuer's obligation to make an offer to repurchase the Senior Notes as a result of a Change of Control may be waived or modified with the written consent of the Holders of a majority in principal amount of the Senior Notes.

  Asset Sales

        The Senior Indenture provides that the Issuer will not, and will not permit any of its Restricted Subsidiaries to consummate, directly or indirectly, an Asset Sale, unless:

        (1)   the Issuer or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value (as determined in good faith by the Issuer) of the assets sold or otherwise disposed of; and

        (2)   except in the case of a Permitted Asset Swap, at least 75% of the consideration therefor received by the Issuer or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; provided that the amount of:

          (a)   any liabilities (as shown on the Issuer's or such Restricted Subsidiary's most recent balance sheet or in the footnotes thereto) of the Issuer or such Restricted Subsidiary, other than liabilities that are by their terms subordinated to the Senior Notes, that are assumed by the transferee of any such assets and for which the Issuer and all of its Restricted Subsidiaries have been validly released by all creditors in writing,

          (b)   any securities received by the Issuer or such Restricted Subsidiary from such transferee that are converted by the Issuer or such Restricted Subsidiary into cash (to the extent of the cash received) within 180 days following the closing of such Asset Sale, and

          (c)   any Designated Non-cash Consideration received by the Issuer or such Restricted Subsidiary in such Asset Sale having an aggregate fair market value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (c) that is at that time outstanding, not to exceed 5.0% of Total Assets at the time of the receipt of such Designated Non-cash Consideration, with the fair market value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall be deemed to be cash for purposes of this provision and for no other purpose.

        Within 360 days after the receipt of any Net Proceeds of any Asset Sale, the Issuer or such Restricted Subsidiary, at its option, may apply the Net Proceeds from such Asset Sale,

        (1)   to permanently reduce:

          (a)   Obligations under the Senior Notes or any other Senior Indebtedness of the Issuer or any Guarantor (other than Obligations owed to the Issuer or a Restricted Subsidiary) and, in the case of Obligations under revolving credit facilities or other similar Indebtedness, to correspondingly permanently reduce commitments with respect thereto; provided that if the Issuer or any Restricted Subsidiary shall so reduce Obligations under any Senior Indebtedness that is not secured by a Lien, the Issuer or such Guarantor will, equally and ratably, reduce Obligations under the Senior Notes by, at its option, (A) redeeming Senior Notes, (B) making an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all Holders to purchase their Senior Notes at 100% of the principal amount thereof, plus the amount of accrued and unpaid interest and Special Interest, if any, on the principal amount of Senior Notes to be repurchased or (C) purchasing Senior Notes through open market purchases (to the extent such purchases are at a price equal to or higher than 100% of the principal amount thereof) in a manner that complies with the Senior Indenture and applicable securities law; or

          (b)   Indebtedness of a Restricted Subsidiary that is not a Guarantor, other than Indebtedness owed to the Issuer or another Restricted Subsidiary;

        (2)   to make (a) an Investment in any one or more businesses, provided that such Investment in any business is in the form of the acquisition of Capital Stock and results in the Issuer or another of its Restricted Subsidiaries, as the case may be, owning an amount of the Capital Stock of such business such that it constitutes a Restricted Subsidiary, (b) capital expenditures or (c) acquisitions of other assets, in each of (a), (b) and (c), used or useful in a Similar Business; or

        (3)   to make an Investment in (a) any one or more businesses, provided that such Investment in any business is in the form of the acquisition of Capital Stock and results in the Issuer or another of its Restricted Subsidiaries, as the case may be, owning an amount of the Capital Stock of such business such that it constitutes a Restricted Subsidiary, (b) properties or (c) acquisitions of other assets that, in each of (a), (b) and (c), replace the businesses, properties and/or assets that are the subject of such Asset Sale;

provided that, in the case of clauses (2) and (3) above, a binding commitment shall be treated as a permitted application of the Net Proceeds from the date of such commitment so long as the Issuer, or such other Restricted Subsidiary enters into such commitment with the good faith expectation that such Net Proceeds will be applied to satisfy such commitment within 180 days of such commitment (an "Acceptable Commitment") and, in the event any Acceptable Commitment is later cancelled or terminated for any reason before the Net Proceeds are applied in connection therewith, the Issuer or such Restricted Subsidiary enters into another Acceptable Commitment (a "Second Commitment") within 180 days of such cancellation or termination; provided, further, that if any Second Commitment is later cancelled or terminated for any reason before such Net Proceeds are applied, then such Net Proceeds shall constitute Excess Proceeds.

        Any Net Proceeds from Asset Sales that are not invested or applied as provided and within the time period set forth in the first sentence of the preceding paragraph will be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $75.0 million, the Issuer shall make an offer to all Holders and, if required or permitted by the terms of any Senior Indebtedness, to the holders of such Senior Indebtedness (an "Asset Sale Offer"), to purchase the maximum aggregate principal amount of the Senior Notes and such Senior Indebtedness that is a minimum of $2,000 or an integral multiple of $1,000 in excess thereof that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Special Interest, if any, to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Senior Indenture. The Issuer will commence an Asset Sale Offer with respect to Excess Proceeds within ten Business Days after the date that Excess

Proceeds exceed $75.0 million by mailing the notice required pursuant to the terms of the Senior Indenture, with a copy to the Trustee.

        To the extent that the aggregate amount of Senior Notes and such Senior Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Issuer may use any remaining Excess Proceeds for general corporate purposes, subject to other covenants contained in the Senior Indenture. If the aggregate principal amount of Senior Notes or other Senior Indebtedness surrendered by such holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Senior Notes and such other Senior Indebtedness to be purchased on a pro rata basis based on the accreted value or principal amount of the Senior Notes or such Senior Indebtedness tendered. Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero. Additionally, the Issuer may, at its option, make an Asset Sale Offer using proceeds from any Asset Sale at any time after consummation of such Asset Sale; provided that such Asset Sale Offer shall be in an aggregate amount of not less than $75.0 million. Upon consummation of such Asset Sale Offer, any Net Proceeds not required to be used to purchase Senior Notes shall not be deemed Excess Proceeds.

        Pending the final application of any Net Proceeds pursuant to this covenant, the holder of such Net Proceeds may apply such Net Proceeds temporarily to reduce Indebtedness outstanding under a revolving credit facility or otherwise invest such Net Proceeds in any manner not prohibited by the Senior Indenture.

        The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Senior Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Senior Indenture, the Issuer will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the Senior Indenture by virtue thereof.

        The Senior Credit Facilities will prohibit or limit (subject to limited exceptions), and future credit agreements or other agreements to which the Issuer becomes a party may limit or prohibit, the Issuer from purchasing any Senior Notes as a result of an Asset Sale Offer. In the event the Issuer is required to make an Asset Sale Offer at a time when the Issuer is prohibited from purchasing the Senior Notes, the Issuer could seek the consent of its lenders to permit the purchase of the Senior Notes or could attempt to refinance the borrowings that contain such prohibition. If the Issuer does not obtain such consent or repay such borrowings, the Issuer will remain prohibited from purchasing the Senior Notes. In such case, the Issuer's failure to purchase tendered Senior Notes would constitute an Event of Default under the Senior Indenture.

        The provisions under the Senior Indenture relative to the Issuer's obligation to make an offer to repurchase the Senior Notes as a result of an Asset Sale may be waived or modified with the written consent of the Holders of a majority in principal amount of the Senior Notes.

  Selection and Notice

        If the Issuer is redeeming less than all of the Senior Notes issued at any time, the Trustee will select the Senior Notes to be redeemed (a) if the Senior Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Senior Notes are listed, (b) on a pro rata basis to the extent practicable or (c) by lot or such other similar method in accordance with the procedures of DTC.

        Notices of purchase or redemption shall be mailed by first-class mail, postage prepaid, at least 30 but not more than 60 days before the purchase or Redemption Date to each Holder at such Holder's registered address or otherwise in accordance with the procedures of DTC, except that redemption notices may be mailed more than 60 days prior to a Redemption Date if the notice is issued in connection with a defeasance of the Senior Notes or a satisfaction and discharge of the Senior Indenture. If any Senior Note is to be purchased or redeemed in part only, any notice of purchase or redemption that relates to such Senior Note shall state the portion of the principal amount thereof that has been or is to be purchased or redeemed.

        The Issuer will issue a new Senior Note in a principal amount equal to the unredeemed portion of the original Senior Note in the name of the Holder upon cancellation of the original Senior Note. Senior Notes called for redemption become due on the date fixed for redemption. On and after the Redemption Date, interest ceases to accrue on Senior Notes or portions thereof called for redemption.

Certain Covenants

  Limitation on Restricted Payments

        The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

        (I)   declare or pay any dividend or make any payment or distribution on account of the Issuer's, or any of its Restricted Subsidiaries' Equity Interests, including any dividend or distribution payable in connection with any merger or consolidation other than:

          (a)   dividends or distributions by the Issuer payable solely in Equity Interests (other than Disqualified Stock) of the Issuer; or

          (b)   dividends or distributions by a Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly-Owned Subsidiary, the Issuer or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities;

        (II)  purchase, redeem, defease or otherwise acquire or retire for value any Equity Interests of the Issuer or any direct or indirect parent of the Issuer, including in connection with any merger or consolidation;

        (III) make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value in each case, prior to any scheduled repayment, sinking fund payment or maturity, any Subordinated Indebtedness, other than:

          (a)   Indebtedness permitted under clauses (8) and (9) of the covenant described under "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock"; or

          (b)   the purchase, repurchase or other acquisition of Subordinated Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase or acquisition; or

        (IV) make any Restricted Investment

(all such payments and other actions set forth in clauses (I) through (IV) above (other than any exception thereto) being collectively referred to as "Restricted Payments"), unless, at the time of such Restricted Payment:

        (1)   no Default shall have occurred and be continuing or would occur as a consequence thereof;

        (2)   immediately after giving effect to such transaction on a pro forma basis, the Issuer could incur $1.00 of additional Indebtedness under the provisions of the first paragraph of the covenant described under "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock"; and

        (3)   such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Issuer and its Restricted Subsidiaries after the Issue Date (including Restricted Payments permitted by clauses (1), (2) (with respect to the payment of dividends on Refunding Capital Stock (as defined below) pursuant to clause (b) thereof only), (6)(c), (9) and (14) of the next succeeding paragraph, but excluding all other Restricted Payments permitted by the next succeeding paragraph), is less than the sum of (without duplication):

          (a)   50% of the Consolidated Net Income of the Issuer for the period (taken as one accounting period) beginning May 4, 2007, to the end of the Issuer's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment, or, in the case such Consolidated Net Income for such period is a deficit, minus 100% of such deficit; plus

          (b)   100% of the aggregate net cash proceeds and the fair market value, as determined in good faith by the Issuer, of marketable securities or other property received by the Issuer since immediately after the Issue Date from the issue or sale of:

            (i)    (A) Equity Interests of the Issuer, including Treasury Capital Stock (as defined below), but excluding cash proceeds and the fair market value, as determined in good faith by the Issuer, of marketable securities or other property received from the sale of:

                (x)   Equity Interests to members of management, directors or consultants of the Issuer, any direct or indirect parent company of the Issuer and the Issuer's Subsidiaries after the Issue Date to the extent such amounts have been applied to Restricted Payments made in accordance with clause (4) of the next succeeding paragraph; and

                (y)   Designated Preferred Stock; and

                  (B) to the extent such net cash proceeds are actually contributed to the Issuer, Equity Interests of the Issuer's direct or indirect parent companies (excluding contributions of the proceeds from the sale of Designated Preferred Stock of such companies or contributions to the extent such amounts have been applied to Restricted Payments made in accordance with clause (4) of the next succeeding paragraph); or

            (ii)   debt securities of the Issuer that have been converted into or exchanged for such Equity Interests of the Issuer;

  provided, however, that this clause (b) shall not include the proceeds from (V) Refunding Capital Stock (as defined below), (W) Equity Interests of the Issuer or convertible debt securities of the Issuer sold to a Restricted Subsidiary, as the case may be, (X) Disqualified Stock or debt securities that have been converted into Disqualified Stock, (Y) Excluded Contributions or (Z) transactions whose proceeds were used to incur Indebtedness, Disqualified Stock or Preferred Stock pursuant to clause (13)(a) of the second paragraph of "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock," solely to the extent of such usage; plus

          (c)   100% of the aggregate amount of cash and the fair market value, as determined in good faith by the Issuer, of marketable securities or other property contributed to the capital of the Issuer following the Issue Date (other than net cash proceeds to the extent such net cash proceeds (i) have been used to incur Indebtedness, Disqualified Stock or Preferred Stock pursuant to clause (13)(a) of the second paragraph of "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock," (ii) are contributed by a Restricted Subsidiary or (iii) constitute Excluded Contributions; plus

          (d)   to the extent not already included in Consolidated Net Income, 100% of the aggregate amount received in cash and the fair market value, as determined in good faith by the Issuer, of marketable securities or other property received by means of:

            (i)    the sale or other disposition (other than to the Issuer or a Restricted Subsidiary) of Restricted Investments made by the Issuer or its Restricted Subsidiaries and repurchases and redemptions of such Restricted Investments from the Issuer or its Restricted Subsidiaries and repayments of loans or advances, and releases of guarantees, which constitute Restricted Investments by the Issuer or its Restricted Subsidiaries, in each case after the Issue Date; or

            (ii)   the sale (other than to the Issuer or a Restricted Subsidiary) of the stock of an Unrestricted Subsidiary or a distribution from an Unrestricted Subsidiary (other than in each case to the extent the Investment in such Unrestricted Subsidiary was made by the Issuer or a Restricted Subsidiary pursuant to clause (7) of the next succeeding paragraph or to the extent such Investment constituted a Permitted Investment) or a dividend from an Unrestricted Subsidiary after the Issue Date; plus

          (e)   in the case of the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary after the Issue Date, the fair market value of the Investment in such Unrestricted Subsidiary, as determined by the Issuer in good faith (or if such fair market value exceeds $75.0 million, in writing by an Independent Financial Advisor), at the time of the redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary other than to the extent the Investment in such Unrestricted Subsidiary was made by the Issuer or a Restricted Subsidiary pursuant to clause (7) of the next succeeding paragraph or to the extent such Investment constituted a Permitted Investment.

        The foregoing provisions will not prohibit:

        (1)   the payment of any dividend within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of the Senior Indenture;

        (2)   (a) the redemption, repurchase, retirement or other acquisition of any Equity Interests ("Treasury Capital Stock") or Subordinated Indebtedness of the Issuer or any Equity Interests of any direct or indirect parent company of the Issuer, in exchange for, or out of the proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary) of, Equity Interests of the Issuer or any direct or indirect parent company of the Issuer to the extent contributed to the Issuer (in each case, other than any Disqualified Stock) ("Refunding Capital Stock") and (b) if immediately prior to the retirement of Treasury Capital Stock, the declaration and payment of dividends thereon was permitted under clause (6) of this paragraph, the declaration and payment of dividends on the Refunding Capital Stock (other than Refunding Capital Stock the proceeds of which were used to redeem, repurchase, retire or otherwise acquire any Equity Interests of any direct or indirect parent company of the Issuer) in an aggregate amount per year no greater than the aggregate amount of dividends per annum that were declarable and payable on such Treasury Capital Stock immediately prior to such retirement;

        (3)   the redemption, repurchase or other acquisition or retirement of Subordinated Indebtedness of the Issuer or a Guarantor made in exchange for, or out of the proceeds of the substantially concurrent sale of, new Indebtedness of the Issuer or a Guarantor, as the case may be, which is incurred in compliance with "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock" so long as:

          (a)   the principal amount (or accreted value) of such new Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus any accrued and unpaid interest on, the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired for value, plus the amount of any reasonable premium (including reasonable tender premiums), defeasance costs and any reasonable fees and expenses incurred in connection with the issuance of such new Indebtedness;

          (b)   such new Indebtedness is subordinated to the Senior Notes or the applicable Guarantee at least to the same extent as such Subordinated Indebtedness so purchased, exchanged, redeemed, repurchased, acquired or retired for value;

          (c)   such new Indebtedness has a final scheduled maturity date equal to or later than the final scheduled maturity date of the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired; and

          (d)   such new Indebtedness has a Weighted Average Life to Maturity equal to or greater than the remaining Weighted Average Life to Maturity of the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired;

        (4)   a Restricted Payment to pay for the repurchase, retirement or other acquisition or retirement for value of Equity Interests (other than Disqualified Stock) of the Issuer or any of its direct or indirect parent companies held by any future, present or former employee, director or consultant of the Issuer, any of its Subsidiaries or any of its direct or indirect parent companies pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement, including any Equity Interests rolled over by management of the Company or any of its direct or indirect parent companies in connection with the Transactions; provided, however, that the aggregate Restricted Payments made under this clause (4) do not exceed in any calendar year $12.5 million (which shall increase to $25.0 million subsequent to the consummation of an underwritten public Equity Offering by the Issuer or any direct or indirect parent entity of the Issuer) (with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum (without giving effect to the following proviso) of $50.0 million in any calendar year (which shall increase to $100.0 million subsequent to the consummation of an underwritten public Equity Offering by the Issuer or any direct or indirect parent corporation of the Issuer)); provided further that such amount in any calendar year may be increased by an amount not to exceed:

          (a)   the cash proceeds from the sale of Equity Interests (other than Disqualified Stock) of the Issuer and, to the extent contributed to the Issuer, Equity Interests of any of the Issuer's direct or indirect parent companies, in each case to members of management, directors or consultants of the Issuer, any of its Subsidiaries or any of its direct or indirect parent companies that occurs after the Issue Date to the extent the cash proceeds from the sale of such Equity Interests have not otherwise been applied to the payment of Restricted Payments by virtue of clause (3) of the preceding paragraph; plus

          (b)   the cash proceeds of key man life insurance policies received by the Issuer or its Restricted Subsidiaries after the Issue Date; less

          (c)   the amount of any Restricted Payments previously made with the cash proceeds described in clauses (a) and (b) of this clause (4);

and provided, further, that cancellation of Indebtedness owing to the Issuer or any Restricted Subsidiary from members of management of the Issuer, any of the Issuer's direct or indirect parent companies or any of the Issuer's Restricted Subsidiaries in connection with a repurchase of Equity Interests of the Issuer or any of its direct or indirect parent companies will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provision of the Senior Indenture;

        (5)   the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Issuer or any of its Restricted Subsidiaries or any class or series of Preferred Stock of any Restricted Subsidiary issued in accordance with the covenant described under "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock" to the extent such dividends are included in the definition of "Fixed Charges";

        (6)    (a)    the declaration and payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued by the Issuer after the Issue Date;

          (b)   the declaration and payment of dividends to a direct or indirect parent company of the Issuer, the proceeds of which will be used to fund the payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) of such parent company issued after the Issue Date; provided that the amount of dividends paid pursuant to this clause (b) shall not exceed the aggregate amount of cash actually contributed to the Issuer from the sale of such Designated Preferred Stock; or

          (c)   the declaration and payment of dividends on Refunding Capital Stock that is Preferred Stock in excess of the dividends declarable and payable thereon pursuant to clause (2) of this paragraph;

provided, however, in the case of each of (a), (b) and (c) of this clause (6), that for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of issuance of such Designated Preferred Stock or the declaration of such dividends on Refunding Capital Stock that is Preferred Stock, after giving effect to such issuance or declaration on a pro forma basis, the Issuer and its Restricted Subsidiaries on a consolidated basis would have had a Fixed Charge Coverage Ratio of at least 2.00 to 1.00;

        (7)   Investments in Unrestricted Subsidiaries having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (7) that are at the time outstanding, without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash or marketable securities, not to exceed $50.0 million at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

        (8)   repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;

        (9)   the declaration and payment of dividends on the Issuer's common stock (or the payment of dividends to any direct or indirect parent entity to fund a payment of dividends on such entity's common stock), following consummation of the first public offering of the Issuer's common stock or the common stock of any of its direct or indirect parent companies after the Issue Date, of up to 6% per annum of the net cash proceeds received by or contributed to the Issuer in or from any such public offering, other than public offerings with respect to the Issuer's common stock registered on Form S-8 and other than any public sale constituting an Excluded Contribution;

        (10) Restricted Payments that are made with Excluded Contributions;

        (11) other Restricted Payments in an aggregate amount taken together with all other Restricted Payments made pursuant to this clause (11) not to exceed $100.0 million at the time made;

        (12) distributions or payments of Receivables Fees;

        (13) any Restricted Payment made as part of the Transactions and the fees and expenses related thereto or used to fund amounts owed to Affiliates (including dividends to any direct or indirect parent of the Issuer to permit payment by such parent of such amount), in each case to the extent permitted by the covenant described under "—Transactions with Affiliates";

        (14) the repurchase, redemption or other acquisition or retirement for value of any Subordinated Indebtedness in accordance with the provisions similar to those described under the captions "Repurchase at the Option of Holders—Change of Control" and "Repurchase at the Option of Holders—Asset Sales"; provided that all Senior Notes tendered by Holders in connection with a Change of Control Offer or Asset Sale Offer, as applicable, have been repurchased, redeemed or acquired for value;

        (15) the declaration and payment of dividends by the Issuer to, or the making of loans to, any direct or indirect parent in amounts required for any direct or indirect parent companies to pay, in each case without duplication,

          (a)   franchise and excise taxes and other fees, taxes and expenses required to maintain their corporate existence;

          (b)   foreign, federal, state and local income taxes, to the extent such income taxes are attributable to the income of the Issuer and its Restricted Subsidiaries and, to the extent of the amount actually received from its Unrestricted Subsidiaries, in amounts required to pay such taxes to the extent attributable to the income of such Unrestricted Subsidiaries; provided that in each case the amount of such payments in any fiscal year does not exceed the amount that the Issuer and its Restricted Subsidiaries would be required to pay in respect of foreign, federal, state and local taxes for such fiscal year were the Issuer, its Restricted Subsidiaries and its Unrestricted Subsidiaries (to the extent described above) to pay such taxes separately from any such parent entity;

          (c)   customary salary, bonus and other benefits payable to officers and employees of any direct or indirect parent company of the Issuer to the extent such salaries, bonuses and other benefits are attributable to the ownership or operation of the Issuer and its Restricted Subsidiaries;

          (d)   general corporate operating and overhead costs and expenses of any direct or indirect parent company of the Issuer to the extent such costs and expenses are attributable to the ownership or operation of the Issuer and its Restricted Subsidiaries; and

          (e)   fees and expenses other than to Affiliates of the Issuer related to any unsuccessful equity or debt offering of such parent entity; and

        (16) the redemption for cash of a portion of each Senior Subordinated Note then outstanding equal to any "Mandatory Principal Redemption Amount" applicable thereto, to the extent required under the Senior Subordinated Indenture. The "Mandatory Principal Redemption Amount" means, as of the date of such redemption, the excess, if any, of (a) the aggregate amount of accrued and unpaid interest and all accrued and unpaid "original issue discount" (as defined in Section 1273(a)(1) of the Code) with respect to the Senior Subordinated Notes, over (b) an amount equal to the product of (i) the "issue price" (as defined in Sections 1273(b) and 1274(a) of the Code) of the Senior Subordinated Notes multiplied by (ii) the "yield to maturity" (as defined in the Treasury Regulation Section 1.1272-1(b)(1)(i)) of the Senior Subordinated Notes;

provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted under clause (11), no Default shall have occurred and be continuing or would occur as a consequence thereof.

        As of the Issue Date, all of the Issuer's Subsidiaries will be Restricted Subsidiaries. The Issuer will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the last sentence of the definition of "Unrestricted Subsidiary." For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Issuer and its Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Restricted Payments in an amount determined as set forth in the last sentence of the definition of

"Investment." Such designation will be permitted only if a Restricted Payment in such amount would be permitted at such time, whether pursuant to the first paragraph of this covenant or under clause (7), (10) or (11) of the second paragraph of this covenant, or pursuant to the definition of "Permitted Investments," and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. Unrestricted Subsidiaries will not be subject to any of the restrictive covenants set forth in the Senior Indenture.

        Notwithstanding the foregoing provisions of this covenant, the Issuer will not, and will not permit any of its Restricted Subsidiaries to, pay any cash dividend or make any cash distribution on or in respect of the Issuer's Capital Stock or purchase for cash or otherwise acquire for cash any Capital Stock of the Issuer or any direct or indirect parent of the Issuer, for the purpose of paying any cash dividend or making any cash distribution to, or acquiring Capital Stock of any direct or indirect parent of the Issuer for cash from, the Investors, or Guarantee any Indebtedness of any Affiliate of the Issuer for the purpose of paying such dividend, making such distribution or so acquiring such Capital Stock to or from the Investors, in each case by means of utilization of the cumulative Restricted Payment credit provided by the first paragraph of this covenant, or the exceptions provided by clauses (1), (7) or (11) of the second paragraph of this covenant or clauses (8) or (13) of the definition of "Permitted Investments," unless at the time and after giving effect to such payment, the Consolidated Leverage Ratio of the Issuer would be equal to or less than 6.00:1.00.

  Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock

        The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise (collectively, "incur" and collectively, an "incurrence") with respect to any Indebtedness (including Acquired Indebtedness), and the Issuer will not issue any shares of Disqualified Stock and will not permit any Restricted Subsidiary to issue any shares of Disqualified Stock or Preferred Stock; provided, however, that the Issuer may incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock, and any of its Restricted Subsidiaries may incur Indebtedness (including Acquired Indebtedness), issue shares of Disqualified Stock and issue shares of Preferred Stock, if the Fixed Charge Coverage Ratio on a consolidated basis for the Issuer and its Restricted Subsidiaries' most recently ended four fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or Preferred Stock is issued would have been at least 2.00 to 1.00, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock or Preferred Stock had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of such four-quarter period; provided, further, that Restricted Subsidiaries that are not Guarantors may not incur Indebtedness or Disqualified Stock or Preferred Stock if, after giving pro forma effect to such incurrence or issuance (including a pro forma application of the net proceeds therefrom), more than an aggregate of $250.0 million of Indebtedness or Disqualified Stock or Preferred Stock of Restricted Subsidiaries that are not Guarantors would be outstanding pursuant to this paragraph and clauses (13)(b), (15) and (20) below at such time.

        The foregoing limitations will not apply to:

        (1)   the incurrence of Indebtedness under (x) Credit Facilities (other than the ABL Facility) by the Issuer or any of its Restricted Subsidiaries and the issuance and creation of letters of credit and bankers' acceptances thereunder (with letters of credit and bankers' acceptances being deemed to have a principal amount equal to the face amount thereof), up to an aggregate principal amount of $2,625.0 million outstanding at any one time and (y) the ABL Facility by the Issuer or any of its Restricted Subsidiaries and the issuance and creation of letters of credit and bankers' acceptances thereunder (with letters of credit and bankers' acceptances being deemed to have a principal amount equal to the face amount thereof), up to an aggregate principal amount equal to the ABL Facility Cap;

        (2)   the incurrence by the Issuer and any Guarantor of Indebtedness represented by the Senior Notes issued on the Issue Date (including any Guarantee hereof) and the Senior Exchange Notes and related guarantees of the Senior Exchange Notes to be issued in exchange for the Senior Notes and the Guarantees pursuant to the Registration Rights Agreement (other than any Additional Senior Notes and related guarantees);

        (3)   the incurrence by the Issuer and any Guarantor of Indebtedness represented by the Senior Subordinated Notes and related guarantees, as well as any exchange notes and exchange guarantees to be issued in exchange for the Senior Subordinated Notes and related guarantees pursuant a registration rights agreement;

        (4)   Indebtedness of the Issuer and its Restricted Subsidiaries in existence on the Issue Date (other than Indebtedness described in clauses (1), (2) and (3) of this paragraph);

        (5)   Indebtedness consisting of Capitalized Lease Obligations and Purchase Money Obligations in a principal amount not to exceed $250.0 million (excluding the principal amount of any Capitalized Lease Obligations or Purchase Money Obligations relating to the purchase, lease or improvement of the Company's distribution centers located in Fulton, Missouri, Indianola, Mississippi and Ardmore, Oklahoma) in the aggregate at any one time outstanding together with all other Indebtedness issued under this clause (5); so long as such Indebtedness exists at the date of such purchase, lease or improvement, or is created within 270 days thereafter;

        (6)   Indebtedness incurred by the Issuer or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including letters of credit in respect of workers' compensation or employee health claims, or other Indebtedness with respect to reimbursement-type obligations regarding workers' compensation, or employee health claims; provided, however, that upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or incurrence;

        (7)   Indebtedness arising from agreements of the Issuer or its Restricted Subsidiaries providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; provided, however, that such Indebtedness is not reflected on the balance sheet of the Issuer, or any of its Restricted Subsidiaries (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (7));

        (8)   Indebtedness of the Issuer to a Restricted Subsidiary; provided that any such Indebtedness owing to a Restricted Subsidiary that is not a Guarantor is expressly subordinated in right of payment to the Senior Notes; provided, further, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Issuer or another Restricted Subsidiary) shall be deemed, in each case, to be an incurrence of such Indebtedness not permitted by this clause (8);

        (9)   Indebtedness of a Restricted Subsidiary to the Issuer or another Restricted Subsidiary; provided that if a Guarantor issues such Indebtedness to a Restricted Subsidiary that is not a Guarantor (other than to any Restricted Subsidiary engaged in the insurance business in order to provide insurance to the Issuer and its Subsidiaries), such Indebtedness is expressly subordinated in right of payment to the Guarantee of the Senior Notes of such Guarantor; provided, further, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Issuer or another Restricted Subsidiary) shall be deemed, in each case, to be an incurrence of such Indebtedness not permitted by this clause (9);

        (10) shares of Preferred Stock of a Restricted Subsidiary issued to the Issuer or another Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock (except to the Issuer or another of its Restricted Subsidiaries) shall be deemed in each case to be an issuance of such shares of Preferred Stock not permitted by this clause (10);

        (11) Hedging Obligations (excluding Hedging Obligations entered into for speculative purposes) for the purpose of limiting interest rate risk with respect to any Indebtedness permitted to be incurred pursuant to "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock," exchange rate risk or commodity pricing risk;

        (12) obligations in respect of performance, bid, appeal and surety bonds and completion guarantees provided by the Issuer or any of its Restricted Subsidiaries in the ordinary course of business;

        (13) (a) Indebtedness or Disqualified Stock of the Issuer and Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or any Restricted Subsidiary equal to 100.0% of the net cash proceeds received by the Issuer since immediately after the Issue Date from the issue or sale of Equity Interests of the Issuer or cash contributed to the capital of the Issuer (in each case, other than Excluded Contributions or proceeds of Disqualified Stock or sales of Equity Interests to the Issuer or any of its Subsidiaries) as determined in accordance with clauses (3)(b) and (3)(c) of the first paragraph of "—Limitation on Restricted Payments" to the extent such net cash proceeds or cash have not been applied pursuant to such clauses to make Restricted Payments or to make other Investments, payments or exchanges pursuant to the second paragraph of "—Limitation on Restricted Payments" or to make Permitted Investments (other than Permitted Investments specified in clauses (1) and (3) of the definition thereof) and (b) Indebtedness or Disqualified Stock of Issuer and Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or any Restricted Subsidiary not otherwise permitted hereunder in an aggregate principal amount or liquidation preference, which when aggregated with the principal amount and liquidation preference of all other Indebtedness, Disqualified Stock and Preferred Stock then outstanding and incurred pursuant to this clause (13)(b), does not at any one time outstanding exceed $250.0 million; provided, however that on a pro forma basis, together with any amounts incurred and outstanding by Restricted Subsidiaries that are not Guarantors pursuant to the second proviso to the first paragraph of this covenant and clauses (15) and (20), no more than $250.0 million of Indebtedness, Disqualified Stock or Preferred Stock at any one time outstanding and incurred pursuant to this clause (13)(b) shall be incurred by Restricted Subsidiaries that are not Guarantors (it being understood that any Indebtedness, Disqualified Stock or Preferred Stock incurred pursuant to this clause (13)(b) shall cease to be deemed incurred or outstanding for purposes of this clause (13)(b) but shall be deemed incurred for the purposes of the first paragraph of this covenant from and after the first date on which the Issuer or such Restricted Subsidiary could have incurred such Indebtedness, Disqualified Stock or Preferred Stock under the first paragraph of this covenant without reliance on this clause (13)(b));

        (14) the incurrence or issuance by the Issuer or any Restricted Subsidiary of Indebtedness, Disqualified Stock or Preferred Stock which serves to refund or refinance any Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or any Restricted Subsidiary incurred as permitted under the first paragraph of this covenant and clauses (2), (3), (4), (5) and (13)(a) above, this clause (14) and clause (15) below or any Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or any Restricted Subsidiary issued to so refund or refinance such Indebtedness, Disqualified

Stock or Preferred Stock of the Issuer or any Restricted Subsidiary including additional Indebtedness, Disqualified Stock or Preferred Stock incurred to pay premiums (including reasonable tender premiums), defeasance costs and fees in connection therewith (the "Refinancing Indebtedness") prior to its respective maturity; provided, however, that such Refinancing Indebtedness:

          (a)   has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred which is not less than the remaining Weighted Average Life to Maturity of the Indebtedness, Disqualified Stock or Preferred Stock being refunded or refinanced,

          (b)   to the extent such Refinancing Indebtedness refinances (i) Indebtedness subordinated or pari passu to the Senior Notes or any Guarantee thereof, such Refinancing Indebtedness is subordinated or pari passu to the Senior Notes or the Guarantee at least to the same extent as the Indebtedness being refinanced or refunded or (ii) Disqualified Stock or Preferred Stock, such Refinancing Indebtedness must be Disqualified Stock or Preferred Stock, respectively, and

          (c)   shall not include Indebtedness, Disqualified Stock or Preferred Stock of a Subsidiary of the Issuer that is not a Guarantor that refinances Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or a Guarantor;

and provided further that subclause (a) of this clause (14) will not apply to any refunding or refinancing of any Indebtedness outstanding under a Credit Facility;

        (15) Indebtedness, Disqualified Stock or Preferred Stock of (x) the Issuer or a Restricted Subsidiary incurred to finance an acquisition of any Person or assets or (y) Persons that are acquired by the Issuer or any Restricted Subsidiary or merged into the Issuer or a Restricted Subsidiary in accordance with the terms of the Senior Indenture; provided that after giving effect to such acquisition or merger, either:

          (a)   the Issuer would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first sentence of this covenant, or

          (b)   the Fixed Charge Coverage Ratio of the Issuer and the Restricted Subsidiaries is greater than immediately prior to such acquisition or merger;

provided, however that on a pro forma basis, together with amounts incurred and outstanding pursuant to the second proviso to the first paragraph of this covenant and clauses (13)(b) and (20), no more than $250.0 million of Indebtedness, Disqualified Stock or Preferred Stock at any one time outstanding and incurred by Restricted Subsidiaries that are not Guarantors pursuant to this clause (15) shall be incurred and outstanding;

        (16) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within two Business Days of its incurrence;

        (17) Indebtedness of the Issuer or any of its Restricted Subsidiaries supported by a letter of credit issued pursuant to any Credit Facilities, in a principal amount not in excess of the stated amount of such letter of credit;

        (18) (a) any guarantee by the Issuer or a Restricted Subsidiary of Indebtedness or other Obligations of any Restricted Subsidiary, so long as the incurrence of such Indebtedness incurred by such Restricted Subsidiary is permitted under the terms of the Senior Indenture, or (b) any guarantee by a Restricted Subsidiary of Indebtedness of the Issuer permitted to be incurred under the terms of the Senior Indenture; provided that such guarantee is incurred in accordance with the covenant described below under "—Limitation on Guarantees of Indebtedness by Restricted Subsidiaries";

        (19) Indebtedness of Foreign Subsidiaries of the Issuer in an amount not to exceed at any one time outstanding and together with any other Indebtedness incurred under this clause (19) 5.0% of the Total

Assets of the Foreign Subsidiaries (it being understood that any Indebtedness incurred pursuant to this clause (19) shall cease to be deemed incurred or outstanding for purposes of this clause (19) but shall be deemed incurred for the purposes of the first paragraph of this covenant from and after the first date on which the Issuer or such Restricted Subsidiaries could have incurred such Indebtedness under the first paragraph of this covenant without reliance on this clause (19));

        (20) Indebtedness, Disqualified Stock or Preferred Stock of a Restricted Subsidiary incurred to finance or assumed in connection with an acquisition in a principal amount not to exceed $100.0 million in the aggregate at any one time outstanding together with all other Indebtedness, Disqualified Stock and/or Preferred Stock issued under this clause (20) (it being understood that any Indebtedness, Disqualified Stock or Preferred Stock incurred pursuant to this clause (20) shall cease to be deemed incurred or outstanding for purposes of this clause (20) but shall be deemed incurred for the purposes of the first paragraph of this covenant from and after the first date on which such Restricted Subsidiary could have incurred such Indebtedness, Disqualified Stock or Preferred Stock under the first paragraph of this covenant without reliance on this clause (20)); provided, however, that, on a pro forma basis, together with amounts incurred and outstanding by Restricted Subsidiaries that are not Guarantors pursuant to the second proviso to the first paragraph of this covenant and clauses (13)(b) and (15), no more than $250.0 million of Indebtedness would be incurred and outstanding by Restricted Subsidiaries that are not Guarantors;

        (21) Indebtedness of the Issuer or any of its Restricted Subsidiaries consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations contained in supply arrangements, in each case, incurred in the ordinary course of business; and

        (22) Indebtedness consisting of Indebtedness issued by the Issuer or any of its Restricted Subsidiaries to current or former officers, directors and employees thereof, their respective estates, spouses or former spouses, in each case to finance the purchase or redemption of Equity Interests of the Issuer or any direct or indirect parent company of the Issuer to the extent described in clause (4) of the second paragraph under the caption "—Limitation on Restricted Payments."

        For purposes of determining compliance with this covenant:

        (1)   in the event that an item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) meets the criteria of more than one of the categories of permitted Indebtedness, Disqualified Stock or Preferred Stock described in clauses (1) through (22) above or is entitled to be incurred pursuant to the first paragraph of this covenant, the Issuer, in its sole discretion, will classify or reclassify such item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) and will only be required to include the amount and type of such Indebtedness, Disqualified Stock or Preferred Stock in one of the above clauses; provided that all Indebtedness outstanding under the Credit Facilities on the Issue Date will be treated as incurred on the Issue Date under clause (1) of the preceding paragraph; and

        (2)   at the time of incurrence, the Issuer will be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described in the first and second paragraphs above.

        Accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness, Disqualified Stock or Preferred Stock will not be deemed to be an incurrence of Indebtedness, Disqualified Stock or Preferred Stock for purposes of this covenant.

        For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced.

        The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

        The Senior Indenture provides that the Issuer will not, and will not permit any Guarantor to, directly or indirectly, incur any Indebtedness (including Acquired Indebtedness) that is subordinated or junior in right of payment to any Indebtedness of the Issuer or such Guarantor, as the case may be, unless such Indebtedness is expressly subordinated in right of payment to the Senior Notes or such Guarantor's Guarantee to the extent and in the same manner as such Indebtedness is subordinated to other Indebtedness of the Issuer or such Guarantor, as the case may be; provided that this sentence shall not apply to Indebtedness incurred under clause (1) of the second paragraph of this covenant.

        The Senior Indenture will not treat (1) unsecured Indebtedness as subordinated or junior to Secured Indebtedness merely because it is unsecured or (2) Senior Indebtedness as subordinated or junior to any other Senior Indebtedness merely because it has a junior priority with respect to the same collateral.

  Liens

        The Issuer will not, and will not permit any Guarantor to, directly or indirectly, create, incur, assume or suffer to exist any Lien (except Permitted Liens) that secures obligations under any Indebtedness or any related Guarantee, on any asset or property of the Issuer or any Guarantor now owned or hereafter acquired, or any income or profits therefrom, or assign or convey any right to receive income therefrom, unless:

        (1)   in the case of Liens securing Subordinated Indebtedness, the Senior Notes and related Guarantees are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens; or

        (2)   in all other cases, the Senior Notes or the Guarantees are equally and ratably secured or are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens;

except that the foregoing shall not apply to (a) Liens securing Indebtedness permitted to be incurred under Credit Facilities, including any letter of credit relating thereto, that was permitted by the terms of the Senior Indenture to be incurred pursuant to clause (1) of the second paragraph under "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock" and (b) Liens incurred to secure Obligations in respect of any Indebtedness permitted to be incurred pursuant to the covenant described above under "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock"; provided that, with respect to Liens securing Obligations permitted under this subclause (b), at the time of incurrence and after giving pro forma effect thereto, the Consolidated Secured Debt Ratio would be no greater than 3.25 to 1.0. Any Lien which is granted to secure the Senior Notes under this covenant shall be discharged at the same time as the discharge of the Lien (other than through the exercise of remedies with respect thereto) that gave rise to the obligation to so secure the Senior Notes.

  Merger, Consolidation or Sale of All or Substantially All Assets

        The Issuer may not consolidate or merge with or into or wind up into (whether or not the Issuer is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

        (1)   the Issuer is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation organized or existing under the laws of the jurisdiction of organization of the Issuer or the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (such Person, as the case may be, being herein called the "Successor Company");

        (2)   the Successor Company, if other than the Issuer, expressly assumes all the obligations of the Issuer under the Senior Notes and the Senior Indenture pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee;

        (3)   immediately after such transaction, no Default exists;

        (4)   immediately after giving pro forma effect to such transaction and any related financing transactions, as if such transactions had occurred at the beginning of the applicable four-quarter period,

          (a)   the Successor Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first sentence of the covenant described under "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock," or

          (b)   the Fixed Charge Coverage Ratio for the Successor Company, the Issuer and its Restricted Subsidiaries would be greater than such ratio for the Issuer and its Restricted Subsidiaries immediately prior to such transaction;

        (5)   each Guarantor, unless it is the other party to the transactions described above, in which case clause (b) of the second succeeding paragraph shall apply, shall have by supplemental indenture confirmed that its Guarantee shall apply to such Person's obligations under the Senior Indenture, the Senior Notes and the Registration Rights Agreement; and

        (6)   the Issuer shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indentures, if any, comply with the Senior Indenture.

        The Successor Company will succeed to, and be substituted for the Issuer, as the case may be, under the Senior Indenture, the Guarantees and the Senior Notes, as applicable. Notwithstanding the foregoing clauses (3) and (4),

        (1)   any Restricted Subsidiary may consolidate with or merge into or transfer all or part of its properties and assets to the Issuer, and

        (2)   the Issuer may merge with an Affiliate of the Issuer, as the case may be, solely for the purpose of reincorporating the Issuer in a State of the United States or any state thereof, the District of Columbia or any territory thereof so long as the amount of Indebtedness of the Issuer and its Restricted Subsidiaries is not increased thereby.

        Subject to certain limitations described in the Senior Indenture governing release of a Guarantee upon the sale, disposition or transfer of a Guarantor, no Guarantor will, and the Issuer will not permit any Guarantor to, consolidate or merge with or into or wind up into (whether or not the Issuer or Guarantor is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

        (1)   (a) such Guarantor is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation, partnership, limited partnership, limited liability corporation or trust organized or existing under the laws of the jurisdiction of organization of such Guarantor, as the case may be, or the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (such Guarantor or such Person, as the case may be, being herein called the "Successor Person");

          (b)   the Successor Person, if other than such Guarantor, expressly assumes all the obligations of such Guarantor under the Senior Indenture and such Guarantor's related Guarantee pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee;

          (c)   immediately after such transaction, no Default exists; and

          (d)   the Issuer shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indentures, if any, comply with the Senior Indenture; or

        (2)   the transaction is made in compliance with the covenant described under "Repurchase at the Option of Holders—Asset Sales."

        Subject to certain limitations described in the Senior Indenture, the Successor Person will succeed to, and be substituted for, such Guarantor under the Senior Indenture and such Guarantor's Guarantee. Notwithstanding the foregoing, any Guarantor may (i) merge into or transfer all or part of its properties and assets to another Guarantor or the Issuer, (ii) merge with an Affiliate of the Issuer solely for the purpose of reincorporating the Guarantor in the United States, any state thereof, the District of Columbia or any territory thereof or (iii) convert into a corporation, partnership, limited partnership, limited liability corporation or trust organized or existing under the laws of the jurisdiction of organization of such Guarantor.

  Transactions with Affiliates

        The Issuer will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Issuer (each of the foregoing, an "Affiliate Transaction") involving aggregate payments or consideration in excess of $15.0 million, unless:

        (1)   such Affiliate Transaction is on terms that are not materially less favorable to the Issuer or its relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person on an arm's-length basis; and

        (2)   the Issuer delivers to the Trustee with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate payments or consideration in excess of $25.0 million, a resolution adopted by the majority of the board of directors of the Issuer approving such Affiliate Transaction and set forth in an Officer's Certificate certifying that such Affiliate Transaction complies with clause (1) above.

        The foregoing provisions will not apply to the following:

        (1)   transactions between or among the Issuer or any of its Restricted Subsidiaries;

        (2)   Restricted Payments permitted by the provisions of the Senior Indenture described above under the covenant "—Limitation on Restricted Payments" and the definition of "Permitted Investments";

        (3)   the payment of management, consulting, monitoring and advisory fees and related expenses to the Investors pursuant to the Sponsor Management Agreement (plus any unpaid management, consulting, monitoring and advisory fees and related expenses accrued in any prior year) and the termination fees pursuant to the Sponsor Management Agreement, in each case as in effect on the Issue Date, or any amendment thereto (so long as any such amendment is not disadvantageous in the good faith judgment of the board of directors of the Issuer to the Holders when taken as a whole as compared to the Sponsor Management Agreement in effect on the Issue Date);

        (4)   the payment of reasonable and customary fees paid to, and indemnities provided for the benefit of, officers, directors, employees or consultants of Issuer, any of its direct or indirect parent companies or any of its Restricted Subsidiaries;

        (5)   transactions in which the Issuer or any of its Restricted Subsidiaries, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Issuer or such Restricted Subsidiary from a financial point of view or stating that the terms are not materially less favorable to the Issuer or its relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person on an arm's-length basis;

        (6)   any agreement as in effect as of the Issue Date, or any amendment thereto (so long as any such amendment is not disadvantageous to the Holders when taken as a whole as compared to the applicable agreement as in effect on the Issue Date in the reasonable determination of the Issuer);

        (7)   the existence of, or the performance by the Issuer or any of its Restricted Subsidiaries of its obligations under the terms of, any stockholders agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Issue Date and any similar agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by the Issuer or any of its Restricted Subsidiaries of obligations under any future amendment to any such existing agreement or under any similar agreement entered into after the Issue Date shall only be permitted by this clause (7) to the extent that the terms of any such amendment or new agreement are not otherwise disadvantageous to the Holders when taken as a whole in the reasonable determination of the Issuer;

        (8)   the Transactions and the payment of all fees and expenses related to the Transactions, in each case as disclosed in the offering documentation relating to the outstanding notes;

        (9)   transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of the Senior Indenture which are fair to the Issuer and its Restricted Subsidiaries, in the reasonable determination of the board of directors of the Issuer or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;

        (10) the issuance of Equity Interests (other than Disqualified Stock) of the Issuer to any Permitted Holder or to any director, officer, employee or consultant;

        (11) sales of accounts receivable, or participations therein, in connection with the ABL Facility and any Receivables Facility;

        (12) payments by the Issuer or any of its Restricted Subsidiaries to any of the Investors made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures, which payments are approved by a majority of the board of directors of the Issuer in good faith;

        (13) payments or loans (or cancellation of loans) to employees or consultants of the Issuer, any of its direct or indirect parent companies or any of its Restricted Subsidiaries and employment agreements, stock option plans and other similar arrangements with such employees or consultants which, in each case, are approved by the Issuer in good faith;

        (14) investments by the Investors in securities of the Issuer or any of its Restricted Subsidiaries so long as (i) the investment is being offered generally to other investors on the same or more favorable terms and (ii) the investment constitutes less than 5.0% of the proposed or outstanding issue amount of such class of securities;

        (15) payments to or from, and transactions with, any joint ventures in the ordinary course of business; and

        (16) payments by the Issuer (and any direct or indirect parent thereof) and its Subsidiaries pursuant to tax sharing agreements among the Issuer (and any such parent) and its Subsidiaries on customary terms to the extent attributable to the ownership or operation of the Issuer and its Subsidiaries; provided that in each case the amount of such payments in any fiscal year does not exceed the amount that the Issuer, its Restricted Subsidiaries and its Unrestricted Subsidiaries (to the extent of amounts received from Unrestricted Subsidiaries) would be required to pay in respect of foreign, federal, state and local taxes for such fiscal year were the Issuer and its Restricted Subsidiaries (to the extent described above) to pay such taxes separately from any such parent entity.

  Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

        The Issuer will not, and will not permit any of its Restricted Subsidiaries that are not Guarantors to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any such Restricted Subsidiary to:

        (1)   (a) pay dividends or make any other distributions to the Issuer or any of its Restricted Subsidiaries on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, or

          (b)   pay any Indebtedness owed to the Issuer or any of its Restricted Subsidiaries;

        (2)   make loans or advances to the Issuer or any of its Restricted Subsidiaries; or

        (3)   sell, lease or transfer any of its properties or assets to the Issuer or any of its Restricted Subsidiaries,

except (in each case) for such encumbrances or restrictions existing under or by reason of:

          (a)   contractual encumbrances or restrictions in effect on the Issue Date, including pursuant to the Senior Credit Facilities and the related documentation;

          (b)   the Senior Indenture, the Senior Notes, the Senior Subordinated Indenture and the Senior Subordinated Notes;

          (c)   purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature discussed in clause (3) above on the property so acquired;

          (d)   applicable law or any applicable rule, regulation or order;

          (e)   any agreement or other instrument of a Person acquired by the Issuer or any Restricted Subsidiary in existence at the time of such acquisition (but not created in connection therewith or in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person and its Subsidiaries, or the property or assets of the Person and its Subsidiaries, so acquired;

          (f)    contracts for the sale of assets, including customary restrictions with respect to a Subsidiary of the Issuer pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary;

          (g)   Secured Indebtedness that limits the right of the debtor to dispose of the assets securing such Indebtedness that is otherwise permitted to be incurred pursuant to the covenants described under "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock" and "—Liens";

          (h)   restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

          (i)    other Indebtedness, Disqualified Stock or Preferred Stock of Foreign Subsidiaries permitted to be incurred subsequent to the Issue Date pursuant to the provisions of the covenant described under "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock";

          (j)    customary provisions in joint venture agreements and other agreements or arrangements relating solely to such joint venture;

          (k)   customary provisions contained in leases or licenses of intellectual property and other agreements, in each case entered into in the ordinary course of business;

          (l)    any encumbrances or restrictions of the type referred to in clauses (1), (2) and (3) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (a) through (k) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Issuer, no more restrictive with respect to such encumbrance and other restrictions taken as a whole than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing; and

          (m)  restrictions created in connection with any Receivables Facility that, in the good faith determination of the Issuer, are necessary or advisable to effect the transactions contemplated under such Receivables Facility.

  Limitation on Guarantees of Indebtedness by Restricted Subsidiaries

        The Issuer will not permit any of its Wholly-Owned Subsidiaries that are Restricted Subsidiaries (and non-Wholly-Owned Subsidiaries if such non-Wholly-Owned Subsidiaries guarantee other capital markets debt securities of the Issuer or any Guarantor), other than a Guarantor, a Foreign Subsidiary or a Receivables Subsidiary, to guarantee the payment of any Indebtedness of the Issuer or any other Guarantor unless:

        (1)   such Restricted Subsidiary within 30 days executes and delivers a supplemental indenture to the Senior Indenture providing for a Guarantee by such Restricted Subsidiary, except that with respect to a guarantee of Indebtedness of the Issuer or any Guarantor:

          (a)   if the Senior Notes or such Guarantor's Guarantee are subordinated in right of payment to such Indebtedness, the Guarantee under the supplemental indenture shall be subordinated to such Restricted Subsidiary's guarantee with respect to such Indebtedness substantially to the same extent as the Senior Notes are subordinated to such Indebtedness; and

          (b)   if such Indebtedness is by its express terms subordinated in right of payment to the Senior Notes or such Guarantor's Guarantee, any such guarantee by such Restricted Subsidiary with respect to such Indebtedness shall be subordinated in right of payment to such Guarantee substantially to the same extent as such Indebtedness is subordinated to the Senior Notes; and

        (2)   such Restricted Subsidiary waives, and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Issuer or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Guarantee;

provided that this covenant shall not be applicable to (i) any guarantee of any Restricted Subsidiary that existed at the time such Person became a Restricted Subsidiary and was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary and (ii) guarantees of any Receivables Facility by any Receivables Subsidiary.

  Reports and Other Information

        Notwithstanding that the Issuer may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, the Senior Indenture will require the Issuer to file with the SEC (and make available to the Trustee and Holders (without exhibits), without cost to any Holder, within 15 days after it files with the SEC) from and after the Issue Date,

        (1)   within 90 days (or any other time period then in effect under the rules and regulations of the Exchange Act with respect to the filing of a Form 10-K by a non-accelerated filer) after the end of each fiscal year, annual reports on Form 10-K, or any successor or comparable form, containing the information required to be contained therein, or required in such successor or comparable form;

        (2)   within 45 days after the end of each of the first three fiscal quarters of each fiscal year, reports on Form 10-Q containing all information that would be required to be contained in Form 10-Q, or any successor or comparable form;

        (3)   promptly from time to time after the occurrence of an event required to be therein reported, such other reports on Form 8-K, or any successor or comparable form; and

        (4)   any other information, documents and other reports which the Issuer would be required to file with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act;

in each case in a manner that complies in all material respects with the requirements specified in such form; provided that the Issuer shall not be so obligated to file such reports with the SEC if the SEC does not permit such filing, in which event the Issuer will make available such information to prospective purchasers of Senior Notes, in addition to providing such information to the Trustee and the Holders, in each case within 15 days after the time the Issuer would be required to file such information with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act. In addition, to the extent not satisfied by the foregoing, the Issuer will agree that, for so long as any Senior Notes are outstanding, it will furnish to Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

        In the event that any direct or indirect parent company of the Issuer becomes a Guarantor of the Senior Notes, the Senior Indenture will permit the Issuer to satisfy its obligations in this covenant with respect to financial information relating to the Issuer by furnishing financial information relating to such parent; provided that the same is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such parent, on the one hand, and the information relating to the Issuer and its Restricted Subsidiaries on a standalone basis, on the other hand.

        Notwithstanding the foregoing, such requirements shall be deemed satisfied prior to the commencement of the exchange offer or the effectiveness of the shelf registration statement described in the Registration Rights Agreement (1) by the filing with the SEC of the exchange offer registration statement or shelf registration statement (or any other similar registration statement), and any amendments thereto, with such financial information that satisfies Regulation S-X, subject to exceptions consistent with the presentation of financial information in the offering documentation relating to the outstanding notes, to the extent filed within the times specified above, or (2) by posting reports that would be required to be filed substantially in the form required by the SEC on the Issuer's website (or that of any of its parent companies) or providing such reports to the Trustee within 15 days after the time the Issuer would be required to file such information with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act, the financial information (including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" section) that would be required to be included in such reports, subject to exceptions consistent with the presentation of financial information in the offering documentation relating to the outstanding notes, to the extent filed within the times specified above. Notwithstanding anything herein to the contrary, the Issuer will not be deemed to have failed to comply with any of its agreements set forth under this covenant for purposes of clause (3) under "Events of Default and Remedies" until 120 days after the date any report is required to be filed with the SEC (or posted on the Issuer's website or provided to the Trustee) pursuant to this covenant.

Events of Default and Remedies

        The Senior Indenture provides that each of the following is an "Event of Default":

        (1)   default in payment when due and payable, upon redemption, acceleration or otherwise, of principal of, or premium, if any, on the Senior Notes;

        (2)   default for 30 days or more in the payment when due of interest or Special Interest on or with respect to the Senior Notes;

        (3)   failure by the Issuer or any Guarantor for 60 days after receipt of written notice given by the Trustee or the Holders of not less 30% in principal amount of the Senior Notes then outstanding under the Senior Indenture to comply with any of its obligations, covenants or agreements (other than a default referred to in clauses (1) and (2) above) contained in the Senior Indenture or the Senior Notes;

        (4)   default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Issuer or any of its Restricted Subsidiaries or the payment of which is guaranteed by the Issuer or any of its Restricted Subsidiaries, other than Indebtedness owed to the Issuer or a Restricted Subsidiary, whether such Indebtedness or guarantee now exists or is created after the issuance of the Senior Notes, if both:

          (a)   such default either results from the failure to pay any principal of such Indebtedness at its stated final maturity (after giving effect to any applicable grace periods) or relates to an obligation other than the obligation to pay principal of any such Indebtedness at its stated final maturity and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated maturity; and

          (b)   the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at stated final maturity (after giving effect to any applicable grace periods), or the maturity of which has been so accelerated, aggregate $50.0 million or more at any one time outstanding;

        (5)   failure by the Issuer or any Significant Subsidiary (or group of Subsidiaries that together would constitute a Significant Subsidiary) to pay final judgments aggregating in excess of $50.0 million, which final judgments remain unpaid, undischarged and unstayed for a period of more than 60 days after such judgment becomes final, and in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed;

        (6)   certain events of bankruptcy or insolvency with respect to the Issuer or any Significant Subsidiary (or group of Subsidiaries that together would constitute a Significant Subsidiary); or

        (7)   the Guarantee of any Significant Subsidiary (or group of Subsidiaries that together would constitute a Significant Subsidiary) shall for any reason cease to be in full force and effect or be declared null and void or any responsible officer (or the responsible officers of any group of Subsidiaries that together would constitute a Significant Subsidiary) of any Guarantor that is a Significant Subsidiary, as the case may be, denies that it has any further liability under its Guarantee or gives notice to such effect, other than by reason of the termination of the Senior Indenture or the release of any such Guarantee in accordance with the Senior Indenture.

        If any Event of Default (other than of a type specified in clause (6) above) occurs and is continuing under the Senior Indenture, the Trustee or the Holders of at least 30% in principal amount of the Senior Notes then outstanding under the Senior Indenture may declare the principal, premium, if any, interest and any other monetary obligations on all the Senior Notes then outstanding under the Senior Indenture to be due and payable immediately.

        Upon the effectiveness of such declaration, such principal premium, if any, and interest will be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising under clause (6) of the first paragraph of this section, all outstanding Senior Notes will become due and payable without further action or notice. The Senior Indenture provides that the Trustee may withhold from the Holders notice of any continuing Default, except a Default relating to the payment of principal, premium, if any, or interest, if it determines that withholding notice is in their interest. In addition, the Trustee shall have no obligation to accelerate the Senior Notes if in the best judgment of the Trustee acceleration is not in the best interest of the Holders.

        The Senior Indenture provides that the Holders of a majority in aggregate principal amount of the Senior Notes then outstanding under the Senior Indenture by notice to the Trustee may on behalf of the Holders of all of the Senior Notes waive any existing Default and its consequences under the Senior Indenture except a continuing Default in the payment of interest on, premium, if any, or the principal of any Senior Note held by a non-consenting Holder. In the event of any Event of Default specified in clause (4) above, such Event of Default and all consequences thereof (excluding any resulting payment default, other than as a result of acceleration of the Senior Notes) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders, if within 20 days after such Event of Default arose:

        (1)   the Indebtedness or guarantee that is the basis for such Event of Default has been discharged;

        (2)   the Holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default; or

        (3)   the default that is the basis for such Event of Default has been cured.

        Subject to the provisions of the Senior Indenture relating to the duties of the Trustee thereunder, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Senior Indenture at the request or direction of any of the Holders unless the Holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no Holder may pursue any remedy with respect to the Senior Indenture or the Senior Notes unless:

        (1)   such Holder has previously given the Trustee notice that an Event of Default is continuing;

        (2)   Holders of at least 30% in principal amount of the then outstanding Senior Notes have requested the Trustee to pursue the remedy;

        (3)   Holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense;

        (4)   the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

        (5)   Holders of a majority in principal amount of the then outstanding Senior Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

        Subject to certain restrictions, under the Senior Indenture the Holders of a majority in principal amount of the total outstanding Senior Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Senior Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would subject the Trustee to personal liability.

        The Senior Indenture provides that the Issuer is required to deliver to the Trustee annually a statement regarding compliance with the Senior Indenture, and the Issuer is required, within five Business Days upon becoming aware of any Default, to deliver to the Trustee a statement specifying such Default.

No Personal Liability of Directors, Officers, Employees and Shareholders

        No director, officer, employee, incorporator or shareholder of the Issuer or any Guarantor or any of their parent companies (other than the Issuer and the Guarantors) shall have any liability for any obligations of the Issuer or the Guarantors under the Senior Notes, the Guarantees or the Senior Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting the Senior Notes waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Senior Notes. Such waiver may not be effective to waive liabilities under the federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Legal Defeasance and Covenant Defeasance

        The obligations of the Issuer and the Guarantors under the Senior Indenture will terminate (other than certain obligations) and will be released upon payment in full of all of the Senior Notes issued under the Senior Indenture. The Issuer may, at its option and at any time, elect to have all of its obligations discharged with respect to the Senior Notes issued under the Senior Indenture and have the Issuer's and each Guarantor's obligation discharged with respect to its Guarantee ("Legal Defeasance") and cure all then existing Events of Default except for:

          (1)   the rights of Holders of Senior Notes issued under the Senior Indenture to receive payments in respect of the principal of, premium, if any, and interest on the Senior Notes when such payments are due solely out of the trust created pursuant to the Senior Indenture;

          (2)   the Issuer's obligations with respect to Senior Notes concerning issuing temporary notes, registration of such Senior Notes, mutilated, destroyed, lost or stolen Senior Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

          (3)   the rights, powers, trusts, duties and immunities of the Trustee, and the Issuer's obligations in connection therewith; and

          (4)   the Legal Defeasance provisions of the Senior Indenture.

        In addition, the Issuer may, at its option and at any time, elect to have its obligations and those of each Guarantor released with respect to certain covenants that are described in the Senior Indenture ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default with respect to the Senior Notes. In the event Covenant Defeasance occurs, certain events (not including bankruptcy, receivership, rehabilitation and insolvency events pertaining to the Issuer) described under "Events of Default and Remedies" will no longer constitute an Event of Default with respect to the Senior Notes.

        In order to exercise either Legal Defeasance or Covenant Defeasance with respect to the Senior Notes:

          (1)   the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars, Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest due on the Senior Notes issued under the Senior Indenture on the stated maturity date or on the redemption date, as the case may be, of such principal, premium, if any, or interest on such Senior Notes, and the Issuer must specify whether such Senior Notes are being defeased to maturity or to a particular redemption date;

          (2)   in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions,

            (a)   the Issuer has received from, or there has been published by, the United States Internal Revenue Service a ruling, or

            (b)   since the original issuance of the Senior Notes, there has been a change in the applicable U.S. federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, subject to customary assumptions and exclusions, the Holders will not recognize income, gain or loss for U.S. federal income tax purposes, as applicable, as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

          (3)   in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to such tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

          (4)   no Default (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith) shall have occurred and be continuing on the date of such deposit;

          (5)   such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under the Senior Credit Facilities, the Senior Subordinated Indenture, the Senior Subordinated Notes or any other material agreement or instrument (other than the Senior Indenture) to which the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith);

          (6)   the Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that, as of the date of such opinion and subject to customary assumptions and exclusions following the deposit, the trust funds will not be subject to the effect of Section 547 of Title 11 of the United States Code;

          (7)   the Issuer shall have delivered to the Trustee an Officer's Certificate stating that the deposit was not made by the Issuer with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuer or any Guarantor or others; and

          (8)   the Issuer shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions) each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

Satisfaction and Discharge

        The Senior Indenture will be discharged and will cease to be of further effect as to all Senior Notes issued thereunder, when either:

          (1)   all Senior Notes theretofore authenticated and delivered, except lost, stolen or destroyed Senior Notes which have been replaced or paid and Senior Notes for whose payment money has theretofore been deposited in trust, have been delivered to the Trustee for cancellation; or

          (2)   (a) all Senior Notes not theretofore delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise, will become due and payable within one year or may be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and the Issuer or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest to pay and discharge the entire indebtedness on the Senior Notes not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;

            (b)   no Default (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith) with respect to the Senior Indenture or the Senior Notes shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit, and such deposit will not result in a breach or violation of, or constitute a default under, the Senior Credit Facilities, the Senior Subordinated Indenture, the Senior Subordinated Notes or any other material agreement or instrument (other than the Senior Indenture) to which the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith);

            (c)   the Issuer has paid or caused to be paid all sums payable by it under the Senior Indenture; and

            (d)   the Issuer has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Senior Notes at maturity or the redemption date, as the case may be.

        In addition, the Issuer must deliver an Officer's Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Amendment, Supplement and Waiver

        Except as provided in the next two succeeding paragraphs, the Senior Indenture, any Guarantee, and the Senior Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Senior Notes then outstanding, including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Senior Notes, and any existing Default or compliance with any provision of the Senior Indenture, the Senior Notes issued thereunder, any Guarantee may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Senior Notes, other than Senior Notes beneficially owned by the Issuer or its Affiliates (including consents obtained in connection with a purchase of or tender offer or exchange offer for the Senior Notes).

        The Senior Indenture provides that, without the consent of each affected Holder, an amendment or waiver may not, with respect to any Senior Notes held by a non-consenting Holder:

          (1)   reduce the principal amount of such Senior Notes whose Holders must consent to an amendment, supplement or waiver;

          (2)   reduce the principal of or change the fixed final maturity of any such Senior Note or alter or waive the provisions with respect to the redemption of such Senior Notes (other than provisions relating to the covenants described above under the caption "Repurchase at the Option of Holders");

          (3)   reduce the rate of or change the time for payment of interest on any Senior Note;

          (4)   waive a Default in the payment of principal of or premium, if any, or interest on the Senior Notes, except a rescission of acceleration of the Senior Notes by the Holders of at least a majority in aggregate principal amount of the Senior Notes and a waiver of the payment default that resulted from such acceleration, or in respect of a covenant or provision contained in the Senior Indenture or any Guarantee which cannot be amended or modified without the consent of all Holders;

          (5)   make any Senior Note payable in money other than that stated therein;

          (6)   make any change in the provisions of the Senior Indenture relating to waivers of past Defaults or the rights of Holders to receive payments of principal of or premium, if any, or interest on the Senior Notes;

          (7)   make any change in these amendment and waiver provisions;

          (8)   impair the right of any Holder to receive payment of principal of, or interest on such Holder's Senior Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's Senior Notes;

          (9)   make any change to or modify the ranking of the Senior Notes that would adversely affect the Holders; or

          (10) except as expressly permitted by the Senior Indenture, modify the Guarantees of any Significant Subsidiary in any manner adverse to the Holders.

        Notwithstanding the foregoing, the Issuer, any Guarantor (with respect to a Guarantee or the Senior Indenture to which it is a party) and the Trustee may amend or supplement the Senior Indenture, any Guarantee or Notes without the consent of any Holder;

          (1)   to cure any ambiguity, omission, mistake, defect or inconsistency;

          (2)   to provide for uncertificated Senior Notes of such series in addition to or in place of certificated Senior Notes;

          (3)   to comply with the covenant relating to mergers, consolidations and sales of assets;

          (4)   to provide for the assumption of the Issuer's or any Guarantor's obligations to the Holders;

          (5)   to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under the Senior Indenture of any such Holder;

          (6)   to add covenants for the benefit of the Holders or to surrender any right or power conferred upon the Issuer or any Guarantor;

          (7)   to comply with requirements of the SEC in order to effect or maintain the qualification of the Senior Indenture under the Trust Indenture Act;

          (8)   to evidence and provide for the acceptance and appointment under the Senior Indenture of a successor Trustee thereunder pursuant to the requirements thereof;

          (9)   to provide for the issuance of Senior Exchange Notes or private exchange notes, which are identical to Senior Exchange Notes except that they are not freely transferable;

          (10) to add a Guarantor under the Senior Indenture;

          (11) to conform the text of the Senior Indenture, Guarantees or the Senior Notes to any provision of this "Description of Senior Notes" to the extent that such provision in this "Description of Senior Notes" was intended to be a verbatim recitation of a provision of the Senior Indenture, Guarantee or Senior Notes; or

          (12) to make any amendment to the provisions of the Senior Indenture relating to the transfer and legending of Senior Notes as permitted by the Senior Indenture, including, without limitation, to facilitate the issuance and administration of the Senior Notes; provided, however, that (i) compliance with the Senior Indenture as so amended would not result in Senior Notes being transferred in violation of the Securities Act or any applicable securities law and (ii) such amendment does not materially and adversely affect the rights of Holders to transfer Senior Notes.

        The consent of the Holders will not be necessary under the Senior Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

Notices

        Notices given by publication will be deemed given on the first date on which publication is made and notices given by first-class mail, postage prepaid, will be deemed given five calendar days after mailing.

Concerning the Trustee

        The Senior Indenture contains certain limitations on the rights of the Trustee thereunder, should it become a creditor of the Issuer, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee is permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign.

        The Senior Indenture provides that the Holders of a majority in principal amount of the outstanding Senior Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Senior Indenture provides that in case an Event of Default shall occur (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of his own affairs. Subject to such provisions, the Trustee is under no obligation to exercise any of its rights or powers under the Senior Indenture at the request of any Holder, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

Governing Law

        The Senior Indenture, the Senior Notes and any Guarantee are governed by and construed in accordance with the laws of the State of New York.

Certain Definitions

        Set forth below are certain defined terms used in the Senior Indenture. For purposes of the Senior Indenture, unless otherwise specifically indicated, the term "consolidated" with respect to any Person refers to such Person on a consolidated basis in accordance with GAAP, but excluding from such consolidation any Unrestricted Subsidiary as if such Unrestricted Subsidiary were not an Affiliate of such Person.

        "ABL Facility" means the Asset-Based Revolving Credit Agreement to be entered into as of the Issue Date by and among the Issuer, the lenders party thereto in their capacities as lenders thereunder and The CIT Group/Business Credit Inc., as Administrative Agent, including any guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements, refundings or refinancings thereof and any indentures, notes, debentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount borrowable thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted under "Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock" above).

        "ABL Facility Cap" means an amount equal to the greater of (x) $1,125.0 million and (y) the sum of (i) 85% of the net orderly liquidation value as determined in good faith by the Issuer of inventory of the Issuer and each Guarantor and (ii) 90% of all credit card receivables of the Issuer and each Guarantor determined in accordance with GAAP.

        "ABL Obligations" means Obligations under the ABL Facility.

        "ABL Secured Parties" means each of (i) the ABL Collateral Agent on behalf of itself and the lenders under the ABL Facility and lenders or their affiliates counterparty to related Hedging Obligations and (ii) each other holder of ABL Obligations.

        "Acquired Indebtedness" means, with respect to any specified Person,

          (1)   Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Restricted Subsidiary of such specified Person, and

          (2)   Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

        "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

        "Applicable Premium" means, with respect to any Senior Note on any Redemption Date, the greater of:

          (1)   1.0% of the principal amount of such Senior Note; and

          (2)   the excess, if any, of (a) the present value at such Redemption Date of (i) the redemption price of such Senior Note at July 15, 2011 (such redemption price being set forth in the tables appearing above under the captions "Optional Redemption"), plus (ii) all required interest payments due on such Senior Note through July 15, 2011 (excluding accrued but unpaid interest to the Redemption Date), computed using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points; over (b) the principal amount of such Senior Note.

        "Asset Sale" means:

          (1)   the sale, conveyance, transfer or other disposition, whether in a single transaction or a series of related transactions, of property or assets (including by way of a Sale and Lease-Back Transaction) of the Issuer or any of its Restricted Subsidiaries (each referred to in this definition as a "disposition"); or

          (2)   the issuance or sale of Equity Interests of any Restricted Subsidiary, whether in a single transaction or a series of related transactions (other than Preferred Stock of Restricted Subsidiaries issued in compliance with the covenant described under "Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock");

in each case, other than:

          (a)   any disposition of Cash Equivalents or Investment Grade Securities or obsolete or worn out equipment in the ordinary course of business or any disposition of inventory or goods (or other assets) held for sale in the ordinary course of business;

          (b)   the disposition of all or substantially all of the assets of the Issuer in a manner permitted pursuant to the provisions described above under "Certain Covenants—Merger, Consolidation or Sale of All or Substantially All Assets" or any disposition that constitutes a Change of Control pursuant to the Senior Indenture;

          (c)   the making of any Restricted Payment or Permitted Investment that is permitted to be made, and is made, under the covenant described above under "Certain Covenants—Limitation on Restricted Payments";

          (d)   any disposition of assets or issuance or sale of Equity Interests of any Restricted Subsidiary in any transaction or series of related transactions with an aggregate fair market value of less than $25.0 million;

          (e)   any disposition of property or assets or issuance of securities by a Restricted Subsidiary of the Issuer to the Issuer or by the Issuer or a Restricted Subsidiary of the Issuer to another Restricted Subsidiary of the Issuer;

          (f)    to the extent allowable under Section 1031 of the Code or any comparable or successor provision, any exchange of like property (excluding any boot thereon) for use in a Similar Business;

          (g)   the lease, assignment or sub-lease of any real or personal property in the ordinary course of business;

          (h)   any issuance or sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

          (i)    foreclosures on assets;

          (j)    sales of accounts receivable, or participations therein, in connection with the ABL Facility or any Receivables Facility;

          (k)   any financing transaction with respect to property built or acquired by the Issuer or any Restricted Subsidiary after the Issue Date, including Sale and Lease-Back Transactions and asset securitizations permitted by the Senior Indenture;

          (l)    dispositions in the ordinary course of business by any Restricted Subsidiary engaged in the insurance business in order to provide insurance to the Issuer and its Subsidiaries;

          (m)  the unwinding of any Hedging Obligations; and

          (n)   sales, transfers and other dispositions of Investments in joint ventures to the extent required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in joint venture arrangements and similar binding arrangements.

        "Asset Sale Offer" has the meaning set forth in the fourth paragraph under "Repurchase at the Option of Holders—Asset Sales."

        "Bankruptcy Code" means Title 11 of the United States Code, as amended.

        "Bankruptcy Law" means the Bankruptcy Code and any similar federal, state or foreign law for the relief of debtors.

        "Business Day" means each day which is not a Legal Holiday.

        "Capital Stock" means:

        (1)   in the case of a corporation, corporate stock;

        (2)   in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

        (3)   in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

        (4)   any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

        "Capitalized Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP.

        "Capitalized Software Expenditures" means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities) by a Person and its Restricted Subsidiaries during such period in respect of purchased software or internally developed software and software enhancements that, in conformity with GAAP, are or are required to be reflected as capitalized costs on the consolidated balance sheet of a Person and its Restricted Subsidiaries.

        "Cash Equivalents" means:

        (1)   United States dollars;

        (2)   euro or any national currency of any participating member state of the EMU or such local currencies held by the Issuer and its Restricted Subsidiaries from time to time in the ordinary course of business;

        (3)   securities issued or directly and fully and unconditionally guaranteed or insured by the U.S. government (or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of the U.S. government) with maturities of 24 months or less from the date of acquisition;

        (4)   certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus of not less than $500.0 million in the case of U.S. banks and $100.0 million (or the U.S. dollar equivalent as of the date of determination) in the case of non-U.S. banks;

        (5)   repurchase obligations for underlying securities of the types described in clauses (3) and (4) entered into with any financial institution meeting the qualifications specified in clause (4) above;

        (6)   commercial paper rated at least P-1 by Moody's or at least A-1 by S&P and in each case maturing within 24 months after the date of creation thereof;

        (7)   marketable short-term money market and similar securities having a rating of at least P-2 or A-2 from either Moody's or S&P, respectively (or, if at any time neither Moody's nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency) and in each case maturing within 24 months after the date of creation thereof;

        (8)   investment funds investing 95% of their assets in securities of the types described in clauses (1) through (7) above;

        (9)   readily marketable direct obligations issued by any state, commonwealth or territory of the United States or any political subdivision or taxing authority thereof having an Investment Grade Rating from either Moody's or S&P with maturities of 24 months or less from the date of acquisition;

        (10) Indebtedness or Preferred Stock issued by Persons with a rating of "A" or higher from S&P or "A2" or higher from Moody's with maturities of 24 months or less from the date of acquisition; and

        (11) Investments with average maturities of 24 months or less from the date of acquisition in money market funds rated AAA- (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody's.

        Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clauses (1) and (2) above; provided that such amounts are converted into any currency listed in clauses (1) and (2) as promptly as practicable and in any event within ten Business Days following the receipt of such amounts.

        "Change of Control" means the occurrence of any of the following:

        (1)   the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the assets of the Issuer and its Subsidiaries, taken as a whole, to any Person other than a Permitted Holder; or

        (2)   the Issuer becomes aware (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) of the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act or any successor provision), other than the Permitted Holders, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of 50% or more of the total voting power of the Voting Stock of the Issuer or any of its direct or indirect parent companies holding directly or indirectly 100% of the total voting power of the Voting Stock of the Issuer.

        "Code" means the Internal Revenue Code of 1986, as amended, or any successor thereto.

        "Consolidated Depreciation and Amortization Expense" means with respect to any Person for any period, the total amount of depreciation and amortization expense, including the amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses and Capitalized Software Expenditures, of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

        "Consolidated Interest Expense" means, with respect to any Person for any period, without duplication, the sum of:

        (1)   consolidated interest expense of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted (and not added back) in computing Consolidated Net Income (including (a) amortization of original issue discount resulting from the issuance of Indebtedness at less than par, (b) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers' acceptances, (c) non-cash interest payments (but excluding any non-cash interest expense attributable to the movement in the mark to market valuation of Hedging Obligations or other derivative instruments pursuant to GAAP), (d) the interest component of Capitalized Lease Obligations, and (e) net payments, if any, pursuant to interest rate Hedging Obligations with respect to Indebtedness, and excluding (u) accretion or accrual of discounted liabilities not constituting Indebtedness, (v) any expense resulting from the discounting any Indebtedness in connection with the application of recapitalization accounting or, if applicable, purchase accounting, (w) any Special Interest and any comparable "additional interest" with respect to other securities, (x) amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses, (y) any expensing of bridge, commitment and other financing fees and (z) commissions, discounts, yield and other fees and charges (including any interest expense) related to any Receivables Facility); plus

        (2)   consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued; less

        (3)   interest income for such period.

For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

        "Consolidated Leverage Ratio" as of any date of determination, means the ratio of (1) Consolidated Total Indebtedness of the Issuer and its Restricted Subsidiaries as of the end of the most recent fiscal period for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur to (2) the Issuer's EBITDA for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur, in each case with such pro forma adjustments to Consolidated Total Indebtedness and EBITDA as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of "Fixed Charge Coverage Ratio."

        "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person for such period, on a consolidated basis, and otherwise determined in accordance with GAAP; provided, however, that, without duplication,

        (1)   any after-tax effect of extraordinary, non-recurring or unusual gains or losses (less all fees and expenses relating thereto) or expenses (including relating to the Transactions to the extent incurred on or prior to May 1, 2008), severance, relocation costs, consolidation and closing costs, integration and facilities opening costs, business optimization costs, transition costs, restructuring costs, signing, retention or completion bonuses, and curtailments or modifications to pension and post-retirement employee benefit plans shall be excluded,

        (2)   the cumulative effect of a change in accounting principles during such period shall be excluded,

        (3)   any after-tax effect of income (loss) from disposed, abandoned or discontinued operations and any net after-tax gains or losses on disposal of disposed, abandoned, transferred, closed or discontinued operations shall be excluded,

        (4)   any after-tax effect of gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions or abandonments other than in the ordinary course of business, as determined in good faith by the Issuer, shall be excluded,

        (5)   the Net Income for such period of any Person that is an Unrestricted Subsidiary shall be excluded, and, solely for the purpose of determining the amount available for Restricted Payments under clause 3(a) of the first paragraph of "Certain Covenants—Limitation on Restricted Payments," the Net Income for such period of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting shall be excluded; provided that Consolidated Net Income of the Issuer shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash) to the Issuer or a Restricted Subsidiary thereof in respect of such period, to the extent not already included therein,

        (6)   solely for the purpose of determining the amount available for Restricted Payments under clause (3)(a) of the first paragraph of "Certain Covenants—Limitation on Restricted Payments," the Net Income for such period of any Restricted Subsidiary (other than any Guarantor) shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its Net Income is not at the date of determination wholly permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or similar distributions has been legally waived; provided that Consolidated Net Income of the Issuer will be increased by the amount of dividends or other distributions or other payments actually paid in cash (or to the extent converted into cash) or Cash Equivalents to the Issuer or a Restricted Subsidiary thereof in respect of such period, to the extent not already included therein,

        (7)   effects of adjustments (including the effects of such adjustments pushed down to the Issuer and its Restricted Subsidiaries) in the property, equipment, inventory, software and other intangible assets, deferred revenue and debt line items in such Person's consolidated financial statements pursuant to GAAP resulting from the application of recapitalization accounting or, if applicable, purchase accounting in relation to the Transactions or any consummated acquisition or the amortization or write-off of any amounts thereof, net of taxes, shall be excluded,

        (8)   any after-tax effect of income (loss) from the early extinguishment of Indebtedness or Hedging Obligations or other derivative instruments shall be excluded,

        (9)   any impairment charge or asset write-off, including, without limitation, impairment charges or asset write-offs related to intangible assets, long-lived assets or investments in debt and equity securities, in each case, pursuant to GAAP and the amortization of intangibles arising pursuant to GAAP shall be excluded,

        (10) any non-cash compensation expense recorded from grants of stock appreciation or similar rights, stock options, restricted stock or other rights, and any cash charges associated with the rollover, acceleration or payout of Equity Interests by management of the Company or any of its direct or indirect parent companies in connection with the Transactions, shall be excluded,

        (11) any fees and expenses incurred during such period, or any amortization thereof for such period, in connection with any acquisition, Investment, Asset Sale, issuance or repayment of Indebtedness, issuance of Equity Interests, refinancing transaction or amendment or modification of any debt instrument (in each case, including any such transaction consummated prior to the Issue Date and any such transaction undertaken but not completed) and any charges or non-recurring merger costs incurred during such period as a result of any such transaction shall be excluded,

        (12) accruals and reserves that are established or adjusted within twelve months after the Issue Date that are so required to be established as a result of the Transactions in accordance with GAAP, or changes as a result of adoption or modification of accounting policies, shall be excluded, and

        (13) to the extent covered by insurance and actually reimbursed, or, so long as the Issuer has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is (a) not denied by the applicable carrier in writing within 180 days and (b) in fact reimbursed within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within 365 days), expenses with respect to liability or casualty events or business interruption shall be excluded.

        Notwithstanding the foregoing, for the purpose of the covenant described under "Certain Covenants—Limitation on Restricted Payments" only (other than clause (3)(d) thereof), there shall be excluded from Consolidated Net Income any income arising from any sale or other disposition of Restricted Investments made by the Issuer and its Restricted Subsidiaries, any repurchases and redemptions of Restricted Investments from the Issuer and its Restricted Subsidiaries, any repayments of loans and advances which constitute Restricted Investments by the Issuer or any of its Restricted Subsidiaries, any sale of the stock of an Unrestricted Subsidiary or any distribution or dividend from an Unrestricted Subsidiary, in each case only to the extent such amounts increase the amount of Restricted Payments permitted under such covenant pursuant to clause (3)(d) thereof.

        "Consolidated Secured Debt Ratio" as of any date of determination, means the ratio of (1) Consolidated Total Indebtedness of the Issuer and its Restricted Subsidiaries that is secured by Liens as of the end of the most recent fiscal period for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur to (2) the Issuer's EBITDA for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur, in each case with such pro forma adjustments to Consolidated Total Indebtedness and EBITDA as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of "Fixed Charge Coverage Ratio."

        "Consolidated Total Indebtedness" means, as of any date of determination, an amount equal to the sum of (1) the aggregate amount of all outstanding Indebtedness of the Issuer and its Restricted Subsidiaries on a consolidated basis consisting of Indebtedness for borrowed money, Obligations in respect of Capitalized Lease Obligations and debt obligations evidenced by promissory notes and similar instruments (and excluding, for the avoidance of doubt, all obligations relating to Receivables Facilities) and (2) the aggregate amount of all outstanding Disqualified Stock of the Issuer and all Preferred Stock of its Restricted Subsidiaries on a consolidated basis, with the amount of such Disqualified Stock and Preferred Stock equal to the greater of their respective voluntary or involuntary liquidation preferences and maximum fixed repurchase prices, in each case determined on a consolidated basis in accordance with GAAP. For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Stock or Preferred Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock or Preferred Stock as if such Disqualified Stock or Preferred Stock were purchased on any date on which Consolidated Total

Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Stock or Preferred Stock, such fair market value shall be determined reasonably and in good faith by the Issuer.

        "Contingent Obligations" means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent,

        (1)   to purchase any such primary obligation or any property constituting direct or indirect security therefor,

        (2)   to advance or supply funds:

          (a)   for the purchase or payment of any such primary obligation, or

          (b)   to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, or

        (3)   to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

        "Credit Facilities" means, with respect to the Issuer or any of its Restricted Subsidiaries, one or more debt facilities, including the Senior Credit Facilities, or other financing arrangements (including, without limitation, commercial paper facilities or indentures) providing for revolving credit loans, term loans, letters of credit or other long-term indebtedness, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof and any indentures, notes, debentures or credit facilities or commercial paper facilities that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount permitted to be borrowed thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted under "Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock") or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender or group of lenders.

        "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

        "Designated Non-cash Consideration" means the fair market value of non-cash consideration received by the Issuer or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officer's Certificate, setting forth the basis of such valuation, executed by the principal financial officer of the Issuer, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of or collection on such Designated Non-cash Consideration.

        "Designated Preferred Stock" means Preferred Stock of the Issuer or any parent corporation thereof (in each case other than Disqualified Stock) that is issued for cash (other than to a Restricted Subsidiary or an employee stock ownership plan or trust established by the Issuer or any of its Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an Officer's Certificate executed by the principal financial officer of the Issuer or the applicable parent corporation thereof, as the case may be, on the issuance date thereof, the cash proceeds of which are excluded from the calculation set forth in clause (3) of the first paragraph under "Certain Covenants—Limitation on Restricted Payments."

        "Disqualified Stock" means, with respect to any Person, any Capital Stock of such Person which, by its terms, or by the terms of any security into which it is convertible or for which it is putable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable (other than solely as a result of a change of control or asset sale) pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than solely as a result of a change of control or asset sale), in whole or in part, in each case prior to the date 91 days after the earlier of the maturity date of the Senior Notes or the date the Senior Notes are no longer outstanding; provided, however, that if such Capital Stock is issued to any plan for the benefit of employees of the Issuer or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Issuer or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.

        "EBITDA" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period

        (1)   increased (without duplication) by:

          (a)   provision for taxes based on income or profits or capital gains, including, without limitation, foreign, federal, state, franchise and similar taxes and foreign withholding taxes (including penalties and interest related to such taxes or arising from tax examinations) of such Person paid or accrued during such period deducted (and not added back) in computing Consolidated Net Income in such period; plus

          (b)   Fixed Charges of such Person for such period (including (x) net losses on Hedging Obligations or other derivative instruments entered into for the purpose of hedging interest rate risk and (y) costs of surety bonds in connection with financing activities, in each case, to the extent included in Fixed Charges), together with items excluded from the definition of "Consolidated Interest Expense" pursuant to clauses (1)(u), (v), (w), (x), (y) and (z) of the definition thereof, and, in each such case, to the extent the same were deducted (and not added back) in calculating such Consolidated Net Income in such period; plus

          (c)   Consolidated Depreciation and Amortization Expense of such Person for such period to the extent the same was deducted (and not added back) in computing Consolidated Net Income in such period; plus

          (d)   any expenses or charges (other than depreciation or amortization expense) related to any Equity Offering, Permitted Investment, acquisition, disposition, recapitalization or the incurrence of Indebtedness permitted to be incurred by the Senior Indenture (including a refinancing thereof) (whether or not successful), including (i) such fees, expenses or charges related to the offering of the Senior Notes and any Credit Facilities and (ii) any amendment or other modification of the Senior Notes, and, in each case, deducted (and not added back) in computing Consolidated Net Income in such period; plus

          (e)   the amount of any restructuring charge or reserve deducted (and not added back) in such period in computing Consolidated Net Income, including any one-time costs incurred in connection with acquisitions after the Issue Date and costs related to the closure and/or consolidation of facilities; plus

          (f)    any other non-cash charges, including any write-offs or write-downs, reducing Consolidated Net Income for such period (provided that if any such non-cash charges represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period); plus

          (g)   the amount of any minority interest expense consisting of income attributable to minority equity interests of third parties deducted (and not added back) in such period in calculating Consolidated Net Income in such period; plus

          (h)   the amount of management, monitoring, consulting and advisory fees and related expenses paid in such period to the Investors to the extent otherwise permitted under "Certain Covenants—Transactions with Affiliates"; plus

          (i)    the amount of net cost savings projected by the Issuer in good faith to be realized as a result of specified actions taken or to be taken (calculated on a pro forma basis as though such cost savings had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions; provided that (w) such cost savings are reasonably identifiable and factually supportable, (x) such actions have been taken or are to be taken within 12 months after the date of determination to take such action, (y) no cost savings shall be added pursuant to this clause (i) to the extent duplicative of any expenses or charges relating to such cost savings that are included in clause (e) above with respect to such period and (z) the aggregate amount of cost savings added pursuant to this clause (i) shall not exceed $25.0 million for any four consecutive quarter period (which adjustments may be incremental to pro forma adjustments made pursuant to the second paragraph of the definition of "Fixed Charge Coverage Ratio"); plus

          (j)    the amount of loss on sales of receivables and related assets to the Receivables Subsidiary in connection with a Receivables Facility; plus

          (k)   an amount equal to the impact on cost of goods sold and operating profit of incremental markdowns taken as a result of Project Alpha as described in the offering documentation relating to the outstanding notes; provided that this clause (k) shall not apply to any quarterly period beginning after February 1, 2008; plus

          (l)    any expenses associated with Project Alpha inventory and real estate initiatives as described in the offering documentation relating to the outstanding notes; provided that this clause (l) shall not apply to any quarterly period beginning after February 1, 2008; plus

          (m)  any costs or expense incurred by the Issuer or a Restricted Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such cost or expenses are funded with cash proceeds contributed to the capital of the Issuer or net cash proceeds of an issuance of Equity Interests of the Issuer (other than Disqualified Stock) solely to the extent that such net cash proceeds are excluded from the calculation set forth in clause (3) of the first paragraph under "Certain Covenants—Limitation on Restricted Payments";

        (2)   decreased by (without duplication) non-cash gains increasing Consolidated Net Income of such Person for such period, excluding any non-cash gains to the extent they represent the reversal of an accrual or reserve for a potential cash item that reduced EBITDA in any prior period; and

        (3)   increased or decreased by (without duplication):

          (a)   any net gain or loss resulting in such period from Hedging Obligations and the application of Statement of Financial Accounting Standards No. 133; plus or minus, as applicable, and

          (b)   any net gain or loss resulting in such period from currency translation gains or losses related to currency remeasurements of Indebtedness (including any net loss or gain resulting from Hedging Obligations for currency exchange risk).

        "EMU" means the economic and monetary union as contemplated in the Treaty on European Union.

        "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.

        "Equity Offering" means any public or private sale of common stock or Preferred Stock of the Issuer or any of its direct or indirect parent companies (excluding Disqualified Stock), other than:

        (1)   public offerings with respect to the Issuer's or any direct or indirect parent company's common stock registered on Form S-8;

        (2)   issuances to any Subsidiary of the Issuer; and

        (3)   any such public or private sale that constitutes an Excluded Contribution.

        "euro" means the single currency of participating member states of the EMU.

        "Event of Default" has the meaning set forth under "Events of Default and Remedies."

        "Excess Proceeds" has the meaning set forth in the fourth paragraph under "Repurchase at the Option of Holders—Asset Sales."

        "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

        "Excluded Contribution" means net cash proceeds, marketable securities or Qualified Proceeds received by the Issuer after the Issue Date from

        (1)   contributions to its common equity capital, and

        (2)   the sale (other than to a Subsidiary of the Issuer or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of the Issuer) of Capital Stock (other than Disqualified Stock and Designated Preferred Stock) of the Issuer,

in each case designated as Excluded Contributions pursuant to an Officer's Certificate executed by the principal financial officer of the Issuer on the date such capital contributions are made or the date such Equity Interests are sold, as the case may be, which are excluded from the calculation set forth in clause (3) of the first paragraph under "Certain Covenants—Limitation on Restricted Payments."

        "Fixed Charge Coverage Ratio" means, with respect to any Person for any period, the ratio of EBITDA of such Person for such period to the Fixed Charges of such Person for such period. In the event that the Issuer or any Restricted Subsidiary incurs, assumes, guarantees, redeems, retires or extinguishes any Indebtedness (other than Indebtedness incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) or issues or redeems Disqualified Stock or Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to or simultaneously with the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Fixed Charge Coverage Ratio Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, redemption, retirement or extinguishment of Indebtedness, or such issuance or redemption of Disqualified Stock or Preferred Stock, as if the same had occurred on the first day of the applicable four-quarter period.

        For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, consolidations and disposed operations (as determined in accordance with GAAP) that have been made by the Issuer or any of its Restricted Subsidiaries during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Fixed Charge Coverage Ratio Calculation Date shall be calculated on a pro forma basis assuming that all such

Investments, acquisitions, dispositions, mergers, consolidations and disposed operations (and the change in any associated fixed charge obligations and the change in EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If, since the beginning of such period, any Person that subsequently became a Restricted Subsidiary or was merged with or into the Issuer or any of its Restricted Subsidiaries since the beginning of such period shall have made any Investment, acquisition, disposition, merger, consolidation or disposed operation that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, merger, consolidation or disposed operation had occurred on the first day of the applicable four-quarter period.

        For purposes of this definition, whenever pro forma effect is to be given to a transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Issuer. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Fixed Charge Coverage Ratio Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Issuer to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period except as set forth in the first paragraph of this definition. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate or other rate shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Issuer may designate.

        "Fixed Charges" means, with respect to any Person for any period, the sum of:

        (1)   Consolidated Interest Expense of such Person for such period;

        (2)   all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Preferred Stock during such period; and

        (3)   all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Disqualified Stock during such period.

        "Foreign Subsidiary" means, with respect to any Person, any Restricted Subsidiary of such Person that is not organized or existing under the laws of the United States, any state thereof or the District of Columbia and any Restricted Subsidiary of such Foreign Subsidiary.

        "GAAP" means generally accepted accounting principles in the United States which are in effect on the Issue Date.

        "General Credit Facility" means the credit agreement to be entered into as of the Issue Date by and among the Issuer, the lenders party thereto in their capacities as lenders thereunder and Citicorp North America, Inc., as Administrative Agent, including any guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements, refundings or refinancings thereof and any indentures, notes, debentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount borrowable thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted under "Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock" above).

        "Government Securities" means securities that are:

        (1)   direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged; or

        (2)   obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuers thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt.

        "guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.

        "Guarantee" means the guarantee by any Guarantor of the Issuer's Obligations under the Senior Indenture.

        "Guarantor" means each Restricted Subsidiary that Guarantees the Senior Notes in accordance with the terms of the Senior Indenture.

        "Hedging Obligations" means, with respect to any Person, the obligations of such Person under any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, commodity swap agreement, commodity cap agreement, commodity collar agreement, foreign exchange contract, currency swap agreement or similar agreement providing for the transfer or mitigation of interest rate or currency risks either generally or under specific contingencies.

        "Holder" means the Person in whose name a Senior Note is registered on the registrar's books.

        "Indebtedness" means, with respect to any Person, without duplication:

          (1)   any indebtedness (including principal and premium) of such Person, whether or not contingent:

            (a)   in respect of borrowed money;

            (b)   evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers' acceptances (or, without duplication, reimbursement agreements in respect thereof);

            (c)   representing the balance deferred and unpaid of the purchase price of any property (including Capitalized Lease Obligations), except (i) any such balance that constitutes a trade payable or similar obligation to a trade creditor, in each case accrued in the ordinary course of business and (ii) any earn-out obligations until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP; or

            (d)   representing any Hedging Obligations;

    if and to the extent that any of the foregoing Indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;

          (2)   to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise on, the obligations of the type referred to in clause (1) of a third Person (whether or not such items would appear upon the balance sheet of the such obligor or guarantor), other than by endorsement of negotiable instruments for collection in the ordinary course of business; and

          (3)   to the extent not otherwise included, the obligations of the type referred to in clause (1) of a third Person secured by a Lien on any asset owned by such first Person, whether or not such Indebtedness is assumed by such first Person;

provided, however, that notwithstanding the foregoing, Indebtedness shall be deemed not to include (a) Contingent Obligations incurred in the ordinary course of business or (b) obligations under or in respect of Receivables Facilities.

        "Independent Financial Advisor" means an accounting, appraisal, investment banking firm or consultant to Persons engaged in Similar Businesses of nationally recognized standing that is, in the good faith judgment of the Issuer, qualified to perform the task for which it has been engaged.

        "Initial Purchasers" means Goldman, Sachs & Co., Citigroup Global Markets Inc., Lehman Brothers Inc. and Wachovia Capital Markets, LLC.

        "insolvency or liquidation proceeding" means:

        (1)   any case commenced by or against the Issuer or any Guarantor under any Bankruptcy Law for the relief of debtors, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of the Issuer or any Guarantor, any receivership or assignment for the benefit of creditors relating to the Issuer or any Guarantor or any similar case or proceeding relative to the Issuer or any Guarantor or its creditors, as such, in each case whether or not voluntary;

        (2)   any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to the Issuer or any Guarantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or

        (3)   any other proceeding of any type or nature in which substantially all claims of creditors of the Issuer or any Guarantor are determined and any payment or distribution is or may be made on account of such claims.

        "Investment Grade Rating" means a rating equal to or higher than Baa3 (or the equivalent) by Moody's and BBB- (or the equivalent) by S&P, or an equivalent rating by any other Rating Agency.

        "Investment Grade Securities" means:

        (1)   securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (other than Cash Equivalents);

        (2)   debt securities or debt instruments with an Investment Grade Rating, but excluding any debt securities or instruments constituting loans or advances among the Issuer and its Subsidiaries;

        (3)   investments in any fund that invests exclusively in investments of the type described in clauses (1) and (2) which fund may also hold immaterial amounts of cash pending investment or distribution; and

        (4)   corresponding instruments in countries other than the United States customarily utilized for high quality investments.

        "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, trade credit, advances to customers, commissions, travel and similar advances to officers and employees, in each case made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet (excluding the footnotes) of the Issuer in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property. For purposes of the definition of "Unrestricted Subsidiary" and the covenant described under "Certain Covenants—Limitation on Restricted Payments":

        (1)   "Investments" shall include the portion (proportionate to the Issuer's equity interest in such Subsidiary) of the fair market value of the net assets of a Subsidiary of the Issuer at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Issuer shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary in an amount (if positive) equal to:

          (a)   the Issuer's "Investment" in such Subsidiary at the time of such redesignation; less

          (b)   the portion (proportionate to the Issuer equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and

        (2)   any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Issuer.

        "Investors" means Kohlberg Kravis Roberts & Co. L.P., GS Capital Partners VI Fund, L.P. and funds managed by Citigroup Private Equity LP, and each of their respective Affiliates but not including, however, any portfolio companies of any of the foregoing.

        "Issue Date" means July 6, 2007.

        "Issuer" has the meaning set forth in the first paragraph under "General"; provided that when used in the context of determining the fair market value of an asset or liability under the Senior Indenture other than in calculating the ABL Facility Cap, "Issuer" shall be deemed to mean the board of directors of the Issuer when the fair market value is equal to or in excess of $50.0 million (unless otherwise expressly stated).

        "Legal Holiday" means a Saturday, a Sunday or a day on which commercial banking institutions are not required to be open in the State of New York.

        "Lien" means, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, hypothecation, charge, security interest, preference, priority or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease be deemed to constitute a Lien.

        "Moody's" means Moody's Investors Service, Inc. and any successor to its rating agency business.

        "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends.

        "Net Proceeds" means the aggregate cash proceeds received by the Issuer or any of its Restricted Subsidiaries in respect of any Asset Sale, including any cash received upon the sale or other disposition of any Designated Non-cash Consideration received in any Asset Sale, net of the direct costs relating to such Asset Sale and the sale or disposition of such Designated Non-cash Consideration, including legal, accounting and investment banking fees, and brokerage and sales commissions, any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of principal, premium, if any, and interest on Senior Indebtedness required (other than required by clause (1) of the second paragraph of "Repurchase at the Option of Holders—Asset Sales") to be paid as a result of such transaction and any deduction of appropriate amounts to be provided by the Issuer or any of its Restricted Subsidiaries as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by the Issuer or any of its Restricted Subsidiaries after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

        "Obligations" means any principal, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), premium, penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and bankers' acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.

        "Officer" means the Chairman of the Board, the Chief Executive Officer, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of the Issuer.

        "Officer's Certificate" means a certificate signed on behalf of the Issuer by an Officer of the Issuer, who must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Issuer, that meets the requirements set forth in the Senior Indenture.

        "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Issuer or the Trustee.

        "Permitted Asset Swap" means the concurrent purchase and sale or exchange of Related Business Assets or a combination of Related Business Assets and cash or Cash Equivalents between the Issuer or any of its Restricted Subsidiaries and another Person; provided, that any cash or Cash Equivalents received must be applied in accordance with the covenant described under "Repurchase at the Option of Holders—Asset Sales."

        "Permitted Holders" means each of the Investors, members of management of the Issuer (or its direct or indirect parent) and any assignees of the equity commitments of the Investors on the Issue Date who are (or will be, pursuant to the agreements described under "Certain Relationships and Related Transactions, and Director Independence—Equity Investment by Senior Management Participants" section of our fiscal 2007 Form 10-K) holders of Equity Interests of the Issuer (or any of its direct or indirect parent companies) and any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) of which any of the foregoing are members; provided that, in the case of such group and without giving effect to the existence of such group or any other group, such Investors, members of management and assignees of the equity commitments of the Investors, collectively, have beneficial ownership of more than 50% of the total voting power of the Voting Stock of the Issuer or any of its direct or indirect parent companies.

        "Permitted Investments" means:

        (1)   any Investment in the Issuer or any of its Restricted Subsidiaries;

        (2)   any Investment in cash and Cash Equivalents or Investment Grade Securities;

        (3)   any Investment by the Issuer or any of its Restricted Subsidiaries in a Person that is engaged in a Similar Business if as a result of such Investment:

          (a)   such Person becomes a Restricted Subsidiary; or

          (b)   such Person, in one transaction or a series of related transactions, is merged or consolidated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Issuer or a Restricted Subsidiary, and, in each case, any Investment held by such Person; provided, that such Investment was not acquired by such Person in contemplation of such acquisition, merger, consolidation or transfer;

        (4)   any Investment in securities or other assets not constituting cash, Cash Equivalents or Investment Grade Securities and received in connection with an Asset Sale made pursuant to the provisions described under "Repurchase at the Option of Holders—Asset Sales" or any other disposition of assets not constituting an Asset Sale;

        (5)   any Investment existing on the Issue Date;

        (6)   any Investment acquired by the Issuer or any of its Restricted Subsidiaries:

          (a)   in exchange for any other Investment or accounts receivable held by the Issuer or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable; or

          (b)   as a result of a foreclosure by the Issuer or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

        (7)   Hedging Obligations permitted under clause (11) of the second paragraph of the covenant described in "Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock";

        (8)   any Investment in a Similar Business having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (8) that are at that time outstanding, not to exceed $50.0 million at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

        (9)   Investments the payment for which consists of Equity Interests (exclusive of Disqualified Stock) of the Issuer or any of its direct or indirect parent companies; provided, however, that such Equity Interests will not increase the amount available for Restricted Payments under clause (3) of the first paragraph under the covenant described in "Certain Covenants—Limitations on Restricted Payments";

        (10) guarantees of Indebtedness permitted under the covenant described in "Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock";

        (11) any transaction to the extent it constitutes an Investment that is permitted and made in accordance with the provisions of the second paragraph of the covenant described under "Certain Covenants—Transactions with Affiliates" (except transactions described in clauses (2), (5) and (9) of such paragraph);

        (12) Investments consisting of purchases and acquisitions of inventory, supplies, material or equipment;

        (13) additional Investments having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (13) that are at that time outstanding (without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash or marketable securities), not to exceed $100.0 million at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

        (14) Investments relating to a Receivables Subsidiary that, in the good faith determination of the Issuer, are necessary or advisable to effect the ABL Facility or any Receivables Facility, as the case may be;

        (15) advances to, or guarantees of Indebtedness of, employees not in excess of $10.0 million outstanding at any one time, in the aggregate;

        (16) loans and advances to officers, directors and employees for business-related travel expenses, moving expenses and other similar expenses, in each case incurred in the ordinary course of business or consistent with past practices or to fund such Person's purchase of Equity Interests of the Issuer or any direct or indirect parent company thereof; and

        (17) Investments consisting of purchases and acquisitions of inventory, supplies, material or equipment or the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons.

        "Permitted Liens" means, with respect to any Person:

        (1)   pledges or deposits by such Person under workmen's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case incurred in the ordinary course of business;

        (2)   Liens imposed by law, such as carriers', warehousemen's and mechanics' Liens, in each case for sums not yet overdue for a period of more than 30 days or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

        (3)   Liens for taxes, assessments or other governmental charges not yet overdue for a period of more than 30 days or payable or subject to penalties for nonpayment or which are being contested in good faith by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

        (4)   Liens in favor of issuers of performance and surety bonds or bid bonds or with respect to other regulatory requirements or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business;

        (5)   minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

        (6)   Liens securing Indebtedness permitted to be incurred pursuant to clauses (1), (5), (13), (14), (19) or (20) of the second paragraph under "Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock"; provided that (a) Liens securing

Indebtedness, Disqualified Stock or Preferred Stock permitted to be incurred pursuant to clause (14) relate only to Refinancing Indebtedness that serves to refund or refinance Indebtedness, Disqualified Stock or Preferred Stock incurred under clause (5) or (13) of the second paragraph under "Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock," (b) Liens securing Indebtedness permitted to be incurred pursuant to clause (19) extend only to the assets of Foreign Subsidiaries, (c) Liens securing Indebtedness permitted to be incurred pursuant to clause (20) are solely on acquired property or the assets of the acquired entity, as the case may be and (d) Liens securing Indebtedness, Disqualified Stock or Preferred Stock permitted to be incurred pursuant to clause (5) of the second paragraph under "Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock" extend only to the assets so financed, purchased, constructed or improved;

        (7)   Liens existing on the Issue Date (other than Liens in favor of the lenders under the Senior Credit Facilities);

        (8)   Liens on property or shares of stock of a Person at the time such Person becomes a Subsidiary; provided, however, such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided, further, however, that such Liens may not extend to any other property owned by the Issuer or any of its Restricted Subsidiaries;

        (9)   Liens on property at the time the Issuer or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into the Issuer or any of its Restricted Subsidiaries; provided, however, that such Liens are not created or incurred in connection with, or in contemplation of, such acquisition; provided, further, however, that the Liens may not extend to any other property owned by the Issuer or any of its Restricted Subsidiaries;

        (10) Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Issuer or another Restricted Subsidiary permitted to be incurred in accordance with the covenant described under "Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock";

        (11) Liens securing Hedging Obligations so long as the related Indebtedness is, and is permitted to be under the Senior Indenture, secured by a Lien on the same property securing such Hedging Obligations;

        (12) Liens on specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

        (13) leases, subleases, licenses or sublicenses granted to others in the ordinary course of business which do not materially interfere with the ordinary conduct of the business of the Issuer or any of its Restricted Subsidiaries and do not secure any Indebtedness;

        (14) Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Issuer and its Restricted Subsidiaries in the ordinary course of business;

        (15) Liens in favor of the Issuer or any Guarantor;

        (16) Liens on equipment of the Issuer or any of its Restricted Subsidiaries granted in the ordinary course of business;

        (17) Liens on accounts receivable and related assets incurred in connection with a Receivables Facility;

        (18) Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancing, refunding, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (6), (7), (8) and (9); provided, however, that (a) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property), and (b) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (i) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (6), (7), (8) and (9) at the time the original Lien became a Permitted Lien under the Senior Indenture, and (ii) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement;

        (19) deposits made in the ordinary course of business to secure liability to insurance carriers;

        (20) other Liens securing obligations incurred in the ordinary course of business which obligations do not exceed $20.0 million at any one time outstanding;

        (21) Liens securing judgments for the payment of money not constituting an Event of Default under clause (5) under the caption "Events of Default and Remedies" so long as such Liens are adequately bonded and any appropriate legal proceedings that may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

        (22) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

        (23) Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code, or any comparable or successor provision, on items in the course of collection, (ii) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business, and (iii) in favor of banking institutions arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

        (24) Liens deemed to exist in connection with Investments in repurchase agreements permitted under "Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock"; provided that such Liens do not extend to any assets other than those that are the subject of such repurchase agreements;

        (25) Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Issuer or any of its Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Issuer and its Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of the Issuer or any of its Restricted Subsidiaries in the ordinary course of business;

        (26) Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes; and

        (27) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale or purchase of goods entered into by the Issuer or any Restricted Subsidiary in the ordinary course of business.

        For purposes of this definition, the term "Indebtedness" shall be deemed to include interest on such Indebtedness.

        "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

        "Plan of Reorganization" means any plan of reorganization, plan of liquidation, agreement for composition, or other type of plan of arrangement proposed in or in connection with any insolvency or liquidation proceeding.

        "Preferred Stock" means any Equity Interest with preferential rights of payment of dividends or upon liquidation, dissolution or winding up.

        "Purchase Money Obligations" means any Indebtedness incurred to finance or refinance the acquisition, leasing, construction or improvement of property (real or personal) or assets (other than Capital Stock), and whether acquired through the direct acquisition of such property or assets, or otherwise.

        "Qualified Proceeds" means the fair value of assets that are used or useful in, or Capital Stock of any Person engaged in, a Similar Business; provided that the fair market value of any such assets or Capital Stock shall be determined by the Issuer in good faith.

        "Rating Agencies" means Moody's and S&P or if Moody's or S&P or both shall not make a rating on the Senior Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Issuer which shall be substituted for Moody's or S&P or both, as the case may be.

        "Receivables Facility" means any of one or more receivables financing facilities as amended, supplemented, modified, extended, renewed, restated or refunded from time to time, the Obligations of which are non-recourse (except for customary representations, warranties, covenants and indemnities made in connection with such facilities) to the Issuer or any of its Restricted Subsidiaries (other than a Receivables Subsidiary) pursuant to which the Issuer or any of its Restricted Subsidiaries purports to sell its accounts receivable to either (a) a Person that is not a Restricted Subsidiary or (b) a Receivables Subsidiary that in turn funds such purchase by purporting to sell its accounts receivable to a Person that is not a Restricted Subsidiary or by borrowing from such a Person or from another Receivables Subsidiary that in turn funds itself by borrowing from such a Person.

        "Receivables Fees" means distributions or payments made directly or by means of discounts with respect to any accounts receivable or participation interest therein issued or sold in connection with, and other fees paid to a Person that is not a Restricted Subsidiary in connection with any Receivables Facility.

        "Receivables Subsidiary" means any Subsidiary formed for the purpose of facilitating or entering into one or more Receivables Facilities, and in each case engages only in activities reasonably related or incidental thereto.

        "Redemption Date" has the meaning set forth under "Optional Redemption—Senior Notes."

        "Registration Rights Agreement" means the Registration Rights Agreement related to the Senior Notes, dated as of the Issue Date, among the Issuer, the Guarantors and the Initial Purchasers.

        "Related Business Assets" means assets (other than cash or Cash Equivalents) used or useful in a Similar Business; provided that any assets received by the Issuer or a Restricted Subsidiary in exchange for assets transferred by the Issuer or a Restricted Subsidiary will not be deemed to be Related Business Assets if they consist of securities of a Person, unless upon receipt of the securities of such Person, such Person would become a Restricted Subsidiary.

        "Restricted Investment" means an Investment other than a Permitted Investment.

        "Restricted Subsidiary" means, at any time, any direct or indirect Subsidiary of the Issuer (including any Foreign Subsidiary) that is not then an Unrestricted Subsidiary; provided, however, that upon an Unrestricted Subsidiary's ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of "Restricted Subsidiary."

        "S&P" means Standard & Poor's, a division of The McGraw-Hill Companies, Inc., and any successor to its rating agency business.

        "Sale and Lease-Back Transaction" means any arrangement providing for the leasing by the Issuer or any of its Restricted Subsidiaries of any real or tangible personal property, which property has been or is to be sold or transferred by the Issuer or such Restricted Subsidiary to a third Person in contemplation of such leasing.

        "SEC" means the U.S. Securities and Exchange Commission.

        "Secured Indebtedness" means any Indebtedness of the Issuer or any of its Restricted Subsidiaries secured by a Lien.

        "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

        "Senior Credit Facilities" means the ABL Facility and the General Credit Facility.

        "Senior Exchange Notes" means any notes issued in exchange for the Senior Notes pursuant to the Registration Rights Agreement or similar agreement.

        "Senior Indebtedness" means:

        (1)   all Indebtedness of the Issuer or any Guarantor outstanding under the Senior Credit Facilities or the Senior Notes and related Guarantees (including interest accruing on or after the filing of any petition in bankruptcy or similar proceeding or for reorganization of the Issuer or any Guarantor (at the rate provided for in the documentation with respect thereto, regardless of whether or not a claim for post-filing interest is allowed in such proceedings)), and any and all other fees, expense reimbursement obligations, indemnification amounts, penalties, and other amounts (whether existing on the Issue Date or thereafter created or incurred) and all obligations of the Issuer or any Guarantor to reimburse any bank or other Person in respect of amounts paid under letters of credit, acceptances or other similar instruments;

        (2)   all Hedging Obligations (and guarantees thereof) owing to a Lender (as defined in the Senior Credit Facilities) or any Affiliate of such Lender (or any Person that was a Lender or an Affiliate of such Lender at the time the applicable agreement giving rise to such Hedging Obligation was entered into); provided that such Hedging Obligations are permitted to be incurred under the terms of the Senior Indenture;

        (3)   any other Indebtedness of the Issuer or any Guarantor permitted to be incurred under the terms of the Senior Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is subordinated in right of payment to the Senior Notes or any related Guarantee; and

        (4)   all Obligations with respect to the items listed in the preceding clauses (1), (2) and (3);

provided, however, that Senior Indebtedness shall not include:

        (a)   any obligation of such Person to the Issuer or any of its Subsidiaries;

        (b)   any liability for federal, state, local or other taxes owed or owing by such Person;

        (c)   any accounts payable or other liability to trade creditors arising in the ordinary course of business;

        (d)   any Indebtedness or other Obligation of such Person which is subordinate or junior in any respect to any other Indebtedness or other Obligation of such Person; or

        (e)   that portion of any Indebtedness which at the time of incurrence is incurred in violation of the Senior Indenture.

        "Senior Subordinated Indenture" means the Senior Subordinated Indenture dated as of the Issue Date, among the Issuer, the Guarantors, as guarantors and the Trustee, as trustee, pursuant to which the Senior Subordinated Notes are issued.

        "Senior Subordinated Notes" means the $725,000,000 aggregate principal amount of 11.875%/12.625% Senior Subordinated Toggle Notes due 2017 issued by the Issuer under the Senior Subordinated Indenture on the Issue Date.

        "Significant Subsidiary" means any Restricted Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the Issue Date.

        "Similar Business" means any business conducted or proposed to be conducted by the Issuer and its Restricted Subsidiaries on the Issue Date or any business that is similar, reasonably related, incidental or ancillary thereto.

        "Special Interest" means all additional interest then owing pursuant to the Registration Rights Agreement.

        "Sponsor Management Agreement" means the management agreement between certain of the management companies associated with the Investors and the Issuer.

        "Subordinated Indebtedness" means, with respect to the Senior Notes,

        (1)   any Indebtedness of the Issuer which is by its terms subordinated in right of payment to the Senior Notes, and

        (2)   any Indebtedness of any Guarantor which is by its terms subordinated in right of payment to the Guarantee of such entity of the Senior Notes.

        "Subsidiary" means, with respect to any Person:

        (1)   any corporation, association, or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof or is consolidated under GAAP with such Person at such time; and

        (2)   any partnership, joint venture, limited liability company or similar entity of which

          (x)   more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise, and

          (y)   such Person or any Restricted Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

        "Total Assets" means the total assets of the Issuer and its Restricted Subsidiaries on a consolidated basis, as shown on the most recent consolidated balance sheet of the Issuer or such other Person as may be expressly stated.

        "Transactions" means the acquisition of all of the outstanding capital stock of Dollar General Corporation, including the payment of the acquisition consideration in connection therewith, the equity investment by the Investors and members of management, the issuance of the Senior Notes and the Senior Subordinated Notes, the tender offer and consent solicitation for any and all of the outstanding 8 5/8% Notes due 2010 of Dollar General Corporation and the execution of, and borrowings on the Issue Date under, the Senior Credit Facilities and, the pledge and security arrangements in connection with the foregoing, in each case as in effect on the Issue Date, and the related transactions described in this prospectus under the section thereof entitled '—The Transactions."

        "Treasury Rate" means, as of any Redemption Date, the yield to maturity as of such Redemption Date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Redemption Date to July 15, 2011; provided, however, that if the period from the Redemption Date to July 15, 2011 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

        "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended (15 U.S.C §§ 77aaa-777bbbb).

        "Unrestricted Subsidiary" means:

        (1)   any Subsidiary of the Issuer which at the time of determination is an Unrestricted Subsidiary (as designated by the Issuer, as provided below); and

        (2)   any Subsidiary of an Unrestricted Subsidiary.

        The Issuer may designate any Subsidiary of the Issuer (including any existing Subsidiary and any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on, any property of, the Issuer or any Subsidiary of the Issuer (other than solely any Subsidiary of the Subsidiary to be so designated); provided that:

        (1)   any Unrestricted Subsidiary must be an entity of which the Equity Interests entitled to cast at least a majority of the votes that may be cast by all Equity Interests having ordinary voting power for the election of directors or Persons performing a similar function are owned, directly or indirectly, by the Issuer;

        (2)   such designation complies with the covenants described under "Certain Covenants—Limitation on Restricted Payments"; and

        (3)   each of:

          (a)   the Subsidiary to be so designated; and

          (b)   its Subsidiaries

  has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Issuer or any Restricted Subsidiary.

        The Issuer may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that, immediately after giving effect to such designation, no Default shall have occurred and be continuing and either:

        (1)   the Issuer could incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test described in the first paragraph under "Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock"; or

        (2)   the Fixed Charge Coverage Ratio for the Issuer and its Restricted Subsidiaries would be greater than such ratio for the Issuer and its Restricted Subsidiaries immediately prior to such designation, in each case on a pro forma basis taking into account such designation.

        The Issuer shall notify the Trustee of any such designation by promptly filing with the Trustee a copy of the resolution of the board of directors of the Issuer or any committee thereof giving effect to such designation and an Officer's Certificate certifying that such designation complied with the foregoing provisions.

        "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the board of directors of such Person.

        "Weighted Average Life to Maturity" means, when applied to any Indebtedness, Disqualified Stock or Preferred Stock, as the case may be, at any date, the quotient obtained by dividing:

        (1)   the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock or Preferred Stock multiplied by the amount of such payment; by

        (2)   the sum of all such payments.

        "Wholly-Owned Subsidiary" of any Person means a Subsidiary of such Person, 100% of the outstanding Equity Interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person.

DESCRIPTION OF SENIOR SUBORDINATED NOTES

General

        Certain terms used in this description are defined under the subheading "Certain Definitions."

        Buck Acquisition Corp. issued $725,000,000 aggregate principal amount of 11.875%/12.625% senior subordinated toggle notes due 2017 (the "Senior Subordinated Notes") under an indenture to be dated July 6, 2007 (the "Senior Subordinated Indenture") among Buck Acquisition Corp., the Guarantors and Wells Fargo Bank, National Association, as trustee (the "Trustee"). Immediately following the closing of the offering and as part of the Transactions, Buck Acquisition Corp. merged with and into Dollar General Corporation, with Dollar General Corporation continuing as the surviving corporation and assuming all the obligations of Buck Acquisition Corp. under the Senior Subordinated Indenture. In this description, the terms "we," "our," "us," "the Issuer" and "the Company" refer to Buck Acquisition Corp. prior to the merger described above and to Dollar General Corporation as the surviving corporation in the merger, together with its consolidated Subsidiaries (except that "the Issuer" does not include consolidated subsidiaries). As of the date of this prospectus, $700,000,000 aggregate principal amount of Senior Subordinated Notes remained outstanding.

        The following description is only a summary of the material provisions of the Senior Subordinated Indenture, does not purport to be complete and is qualified in its entirety by reference to the provisions of that agreement, including the definitions therein of certain terms used below. We urge you to read the Senior Subordinated Indenture because it, and not this description, will define your rights as Holders of Senior Subordinated Notes. You may request copies of the Senior Subordinated Indenture at our address set forth under the heading "Summary."

Brief Description of the Senior Subordinated Notes

        The Senior Subordinated Notes:

  •
  are general unsecured senior subordinated obligations of the Issuer;

  •
  are subordinated in right of payment to all existing and future Senior Indebtedness of the Issuer, including Indebtedness under the Issuer's new Senior Credit Facilities and the Issuer's new Senior Notes;

  •
  are pari passu in right of payment with all future unsecured Senior Subordinated Indebtedness of the Issuer;

  •
  are effectively subordinated to all Secured Indebtedness of the Issuer, including Indebtedness under the Issuer's new Senior Credit Facilities, to the extent of the collateral securing such Indebtedness;

  •
  are senior in right of payment to all future Subordinated Indebtedness of the Issuer;

  •
  are structurally subordinated to any existing and future indebtedness and liabilities of non-guarantor Subsidiaries, including the Issuer's Foreign Subsidiaries and any Unrestricted Subsidiaries;

  •
  are initially unconditionally guaranteed on a joint and several and senior subordinated basis by each Restricted Subsidiary that guarantees the General Credit Facility; and

  •
  are subject to registration with the SEC pursuant to the Registration Rights Agreement.

Guarantees

        The Guarantors, as primary obligors and not merely as sureties, initially jointly and severally fully and unconditionally guarantee, on a senior subordinated basis, the performance and full and punctual payment when due, whether at maturity, by acceleration or otherwise, of all obligations of the Issuer under the Senior Subordinated Indenture and the Senior Subordinated Notes, whether for payment of principal of, premium, if any, or interest or Special Interest in respect of the Senior Subordinated Notes, expenses, indemnification or otherwise, on the terms set forth in the Senior Subordinated Indenture by executing the Senior Subordinated Indenture.

        The Restricted Subsidiaries which guarantee the General Credit Facility initially guarantee the Senior Subordinated Notes. Each Guarantee is a general unsecured senior subordinated obligation of the applicable Guarantor, is subordinated in right of payment to all existing and any future Senior Indebtedness of such Guarantor, is pari passu in right of payment with any future Senior Subordinated Indebtedness of such Guarantor, is effectively subordinated to all Secured Indebtedness of such Guarantor to the extent of the value of the collateral securing such Indebtedness, and will rank senior in right of payment to any future Subordinated Indebtedness of such Guarantor. The Senior Subordinated Notes are structurally subordinated to Indebtedness and other liabilities of Subsidiaries of the Issuer that do not guarantee the Senior Subordinated Notes.

        Not all of the Issuer's Subsidiaries guarantee the Senior Subordinated Notes. In the event of a bankruptcy, liquidation or reorganization of any of these non-Guarantor Subsidiaries, the non-Guarantor Subsidiaries will pay the holders of their debt and their trade creditors before they will be able to distribute any of their assets to the Issuer. None of the Issuer's Subsidiaries which are Foreign Subsidiaries, non-Wholly Owned Subsidiaries or any Receivables Subsidiaries will guarantee the Senior Credit Facilities, the Senior Notes or the Senior Subordinated Notes. Our Non-Guarantor Subsidiaries accounted for approximately $109.3 million of net revenues and approximately $26.6 million of net income, in each case, for 2007 and approximately $299.3 million of total assets, and approximately $262.7 million of total liabilities, in each case as of February 1, 2008.

        The obligations of each Guarantor under its Guarantee will be limited as necessary to prevent the Guarantee from constituting a fraudulent conveyance under applicable law.

        Any entity that makes a payment under its Guarantee will be entitled upon payment in full of all guaranteed obligations under the Senior Subordinated Indenture to a contribution from each other Guarantor in an amount equal to such other Guarantor's pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment determined in accordance with GAAP.

        If a Guarantee were rendered voidable, it could be subordinated by a court to all other indebtedness (including guarantees and other contingent liabilities) of the Guarantor, and, depending on the amount of such indebtedness, a Guarantor's liability on its Guarantee could be reduced to zero. See "Risk Factors—Risks Related to the Notes—Federal and state fraudulent transfer laws may permit a court to void the guarantees, and, if that occurs, you may not receive any payments on the notes."

        Each Guarantee by a Guarantor will provide by its terms that it will be automatically and unconditionally released and discharged upon:

          (1)   (a) any sale, exchange or transfer (by merger or otherwise) of the Capital Stock of such Guarantor (including any sale, exchange or transfer), after which the applicable Guarantor is no longer a Restricted Subsidiary or all or substantially all the assets of such Guarantor, which sale, exchange or transfer is made in compliance with the applicable provisions of the Senior Subordinated Indenture;

    (b)
    the release or discharge of the guarantee by such Guarantor of the Senior Credit Facilities or such other guarantee that resulted in the creation of such guarantee, except a discharge or release by or as a result of payment under such guarantee;

    (c)
    the designation of any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary in compliance with the applicable provisions of the Senior Subordinated Indenture; or

    (d)
    the exercise by the Issuer of its legal defeasance option or covenant defeasance option as described under "Legal Defeasance and Covenant Defeasance" or the discharge of the Issuer's obligations under the Senior Subordinated Indenture in accordance with the terms of the Senior Subordinated Indenture; and

          (2)   such Guarantor delivering to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for in the Senior Subordinated Indenture relating to such transaction have been complied with.

Other Senior Subordinated Indebtedness Versus Senior Subordinated Notes

        Only Indebtedness of the Issuer or a Guarantor that is Senior Indebtedness ranks senior to the Senior Subordinated Notes and the Guarantees in accordance with the provisions of the Senior Subordinated Indenture. The Senior Subordinated Notes and the Guarantees rank pari passu with all future Senior Subordinated Indebtedness of the Issuer and the Guarantors.

        The Issuer and the Guarantors agree in the Senior Subordinated Indenture not to incur any Indebtedness that is subordinate or junior in right of payment to Senior Indebtedness, unless such Indebtedness is Senior Subordinated Indebtedness of the applicable person or is expressly subordinated in right of payment to Senior Subordinated Indebtedness of such person. The Senior Subordinated Indenture does not treat (i) unsecured Indebtedness as subordinated or junior to Secured Indebtedness merely because it is unsecured or (ii) Senior Indebtedness as subordinated or junior to any other Senior Indebtedness merely because it has a junior priority with respect to the same collateral.

Payment of Senior Subordinated Notes

        Neither the Issuer nor any Guarantor are permitted to make payments of principal of or premium, if any, or interest on the Senior Subordinated Notes (or pay any other obligations relating to the Senior Subordinated Notes, including Special Interest, fees, costs, expenses, indemnities and rescission or damage claims) or make any deposit pursuant to the provisions described under "Legal Defeasance and Covenant Defeasance" or "Satisfaction and Discharge" below and may not purchase, redeem or otherwise retire any Senior Subordinated Notes (collectively, "pay the Senior Subordinated Notes") (except in the form of Permitted Junior Securities) if either of the following occurs (a "Payment Default"):

          (1)   any Obligation on any Designated Senior Indebtedness of the Issuer is not paid in full in cash when due (after giving effect to any applicable grace period); or

          (2)   any other default on Designated Senior Indebtedness of the Issuer occurs and the maturity of such Designated Senior Indebtedness is accelerated in accordance with its terms;

unless, in either case, the Payment Default has been cured or waived and any such acceleration has been rescinded or such Designated Senior Indebtedness has been paid in full in cash. Notwithstanding the foregoing, the Issuer is permitted to pay the Senior Subordinated Notes if it and the Trustee receive written notice approving such payment from the Representatives of all Designated Senior Indebtedness with respect to which the Payment Default has occurred and is continuing.

        During the continuance of any default other than a Payment Default (a "Non-Payment Default") with respect to any Designated Senior Indebtedness pursuant to which the maturity thereof may be accelerated without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, the Issuer is not permitted to pay the Senior Subordinated Notes (except in the form of Permitted Junior Securities) for a period (a "Payment Blockage Period") commencing upon the receipt by the Trustee (with a copy to the Issuer) of written notice (a "Blockage Notice") of such default from the Representative of such Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period and ending 179 days thereafter. The Payment Blockage Period will end earlier if such Payment Blockage Period is terminated:

          (1)   by written notice to the Trustee and the Issuer from the Person or Persons who gave such Blockage Notice;

          (2)   because the default giving rise to such Blockage Notice is cured, waived or otherwise no longer continuing; or

          (3)   because such Designated Senior Indebtedness has been discharged or repaid in full in cash.

        Notwithstanding the provisions described above, unless the holders of such Designated Senior Indebtedness or the Representative of such Designated Senior Indebtedness have accelerated the maturity of such Designated Senior Indebtedness, the Issuer and related Guarantors are permitted to resume paying the Senior Subordinated Notes after the end of such Payment Blockage Period. The Senior Subordinated Notes shall not be subject to more than one Payment Blockage Period in any consecutive 360-day period irrespective of the number of defaults with respect to Designated Senior Indebtedness during such period; provided that if any Payment Blockage Notice is delivered to the Trustee by or on behalf of the holders of Designated Senior Indebtedness of the Issuer (other than the holders of Indebtedness under the Senior Credit Facilities), a Representative of holders of Indebtedness under the Senior Credit Facilities may give another Payment Blockage Notice within such period. However, in no event may the total number of days during which any Payment Blockage Period or Periods on the Senior Subordinated Notes is in effect exceed 179 days in the aggregate during any consecutive 360-day period, and there must be at least 181 days during any consecutive 360-day period during which no Payment Blockage Period is in effect. Notwithstanding the foregoing, however, no Default that existed or was continuing on the date of delivery of any Blockage Notice to the Trustee will be, or be made, the basis for a subsequent Blockage Notice unless such default has been cured or waived for a period of not less than 90 consecutive days (it being acknowledged that any subsequent action, or any breach of any financial covenants during the period after the date of delivery of such initial Blockage Notice, that, in either case, would give rise to a Non-Payment Default pursuant to any provisions under which a Non-Payment Default previously existed or was continuing shall constitute a new Non-Payment Default for this purpose).

        Upon any payment or distribution of the assets of the Issuer upon a total or partial liquidation or dissolution or reorganization of or similar proceeding relating to the Issuer or its property:

          (1)   the holders of Senior Indebtedness of the Issuer will be entitled to receive payment in full in cash of such Senior Indebtedness before the Holders are entitled to receive any payment;

          (2)   until the Senior Indebtedness of the Issuer is paid in full in cash, any payment or distribution to which Holders would be entitled but for the subordination provisions of the Senior Subordinated Indenture will be made to holders of such Senior Indebtedness as their interests may appear, except that Holders may receive Permitted Junior Securities; and

          (3)   if a distribution is made to Holders that, due to the subordination provisions, should not have been made to them, such Holders are required to hold it in trust for the holders of Senior Indebtedness of the Issuer and pay it over to them as their interests may appear.

        The subordination and payment blockage provisions described above will not prevent a Default from occurring under the Senior Subordinated Indenture upon the failure of the Issuer to pay principal, premium, if any, or interest with respect to the Senior Subordinated Notes when due by their terms. If payment of the Senior Subordinated Notes is accelerated because of an Event of Default, the Issuer or the Trustee must promptly notify the holders of Designated Senior Indebtedness or the Representative of such Designated Senior Indebtedness of the acceleration. So long as there shall remain outstanding Senior Indebtedness under the Senior Credit Facilities, a Blockage Notice with respect to the Senior Credit Facilities may only be given by the respective administrative agents thereunder unless otherwise agreed to in writing by the respective requisite lenders named therein. If any Designated Senior Indebtedness is outstanding, neither the Issuer nor any Guarantor may pay the Senior Subordinated Notes until five Business Days after the Representatives of all the issues of Designated Senior Indebtedness receive notice of such acceleration and, thereafter, may pay the Senior Subordinated Notes only if the Senior Subordinated Indenture otherwise permits payment at that time.

        A Guarantor's obligations under its Guarantee are senior subordinated obligations. As such, the rights of Holders to receive payment by a Guarantor pursuant to its Guarantee will be subordinated in right of payment to the rights of holders of Senior Indebtedness of such Guarantor. The terms of the subordination and payment blockage provisions described above with respect to the Issuer's obligations under the Senior Subordinated Notes apply equally to a Guarantor and the obligations of such Guarantor under its Guarantee.

        A Holder by its acceptance of Senior Subordinated Notes agrees to be bound by these subordination provisions and authorizes and expressly directs the Trustee under the Senior Subordinated Indenture, on its behalf, to take such action as may be necessary or appropriate to effectuate the subordination provided for in the Senior Subordinated Indenture and appoints the Trustee under the Senior Subordinated Indenture its attorney-in-fact for such purpose.

        By reason of the subordination provisions contained in the Senior Subordinated Indenture, in the event of a liquidation or insolvency proceeding, creditors of the Issuer or a Guarantor who are holders of Senior Indebtedness of the Issuer or such Guarantor, as the case may be, may recover more, ratably, than the Holders, and creditors of the Issuer or a Guarantor who are not holders of Senior Indebtedness may recover less, ratably, than holders of Senior Indebtedness of the Issuer or such Guarantor and may recover more, ratably, than the Holders. See "Risk Factors—Risks Related to the Notes—Your right to receive payments on the senior subordinated notes will be junior to our existing and future senior indebtedness, including borrowings under our new senior secured credit facilities and the senior notes."

        The terms of the subordination provisions described above will not apply to payments from money or the proceeds of Government Securities deposited in trust or with the Trustee, as applicable, for the payment of principal of and interest on the Senior Subordinated Notes pursuant to the provisions described under "Legal Defeasance and Covenant Defeasance" or "Satisfaction and Discharge," if the subordination provisions described in this section were not violated at the time the applicable amounts were deposited in trust or with the Trustee, as applicable, pursuant to such sections.

Paying Agent and Registrar for the Senior Subordinated Notes

        The Issuer maintains one or more paying agents and a registrar for the Senior Subordinated Notes with offices in the Borough of Manhattan, City of New York. The initial paying agent and the initial registrar for the Senior Subordinated Notes is the Trustee.

        The registrar will maintain a register reflecting ownership of the Senior Subordinated Notes outstanding from time to time and will make payments on and facilitate transfer of Senior Subordinated Notes on behalf of the Issuer.

        The Issuer may change the paying agents or the registrars without prior notice to the Holders. The Issuer or any of its Subsidiaries may act as a paying agent or registrar.

Transfer and Exchange

        A Holder may transfer or exchange Senior Subordinated Notes in accordance with the Senior Subordinated Indenture. The registrar and the Trustee may require a Holder to furnish appropriate endorsements and transfer documents in connection with a transfer of Senior Subordinated Notes. Holders will be required to pay all taxes due on transfer. The Issuer will not be required to transfer or exchange any Senior Subordinated Note selected for redemption. Also, the Issuer will not be required to transfer or exchange any Senior Subordinated Note for a period of 15 days before a selection of Senior Subordinated Notes to be redeemed.

Principal, Maturity and Interest

        The Issuer issued $725,000,000 in aggregate principal amount of Senior Subordinated Notes. As of the date of this prospectus, $700,000,000 aggregate principal amount of Senior Subordinated Notes remained outstanding. The Senior Subordinated Notes will mature on July 15, 2017. Subject to compliance with the covenant described below under the caption "Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock," the Issuer may issue additional Senior Subordinated Notes from time to time after this offering under the Senior Subordinated Indenture (any such Senior Subordinated Notes, "Additional Senior Subordinated Notes"). In addition, in connection with the payment of PIK Interest or Partial PIK Interest in respect of the Senior Subordinated Notes, the Issuer is entitled to, without the consent of the Holders, increase the outstanding principal amount of the Senior Subordinated Notes or issue additional Senior Subordinated Notes (the "PIK Notes") under the Senior Subordinated Indenture on the same terms and conditions as the Senior Subordinated Notes (in each case, the "PIK Payment"). The Senior Subordinated Notes, the PIK Notes and any Additional Senior Subordinated Notes subsequently issued under the Senior Subordinated Indenture, are treated as a single class for all purposes under the Senior Subordinated Indenture, including waivers, amendments, redemptions and offers to purchase. Unless the context requires otherwise, references to "Senior Subordinated Notes" for all purposes of the Senior Subordinated Indenture and this "Description of Senior Subordinated Notes" include any PIK Notes and Additional Senior Subordinated Notes that are actually issued, and references to "principal amount" of the Senior Subordinated Notes includes any increase in the principal amount of the outstanding Senior Notes as a result of a PIK Payment.

        Interest on the Senior Subordinated Notes is payable semi-annually in arrears on January 15 and July 15, commencing on January 15, 2008, to the Holders of record on the immediately preceding January 1 and July 1. Interest on the Senior Subordinated Notes accrues from the most recent date to which interest has been paid or, if no interest has been paid, from and including the Issue Date. Interest on the Senior Subordinated Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months. For any interest payment period after the initial interest payment period and prior to July 15, 2011,

        The Issuer may, at its option, elect to pay interest on the Senior Subordinated Notes:

  •
  entirely in cash ("Cash Interest");

  •
  entirely by increasing the principal amount of the outstanding Senior Subordinated Notes or by issuing PIK Notes ("PIK Interest"); or

  •
  on 50% of the outstanding principal amount of the Senior Subordinated Notes in cash and on 50% of the principal amount by increasing the principal amount of the outstanding Senior Subordinated Notes or by issuing PIK Notes ("Partial PIK Interest").

        The Issuer must elect the form of interest payment with respect to each interest period by delivering a notice to the Trustee at least 30 days prior to the beginning of each interest period. The Trustee shall promptly deliver a corresponding notice to the Holders. In the absence of such an election for any interest period, interest on the Senior Subordinated Notes shall be payable according to the election for the previous interest period. Interest for the first interest period commencing on the Issue Date shall be payable entirely in cash. After July 15, 2011, the Issuer will make all interest payments on the Senior Subordinated Notes entirely in cash. Notwithstanding anything to the contrary, the payment of accrued interest in connection with any redemption of Senior Subordinated Notes as described under "—Optional Redemption" or "Repurchase at the Option of Holders" shall be made solely in cash.

        Cash Interest on the Senior Subordinated Notes will accrue at a rate of 11.875% per annum and be payable in cash. PIK Interest on the Senior Subordinated Notes will accrue at a rate of 12.625% per annum and be payable (x) with respect to Senior Subordinated Notes represented by one or more global notes registered in the name of, or held by, The Depository Trust Company ("DTC") or its nominee on the relevant record date, by increasing the principal amount of the outstanding global Senior Subordinated Note by an amount equal to the amount of PIK Interest for the applicable interest period (rounded up to the nearest $1,000) and (y) with respect to Senior Subordinated Notes represented by certificated notes, by issuing PIK Notes in certificated form in an aggregate principal amount equal to the amount of PIK Interest for the applicable period (rounded up to the nearest whole dollar), and the Trustee will, at the request of the Issuer, authenticate and deliver such PIK Notes in certificated form for original issuance to the Holders on the relevant record date, as shown by the records of the register of Holders. In the event that the Issuer elects to pay Partial PIK Interest for any interest period, each Holder will be entitled to receive Cash Interest in respect of 50% of the principal amount of the Senior Subordinated Notes held by such Holder on the relevant record date and PIK Interest in respect of 50% of the principal amount of the Senior Subordinated Notes held by such Holder on the relevant record date. Following an increase in the principal amount of the outstanding global Senior Subordinated Notes as a result of a PIK Payment, such global Senior Subordinated Notes will bear interest on such increased principal amount from and after the date of such PIK Payment. Any PIK Notes issued in certificated form will be dated as of the applicable interest payment date and will bear interest from and after such date. All Senior Subordinated Notes issued pursuant to a PIK Payment will mature on July 15, 2017 and will be governed by, and subject to the terms, provisions and conditions of, the Senior Subordinated Indenture and shall have the same rights and benefits as the Senior Subordinated Notes issued on the Issue Date. Any certificated PIK Notes will be issued with the description "PIK" on the face of such PIK Note.

        If the Senior Subordinated Notes would otherwise constitute "applicable high yield discount obligations" within the meaning of Section 163(i)(1) of the Code, at the end of each accrual period ending after the fifth anniversary of the Senior Subordinated Notes' issuance (the "AHYDO redemption date"), the Issuer will be required to redeem for cash a portion of each Senior Subordinated Note then outstanding equal to the "Mandatory Principal Redemption Amount" (such redemption, a "Mandatory Principal Redemption"). The redemption price for the portion of each Senior Subordinated Note redeemed pursuant to a Mandatory Principal Redemption will be 100% of the principal amount of such portion plus any accrued interest thereon on the date of redemption. The "Mandatory Principal Redemption Amount" means, as of each AHYDO redemption date, the excess, if any, of (a) the aggregate amount of accrued and unpaid interest and all accrued and unpaid "original issue discount" (as defined in Section 1273(a)(1) of the Code) with respect to the Senior Subordinated Notes, over (b) an amount equal to the product of (i) the "issue price" (as defined in Sections 1273(b) and 1274(a)

of the Code) of the Senior Subordinated Notes multiplied by (ii) the "yield to maturity" (as defined in the Treasury Regulation Section 1.1272-1(b)(1)(i)) of the Senior Subordinated Notes. No partial redemption or repurchase of the Senior Subordinated Notes prior to any AHYDO redemption date pursuant to any other provision of the Senior Subordinated Indenture will alter the Issuer's obligation to make any Mandatory Principal Redemption with respect to any Senior Subordinated Notes that remain outstanding on the AHYDO redemption date.

  Special Interest

        Special Interest may accrue on the Senior Subordinated Notes in certain circumstances pursuant to the Registration Rights Agreement. Any Special Interest on the Senior Subordinated Notes will be payable in the same form elected by the Issuer for payment of interest for the applicable interest payment period. All references in the Senior Subordinated Indenture, in any context, to any interest or other amount payable on or with respect to the Senior Subordinated Notes shall be deemed to include any Special Interest pursuant to the Registration Rights Agreement. Principal of, premium, if any, and interest on the Senior Subordinated Notes will be payable at the office or agency of the Issuer maintained for such purpose within the City and State of New York or, at the option of the Issuer, payment of interest may be made by check mailed to the Holders at their respective addresses set forth in the register of Holders; provided that all payments of principal, premium, if any, and interest with respect to the Senior Subordinated Notes represented by one or more global notes registered in the name of or held by DTC or its nominee will be made by wire transfer of immediately available funds to the accounts specified by the Holder or Holders thereof. Until otherwise designated by the Issuer, the Issuer's office or agency in New York will be the office of the Trustee maintained for such purpose.

Mandatory Redemption; Offers to Purchase; Open Market Purchases

        Except as set forth in the last paragraph under "Principal, Maturity and Interest," the Issuer will not be required to make any mandatory redemption or sinking fund payments with respect to the Senior Subordinated Notes. However, under certain circumstances, the Issuer may be required to offer to purchase Senior Subordinated Notes as described under the caption "Repurchase at the Option of Holders." The Issuer may from time to time acquire any Senior Subordinated Notes by means other than a redemption, whether by tender offer, in open market purchases, through negotiated transactions or otherwise.

Optional Redemption

        Except as set forth below, the Issuer will not be entitled to redeem Senior Subordinated Notes at its option prior to July 15, 2012.

        At any time prior to July 15, 2012, the Issuer may redeem all or a part of the Senior Subordinated Notes, upon not less than 30 nor more than 60 days' prior notice mailed by first-class mail to the registered address of each Holder or otherwise in accordance with the procedures of DTC, at a redemption price equal to 100% of the principal amount of the Senior Subordinated Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest and Special Interest, if any, to the date of redemption (the "Redemption Date"), subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date.

        On and after July 15, 2012, the Issuer may redeem the Senior Subordinated Notes, in whole or in part, upon not less than 30 nor more than 60 days' prior notice mailed by first-class mail to the registered address of each Holder or otherwise in accordance with the procedures of DTC, at the redemption prices (expressed as percentages of principal amount of the Senior Subordinated Notes to be redeemed) set forth below, plus accrued and unpaid interest thereon and Special Interest, if any, to the applicable Redemption Date, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date, if redeemed during the twelve-month period beginning on July 15 of each of the years indicated below:

Year	Percentage
2012	105.938%
2013	103.958%
2014	101.979%
2015 and thereafter	100.000%

        In addition, until July 15, 2010, the Issuer may, at its option, on one or more occasions redeem up to 35% of the aggregate principal amount of Senior Subordinated Notes at a redemption price equal to 111.875% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon and Special Interest, if any, to the applicable Redemption Date, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date, with the net cash proceeds of one or more Equity Offerings; provided that at least 50% of the sum of the original aggregate principal amount of Senior Subordinated Notes issued under the Senior Subordinated Indenture and the original principal amount of any Additional Senior Subordinated Notes issued under the Senior Subordinated Indenture after the Issue Date remains outstanding immediately after the occurrence of each such redemption; provided further that each such redemption occurs within 90 days of the date of closing of each such Equity Offering.

        Notice of redemption may be given prior to the redemption thereof, and any such redemption or notice may, at the Issuer's discretion, be subject to one or more conditions precedent, including, but not limited to, completion of an Equity Offering or other corporate transaction.

        If the Issuer redeems less than all of the outstanding Senior Subordinated Notes, the Trustee shall select the Senior Subordinated Notes to be redeemed in the manner described under "Repurchase at the Option of Holders—Selection and Notice."

Repurchase at the Option of Holders

  Change of Control

        The Senior Subordinated Notes provide that if a Change of Control occurs, unless the Issuer has previously or concurrently mailed a redemption notice with respect to all the outstanding Senior Subordinated Notes as described under "Optional Redemption," the Issuer will make an offer to purchase all of the Senior Subordinated Notes pursuant to the offer described below (the "Change of Control Offer") at a price in cash (the "Change of Control Payment") equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Special Interest, if any, to the date of purchase, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date. Within 30 days following any Change of Control, the Issuer will send notice of such Change of Control Offer by first-class mail, with a copy to the Trustee, to each Holder to the address of such Holder appearing in the security register or otherwise in accordance with the procedures of DTC, with the following information:

        (1)   that a Change of Control Offer is being made pursuant to the covenant entitled "Change of Control" and that all Senior Subordinated Notes properly tendered pursuant to such Change of Control Offer will be accepted for payment by the Issuer;

        (2)   the purchase price and the purchase date, which will be no earlier than 30 days nor later than 60 days from the date such notice is mailed (the "Change of Control Payment Date");

        (3)   that any Senior Subordinated Note not properly tendered will remain outstanding and continue to accrue interest;

        (4)   that unless the Issuer defaults in the payment of the Change of Control Payment, all Senior Subordinated Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on the Change of Control Payment Date;

        (5)   that Holders electing to have any Senior Subordinated Notes purchased pursuant to a Change of Control Offer will be required to surrender such Senior Subordinated Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of such Senior Subordinated Notes completed, to the paying agent and at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

        (6)   that Holders will be entitled to withdraw their tendered Senior Subordinated Notes and their election to require the Issuer to purchase such Senior Subordinated Notes; provided that the paying agent receives, not later than the close of business on the 30th day following the date of the Change of Control notice, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Senior Subordinated Notes tendered for purchase, and a statement that such Holder is withdrawing its tendered Senior Subordinated Notes and its election to have such Senior Subordinated Notes purchased;

        (7)   that if the Issuer is redeeming less than all of the Senior Subordinated Notes, the Holders of the remaining Senior Subordinated Notes will be issued new Senior Subordinated Notes that will be equal in principal amount to the unpurchased portion of the Senior Subordinated Notes surrendered. The unpurchased portion of the Senior Subordinated Notes must be equal to $2,000 or an integral multiple of $1,000 in excess thereof; and

        (8)   the other instructions, as determined by us, consistent with the covenant described hereunder, that a Holder must follow.

        The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent they are applicable in connection with the repurchase of Senior Subordinated Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Senior Subordinated Indenture, the Issuer will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the Senior Subordinated Indenture by virtue thereof.

        On the Change of Control Payment Date, the Issuer will, to the extent permitted by law,

        (1)   accept for payment all Senior Subordinated Notes issued by it or portions thereof properly tendered pursuant to the Change of Control Offer;

        (2)   deposit with the paying agent an amount equal to the aggregate Change of Control Payment in respect of all Senior Subordinated Notes or portions thereof so tendered; and

        (3)   deliver, or cause to be delivered, to the Trustee for cancellation the Senior Subordinated Notes so accepted together with an Officer's Certificate to the Trustee stating that such Senior Subordinated Notes or portions thereof have been tendered to and purchased by the Issuer.

        The paying agent will promptly mail to each Holder the Change of Control Payment for such Senior Subordinated Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Senior Subordinated Note equal in principal amount to any unpurchased portion of the Senior Subordinated Notes surrendered, if any; provided that each such new Senior Subordinated Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.

        The Senior Credit Facilities and Senior Notes will limit, and future credit agreements or other agreements relating to the Senior Indebtedness to which the Issuer becomes a party may prohibit or limit, the Issuer from purchasing any Senior Subordinated Notes as a result of a Change of Control. In the event a Change of Control occurs at a time when the Issuer is prohibited from purchasing the Senior Subordinated Notes, the Issuer could seek the consent of its lenders and the holders of the Senior Notes to permit the purchase of the Senior Subordinated Notes or could attempt to refinance the borrowings and Senior Notes that contain such prohibition. In such case, the Issuer's failure to purchase tendered Senior Subordinated Notes would constitute an Event of Default under the Senior Subordinated Indenture. If, as a result thereof, a default occurs with respect to any Senior Indebtedness, the subordination provisions in the Senior Subordinated Indenture would restrict payments to the Holders under certain circumstances. The Senior Credit Facilities will, and future credit agreements or other agreements relating to Senior Indebtedness to which the Issuer becomes a party may, provide that certain change of control events with respect to the Issuer would constitute a default thereunder (including a Change of Control under the Senior Subordinated Indenture). If we experience a change of control that triggers a default under our Senior Credit Facilities, we could seek a waiver of such default or seek to refinance our Senior Credit Facilities. In the event we do not obtain such a waiver or refinance the Senior Credit Facilities, such default could result in amounts outstanding under our Senior Credit Facilities being declared due and payable and could cause a Receivables Facility to be wound down.

        Our ability to pay cash to the Holders following the occurrence of a Change of Control may be limited by our then-existing financial resources. Therefore, sufficient funds may not be available when necessary to make any required repurchases.

        The Change of Control purchase feature of the Senior Subordinated Notes may in certain circumstances make more difficult or discourage a sale or takeover of us and, thus, the removal of incumbent management. The Change of Control purchase feature is a result of negotiations between the Initial Purchasers and us. After the Issue Date, we have no present intention to engage in a transaction involving a Change of Control, although it is possible that we could decide to do so in the future. Subject to the limitations discussed below, we could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Senior Subordinated Indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings. Restrictions on our ability to incur additional Indebtedness are contained in the covenants described under "Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock" and "Certain Covenants—Liens." Such restrictions in the Senior Subordinated Indenture can be waived only with the consent of the Holders of a majority in principal amount of the Senior Subordinated Notes then outstanding. Except for the limitations contained in such covenants, however, the Senior Subordinated Indenture will not contain any covenants or provisions that may afford Holders protection in the event of a highly leveraged transaction.

        The Issuer will not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Senior Subordinated Indenture applicable to a Change of Control Offer made by us and purchases all Senior Subordinated Notes validly tendered and not withdrawn under such Change of Control Offer. Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made.

        The definition of "Change of Control" includes a disposition of all or substantially all of the assets of the Issuer to any Person. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of "all or substantially all" of the assets of the Issuer. As a result, it may be unclear as to whether a Change of Control has occurred and whether a Holder may require the Issuer to make an offer to repurchase the Senior Subordinated Notes as described above.

        The provisions under the Senior Subordinated Indenture relating to the Issuer's obligation to make an offer to repurchase the Senior Subordinated Notes as a result of a Change of Control may be waived or modified with the written consent of the Holders of a majority in principal amount of the Senior Subordinated Notes.

  Asset Sales

        The Senior Subordinated Indenture provides that the Issuer will not, and will not permit any of its Restricted Subsidiaries to consummate, directly or indirectly, an Asset Sale, unless:

        (1)   the Issuer or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value (as determined in good faith by the Issuer) of the assets sold or otherwise disposed of; and

        (2)   except in the case of a Permitted Asset Swap, at least 75% of the consideration therefor received by the Issuer or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; provided that the amount of:

          (a)   any liabilities (as shown on the Issuer's or such Restricted Subsidiary's most recent balance sheet or in the footnotes thereto) of the Issuer or such Restricted Subsidiary, other than liabilities that are by their terms subordinated to the Senior Subordinated Notes, that are assumed by the transferee of any such assets and for which the Issuer and all of its Restricted Subsidiaries have been validly released by all creditors in writing,

          (b)   any securities received by the Issuer or such Restricted Subsidiary from such transferee that are converted by the Issuer or such Restricted Subsidiary into cash (to the extent of the cash received) within 180 days following the closing of such Asset Sale, and

          (c)   any Designated Non-cash Consideration received by the Issuer or such Restricted Subsidiary in such Asset Sale having an aggregate fair market value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (c) that is at that time outstanding, not to exceed 5.0% of Total Assets at the time of the receipt of such Designated Non-cash Consideration, with the fair market value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall be deemed to be cash for purposes of this provision and for no other purpose.

        Within 360 days after the receipt of any Net Proceeds of any Asset Sale, the Issuer or such Restricted Subsidiary, at its option, may apply the Net Proceeds from such Asset Sale,

        (1)   to permanently reduce:

          (a)   Obligations under any Senior Indebtedness, the Senior Subordinated Notes or any other Senior Subordinated Indebtedness, in each case, of the Issuer or any Guarantor (other than Obligations owed to the Issuer or a Restricted Subsidiary) and, in the case of Obligations under revolving credit facilities or other similar Indebtedness, to correspondingly permanently reduce commitments with respect thereto; provided that if the Issuer or any Restricted Subsidiary shall so reduce Obligations under any Senior Subordinated Indebtedness, the Issuer or such Guarantor will, equally and ratably, reduce Obligations under the Senior Subordinated Notes by, at its option, (A) redeeming Senior Subordinated Notes, (B) making an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all Holders to purchase their Senior Subordinated Notes at 100% of the principal amount thereof, plus the amount of accrued and unpaid interest and Special Interest, if any, on the principal amount of Senior Subordinated Notes to be repurchased or (C) purchasing Senior Subordinated Notes through open market purchases (to the extent such purchases are at a price equal to or higher than 100% of the principal amount thereof) in a manner that complies with the Senior Subordinated Indenture and applicable securities law; or

          (b)   Indebtedness of a Restricted Subsidiary that is not a Guarantor, other than Indebtedness owed to the Issuer or another Restricted Subsidiary;

        (2)   to make (a) an Investment in any one or more businesses, provided that such Investment in any business is in the form of the acquisition of Capital Stock and results in the Issuer or another of its Restricted Subsidiaries, as the case may be, owning an amount of the Capital Stock of such business such that it constitutes a Restricted Subsidiary, (b) capital expenditures or (c) acquisitions of other assets, in each of (a), (b) and (c), used or useful in a Similar Business; or

        (3)   to make an Investment in (a) any one or more businesses, provided that such Investment in any business is in the form of the acquisition of Capital Stock and results in the Issuer or another of its Restricted Subsidiaries, as the case may be, owning an amount of the Capital Stock of such business such that it constitutes a Restricted Subsidiary, (b) properties or (c) acquisitions of other assets that, in each of (a), (b) and (c), replace the businesses, properties and/or assets that are the subject of such Asset Sale;

provided that, in the case of clauses (2) and (3) above, a binding commitment shall be treated as a permitted application of the Net Proceeds from the date of such commitment so long as the Issuer, or such other Restricted Subsidiary enters into such commitment with the good faith expectation that such Net Proceeds will be applied to satisfy such commitment within 180 days of such commitment (an "Acceptable Commitment") and, in the event any Acceptable Commitment is later cancelled or terminated for any reason before the Net Proceeds are applied in connection therewith, the Issuer or such Restricted Subsidiary enters into another Acceptable Commitment (a "Second Commitment") within 180 days of such cancellation or termination; provided, further, that if any Second Commitment is later cancelled or terminated for any reason before such Net Proceeds are applied, then such Net Proceeds shall constitute Excess Proceeds.

        Any Net Proceeds from Asset Sales that are not invested or applied as provided and within the time period set forth in the first sentence of the preceding paragraph will be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $75.0 million, the Issuer shall make an offer to all Holders and, if required or permitted by the terms of any Senior Subordinated Indebtedness, to the holders of such Senior Subordinated Indebtedness (an "Asset Sale Offer"), to purchase the maximum aggregate principal amount of the Senior Subordinated Notes and such Senior Indebtedness that is a minimum of $2,000 or an integral multiple of $1,000 in excess thereof that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Special Interest, if any, to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Senior Subordinated Indenture. The Issuer will commence an Asset Sale Offer with respect to Excess Proceeds within ten Business Days after the date that Excess Proceeds exceed $75.0 million by mailing the notice required pursuant to the terms of the Senior Subordinated Indenture, with a copy to the Trustee.

        To the extent that the aggregate amount of Senior Subordinated Notes and such Senior Subordinated Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Issuer may use any remaining Excess Proceeds for general corporate purposes, subject to other covenants contained in the Senior Subordinated Indenture. If the aggregate principal amount of Senior Subordinated Notes or such Senior Subordinated Indebtedness surrendered by such holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Senior Subordinated Notes and such other Senior Subordinated Indebtedness to be purchased on a pro rata basis based on the accreted value or principal amount of the Senior Subordinated Notes or such Senior Subordinated Indebtedness tendered. Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero. Additionally, the Issuer may, at its option, make an Asset Sale Offer using proceeds from any Asset Sale at any time after consummation of such Asset Sale; provided that such Asset Sale Offer shall be in an aggregate amount of not less than $75.0 million. Upon consummation of such Asset Sale Offer, any Net Proceeds not required to be used to purchase Senior Subordinated Notes shall not be deemed Excess Proceeds.

        Pending the final application of any Net Proceeds pursuant to this covenant, the holder of such Net Proceeds may apply such Net Proceeds temporarily to reduce Indebtedness outstanding under a revolving credit facility or otherwise invest such Net Proceeds in any manner not prohibited by the Senior Subordinated Indenture.

        The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Senior Subordinated Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Senior Subordinated Indenture, the Issuer will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the Senior Subordinated Indenture by virtue thereof.

        The Senior Credit Facilities and the Senior Notes will prohibit or limit (subject to limited exceptions), and future credit agreements or other agreements to which the Issuer becomes a party may limit or prohibit, the Issuer from purchasing any Senior Subordinated Notes as a result of an Asset Sale Offer. In the event the Issuer is required to make an Asset Sale Offer at a time when the Issuer is prohibited from purchasing the Senior Subordinated Notes, the Issuer could seek the consent of its lenders to permit the purchase of the Senior Subordinated Notes or could attempt to refinance the borrowings and Senior Notes that contain such prohibition. If the Issuer does not obtain such consent or repay such borrowings or Senior Notes, the Issuer will remain prohibited from purchasing the Senior Subordinated Notes. In such case, the Issuer's failure to purchase tendered Senior Subordinated Notes would constitute an Event of Default under the Senior Subordinated Indenture.

        The provisions under the Senior Subordinated Indenture relative to the Issuer's obligation to make an offer to repurchase the Senior Subordinated Notes as a result of an Asset Sale may be waived or modified with the written consent of the Holders of a majority in principal amount of the Senior Subordinated Notes.

  Selection and Notice

        If the Issuer is redeeming less than all of the Senior Subordinated Notes issued at any time, the Trustee will select the Senior Subordinated Notes to be redeemed (a) if the Senior Subordinated Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Senior Subordinated Notes are listed, (b) on a pro rata basis to the extent practicable or (c) by lot or such other similar method in accordance with the procedures of DTC.

        Notices of purchase or redemption shall be mailed by first-class mail, postage prepaid, at least 30 but not more than 60 days before the purchase or Redemption Date to each Holder at such Holder's registered address or otherwise in accordance with the procedures of DTC, except that redemption notices may be mailed more than 60 days prior to a Redemption Date if the notice is issued in connection with a defeasance of the Senior Subordinated Notes or a satisfaction and discharge of the Senior Subordinated Indenture. If any Senior Subordinated Note is to be purchased or redeemed in part only, any notice of purchase or redemption that relates to such Senior Subordinated Note shall state the portion of the principal amount thereof that has been or is to be purchased or redeemed.

        The Issuer will issue a new Senior Subordinated Note in a principal amount equal to the unredeemed portion of the original Senior Subordinated Note in the name of the Holder upon cancellation of the original Senior Subordinated Note. Senior Subordinated Notes called for redemption become due on the date fixed for redemption. On and after the Redemption Date, interest ceases to accrue on Senior Subordinated Notes or portions thereof called for redemption.

Certain Covenants

  Limitation on Restricted Payments

        The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

        (I)    declare or pay any dividend or make any payment or distribution on account of the Issuer's, or any of its Restricted Subsidiaries' Equity Interests, including any dividend or distribution payable in connection with any merger or consolidation other than:

          (a)   dividends or distributions by the Issuer payable solely in Equity Interests (other than Disqualified Stock) of the Issuer; or

          (b)   dividends or distributions by a Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly-Owned Subsidiary, the Issuer or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities;

        (II)    purchase, redeem, defease or otherwise acquire or retire for value any Equity Interests of the Issuer or any direct or indirect parent of the Issuer, including in connection with any merger or consolidation;

        (III)    make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value in each case, prior to any scheduled repayment, sinking fund payment or maturity, any Subordinated Indebtedness, other than:

          (a)   Indebtedness permitted under clauses (8) and (9) of the covenant described under "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock"; or

          (b)   the purchase, repurchase or other acquisition of Subordinated Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase or acquisition; or

        (IV)    make any Restricted Investment

(all such payments and other actions set forth in clauses (I) through (IV) above (other than any exception thereto) being collectively referred to as "Restricted Payments"), unless, at the time of such Restricted Payment:

        (1)   no Default shall have occurred and be continuing or would occur as a consequence thereof;

        (2)   immediately after giving effect to such transaction on a pro forma basis, the Issuer could incur $1.00 of additional Indebtedness under the provisions of the first paragraph of the covenant described under "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock"; and

        (3)   such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Issuer and its Restricted Subsidiaries after the Issue Date (including Restricted Payments permitted by clauses (1), (2) (with respect to the payment of dividends on Refunding Capital Stock (as defined below) pursuant to clause (b) thereof only), (6)(c), (9) and (14) of the next succeeding paragraph, but excluding all other Restricted Payments permitted by the next succeeding paragraph), is less than the sum of (without duplication):

          (a)   50% of the Consolidated Net Income of the Issuer for the period (taken as one accounting period) beginning May 4, 2007, to the end of the Issuer's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment, or, in the case such Consolidated Net Income for such period is a deficit, minus 100% of such deficit; plus

          (b)   100% of the aggregate net cash proceeds and the fair market value, as determined in good faith by the Issuer, of marketable securities or other property received by the Issuer since immediately after the Issue Date from the issue or sale of:

            (i)    (A) Equity Interests of the Issuer, including Treasury Capital Stock (as defined below), but excluding cash proceeds and the fair market value, as determined in good faith by the Issuer, of marketable securities or other property received from the sale of:

                (x)   Equity Interests to members of management, directors or consultants of the Issuer, any direct or indirect parent company of the Issuer and the Issuer's Subsidiaries after the Issue Date to the extent such amounts have been applied to Restricted Payments made in accordance with clause (4) of the next succeeding paragraph; and

                (y)   Designated Preferred Stock; and

              (B) to the extent such net cash proceeds are actually contributed to the Issuer, Equity Interests of the Issuer's direct or indirect parent companies (excluding contributions of the proceeds from the sale of Designated Preferred Stock of such companies or contributions to the extent such amounts have been applied to Restricted Payments made in accordance with clause (4) of the next succeeding paragraph); or

            (ii)   debt securities of the Issuer that have been converted into or exchanged for such Equity Interests of the Issuer;

  provided, however, that this clause (b) shall not include the proceeds from (V) Refunding Capital Stock (as defined below), (W) Equity Interests of the Issuer or convertible debt securities of the Issuer sold to a Restricted Subsidiary, as the case may be, (X) Disqualified Stock or debt securities that have been converted into Disqualified Stock, (Y) Excluded Contributions or (Z) transactions whose proceeds were used to incur Indebtedness, Disqualified Stock or Preferred Stock pursuant to clause (13)(a) of the second paragraph of "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock," solely to the extent of such usage; plus

          (c)   100% of the aggregate amount of cash and the fair market value, as determined in good faith by the Issuer, of marketable securities or other property contributed to the capital of the Issuer following the Issue Date (other than net cash proceeds to the extent such net cash proceeds (i) have been used to incur Indebtedness, Disqualified Stock or Preferred Stock pursuant to clause (13)(a) of the second paragraph of "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock," (ii) are contributed by a Restricted Subsidiary or (iii) constitute Excluded Contributions; plus

          (d)   to the extent not already included in Consolidated Net Income, 100% of the aggregate amount received in cash and the fair market value, as determined in good faith by the Issuer, of marketable securities or other property received by means of:

            (i)    the sale or other disposition (other than to the Issuer or a Restricted Subsidiary) of Restricted Investments made by the Issuer or its Restricted Subsidiaries and repurchases and redemptions of such Restricted Investments from the Issuer or its Restricted Subsidiaries and repayments of loans or advances, and releases of guarantees, which constitute Restricted Investments by the Issuer or its Restricted Subsidiaries, in each case after the Issue Date; or

            (ii)   the sale (other than to the Issuer or a Restricted Subsidiary) of the stock of an Unrestricted Subsidiary or a distribution from an Unrestricted Subsidiary (other than in each case to the extent the Investment in such Unrestricted Subsidiary was made by the Issuer or a Restricted Subsidiary pursuant to clause (7) of the next succeeding paragraph or to the extent such Investment constituted a Permitted Investment) or a dividend from an Unrestricted Subsidiary after the Issue Date; plus

          (e)   in the case of the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary after the Issue Date, the fair market value of the Investment in such Unrestricted Subsidiary, as determined by the Issuer in good faith (or if such fair market value exceeds $75.0 million, in writing by an Independent Financial Advisor), at the time of the redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary other than to the extent the Investment in such Unrestricted Subsidiary was made by the Issuer or a Restricted Subsidiary pursuant to clause (7) of the next succeeding paragraph or to the extent such Investment constituted a Permitted Investment.

        The foregoing provisions will not prohibit:

        (1)   the payment of any dividend within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of the Senior Subordinated Indenture;

        (2)   (a) the redemption, repurchase, retirement or other acquisition of any Equity Interests ("Treasury Capital Stock") or Subordinated Indebtedness of the Issuer or any Equity Interests of any direct or indirect parent company of the Issuer, in exchange for, or out of the proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary) of, Equity Interests of the Issuer or any direct or indirect parent company of the Issuer to the extent contributed to the Issuer (in each case, other than any Disqualified Stock) ("Refunding Capital Stock") and (b) if immediately prior to the retirement of Treasury Capital Stock, the declaration and payment of dividends thereon was permitted under clause (6) of this paragraph, the declaration and payment of dividends on the Refunding Capital Stock (other than Refunding Capital Stock the proceeds of which were used to redeem, repurchase, retire or otherwise acquire any Equity Interests of any direct or indirect parent company of the Issuer) in an aggregate amount per year no greater than the aggregate amount of dividends per annum that were declarable and payable on such Treasury Capital Stock immediately prior to such retirement;

        (3)   the redemption, repurchase or other acquisition or retirement of Subordinated Indebtedness of the Issuer or a Guarantor made in exchange for, or out of the proceeds of the substantially concurrent sale of, new Indebtedness of the Issuer or a Guarantor, as the case may be, which is incurred in compliance with "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock" so long as:

          (a)   the principal amount (or accreted value) of such new Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus any accrued and unpaid interest on, the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired for value, plus the amount of any reasonable premium (including reasonable tender premiums), defeasance costs and any reasonable fees and expenses incurred in connection with the issuance of such new Indebtedness;

          (b)   such new Indebtedness is subordinated to the Senior Subordinated Notes or the applicable Guarantee at least to the same extent as such Subordinated Indebtedness so purchased, exchanged, redeemed, repurchased, acquired or retired for value;

          (c)   such new Indebtedness has a final scheduled maturity date equal to or later than the final scheduled maturity date of the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired; and

          (d)   such new Indebtedness has a Weighted Average Life to Maturity equal to or greater than the remaining Weighted Average Life to Maturity of the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired;

        (4)   a Restricted Payment to pay for the repurchase, retirement or other acquisition or retirement for value of Equity Interests (other than Disqualified Stock) of the Issuer or any of its direct or indirect parent companies held by any future, present or former employee, director or consultant of the Issuer, any of its Subsidiaries or any of its direct or indirect parent companies pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement, including any Equity Interests rolled over by management of the Company or any of its direct or indirect parent companies in connection with the Transactions; provided, however, that the aggregate Restricted Payments made under this clause (4) do not exceed in any calendar year $12.5 million (which shall increase to $25.0 million subsequent to the consummation of an underwritten public Equity Offering by the Issuer or any direct or indirect parent entity of the Issuer) (with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum (without giving effect to the following proviso) of $50.0 million in any calendar year (which shall increase to $100.0 million subsequent to the consummation of an underwritten public Equity Offering by the Issuer or any direct or indirect parent corporation of the Issuer)); provided further that such amount in any calendar year may be increased by an amount not to exceed:

          (a)   the cash proceeds from the sale of Equity Interests (other than Disqualified Stock) of the Issuer and, to the extent contributed to the Issuer, Equity Interests of any of the Issuer's direct or indirect parent companies, in each case to members of management, directors or consultants of the Issuer, any of its Subsidiaries or any of its direct or indirect parent companies that occurs after the Issue Date to the extent the cash proceeds from the sale of such Equity Interests have not otherwise been applied to the payment of Restricted Payments by virtue of clause (3) of the preceding paragraph; plus

          (b)   the cash proceeds of key man life insurance policies received by the Issuer or its Restricted Subsidiaries after the Issue Date; less

          (c)   the amount of any Restricted Payments previously made with the cash proceeds described in clauses (a) and (b) of this clause (4);

and provided, further, that cancellation of Indebtedness owing to the Issuer or any Restricted Subsidiary from members of management of the Issuer, any of the Issuer's direct or indirect parent companies or any of the Issuer's Restricted Subsidiaries in connection with a repurchase of Equity Interests of the Issuer or any of its direct or indirect parent companies will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provision of the Senior Subordinated Indenture;

        (5)   the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Issuer or any of its Restricted Subsidiaries or any class or series of Preferred Stock of any Restricted Subsidiary issued in accordance with the covenant described under "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock" to the extent such dividends are included in the definition of "Fixed Charges";

        (6)   (a)    the declaration and payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued by the Issuer after the Issue Date;

          (b)    the declaration and payment of dividends to a direct or indirect parent company of the Issuer, the proceeds of which will be used to fund the payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) of such parent company issued after the Issue Date; provided that the amount of dividends paid pursuant to this clause (b) shall not exceed the aggregate amount of cash actually contributed to the Issuer from the sale of such Designated Preferred Stock; or

          (c)    the declaration and payment of dividends on Refunding Capital Stock that is Preferred Stock in excess of the dividends declarable and payable thereon pursuant to clause (2) of this paragraph;

provided, however, in the case of each of (a), (b) and (c) of this clause (6), that for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of issuance of such Designated Preferred Stock or the declaration of such dividends on Refunding Capital Stock that is Preferred Stock, after giving effect to such issuance or declaration on a pro forma basis, the Issuer and its Restricted Subsidiaries on a consolidated basis would have had a Fixed Charge Coverage Ratio of at least 2.00 to 1.00;

        (7)   Investments in Unrestricted Subsidiaries having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (7) that are at the time outstanding, without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash or marketable securities, not to exceed $50.0 million at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

        (8)   repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;

        (9)   the declaration and payment of dividends on the Issuer's common stock (or the payment of dividends to any direct or indirect parent entity to fund a payment of dividends on such entity's common stock), following consummation of the first public offering of the Issuer's common stock or the common stock of any of its direct or indirect parent companies after the Issue Date, of up to 6% per annum of the net cash proceeds received by or contributed to the Issuer in or from any such public offering, other than public offerings with respect to the Issuer's common stock registered on Form S-8 and other than any public sale constituting an Excluded Contribution;

        (10) Restricted Payments that are made with Excluded Contributions;

        (11) other Restricted Payments in an aggregate amount taken together with all other Restricted Payments made pursuant to this clause (11) not to exceed $100.0 million at the time made;

        (12) distributions or payments of Receivables Fees;

        (13) any Restricted Payment made as part of the Transactions and the fees and expenses related thereto or used to fund amounts owed to Affiliates (including dividends to any direct or indirect parent of the Issuer to permit payment by such parent of such amount), in each case to the extent permitted by the covenant described under "—Transactions with Affiliates";

        (14) the repurchase, redemption or other acquisition or retirement for value of any Subordinated Indebtedness in accordance with the provisions similar to those described under the captions "Repurchase at the Option of Holders—Change of Control" and "Repurchase at the Option of Holders—Asset Sales"; provided that all Senior Subordinated Notes tendered by Holders in connection with a Change of Control Offer or Asset Sale Offer, as applicable, have been repurchased, redeemed or acquired for value;

        (15) the declaration and payment of dividends by the Issuer to, or the making of loans to, any direct or indirect parent in amounts required for any direct or indirect parent companies to pay, in each case without duplication,

          (a)   franchise and excise taxes and other fees, taxes and expenses required to maintain their corporate existence;

          (b)   foreign, federal, state and local income taxes, to the extent such income taxes are attributable to the income of the Issuer and its Restricted Subsidiaries and, to the extent of the amount actually received from its Unrestricted Subsidiaries, in amounts required to pay such taxes to the extent attributable to the income of such Unrestricted Subsidiaries; provided that in each case the amount of such payments in any fiscal year does not exceed the amount that the Issuer and its Restricted Subsidiaries would be required to pay in respect of foreign, federal, state and local taxes for such fiscal year were the Issuer, its Restricted Subsidiaries and its Unrestricted Subsidiaries (to the extent described above) to pay such taxes separately from any such parent entity;

          (c)   customary salary, bonus and other benefits payable to officers and employees of any direct or indirect parent company of the Issuer to the extent such salaries, bonuses and other benefits are attributable to the ownership or operation of the Issuer and its Restricted Subsidiaries;

          (d)   general corporate operating and overhead costs and expenses of any direct or indirect parent company of the Issuer to the extent such costs and expenses are attributable to the ownership or operation of the Issuer and its Restricted Subsidiaries; and

          (e)   fees and expenses other than to Affiliates of the Issuer related to any unsuccessful equity or debt offering of such parent entity;

provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted under clause (11), no Default shall have occurred and be continuing or would occur as a consequence thereof.

        As of the Issue Date, all of the Issuer's Subsidiaries will be Restricted Subsidiaries. The Issuer will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the last sentence of the definition of "Unrestricted Subsidiary." For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Issuer and its Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Restricted Payments in an amount determined as set forth in the last sentence of the definition of "Investment." Such designation will be permitted only if a Restricted Payment in such amount would be permitted at such time, whether pursuant to the first paragraph of this covenant or under clause (7), (10) or (11) of the second paragraph of this covenant, or pursuant to the definition of "Permitted Investments," and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. Unrestricted Subsidiaries will not be subject to any of the restrictive covenants set forth in the Senior Subordinated Indenture.

        Notwithstanding the foregoing provisions of this covenant, the Issuer will not, and will not permit any of its Restricted Subsidiaries to, pay any cash dividend or make any cash distribution on or in respect of the Issuer's Capital Stock or purchase for cash or otherwise acquire for cash any Capital Stock of the Issuer or any direct or indirect parent of the Issuer, for the purpose of paying any cash dividend or making any cash distribution to, or acquiring Capital Stock of any direct or indirect parent of the Issuer for cash from, the Investors, or Guarantee any Indebtedness of any Affiliate of the Issuer for the purpose of paying such dividend, making such distribution or so acquiring such Capital Stock to or from the Investors, in each case by means of utilization of the cumulative Restricted Payment credit provided by the first paragraph of this covenant, or the exceptions provided by clauses (1), (7) or (11) of the second paragraph of this covenant or clauses (8) or (13) of the definition of "Permitted Investments," unless at the time and after giving effect to such payment, the Consolidated Leverage Ratio of the Issuer would be equal to or less than 6.00:1.00.

  Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock

        The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise (collectively, "incur" and collectively, an "incurrence") with respect to any Indebtedness (including Acquired Indebtedness), and the Issuer will not issue any shares of Disqualified Stock and will not permit any Restricted Subsidiary to issue any shares of Disqualified Stock or Preferred Stock; provided, however, that the Issuer may incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock, and any of its Restricted Subsidiaries may incur Indebtedness (including Acquired Indebtedness), issue shares of Disqualified Stock and issue shares of Preferred Stock, if the Fixed Charge Coverage Ratio on a consolidated basis for the Issuer and its Restricted Subsidiaries' most recently ended four fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or Preferred Stock is issued would have been at least 2.00 to 1.00, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock or Preferred Stock had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of such four-quarter period; provided, further, that Restricted Subsidiaries that are not Guarantors may not incur Indebtedness or Disqualified Stock or Preferred Stock if, after giving pro forma effect to such incurrence or issuance (including a pro forma application of the net proceeds therefrom), more than an aggregate of $250.0 million of Indebtedness or Disqualified Stock or Preferred Stock of Restricted Subsidiaries that are not Guarantors would be outstanding pursuant to this paragraph and clauses (13)(b), (15) and (20) below at such time.

        The foregoing limitations will not apply to:

        (1)   the incurrence of Indebtedness under (x) Credit Facilities (other than the ABL Facility) by the Issuer or any of its Restricted Subsidiaries and the issuance and creation of letters of credit and bankers' acceptances thereunder (with letters of credit and bankers' acceptances being deemed to have a principal amount equal to the face amount thereof), up to an aggregate principal amount of $2,625.0 million outstanding at any one time and (y) the ABL Facility by the Issuer or any of its Restricted Subsidiaries and the issuance and creation of letters of credit and bankers' acceptances thereunder (with letters of credit and bankers' acceptances being deemed to have a principal amount equal to the face amount thereof), up to an aggregate principal amount equal to the ABL Facility Cap;

        (2)   the incurrence by the Issuer and any Guarantor of Indebtedness represented by the Senior Subordinated Notes issued on the Issue Date (including any PIK Notes and any Guarantee) and the Senior Subordinated Exchange Notes and related guarantees of the Senior Subordinated Exchange Notes to be issued in exchange for the Senior Subordinated Notes and the Guarantees pursuant to the Registration Rights Agreement (other than any Additional Senior Subordinated Notes and related guarantees);

        (3)   the incurrence by the Issuer and any Guarantor of Indebtedness represented by the Senior Notes and related guarantees, as well as any exchange notes and exchange guarantees to be issued in exchange for the Senior Notes and related guarantees pursuant a registration rights agreement;

        (4)   Indebtedness of the Issuer and its Restricted Subsidiaries in existence on the Issue Date (other than Indebtedness described in clauses (1), (2) and (3) of this paragraph);

        (5)   Indebtedness consisting of Capitalized Lease Obligations and Purchase Money Obligations in a principal amount not to exceed $250.0 million (excluding the principal amount of any Capitalized Lease Obligations or Purchase Money Obligations relating to the purchase, lease or improvement of the Company's distribution centers located in Fulton, Missouri, Indianola, Mississippi and Ardmore, Oklahoma) in the aggregate at any one time outstanding together with all other Indebtedness issued under this clause (5); so long as such Indebtedness exists at the date of such purchase, lease or improvement, or is created within 270 days thereafter;

        (6)   Indebtedness incurred by the Issuer or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including letters of credit in respect of workers' compensation or employee health claims, or other Indebtedness with respect to reimbursement-type obligations regarding workers' compensation, or employee health claims; provided, however, that upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or incurrence;

        (7)   Indebtedness arising from agreements of the Issuer or its Restricted Subsidiaries providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; provided, however, that such Indebtedness is not reflected on the balance sheet of the Issuer, or any of its Restricted Subsidiaries (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (7));

        (8)   Indebtedness of the Issuer to a Restricted Subsidiary; provided that any such Indebtedness owing to a Restricted Subsidiary that is not a Guarantor is expressly subordinated in right of payment to the Senior Subordinated Notes; provided, further, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Issuer or another Restricted Subsidiary) shall be deemed, in each case, to be an incurrence of such Indebtedness not permitted by this clause (8);

        (9)   Indebtedness of a Restricted Subsidiary to the Issuer or another Restricted Subsidiary; provided that if a Guarantor issues such Indebtedness to a Restricted Subsidiary that is not a Guarantor (other than to any Restricted Subsidiary engaged in the insurance business in order to provide insurance to the Issuer and its Subsidiaries), such Indebtedness is expressly subordinated in right of payment to the Guarantee of the Senior Subordinated Notes of such Guarantor; provided, further, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Issuer or another Restricted Subsidiary) shall be deemed, in each case, to be an incurrence of such Indebtedness not permitted by this clause (9);

        (10) shares of Preferred Stock of a Restricted Subsidiary issued to the Issuer or another Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock (except to the Issuer or another of its Restricted Subsidiaries) shall be deemed in each case to be an issuance of such shares of Preferred Stock not permitted by this clause (10);

        (11) Hedging Obligations (excluding Hedging Obligations entered into for speculative purposes) for the purpose of limiting interest rate risk with respect to any Indebtedness permitted to be incurred pursuant to "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock," or exchange rate risk or commodity pricing risk;

        (12) obligations in respect of performance, bid, appeal and surety bonds and completion guarantees provided by the Issuer or any of its Restricted Subsidiaries in the ordinary course of business;

        (13) (a) Indebtedness or Disqualified Stock of the Issuer and Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or any Restricted Subsidiary equal to 100.0% of the net cash proceeds received by the Issuer since immediately after the Issue Date from the issue or sale of Equity Interests of the Issuer or cash contributed to the capital of the Issuer (in each case, other than Excluded Contributions or proceeds of Disqualified Stock or sales of Equity Interests to the Issuer or any of its Subsidiaries) as determined in accordance with clauses (3)(b) and (3)(c) of the first paragraph of "—Limitation on Restricted Payments" to the extent such net cash proceeds or cash have not been applied pursuant to such clauses to make Restricted Payments or to make other Investments, payments or exchanges pursuant to the second paragraph of "—Limitation on Restricted Payments" or to make Permitted Investments (other than Permitted Investments specified in clauses (1) and (3) of the definition thereof) and (b) Indebtedness or Disqualified Stock of Issuer and Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or any Restricted Subsidiary not otherwise permitted hereunder in an aggregate principal amount or liquidation preference, which when aggregated with the principal amount and liquidation preference of all other Indebtedness, Disqualified Stock and Preferred Stock then outstanding and incurred pursuant to this clause (13)(b), does not at any one time outstanding exceed $250.0 million; provided, however that on a pro forma basis, together with any amounts incurred and outstanding by Restricted Subsidiaries that are not Guarantors pursuant to the second proviso to the first paragraph of this covenant and clauses (15) and (20), no more than $250.0 million of Indebtedness, Disqualified Stock or Preferred Stock at any one time outstanding and incurred pursuant to this clause (13)(b) shall be incurred by Restricted Subsidiaries that are not Guarantors (it being understood that any Indebtedness, Disqualified Stock or Preferred Stock incurred pursuant to this clause (13)(b) shall cease to be deemed incurred or outstanding for purposes of this clause (13)(b) but shall be deemed incurred for the purposes of the first paragraph of this covenant from and after the first date on which the Issuer or such Restricted Subsidiary could have incurred such Indebtedness, Disqualified Stock or Preferred Stock under the first paragraph of this covenant without reliance on this clause (13)(b));

        (14) the incurrence or issuance by the Issuer or any Restricted Subsidiary of Indebtedness, Disqualified Stock or Preferred Stock which serves to refund or refinance any Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or any Restricted Subsidiary incurred as permitted under the first paragraph of this covenant and clauses (2), (3), (4), (5) and (13)(a) above, this clause (14) and clause (15) below or any Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or any Restricted Subsidiary issued to so refund or refinance such Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or any Restricted Subsidiary including additional Indebtedness, Disqualified Stock or Preferred Stock incurred to pay premiums (including reasonable tender premiums), defeasance costs and fees in connection therewith (the "Refinancing Indebtedness") prior to its respective maturity; provided, however, that such Refinancing Indebtedness:

          (a)   has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred which is not less than the remaining Weighted Average Life to Maturity of the Indebtedness, Disqualified Stock or Preferred Stock being refunded or refinanced,

          (b)   to the extent such Refinancing Indebtedness refinances (i) Indebtedness subordinated or pari passu to the Senior Subordinated Notes or any Guarantee thereof, such Refinancing Indebtedness is subordinated or pari passu to the Senior Subordinated Notes or the Guarantee at least to the same extent as the Indebtedness being refinanced or refunded or (ii) Disqualified Stock or Preferred Stock, such Refinancing Indebtedness must be Disqualified Stock or Preferred Stock, respectively, and

          (c)   shall not include Indebtedness, Disqualified Stock or Preferred Stock of a Subsidiary of the Issuer that is not a Guarantor that refinances Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or a Guarantor;

and provided further that subclause (a) of this clause (14) will not apply to any refunding or refinancing of any Indebtedness outstanding under a Credit Facility;

        (15) Indebtedness, Disqualified Stock or Preferred Stock of (x) the Issuer or a Restricted Subsidiary incurred to finance an acquisition of any Person or assets or (y) Persons that are acquired by the Issuer or any Restricted Subsidiary or merged into the Issuer or a Restricted Subsidiary in accordance with the terms of the Senior Subordinated Indenture; provided that after giving effect to such acquisition or merger, either:

          (a)   the Issuer would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first sentence of this covenant, or

          (b)   the Fixed Charge Coverage Ratio of the Issuer and the Restricted Subsidiaries is greater than immediately prior to such acquisition or merger;

  provided, however that on a pro forma basis, together with amounts incurred and outstanding pursuant to the second proviso to the first paragraph of this covenant and clauses (13)(b) and (20), no more than $250.0 million of Indebtedness, Disqualified Stock or Preferred Stock at any one time outstanding and incurred by Restricted Subsidiaries that are not Guarantors pursuant to this clause (15) shall be incurred and outstanding;

        (16) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within two Business Days of its incurrence;

        (17) Indebtedness of the Issuer or any of its Restricted Subsidiaries supported by a letter of credit issued pursuant to any Credit Facilities, in a principal amount not in excess of the stated amount of such letter of credit;

        (18) (a) any guarantee by the Issuer or a Restricted Subsidiary of Indebtedness or other Obligations of any Restricted Subsidiary, so long as the incurrence of such Indebtedness incurred by such Restricted Subsidiary is permitted under the terms of the Senior Subordinated Indenture, or (b) any guarantee by a Restricted Subsidiary of Indebtedness of the Issuer permitted to be incurred under the terms of the Senior Subordinated Indenture; provided that such guarantee is incurred in accordance with the covenant described below under "—Limitation on Guarantees of Indebtedness by Restricted Subsidiaries";

        (19) Indebtedness of Foreign Subsidiaries of the Issuer in an amount not to exceed at any one time outstanding and together with any other Indebtedness incurred under this clause (19) 5.0% of the Total Assets of the Foreign Subsidiaries (it being understood that any Indebtedness incurred pursuant to this clause (19) shall cease to be deemed incurred or outstanding for purposes of this clause (19) but shall be deemed incurred for the purposes of the first paragraph of this covenant from and after the first date on which the Issuer or such Restricted Subsidiaries could have incurred such Indebtedness under the first paragraph of this covenant without reliance on this clause (19));

        (20) Indebtedness, Disqualified Stock or Preferred Stock of a Restricted Subsidiary incurred to finance or assumed in connection with an acquisition in a principal amount not to exceed $100.0 million in the aggregate at any one time outstanding together with all other Indebtedness, Disqualified Stock and/or Preferred Stock issued under this clause (20) (it being understood that any Indebtedness, Disqualified Stock or Preferred Stock incurred pursuant to this clause (20) shall cease to be deemed incurred or outstanding for purposes of this clause (20) but shall be deemed incurred for the purposes of the first paragraph of this covenant from and after the first date on which such Restricted Subsidiary could have incurred such Indebtedness, Disqualified Stock or Preferred Stock under the first paragraph of this covenant without reliance on this clause (20)); provided, however, that, on a pro forma basis, together with amounts incurred and outstanding by Restricted Subsidiaries that are not Guarantors pursuant to the second proviso to the first paragraph of this covenant and clauses (13)(b) and (15), no more than $250.0 million of Indebtedness would be incurred and outstanding by Restricted Subsidiaries that are not Guarantors;

        (21) Indebtedness of the Issuer or any of its Restricted Subsidiaries consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations contained in supply arrangements, in each case, incurred in the ordinary course of business; and

        (22) Indebtedness consisting of Indebtedness issued by the Issuer or any of its Restricted Subsidiaries to current or former officers, directors and employees thereof, their respective estates, spouses or former spouses, in each case to finance the purchase or redemption of Equity Interests of the Issuer or any direct or indirect parent company of the Issuer to the extent described in clause (4) of the second paragraph under the caption "—Limitation on Restricted Payments."

        For purposes of determining compliance with this covenant:

        (1)   in the event that an item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) meets the criteria of more than one of the categories of permitted Indebtedness, Disqualified Stock or Preferred Stock described in clauses (1) through (22) above or is entitled to be incurred pursuant to the first paragraph of this covenant, the Issuer, in its sole discretion, will classify or reclassify such item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) and will only be required to include the amount and type of such Indebtedness, Disqualified Stock or Preferred Stock in one of the above clauses; provided that all Indebtedness outstanding under the Credit Facilities on the Issue Date will be treated as incurred on the Issue Date under clause (1) of the preceding paragraph; and

        (2)   at the time of incurrence, the Issuer will be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described in the first and second paragraphs above.

        Accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness, Disqualified Stock or Preferred Stock will not be deemed to be an incurrence of Indebtedness, Disqualified Stock or Preferred Stock for purposes of this covenant.

        For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced.

        The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

  Limitation on Layering

        The Issuer will not, and will not permit any Guarantor to, directly or indirectly, incur any Indebtedness (including Acquired Indebtedness) that is subordinate in right of payment to any Senior Indebtedness of the Issuer or such Guarantor, as the case may be, unless such Indebtedness is either:

        (1)   equal in right of payment with the Senior Subordinated Notes or such Guarantor's Guarantee of the Senior Subordinated Notes, as the case may be; or

        (2)   expressly subordinated in right of payment to the Senior Subordinated Notes or such Guarantor's Guarantee of the Senior Subordinated Notes, as the case may be, provided that this covenant shall not apply to Indebtedness incurred under clause (1) of the second paragraph under "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified and Preferred Stock."

        The Senior Subordinated Indenture will not treat (1) unsecured Indebtedness as subordinated or junior to Secured Indebtedness merely because it is unsecured or (2) Senior Indebtedness as subordinated or junior to any other Senior Indebtedness merely because it has a junior priority with respect to the same collateral.

  Liens

        The Issuer will not, and will not permit any Guarantor to, directly or indirectly, create, incur, assume or suffer to exist any Lien (except Permitted Liens) that secures obligations under any Senior Subordinated Indebtedness or Subordinated Indebtedness or any related Guarantee, on any asset or property of the Issuer or any Guarantor now owned or hereafter acquired, or any income or profits therefrom, or assign or convey any right to receive income therefrom, unless:

        (1)   in the case of Liens securing Subordinated Indebtedness, the Senior Subordinated Notes and related Guarantees are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens; or

        (2)   in all other cases, the Senior Subordinated Notes or the Guarantees are equally and ratably secured or are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens.

        Any Lien which is granted to secure the Senior Subordinated Notes under this covenant shall be discharged at the same time as the discharge of the Lien (other than through the exercise of remedies with respect thereto) that gave rise to the obligation to so secure the Senior Subordinated Notes.

  Merger, Consolidation or Sale of All or Substantially All Assets

        The Issuer may not consolidate or merge with or into or wind up into (whether or not the Issuer is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

        (1)   the Issuer is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation organized or existing under the laws of the jurisdiction of organization of the Issuer or the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (such Person, as the case may be, being herein called the "Successor Company");

        (2)   the Successor Company, if other than the Issuer, expressly assumes all the obligations of the Issuer under the Senior Subordinated Notes and the Senior Subordinated Indenture pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee;

        (3)   immediately after such transaction, no Default exists;

        (4)   immediately after giving pro forma effect to such transaction and any related financing transactions, as if such transactions had occurred at the beginning of the applicable four-quarter period,

          (a)   the Successor Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first sentence of the covenant described under "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock," or

          (b)   the Fixed Charge Coverage Ratio for the Successor Company, the Issuer and its Restricted Subsidiaries would be greater than such ratio for the Issuer and its Restricted Subsidiaries immediately prior to such transaction;

        (5)   each Guarantor, unless it is the other party to the transactions described above, in which case clause (b) of the second succeeding paragraph shall apply, shall have by supplemental indenture confirmed that its Guarantee shall apply to such Person's obligations under the Senior Subordinated Indenture, the Senior Subordinated Notes and the Registration Rights Agreement; and

        (6)   the Issuer shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indentures, if any, comply with the Senior Subordinated Indenture.

        The Successor Company will succeed to, and be substituted for the Issuer, as the case may be, under the Senior Subordinated Indenture, the Guarantees and the Senior Subordinated Notes, as applicable. Notwithstanding the foregoing clauses (3) and (4),

        (1)   any Restricted Subsidiary may consolidate with or merge into or transfer all or part of its properties and assets to the Issuer, and

        (2)   the Issuer may merge with an Affiliate of the Issuer, as the case may be, solely for the purpose of reincorporating the Issuer in a State of the United States or any state thereof, the District of Columbia or any territory thereof so long as the amount of Indebtedness of the Issuer and its Restricted Subsidiaries is not increased thereby.

        Subject to certain limitations described in the Senior Subordinated Indenture governing release of a Guarantee upon the sale, disposition or transfer of a Guarantor, no Guarantor will, and the Issuer will not permit any Guarantor to, consolidate or merge with or into or wind up into (whether or not the Issuer or Guarantor is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

        (1)   (a) such Guarantor is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation, partnership, limited partnership, limited liability corporation or trust organized or existing under the laws of the jurisdiction of organization of such Guarantor, as the case may be, or the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (such Guarantor or such Person, as the case may be, being herein called the "Successor Person");

          (b)   the Successor Person, if other than such Guarantor, expressly assumes all the obligations of such Guarantor under the Senior Subordinated Indenture and such Guarantor's related Guarantee pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee;

          (c)   immediately after such transaction, no Default exists; and

          (d)   the Issuer shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indentures, if any, comply with the Senior Subordinated Indenture; or

        (2)   the transaction is made in compliance with the covenant described under "Repurchase at the Option of Holders—Asset Sales."

        Subject to certain limitations described in the Senior Subordinated Indenture, the Successor Person will succeed to, and be substituted for, such Guarantor under the Senior Subordinated Indenture and such Guarantor's Guarantee. Notwithstanding the foregoing, any Guarantor may (i) merge into or transfer all or part of its properties and assets to another Guarantor or the Issuer, (ii) merge with an Affiliate of the Issuer solely for the purpose of reincorporating the Guarantor in the United States, any state thereof, the District of Columbia or any territory thereof or (iii) convert into a corporation, partnership, limited partnership, limited liability corporation or trust organized or existing under the laws of the jurisdiction of organization of such Guarantor.

  Transactions with Affiliates

        The Issuer will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Issuer (each of the foregoing, an "Affiliate Transaction") involving aggregate payments or consideration in excess of $15.0 million, unless:

        (1)   such Affiliate Transaction is on terms that are not materially less favorable to the Issuer or its relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person on an arm's-length basis; and

        (2)   the Issuer delivers to the Trustee with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate payments or consideration in excess of $25.0 million, a resolution adopted by the majority of the board of directors of the Issuer approving such Affiliate Transaction and set forth in an Officer's Certificate certifying that such Affiliate Transaction complies with clause (1) above.

        The foregoing provisions will not apply to the following:

        (1)   transactions between or among the Issuer or any of its Restricted Subsidiaries;

        (2)   Restricted Payments permitted by the provisions of the Senior Subordinated Indenture described above under the covenant "—Limitation on Restricted Payments" and the definition of "Permitted Investments";

        (3)   the payment of management, consulting, monitoring and advisory fees and related expenses to the Investors pursuant to the Sponsor Management Agreement (plus any unpaid management, consulting, monitoring and advisory fees and related expenses accrued in any prior year) and the termination fees pursuant to the Sponsor Management Agreement, in each case as in effect on the Issue Date, or any amendment thereto (so long as any such amendment is not disadvantageous in the good faith judgment of the board of directors of the Issuer to the Holders when taken as a whole as compared to the Sponsor Management Agreement in effect on the Issue Date);

        (4)   the payment of reasonable and customary fees paid to, and indemnities provided for the benefit of, officers, directors, employees or consultants of Issuer, any of its direct or indirect parent companies or any of its Restricted Subsidiaries;

        (5)   transactions in which the Issuer or any of its Restricted Subsidiaries, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Issuer or such Restricted Subsidiary from a financial point of view or stating that the terms are not materially less favorable to the Issuer or its relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person on an arm's-length basis;

        (6)   any agreement as in effect as of the Issue Date, or any amendment thereto (so long as any such amendment is not disadvantageous to the Holders when taken as a whole as compared to the applicable agreement as in effect on the Issue Date in the reasonable determination of the Issuer);

        (7)   the existence of, or the performance by the Issuer or any of its Restricted Subsidiaries of its obligations under the terms of, any stockholders agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Issue Date and any similar agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by the Issuer or any of its Restricted Subsidiaries of obligations under any future amendment to any such existing agreement or under any similar agreement entered into after the Issue Date shall only be permitted by this clause (7) to the extent that the terms of any such amendment or new agreement are not otherwise disadvantageous to the Holders when taken as a whole in the reasonable determination of the Issuer;

        (8)   the Transactions and the payment of all fees and expenses related to the Transactions, in each case as disclosed in the offering documentation relating to the outstanding notes;

        (9)   transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of the Senior Subordinated Indenture which are fair to the Issuer and its Restricted Subsidiaries, in the reasonable determination of the board of directors of the Issuer or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;

        (10) the issuance of Equity Interests (other than Disqualified Stock) of the Issuer to any Permitted Holder or to any director, officer, employee or consultant;

        (11) sales of accounts receivable, or participations therein, in connection with the ABL Facility and any Receivables Facility;

        (12) payments by the Issuer or any of its Restricted Subsidiaries to any of the Investors made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures, which payments are approved by a majority of the board of directors of the Issuer in good faith;

        (13) payments or loans (or cancellation of loans) to employees or consultants of the Issuer, any of its direct or indirect parent companies or any of its Restricted Subsidiaries and employment agreements, stock option plans and other similar arrangements with such employees or consultants which, in each case, are approved by the Issuer in good faith;

        (14) investments by the Investors in securities of the Issuer or any of its Restricted Subsidiaries so long as (i) the investment is being offered generally to other investors on the same or more favorable terms and (ii) the investment constitutes less than 5.0% of the proposed or outstanding issue amount of such class of securities;

        (15) payments to or from, and transactions with, any joint ventures in the ordinary course of business; and

        (16) payments by the Issuer (and any direct or indirect parent thereof) and its Subsidiaries pursuant to tax sharing agreements among the Issuer (and any such parent) and its Subsidiaries on customary terms to the extent attributable to the ownership or operation of the Issuer and its Subsidiaries; provided that in each case the amount of such payments in any fiscal year does not exceed the amount that the Issuer, its Restricted Subsidiaries and its Unrestricted Subsidiaries (to the extent of amounts received from Unrestricted Subsidiaries) would be required to pay in respect of foreign, federal, state and local taxes for such fiscal year were the Issuer and its Restricted Subsidiaries (to the extent described above) to pay such taxes separately from any such parent entity.

  Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

        The Issuer will not, and will not permit any of its Restricted Subsidiaries that are not Guarantors to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any such Restricted Subsidiary to:

        (1)   (a) pay dividends or make any other distributions to the Issuer or any of its Restricted Subsidiaries on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, or

          (b)   pay any Indebtedness owed to the Issuer or any of its Restricted Subsidiaries;

        (2)   make loans or advances to the Issuer or any of its Restricted Subsidiaries; or

        (3)   sell, lease or transfer any of its properties or assets to the Issuer or any of its Restricted Subsidiaries,

except (in each case) for such encumbrances or restrictions existing under or by reason of:

        (a)   contractual encumbrances or restrictions in effect on the Issue Date, including pursuant to the Senior Credit Facilities and the related documentation;

        (b)   the Senior Indenture, the Senior Notes, the Senior Subordinated Indenture and the Senior Subordinated Notes;

        (c)   purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature discussed in clause (3) above on the property so acquired;

        (d)   applicable law or any applicable rule, regulation or order;

        (e)   any agreement or other instrument of a Person acquired by the Issuer or any Restricted Subsidiary in existence at the time of such acquisition (but not created in connection therewith or in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person and its Subsidiaries, or the property or assets of the Person and its Subsidiaries, so acquired;

        (f)    contracts for the sale of assets, including customary restrictions with respect to a Subsidiary of the Issuer pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary;

        (g)   Secured Indebtedness that limits the right of the debtor to dispose of the assets securing such Indebtedness that is otherwise permitted to be incurred pursuant to the covenants described under "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock" and "—Liens";

        (h)   restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

        (i)    other Indebtedness, Disqualified Stock or Preferred Stock of Foreign Subsidiaries permitted to be incurred subsequent to the Issue Date pursuant to the provisions of the covenant described under "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock";

        (j)    customary provisions in joint venture agreements and other agreements or arrangements relating solely to such joint venture;

        (k)   customary provisions contained in leases or licenses of intellectual property and other agreements, in each case entered into in the ordinary course of business;

        (l)    any encumbrances or restrictions of the type referred to in clauses (1), (2) and (3) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (a) through (k) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Issuer, no more restrictive with respect to such encumbrance and other restrictions taken as a whole than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing; and

        (m)  restrictions created in connection with any Receivables Facility that, in the good faith determination of the Issuer, are necessary or advisable to effect the transactions contemplated under such Receivables Facility.

  Limitation on Guarantees of Indebtedness by Restricted Subsidiaries

        The Issuer will not permit any of its Wholly-Owned Subsidiaries that are Restricted Subsidiaries (and non-Wholly-Owned Subsidiaries if such non-Wholly-Owned Subsidiaries guarantee other capital markets debt securities of the Issuer or any Guarantor), other than a Guarantor, a Foreign Subsidiary or a Receivables Subsidiary, to guarantee the payment of any Indebtedness of the Issuer or any other Guarantor unless:

        (1)   such Restricted Subsidiary within 30 days executes and delivers a supplemental indenture to the Senior Subordinated Indenture providing for a Guarantee by such Restricted Subsidiary, except that with respect to a guarantee of Indebtedness of the Issuer or any Guarantor:

          (a)   if the Senior Subordinated Notes or such Guarantor's Guarantee are subordinated in right of payment to such Indebtedness, the Guarantee under the supplemental indenture shall be subordinated to such Restricted Subsidiary's guarantee with respect to such Indebtedness substantially to the same extent as the Senior Subordinated Notes are subordinated to such Indebtedness; and

          (b)   if such Indebtedness is by its express terms subordinated in right of payment to the Senior Subordinated Notes or such Guarantor's Guarantee, any such guarantee by such Restricted Subsidiary with respect to such Indebtedness shall be subordinated in right of payment to such Guarantee substantially to the same extent as such Indebtedness is subordinated to the Senior Subordinated Notes; and

        (2)   such Restricted Subsidiary waives, and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Issuer or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Guarantee;

provided that this covenant shall not be applicable to (i) any guarantee of any Restricted Subsidiary that existed at the time such Person became a Restricted Subsidiary and was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary and (ii) guarantees of any Receivables Facility by any Receivables Subsidiary.

  Reports and Other Information

        Notwithstanding that the Issuer may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, the Senior Subordinated Indenture will require the Issuer to file with the SEC (and make available to the Trustee and Holders (without exhibits), without cost to any Holder, within 15 days after it files with the SEC) from and after the Issue Date,

        (1)   within 90 days (or any other time period then in effect under the rules and regulations of the Exchange Act with respect to the filing of a Form 10-K by a non-accelerated filer) after the end of each fiscal year, annual reports on Form 10-K, or any successor or comparable form, containing the information required to be contained therein, or required in such successor or comparable form;

        (2)   within 45 days after the end of each of the first three fiscal quarters of each fiscal year, reports on Form 10-Q containing all information that would be required to be contained in Form 10-Q, or any successor or comparable form;

        (3)   promptly from time to time after the occurrence of an event required to be therein reported, such other reports on Form 8-K, or any successor or comparable form; and

        (4)   any other information, documents and other reports which the Issuer would be required to file with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act;

in each case in a manner that complies in all material respects with the requirements specified in such form; provided that the Issuer shall not be so obligated to file such reports with the SEC if the SEC does not permit such filing, in which event the Issuer will make available such information to prospective purchasers of Senior Subordinated Notes, in addition to providing such information to the Trustee and the Holders, in each case within 15 days after the time the Issuer would be required to file such information with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act. In addition, to the extent not satisfied by the foregoing, the Issuer will agree that, for so long as any Senior Subordinated Notes are outstanding, it will furnish to Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

        In the event that any direct or indirect parent company of the Issuer becomes a Guarantor of the Senior Subordinated Notes, the Senior Subordinated Indenture will permit the Issuer to satisfy its obligations in this covenant with respect to financial information relating to the Issuer by furnishing financial information relating to such parent; provided that the same is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such parent, on the one hand, and the information relating to the Issuer and its Restricted Subsidiaries on a standalone basis, on the other hand.

        Notwithstanding the foregoing, such requirements shall be deemed satisfied prior to the commencement of the exchange offer or the effectiveness of the shelf registration statement described in the Registration Rights Agreement (1) by the filing with the SEC of the exchange offer registration statement or shelf registration statement (or any other similar registration statement), and any amendments thereto, with such financial information that satisfies Regulation S-X, subject to exceptions consistent with the presentation of financial information in the offering documentation relating to the outstanding notes, to the extent filed within the times specified above, or (2) by posting reports that would be required to be filed substantially in the form required by the SEC on the Issuer's website (or that of any of its parent companies) or providing such reports to the Trustee within 15 days after the time the Issuer would be required to file such information with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act, the financial information (including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" section) that would be required to be included in such reports, subject to exceptions consistent with the presentation of financial information in the offering documentation relating to the outstanding notes, to the extent filed within the times specified above. Notwithstanding anything herein to the contrary, the Issuer will not be deemed to have failed to comply with any of its agreements set forth under this covenant for purposes of clause (3) under "Events of Default and Remedies" until 120 days after the date any report is required to be filed with the SEC (or posted on the Issuer's website or provided to the Trustee) pursuant to this covenant.

Events of Default and Remedies

        The Senior Subordinated Indenture provides that each of the following is an "Event of Default":

        (1)   default in payment when due and payable, upon redemption, acceleration or otherwise, of principal of, or premium, if any, on the Senior Subordinated Notes, whether or not such payment is prohibited by the subordination provisions of the Senior Subordinated Indenture;

        (2)   default for 30 days or more in the payment when due of interest or Special Interest on or with respect to the Senior Notes, whether or not such payment is prohibited by the subordination provisions of the Senior Subordinated Indenture;

        (3)   failure by the Issuer or any Guarantor for 60 days after receipt of written notice given by the Trustee or the Holders of not less 30% in principal amount of the Senior Subordinated Notes then outstanding under the Senior Subordinated Indenture to comply with any of its obligations, covenants or agreements (other than a default referred to in clauses (1) and (2) above) contained in the Senior Subordinated Indenture or the Senior Subordinated Notes;

        (4)   default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Issuer or any of its Restricted Subsidiaries or the payment of which is guaranteed by the Issuer or any of its Restricted Subsidiaries, other than Indebtedness owed to the Issuer or a Restricted Subsidiary, whether such Indebtedness or guarantee now exists or is created after the issuance of the Senior Subordinated Notes, if both:

          (a)   such default either results from the failure to pay any principal of such Indebtedness at its stated final maturity (after giving effect to any applicable grace periods) or relates to an obligation other than the obligation to pay principal of any such Indebtedness at its stated final maturity and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated maturity; and

          (b)   the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at stated final maturity (after giving effect to any applicable grace periods), or the maturity of which has been so accelerated, aggregate $50.0 million or more at any one time outstanding;

        (5)   failure by the Issuer or any Significant Subsidiary (or group of Subsidiaries that together would constitute a Significant Subsidiary) to pay final judgments aggregating in excess of $50.0 million, which final judgments remain unpaid, undischarged and unstayed for a period of more than 60 days after such judgment becomes final, and in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed;

        (6)   certain events of bankruptcy or insolvency with respect to the Issuer or any Significant Subsidiary (or group of Subsidiaries that together would constitute a Significant Subsidiary); or

        (7)   the Guarantee of any Significant Subsidiary (or group of Subsidiaries that together would constitute a Significant Subsidiary) shall for any reason cease to be in full force and effect or be declared null and void or any responsible officer (or the responsible officers of any group of Subsidiaries that together would constitute a Significant Subsidiary) of any Guarantor that is a Significant Subsidiary, as the case may be, denies that it has any further liability under its Guarantee or gives notice to such effect, other than by reason of the termination of the Senior Subordinated Indenture or the release of any such Guarantee in accordance with the Senior Subordinated Indenture.

        If any Event of Default (other than of a type specified in clause (6) above) occurs and is continuing under the Senior Subordinated Indenture, the Trustee or the Holders of at least 30% in principal amount of the Senior Subordinated Notes then outstanding under the Senior Subordinated Indenture may declare the principal, premium, if any, interest and any other monetary obligations on all the Senior Subordinated Notes then outstanding under the Senior Subordinated Indenture to be due and payable immediately.

        Upon the effectiveness of such declaration, such principal premium, if any, and interest will be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising under clause (6) of the first paragraph of this section, all outstanding Senior Subordinated Notes will become due and payable without further action or notice. The Senior Subordinated Indenture provides that the Trustee may withhold from the Holders notice of any continuing Default, except a Default relating to the payment of principal, premium, if any, or interest, if it determines that withholding notice is in their interest. In addition, the Trustee shall have no obligation to accelerate the Senior Subordinated Notes if in the best judgment of the Trustee acceleration is not in the best interest of the Holders.

        The Senior Subordinated Indenture provides that the Holders of a majority in aggregate principal amount of the Senior Subordinated Notes then outstanding under the Senior Subordinated Indenture by notice to the Trustee may on behalf of the Holders of all of the Senior Subordinated Notes waive any existing Default and its consequences under the Senior Subordinated Indenture except a continuing Default in the payment of interest on, premium, if any, or the principal of any Senior Subordinated Note held by a non-consenting Holder. In the event of any Event of Default specified in clause (4) above, such Event of Default and all consequences thereof (excluding any resulting payment default, other than as a result of acceleration of the Senior Subordinated Notes) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders, if within 20 days after such Event of Default arose:

        (1)   the Indebtedness or guarantee that is the basis for such Event of Default has been discharged;

        (2)   the Holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default; or

        (3)   the default that is the basis for such Event of Default has been cured.

        Subject to the provisions of the Senior Subordinated Indenture relating to the duties of the Trustee thereunder, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Senior Subordinated Indenture at the request or direction of any of the Holders unless the Holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no Holder may pursue any remedy with respect to the Senior Subordinated Indenture or the Senior Subordinated Notes unless:

        (1)   such Holder has previously given the Trustee notice that an Event of Default is continuing;

        (2)   Holders of at least 30% in principal amount of the then outstanding Senior Subordinated Notes have requested the Trustee to pursue the remedy;

        (3)   Holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense;

        (4)   the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

        (5)   Holders of a majority in principal amount of the then outstanding Senior Subordinated Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

        Subject to certain restrictions, under the Senior Subordinated Indenture the Holders of a majority in principal amount of the total outstanding Senior Subordinated Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Senior Subordinated Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability.

        The Senior Subordinated Indenture provides that the Issuer is required to deliver to the Trustee annually a statement regarding compliance with the Senior Subordinated Indenture, and the Issuer is required, within five Business Days, upon becoming aware of any Default, to deliver to the Trustee a statement specifying such Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

        No director, officer, employee, incorporator or stockholder of the Issuer or any Guarantor or any of their parent companies (other than the Issuer and the Guarantors) shall have any liability for any obligations of the Issuer or the Guarantors under the Senior Subordinated Notes, the Guarantees or the Senior Subordinated Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting the Senior Subordinated Notes waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Senior Subordinated Notes. Such waiver may not be effective to waive liabilities under the federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Legal Defeasance and Covenant Defeasance

        The obligations of the Issuer and the Guarantors under the Senior Subordinated Indenture will terminate (other than certain obligations) and will be released upon payment in full of all of the Senior Subordinated Notes issued under the Senior Subordinated Indenture. The Issuer may, at its option and at any time, elect to have all of its obligations discharged with respect to the Senior Subordinated Notes issued under the Senior Subordinated Indenture and have the Issuer's and each Guarantor's obligation discharged with respect to its Guarantee ("Legal Defeasance") and cure all then existing Events of Default except for:

        (1)   the rights of Holders issued under the Senior Subordinated Indenture to receive payments in respect of the principal of, premium, if any, and interest on the Senior Subordinated Notes when such payments are due solely out of the trust created pursuant to the Senior Subordinated Indenture;

        (2)   the Issuer's obligations with respect to Senior Subordinated Notes concerning issuing temporary notes, registration of such Senior Subordinated Notes, mutilated, destroyed, lost or stolen Senior Subordinated Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

        (3)   the rights, powers, trusts, duties and immunities of the Trustee, and the Issuer's obligations in connection therewith; and

        (4)   the Legal Defeasance provisions of the Senior Subordinated Indenture.

        In addition, the Issuer may, at its option and at any time, elect to have its obligations and those of each Guarantor released with respect to certain covenants that are described in the Senior Subordinated Indenture ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default with respect to the Senior Subordinated Notes. In the event Covenant Defeasance occurs, certain events (not including bankruptcy, receivership, rehabilitation and insolvency events pertaining to the Issuer) described under "Events of Default and Remedies" will no longer constitute an Event of Default with respect to the Senior Subordinated Notes.

        In order to exercise either Legal Defeasance or Covenant Defeasance with respect to the Senior Subordinated Notes:

        (1)   the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars, Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest due on the Senior Subordinated Notes issued under the Senior Subordinated Indenture on the stated maturity date or on the redemption date, as the case may be, of such principal, premium, if any, or interest on such Senior Subordinated Notes, and the Issuer must specify whether such Senior Subordinated Notes are being defeased to maturity or to a particular redemption date;

        (2)   in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions,

          (a)   the Issuer has received from, or there has been published by, the United States Internal Revenue Service a ruling, or

          (b)   since the original issuance of the Senior Subordinated Notes, there has been a change in the applicable U.S. federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, subject to customary assumptions and exclusions, the Holders will not recognize income, gain or loss for U.S. federal income tax purposes, as applicable, as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

        (3)   in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to such tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

        (4)   no Default (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith) shall have occurred and be continuing on the date of such deposit;

        (5)   such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under the Senior Credit Facilities, the Senior Indenture, the Senior Notes or any other material agreement or instrument (other than the Senior Subordinated Indenture) to which the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith);

        (6)   the Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that, as of the date of such opinion and subject to customary assumptions and exclusions following the deposit, the trust funds will not be subject to the effect of Section 547 of Title 11 of the United States Code;

        (7)   the Issuer shall have delivered to the Trustee an Officer's Certificate stating that the deposit was not made by the Issuer with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuer or any Guarantor or others; and

        (8)   the Issuer shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions) each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

Satisfaction and Discharge

        The Senior Subordinated Indenture will be discharged and will cease to be of further effect as to all Senior Subordinated Notes issued thereunder, when either:

        (1)   all Senior Subordinated Notes theretofore authenticated and delivered, except lost, stolen or destroyed Senior Subordinated Notes which have been replaced or paid and Senior Subordinated Notes for whose payment money has theretofore been deposited in trust, have been delivered to the Trustee for cancellation; or

        (2)   (a) all Senior Subordinated Notes not theretofore delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise, will become due and payable within one year or may be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and the Issuer or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest to pay and discharge the entire indebtedness on the Senior Subordinated Notes not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;

          (b)   no Default (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith) with respect to the Senior Subordinated Indenture or the Senior Subordinated Notes shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit, and such deposit will not result in a breach or violation of, or constitute a default under, the Senior Credit Facilities, the Senior Indenture, the Senior Notes or any other material agreement or instrument (other than the Senior Subordinated Indenture) to which the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith);

          (c)   the Issuer has paid or caused to be paid all sums payable by it under the Senior Subordinated Indenture; and

          (d)   the Issuer has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Senior Subordinated Notes at maturity or the redemption date, as the case may be.

        In addition, the Issuer must deliver an Officer's Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Amendment, Supplement and Waiver

        Except as provided in the next two succeeding paragraphs, the Senior Subordinated Indenture, any Guarantee, and the Senior Subordinated Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Senior Subordinated Notes then outstanding, including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Senior Subordinated Notes, and any existing Default or compliance with any provision of the Senior Subordinated Indenture, the Senior Subordinated Notes issued thereunder, any Guarantee may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Senior Subordinated Notes, other than Senior Subordinated Notes beneficially owned by the Issuer or its Affiliates (including consents obtained in connection with a purchase of or tender offer or exchange offer for the Senior Subordinated Notes).

        The Senior Subordinated Indenture provides that, without the consent of each affected Holder, an amendment or waiver may not, with respect to any Senior Subordinated Notes held by a non-consenting Holder:

        (1)   reduce the principal amount of such Senior Subordinated Notes whose Holders must consent to an amendment, supplement or waiver;

        (2)   reduce the principal of or change the fixed final maturity of any such Senior Subordinated Note or alter or waive the provisions with respect to the redemption of such Senior Subordinated Notes (other than provisions relating to the covenants described above under the caption "Repurchase at the Option of Holders");

        (3)   reduce the rate of or change the time for payment of interest on any Senior Subordinated Note;

        (4)   waive a Default in the payment of principal of or premium, if any, or interest on the Senior Subordinated Notes, except a rescission of acceleration of the Senior Subordinated Notes by the Holders of at least a majority in aggregate principal amount of the Senior Subordinated Notes and a waiver of the payment default that resulted from such acceleration, or in respect of a covenant or provision contained in the Senior Subordinated Indenture or any Guarantee which cannot be amended or modified without the consent of all Holders;

        (5)   make any Senior Subordinated Note payable in money other than that stated therein;

        (6)   make any change in the provisions of the Senior Subordinated Indenture relating to waivers of past Defaults or the rights of Holders to receive payments of principal of or premium, if any, or interest on the Senior Subordinated Notes;

        (7)   make any change in these amendment and waiver provisions;

        (8)   impair the right of any Holder to receive payment of principal of, or interest on such Holder's Senior Subordinated Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's Senior Subordinated Notes;

        (9)   make any change to or modify the ranking of the Senior Subordinated Notes that would adversely affect the Holders; or

        (10) except as expressly permitted by the Senior Subordinated Indenture, modify the Guarantees of any Significant Subsidiary in any manner adverse to the Holders.

        In addition, any amendment to, or waiver of, the provisions of the Senior Subordinated Indenture relating to subordination that adversely affects the rights of the Holders will require the consent of the Holders of at least 75% in aggregate principal amount of Senior Subordinated Notes then outstanding.

        Notwithstanding the foregoing, the Issuer, any Guarantor (with respect to a Guarantee or the Senior Subordinated Indenture to which it is a party) and the Trustee may amend or supplement the Senior Subordinated Indenture, any Guarantee or Notes without the consent of any Holder;

        (1)   to cure any ambiguity, omission, mistake, defect or inconsistency;

        (2)   to provide for uncertificated Senior Subordinated Notes of such series in addition to or in place of certificated Senior Subordinated Notes;

        (3)   to comply with the covenant relating to mergers, consolidations and sales of assets;

        (4)   to provide for the assumption of the Issuer's or any Guarantor's obligations to the Holders;

        (5)   to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under the Senior Subordinated Indenture of any such Holder;

        (6)   to add covenants for the benefit of the Holders or to surrender any right or power conferred upon the Issuer or any Guarantor;

        (7)   to comply with requirements of the SEC in order to effect or maintain the qualification of the Senior Subordinated Indenture under the Trust Indenture Act;

        (8)   to evidence and provide for the acceptance and appointment under the Senior Subordinated Indenture of a successor Trustee thereunder pursuant to the requirements thereof;

        (9)   to provide for the issuance of Senior Subordinated Exchange Notes or private exchange notes, which are identical to Senior Subordinated Exchange Notes except that they are not freely transferable;

        (10) to add a Guarantor under the Senior Subordinated Indenture;

        (11) to conform the text of the Senior Subordinated Indenture, Guarantees or the Senior Subordinated Notes to any provision of this "Description of Senior Subordinated Notes" to the extent that such provision in this "Description of Senior Subordinated Notes" was intended to be a verbatim recitation of a provision of the Senior Subordinated Indenture, Guarantee or Senior Subordinated Notes; or

        (12) to make any amendment to the provisions of the Senior Subordinated Indenture relating to the transfer and legending of Senior Subordinated Notes as permitted by the Senior Subordinated Indenture, including, without limitation, to facilitate the issuance and administration of the Senior Subordinated Notes; provided, however, that (i) compliance with the Senior Subordinated Indenture as so amended would not result in Senior Subordinated Notes being transferred in violation of the Securities Act or any applicable securities law and (ii) such amendment does not materially and adversely affect the rights of Holders to transfer Senior Subordinated Notes.

        (13) in the event that PIK Notes are issued in certificated form, to make appropriate amendments to the Senior Subordinated Indenture to reflect an appropriate minimum denomination of certified PIK Notes and establish minimum redemption amounts for certified PIK Notes.

        The consent of the Holders will not be necessary under the Senior Subordinated Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

Notices

        Notices given by publication will be deemed given on the first date on which publication is made and notices given by first-class mail, postage prepaid, will be deemed given five calendar days after mailing.

Concerning the Trustee

        The Senior Subordinated Indenture contains certain limitations on the rights of the Trustee thereunder, should it become a creditor of the Issuer, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee is permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign.

        The Senior Subordinated Indenture provides that the Holders of a majority in principal amount of the outstanding Senior Subordinated Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Senior Subordinated Indenture provides that in case an Event of Default shall occur (which shall not be cured), the Trustee is required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Senior Subordinated Indenture at the request of any Holder of the Senior Subordinated Notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

Governing Law

        The Senior Subordinated Indenture, the Senior Subordinated Notes and any Guarantee are governed by and construed in accordance with the laws of the State of New York.

Certain Definitions

        Set forth below are certain defined terms used in the Senior Subordinated Indenture. For purposes of the Senior Subordinated Indenture, unless otherwise specifically indicated, the term "consolidated" with respect to any Person refers to such Person on a consolidated basis in accordance with GAAP, but excluding from such consolidation any Unrestricted Subsidiary as if such Unrestricted Subsidiary were not an Affiliate of such Person.

        "ABL Facility" means the Asset-Based Revolving Credit Agreement to be entered into as of the Issue Date by and among the Issuer, the lenders party thereto in their capacities as lenders thereunder and The CIT Group/Business Credit Inc., as Administrative Agent, including any guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements, refundings or refinancings thereof and any indentures, notes, debentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount borrowable thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted under "Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock" above).

        "ABL Facility Cap" means an amount equal to the greater of (x) $1,125.0 million and (y) the sum of (i) 85% of the net orderly liquidation value as determined in good faith by the Issuer of inventory of the Issuer and each Guarantor and (ii) 90% of all credit card receivables of the Issuer and each Guarantor determined in accordance with GAAP.

        "ABL Obligations" means Obligations under the ABL Facility.

        "ABL Secured Parties" means each of (i) the ABL Collateral Agent on behalf of itself and the lenders under the ABL Facility and lenders or their affiliates counterparty to related Hedging Obligations and (ii) each other holder of ABL Obligations.

        "Acquired Indebtedness" means, with respect to any specified Person,

        (1)   Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Restricted Subsidiary of such specified Person, and

        (2)   Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

        "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

        "Applicable Premium" means, with respect to any Senior Subordinated Note on any Redemption Date, the greater of:

        (1)   1.0% of the principal amount of such Senior Subordinated Note; and

        (2)   the excess, if any, of (a) the present value at such Redemption Date of (i) the redemption price of such Senior Subordinated Note at July 15, 2012 (such redemption price being set forth in the tables appearing above under the caption "Optional Redemption"), plus (ii) all required interest payments calculated based on the Cash Interest rate payable on the Senior Subordinated Notes due on such Senior Subordinated Note through July 15, 2012 (excluding accrued but unpaid interest to the

Redemption Date), computed using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points; over (b) the principal amount of such Senior Subordinated Note.

        "Asset Sale" means:

        (1)   the sale, conveyance, transfer or other disposition, whether in a single transaction or a series of related transactions, of property or assets (including by way of a Sale and Lease-Back Transaction) of the Issuer or any of its Restricted Subsidiaries (each referred to in this definition as a "disposition"); or

        (2)   the issuance or sale of Equity Interests of any Restricted Subsidiary, whether in a single transaction or a series of related transactions (other than Preferred Stock of Restricted Subsidiaries issued in compliance with the covenant described under "Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock");

in each case, other than:

        (a)   any disposition of Cash Equivalents or Investment Grade Securities or obsolete or worn out equipment in the ordinary course of business or any disposition of inventory or goods (or other assets) held for sale in the ordinary course of business;

        (b)   the disposition of all or substantially all of the assets of the Issuer in a manner permitted pursuant to the provisions described above under "Certain Covenants—Merger, Consolidation or Sale of All or Substantially All Assets" or any disposition that constitutes a Change of Control pursuant to the Senior Subordinated Indenture;

        (c)   the making of any Restricted Payment or Permitted Investment that is permitted to be made, and is made, under the covenant described above under "Certain Covenants—Limitation on Restricted Payments";

        (d)   any disposition of assets or issuance or sale of Equity Interests of any Restricted Subsidiary in any transaction or series of related transactions with an aggregate fair market value of less than $25.0 million;

        (e)   any disposition of property or assets or issuance of securities by a Restricted Subsidiary of the Issuer to the Issuer or by the Issuer or a Restricted Subsidiary of the Issuer to another Restricted Subsidiary of the Issuer;

        (f)    to the extent allowable under Section 1031 of the Code or any comparable or successor provision, any exchange of like property (excluding any boot thereon) for use in a Similar Business;

        (g)   the lease, assignment or sub-lease of any real or personal property in the ordinary course of business;

        (h)   any issuance or sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

        (i)    foreclosures on assets;

        (j)    sales of accounts receivable, or participations therein, in connection with the ABL Facility or any Receivables Facility;

        (k)   any financing transaction with respect to property built or acquired by the Issuer or any Restricted Subsidiary after the Issue Date, including Sale and Lease-Back Transactions and asset securitizations permitted by the Senior Subordinated Indenture;

        (l)    dispositions in the ordinary course of business by any Restricted Subsidiary engaged in the insurance business in order to provide insurance to the Issuer and its Subsidiaries;

        (m)  the unwinding of any Hedging Obligations; and

        (n)   sales, transfers and other dispositions of Investments in joint ventures to the extent required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in joint venture arrangements and similar binding arrangements.

        "Asset Sale Offer" has the meaning set forth in the fourth paragraph under "Repurchase at the Option of Holders—Asset Sales."

        "Bankruptcy Code" means Title 11 of the United States Code, as amended.

        "Bankruptcy Law" means the Bankruptcy Code and any similar federal, state or foreign law for the relief of debtors.

        "Business Day" means each day which is not a Legal Holiday.

        "Capital Stock" means:

        (1)   in the case of a corporation, corporate stock;

        (2)   in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

        (3)   in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

        (4)   any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

        "Capitalized Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP.

        "Capitalized Software Expenditures" means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities) by a Person and its Restricted Subsidiaries during such period in respect of purchased software or internally developed software and software enhancements that, in conformity with GAAP, are or are required to be reflected as capitalized costs on the consolidated balance sheet of a Person and its Restricted Subsidiaries.

        "Cash Equivalents" means:

        (1)   United States dollars;

        (2)   euro or any national currency of any participating member state of the EMU or such local currencies held by the Issuer and its Restricted Subsidiaries from time to time in the ordinary course of business;

        (3)   securities issued or directly and fully and unconditionally guaranteed or insured by the U.S. government (or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of the U.S. government) with maturities of 24 months or less from the date of acquisition;

        (4)   certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus of not less than $500.0 million in the case of U.S. banks and $100.0 million (or the U.S. dollar equivalent as of the date of determination) in the case of non-U.S. banks;

        (5)   repurchase obligations for underlying securities of the types described in clauses (3) and (4) entered into with any financial institution meeting the qualifications specified in clause (4) above;

        (6)   commercial paper rated at least P-1 by Moody's or at least A-1 by S&P and in each case maturing within 24 months after the date of creation thereof;

        (7)   marketable short-term money market and similar securities having a rating of at least P-2 or A-2 from either Moody's or S&P, respectively (or, if at any time neither Moody's nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency) and in each case maturing within 24 months after the date of creation thereof;

        (8)   investment funds investing 95% of their assets in securities of the types described in clauses (1) through (7) above;

        (9)   readily marketable direct obligations issued by any state, commonwealth or territory of the United States or any political subdivision or taxing authority thereof having an Investment Grade Rating from either Moody's or S&P with maturities of 24 months or less from the date of acquisition;

        (10) Indebtedness or Preferred Stock issued by Persons with a rating of "A" or higher from S&P or "A2" or higher from Moody's with maturities of 24 months or less from the date of acquisition; and

        (11) Investments with average maturities of 24 months or less from the date of acquisition in money market funds rated AAA- (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody's.

        Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clauses (1) and (2) above; provided that such amounts are converted into any currency listed in clauses (1) and (2) as promptly as practicable and in any event within ten Business Days following the receipt of such amounts.

        "Cash Interest" has the meaning set forth under "Principal, Maturity and Interest."

        "Change of Control" means the occurrence of any of the following:

        (1)   the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the assets of the Issuer and its Subsidiaries, taken as a whole, to any Person other than a Permitted Holder; or

        (2)   the Issuer becomes aware (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) of the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act or any successor provision), other than the Permitted Holders, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of 50% or more of the total voting power of the Voting Stock of the Issuer or any of its direct or indirect parent companies holding directly or indirectly 100% of the total voting power of the Voting Stock of the Issuer.

        "Code" means the Internal Revenue Code of 1986, as amended, or any successor thereto.

        "Consolidated Depreciation and Amortization Expense" means with respect to any Person for any period, the total amount of depreciation and amortization expense, including the amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses and Capitalized Software Expenditures, of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

        "Consolidated Interest Expense" means, with respect to any Person for any period, without duplication, the sum of:

        (1)   consolidated interest expense of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted (and not added back) in computing Consolidated Net Income (including (a) amortization of original issue discount resulting from the issuance of Indebtedness at less than par, (b) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers' acceptances, (c) non-cash interest payments (but excluding any non-cash interest expense attributable to the movement in the mark to market valuation of Hedging Obligations or other derivative instruments pursuant to GAAP), (d) the interest component of Capitalized Lease Obligations, and (e) net payments, if any, pursuant to interest rate Hedging Obligations with respect to Indebtedness, and excluding (u) accretion or accrual of discounted liabilities not constituting Indebtedness, (v) any expense resulting from the discounting any Indebtedness in connection with the application of recapitalization accounting or, if applicable, purchase accounting, (w) any Special Interest and any comparable "additional interest" with respect to other securities, (x) amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses, (y) any expensing of bridge, commitment and other financing fees and (z) commissions, discounts, yield and other fees and charges (including any interest expense) related to any Receivables Facility); plus

        (2)   consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued; less

        (3)   interest income for such period.

For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

        "Consolidated Leverage Ratio" as of any date of determination, means the ratio of (1) Consolidated Total Indebtedness of the Issuer and its Restricted Subsidiaries as of the end of the most recent fiscal period for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur to (2) the Issuer's EBITDA for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur, in each case with such pro forma adjustments to Consolidated Total Indebtedness and EBITDA as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of "Fixed Charge Coverage Ratio."

        "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person for such period, on a consolidated basis, and otherwise determined in accordance with GAAP; provided, however, that, without duplication,

        (1)   any after-tax effect of extraordinary, non-recurring or unusual gains or losses (less all fees and expenses relating thereto) or expenses (including relating to the Transactions to the extent incurred on or prior to May 1, 2008), severance, relocation costs, consolidation and closing costs, integration and facilities opening costs, business optimization costs, transition costs, restructuring costs, signing, retention or completion bonuses, and curtailments or modifications to pension and post-retirement employee benefit plans shall be excluded,

        (2)   the cumulative effect of a change in accounting principles during such period shall be excluded,

        (3)   any after-tax effect of income (loss) from disposed, abandoned or discontinued operations and any net after-tax gains or losses on disposal of disposed, abandoned, transferred, closed or discontinued operations shall be excluded,

        (4)   any after-tax effect of gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions or abandonments other than in the ordinary course of business, as determined in good faith by the Issuer, shall be excluded,

        (5)   the Net Income for such period of any Person that is an Unrestricted Subsidiary shall be excluded, and, solely for the purpose of determining the amount available for Restricted Payments under clause 3(a) of the first paragraph of "Certain Covenants—Limitation on Restricted Payments," the Net Income for such period of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting shall be excluded; provided that Consolidated Net Income of the Issuer shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash) to the Issuer or a Restricted Subsidiary thereof in respect of such period, to the extent not already included therein,

        (6)   solely for the purpose of determining the amount available for Restricted Payments under clause (3)(a) of the first paragraph of "Certain Covenants—Limitation on Restricted Payments," the Net Income for such period of any Restricted Subsidiary (other than any Guarantor) shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its Net Income is not at the date of determination wholly permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or similar distributions has been legally waived; provided that Consolidated Net Income of the Issuer will be increased by the amount of dividends or other distributions or other payments actually paid in cash (or to the extent converted into cash) or Cash Equivalents to the Issuer or a Restricted Subsidiary thereof in respect of such period, to the extent not already included therein,

        (7)   effects of adjustments (including the effects of such adjustments pushed down to the Issuer and its Restricted Subsidiaries) in the property, equipment, inventory, software and other intangible assets, deferred revenue and debt line items in such Person's consolidated financial statements pursuant to GAAP resulting from the application of recapitalization accounting or, if applicable, purchase accounting in relation to the Transactions or any consummated acquisition or the amortization or write-off of any amounts thereof, net of taxes, shall be excluded,

        (8)   any after-tax effect of income (loss) from the early extinguishment of Indebtedness or Hedging Obligations or other derivative instruments shall be excluded,

        (9)   any impairment charge or asset write-off, including, without limitation, impairment charges or asset write-offs related to intangible assets, long-lived assets or investments in debt and equity securities, in each case, pursuant to GAAP and the amortization of intangibles arising pursuant to GAAP shall be excluded,

        (10) any non-cash compensation expense recorded from grants of stock appreciation or similar rights, stock options, restricted stock or other rights, and any cash charges associated with the rollover, acceleration or payout of Equity Interests by management of the Company or any of its direct or indirect parent companies in connection with the Transactions, shall be excluded,

        (11) any fees and expenses incurred during such period, or any amortization thereof for such period, in connection with any acquisition, Investment, Asset Sale, issuance or repayment of Indebtedness, issuance of Equity Interests, refinancing transaction or amendment or modification of any debt instrument (in each case, including any such transaction consummated prior to the Issue Date and any such transaction undertaken but not completed) and any charges or non-recurring merger costs incurred during such period as a result of any such transaction shall be excluded,

        (12) accruals and reserves that are established or adjusted within twelve months after the Issue Date that are so required to be established as a result of the Transactions in accordance with GAAP, or changes as a result of adoption or modification of accounting policies, shall be excluded, and

        (13) to the extent covered by insurance and actually reimbursed, or, so long as the Issuer has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is (a) not denied by the applicable carrier in writing within 180 days and (b) in fact reimbursed within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within 365 days), expenses with respect to liability or casualty events or business interruption shall be excluded.

        Notwithstanding the foregoing, for the purpose of the covenant described under "Certain Covenants—Limitation on Restricted Payments" only (other than clause (3)(d) thereof), there shall be excluded from Consolidated Net Income any income arising from any sale or other disposition of Restricted Investments made by the Issuer and its Restricted Subsidiaries, any repurchases and redemptions of Restricted Investments from the Issuer and its Restricted Subsidiaries, any repayments of loans and advances which constitute Restricted Investments by the Issuer or any of its Restricted Subsidiaries, any sale of the stock of an Unrestricted Subsidiary or any distribution or dividend from an Unrestricted Subsidiary, in each case only to the extent such amounts increase the amount of Restricted Payments permitted under such covenant pursuant to clause (3)(d) thereof.

        "Contingent Obligations" means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent,

        (1)   to purchase any such primary obligation or any property constituting direct or indirect security therefor,

        (2)   to advance or supply funds:

          (a)   for the purchase or payment of any such primary obligation, or

          (b)   to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, or

        (3)   to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

        "Credit Facilities" means, with respect to the Issuer or any of its Restricted Subsidiaries, one or more debt facilities, including the Senior Credit Facilities, or other financing arrangements (including, without limitation, commercial paper facilities or indentures) providing for revolving credit loans, term loans, letters of credit or other long-term indebtedness, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof and any indentures, notes, debentures or credit facilities or commercial paper facilities that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount permitted to be borrowed thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted under "Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock") or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender or group of lenders.

        "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

        "Designated Non-cash Consideration" means the fair market value of non-cash consideration received by the Issuer or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officer's Certificate, setting forth the basis of such valuation, executed by the principal financial officer of the Issuer, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of or collection on such Designated Non-cash Consideration.

        "Designated Preferred Stock" means Preferred Stock of the Issuer or any parent corporation thereof (in each case other than Disqualified Stock) that is issued for cash (other than to a Restricted Subsidiary or an employee stock ownership plan or trust established by the Issuer or any of its Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an Officer's Certificate executed by the principal financial officer of the Issuer or the applicable parent corporation thereof, as the case may be, on the issuance date thereof, the cash proceeds of which are excluded from the calculation set forth in clause (3) of the first paragraph under "Certain Covenants—Limitation on Restricted Payments."

        "Designated Senior Indebtedness" means:

        (1)   any Indebtedness outstanding under the Senior Credit Facilities;

        (2)   any Indebtedness outstanding under the Senior Indenture; and

        (3)   any other Senior Indebtedness permitted under the Senior Subordinated Indenture that, at the date of determination, has an aggregate principal amount outstanding of at least $35.0 million and is specifically designated by the issuer thereof as "Designated Senior Indebtedness" for purposes of the Senior Subordinated Indenture.

        "Disqualified Stock" means, with respect to any Person, any Capital Stock of such Person which, by its terms, or by the terms of any security into which it is convertible or for which it is putable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable (other than solely as a result of a change of control or asset sale) pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than solely as a result of a change of control or asset sale), in whole or in part, in each case prior to the date 91 days after the earlier of the maturity date of the Senior Subordinated Notes or the date the Senior Subordinated Notes are no longer outstanding; provided, however, that if such Capital Stock is issued to any plan for the benefit of employees of the Issuer or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Issuer or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.

        "EBITDA" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period

        (1)   increased (without duplication) by:

          (a)   provision for taxes based on income or profits or capital gains, including, without limitation, foreign, federal, state, franchise and similar taxes and foreign withholding taxes (including penalties and interest related to such taxes or arising from tax examinations) of such Person paid or accrued during such period deducted (and not added back) in computing Consolidated Net Income in such period; plus

          (b)   Fixed Charges of such Person for such period (including (x) net losses on Hedging Obligations or other derivative instruments entered into for the purpose of hedging interest rate risk and (y) costs of surety bonds in connection with financing activities, in each case, to the extent included in Fixed Charges), together with items excluded from the definition of "Consolidated Interest Expense" pursuant to clauses (1)(u), (v), (w), (x), (y) and (z) of the definition thereof, and, in each such case, to the extent the same were deducted (and not added back) in calculating such Consolidated Net Income in such period; plus

          (c)   Consolidated Depreciation and Amortization Expense of such Person for such period to the extent the same was deducted (and not added back) in computing Consolidated Net Income in such period; plus

          (d)   any expenses or charges (other than depreciation or amortization expense) related to any Equity Offering, Permitted Investment, acquisition, disposition, recapitalization or the incurrence of Indebtedness permitted to be incurred by the Senior Subordinated Indenture (including a refinancing thereof) (whether or not successful), including (i) such fees, expenses or charges related to the offering of the Senior Subordinated Notes and any Credit Facilities and (ii) any amendment or other modification of the Senior Subordinated Notes, and, in each case, deducted (and not added back) in computing Consolidated Net Income in such period; plus

          (e)   the amount of any restructuring charge or reserve deducted (and not added back) in such period in computing Consolidated Net Income, including any one-time costs incurred in connection with acquisitions after the Issue Date and costs related to the closure and/or consolidation of facilities; plus

          (f)    any other non-cash charges, including any write-offs or write-downs, reducing Consolidated Net Income for such period (provided that if any such non-cash charges represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period); plus

          (g)   the amount of any minority interest expense consisting of income attributable to minority equity interests of third parties deducted (and not added back) in such period in calculating Consolidated Net Income in such period; plus

          (h)   the amount of management, monitoring, consulting and advisory fees and related expenses paid in such period to the Investors to the extent otherwise permitted under "Certain Covenants—Transactions with Affiliates"; plus

          (i)    the amount of net cost savings projected by the Issuer in good faith to be realized as a result of specified actions taken or to be taken (calculated on a pro forma basis as though such cost savings had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions; provided that (w) such cost savings are reasonably identifiable and factually supportable, (x) such actions have been taken or are to be taken within 12 months after the date of determination to take such action, (y) no cost savings shall be added pursuant to this clause (i) to the extent duplicative of any expenses or charges relating to such cost savings that are included in clause (e) above with respect to such period and (z) the aggregate amount of cost savings added pursuant to this clause (i) shall not exceed $25.0 million for any four consecutive quarter period (which adjustments may be incremental to pro forma adjustments made pursuant to the second paragraph of the definition of "Fixed Charge Coverage Ratio"); plus

          (j)    the amount of loss on sales of receivables and related assets to the Receivables Subsidiary in connection with a Receivables Facility; plus

          (k)   an amount equal to the impact on cost of goods sold and operating profit of incremental markdowns taken as a result of Project Alpha as described in the offering documentation relating to the outstanding notes; provided that this clause (k) shall not apply to any quarterly period beginning after February 1, 2008; plus

          (l)    any expenses associated with Project Alpha inventory and real estate initiatives as described in the offering documentation relating to the outstanding notes; provided that this clause (l) shall not apply to any quarterly period beginning after February 1, 2008; plus

          (m)  any costs or expense incurred by the Issuer or a Restricted Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such cost or expenses are funded with cash proceeds contributed to the capital of the Issuer or net cash proceeds of an issuance of Equity Interests of the Issuer (other than Disqualified Stock) solely to the extent that such net cash proceeds are excluded from the calculation set forth in clause (3) of the first paragraph under "Certain Covenants—Limitation on Restricted Payments";

        (2)   decreased by (without duplication) non-cash gains increasing Consolidated Net Income of such Person for such period, excluding any non-cash gains to the extent they represent the reversal of an accrual or reserve for a potential cash item that reduced EBITDA in any prior period; and

        (3)   increased or decreased by (without duplication):

          (a)   any net gain or loss resulting in such period from Hedging Obligations and the application of Statement of Financial Accounting Standards No. 133; plus or minus, as applicable, and

          (b)   any net gain or loss resulting in such period from currency translation gains or losses related to currency remeasurements of Indebtedness (including any net loss or gain resulting from Hedging Obligations for currency exchange risk).

        "EMU" means the economic and monetary union as contemplated in the Treaty on European Union.

        "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.

        "Equity Offering" means any public or private sale of common stock or Preferred Stock of the Issuer or any of its direct or indirect parent companies (excluding Disqualified Stock), other than:

        (1)   public offerings with respect to the Issuer's or any direct or indirect parent company's common stock registered on Form S-8;

        (2)   issuances to any Subsidiary of the Issuer; and

        (3)   any such public or private sale that constitutes an Excluded Contribution.

        "euro" means the single currency of participating member states of the EMU.

        "Event of Default" has the meaning set forth under "Events of Default and Remedies."

        "Excess Proceeds" has the meaning set forth in the fourth paragraph under "Repurchase at the Option of Holders—Asset Sales."

        "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

        "Excluded Contribution" means net cash proceeds, marketable securities or Qualified Proceeds received by the Issuer after the Issue Date from

        (1)   contributions to its common equity capital, and

        (2)   the sale (other than to a Subsidiary of the Issuer or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of the Issuer) of Capital Stock (other than Disqualified Stock and Designated Preferred Stock) of the Issuer,

in each case designated as Excluded Contributions pursuant to an Officer's Certificate executed by the principal financial officer of the Issuer on the date such capital contributions are made or the date such Equity Interests are sold, as the case may be, which are excluded from the calculation set forth in clause (3) of the first paragraph under "Certain Covenants—Limitation on Restricted Payments."

        "Fixed Charge Coverage Ratio" means, with respect to any Person for any period, the ratio of EBITDA of such Person for such period to the Fixed Charges of such Person for such period. In the event that the Issuer or any Restricted Subsidiary incurs, assumes, guarantees, redeems, retires or extinguishes any Indebtedness (other than Indebtedness incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) or issues or redeems Disqualified Stock or Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to or simultaneously with the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Fixed Charge Coverage Ratio Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, redemption, retirement or extinguishment of Indebtedness, or such issuance or redemption of Disqualified Stock or Preferred Stock, as if the same had occurred on the first day of the applicable four-quarter period.

        For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, consolidations and disposed operations (as determined in accordance with GAAP) that have been made by the Issuer or any of its Restricted Subsidiaries during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Fixed Charge Coverage Ratio Calculation Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, consolidations and disposed operations (and the change in any associated fixed charge obligations and the change in EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If, since the beginning of such period, any Person that subsequently became a Restricted Subsidiary or was merged with or into the Issuer or any of its Restricted Subsidiaries since the beginning of such period shall have made any Investment, acquisition, disposition, merger, consolidation or disposed operation that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, merger, consolidation or disposed operation had occurred on the first day of the applicable four-quarter period.

        For purposes of this definition, whenever pro forma effect is to be given to a transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Issuer. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Fixed Charge Coverage Ratio Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Issuer to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period except as set forth in the first paragraph of this definition. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate or other rate shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Issuer may designate.

        "Fixed Charges" means, with respect to any Person for any period, the sum of:

        (1)   Consolidated Interest Expense of such Person for such period;

        (2)   all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Preferred Stock during such period; and

        (3)   all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Disqualified Stock during such period.

        "Foreign Subsidiary" means, with respect to any Person, any Restricted Subsidiary of such Person that is not organized or existing under the laws of the United States, any state thereof or the District of Columbia and any Restricted Subsidiary of such Foreign Subsidiary.

        "GAAP" means generally accepted accounting principles in the United States which are in effect on the Issue Date.

        "General Credit Facility" means the credit agreement to be entered into as of the Issue Date by and among the Issuer, the lenders party thereto in their capacities as lenders thereunder and Citicorp North America, Inc., as Administrative Agent, including any guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements, refundings or refinancings thereof and any indentures, notes, debentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount borrowable thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted under "Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock" above).

        "Government Securities" means securities that are:

        (1)   direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged; or

        (2)   obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuers thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt.

        "guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.

        "Guarantee" means the guarantee by any Guarantor of the Issuer's Obligations under the Senior Subordinated Indenture.

        "Guarantor" means each Restricted Subsidiary that Guarantees the Senior Subordinated Notes in accordance with the terms of the Senior Subordinated Indenture.

        "Hedging Obligations" means, with respect to any Person, the obligations of such Person under any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, commodity swap agreement, commodity cap agreement, commodity collar agreement, foreign exchange contract, currency swap agreement or similar agreement providing for the transfer or mitigation of interest rate or currency risks either generally or under specific contingencies.

        "Holder" means the Person in whose name a Senior Subordinated Note is registered on the registrar's books.

        "Indebtedness" means, with respect to any Person, without duplication:

        (1)   any indebtedness (including principal and premium) of such Person, whether or not contingent:

          (a)   in respect of borrowed money;

          (b)   evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers' acceptances (or, without duplication, reimbursement agreements in respect thereof);

          (c)   representing the balance deferred and unpaid of the purchase price of any property (including Capitalized Lease Obligations), except (i) any such balance that constitutes a trade payable or similar obligation to a trade creditor, in each case accrued in the ordinary course of business and (ii) any earn-out obligations until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP; or

          (d)   representing any Hedging Obligations;

  if and to the extent that any of the foregoing Indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;

        (2)   to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise on, the obligations of the type referred to in clause (1) of a third Person (whether or not such items would appear upon the balance sheet of the such obligor or guarantor), other than by endorsement of negotiable instruments for collection in the ordinary course of business; and

        (3)   to the extent not otherwise included, the obligations of the type referred to in clause (1) of a third Person secured by a Lien on any asset owned by such first Person, whether or not such Indebtedness is assumed by such first Person;

provided, however, that notwithstanding the foregoing, Indebtedness shall be deemed not to include (a) Contingent Obligations incurred in the ordinary course of business or (b) obligations under or in respect of Receivables Facilities.

        "Independent Financial Advisor" means an accounting, appraisal, investment banking firm or consultant to Persons engaged in Similar Businesses of nationally recognized standing that is, in the good faith judgment of the Issuer, qualified to perform the task for which it has been engaged.

        "Initial Purchasers" means Goldman, Sachs & Co., Citigroup Global Markets Inc., Lehman Brothers Inc. and Wachovia Capital Markets, LLC.

        "insolvency or liquidation proceeding" means:

        (1)   any case commenced by or against the Issuer or any Guarantor under any Bankruptcy Law for the relief of debtors, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of the Issuer or any Guarantor, any receivership or assignment for the benefit of creditors relating to the Issuer or any Guarantor or any similar case or proceeding relative to the Issuer or any Guarantor or its creditors, as such, in each case whether or not voluntary;

        (2)   any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to the Issuer or any Guarantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or

        (3)   any other proceeding of any type or nature in which substantially all claims of creditors of the Issuer or any Guarantor are determined and any payment or distribution is or may be made on account of such claims.

        "Investment Grade Rating" means a rating equal to or higher than Baa3 (or the equivalent) by Moody's and BBB- (or the equivalent) by S&P, or an equivalent rating by any other Rating Agency.

        "Investment Grade Securities" means:

        (1)   securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (other than Cash Equivalents);

        (2)   debt securities or debt instruments with an Investment Grade Rating, but excluding any debt securities or instruments constituting loans or advances among the Issuer and its Subsidiaries;

        (3)   investments in any fund that invests exclusively in investments of the type described in clauses (1) and (2) which fund may also hold immaterial amounts of cash pending investment or distribution; and

        (4)   corresponding instruments in countries other than the United States customarily utilized for high quality investments.

        "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, trade credit, advances to customers, commissions, travel and similar advances to officers and employees, in each case made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet (excluding the footnotes) of the Issuer in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property. For purposes of the definition of "Unrestricted Subsidiary" and the covenant described under "Certain Covenants—Limitation on Restricted Payments":

        (1)   "Investments" shall include the portion (proportionate to the Issuer's equity interest in such Subsidiary) of the fair market value of the net assets of a Subsidiary of the Issuer at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Issuer shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary in an amount (if positive) equal to:

          (a)   the Issuer's "Investment" in such Subsidiary at the time of such redesignation; less

          (b)   the portion (proportionate to the Issuer equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and

        (2)   any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Issuer.

        "Investors" means Kohlberg Kravis Roberts & Co. L.P. GS Capital Partners VI Fund, L.P. and funds managed by Citigroup Private Equity LP, and each of their respective Affiliates but not including, however, any portfolio companies of any of the foregoing.

        "Issue Date" means July 6, 2007.

        "Issuer" has the meaning set forth in the first paragraph under "General"; provided that when used in the context of determining the fair market value of an asset or liability under the Senior Subordinated Indenture other than in calculating the ABL Facility Cap, "Issuer" shall be deemed to mean the board of directors of the Issuer when the fair market value is equal to or in excess of $50.0 million (unless otherwise expressly stated).

        "Legal Holiday" means a Saturday, a Sunday or a day on which commercial banking institutions are not required to be open in the State of New York.

        "Lien" means, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, hypothecation, charge, security interest, preference, priority or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease be deemed to constitute a Lien.

        "Moody's" means Moody's Investors Service, Inc. and any successor to its rating agency business.

        "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends.

        "Net Proceeds" means the aggregate cash proceeds received by the Issuer or any of its Restricted Subsidiaries in respect of any Asset Sale, including any cash received upon the sale or other disposition of any Designated Non-cash Consideration received in any Asset Sale, net of the direct costs relating to such Asset Sale and the sale or disposition of such Designated Non-cash Consideration, including legal, accounting and investment banking fees, and brokerage and sales commissions, any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of principal, premium, if any, and interest on Senior Indebtedness required (other than required by clause (1) of the second paragraph of "Repurchase at the Option of Holders—Asset Sales") to be paid as a result of such transaction and any deduction of appropriate amounts to be provided by the Issuer or any of its Restricted Subsidiaries as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by the Issuer or any of its Restricted Subsidiaries after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

        "Obligations" means any principal, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), premium, penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and bankers' acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.

        "Officer" means the Chairman of the Board, the Chief Executive Officer, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of the Issuer.

        "Officer's Certificate" means a certificate signed on behalf of the Issuer by an Officer of the Issuer, who must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Issuer, that meets the requirements set forth in the Senior Subordinated Indenture.

        "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Issuer or the Trustee.

        "Partial PIK Interest" has the meaning set forth under "Principal, Maturity and Interest."

        "Permitted Asset Swap" means the concurrent purchase and sale or exchange of Related Business Assets or a combination of Related Business Assets and cash or Cash Equivalents between the Issuer or any of its Restricted Subsidiaries and another Person; provided, that any cash or Cash Equivalents received must be applied in accordance with the covenant described under "Repurchase at the Option of Holders—Asset Sales."

        "Permitted Holders" means each of the Investors, members of management of the Issuer (or its direct or indirect parent) and any assignees of the equity commitments of the Investors on the Issue Date who are (or will be, pursuant to the agreements described under "Certain Relationships and Related Transactions, and Director Independence—Equity Investment by Senior Management Participants" section of our fiscal 2007 Form 10-K) holders of Equity Interests of the Issuer (or any of its direct or indirect parent companies) and any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) of which any of the foregoing are members; provided that, in the case of such group and without giving effect to the existence of such group or any other group, such Investors, members of management and assignees of the equity commitments of the Investors, collectively, have beneficial ownership of more than 50% of the total voting power of the Voting Stock of the Issuer or any of its direct or indirect parent companies.

        "Permitted Investments" means:

        (1)   any Investment in the Issuer or any of its Restricted Subsidiaries;

        (2)   any Investment in cash and Cash Equivalents or Investment Grade Securities;

        (3)   any Investment by the Issuer or any of its Restricted Subsidiaries in a Person that is engaged in a Similar Business if as a result of such Investment:

          (a)   such Person becomes a Restricted Subsidiary; or

          (b)   such Person, in one transaction or a series of related transactions, is merged or consolidated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Issuer or a Restricted Subsidiary, and, in each case, any Investment held by such Person; provided, that such Investment was not acquired by such Person in contemplation of such acquisition, merger, consolidation or transfer;

        (4)   any Investment in securities or other assets not constituting cash, Cash Equivalents or Investment Grade Securities and received in connection with an Asset Sale made pursuant to the provisions described under "Repurchase at the Option of Holders—Asset Sales" or any other disposition of assets not constituting an Asset Sale;

        (5)   any Investment existing on the Issue Date;

        (6)   any Investment acquired by the Issuer or any of its Restricted Subsidiaries:

          (a)   in exchange for any other Investment or accounts receivable held by the Issuer or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable; or

          (b)   as a result of a foreclosure by the Issuer or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

        (7)   Hedging Obligations permitted under clause (11) of the second paragraph of the covenant described in "Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock";

        (8)   any Investment in a Similar Business having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (8) that are at that time outstanding, not to exceed $50.0 million at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

        (9)   Investments the payment for which consists of Equity Interests (exclusive of Disqualified Stock) of the Issuer or any of its direct or indirect parent companies; provided, however, that such Equity Interests will not increase the amount available for Restricted Payments under clause (3) of the first paragraph under the covenant described in "Certain Covenants—Limitations on Restricted Payments";

        (10) guarantees of Indebtedness permitted under the covenant described in "Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock";

        (11) any transaction to the extent it constitutes an Investment that is permitted and made in accordance with the provisions of the second paragraph of the covenant described under "Certain Covenants—Transactions with Affiliates" (except transactions described in clauses (2), (5) and (9) of such paragraph);

        (12) Investments consisting of purchases and acquisitions of inventory, supplies, material or equipment;

        (13) additional Investments having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (13) that are at that time outstanding (without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash or marketable securities), not to exceed $100.0 million at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

        (14) Investments relating to a Receivables Subsidiary that, in the good faith determination of the Issuer, are necessary or advisable to effect the ABL Facility or any Receivables Facility, as the case may be;

        (15) advances to, or guarantees of Indebtedness of, employees not in excess of $10.0 million outstanding at any one time, in the aggregate;

        (16) loans and advances to officers, directors and employees for business-related travel expenses, moving expenses and other similar expenses, in each case incurred in the ordinary course of business or consistent with past practices or to fund such Person's purchase of Equity Interests of the Issuer or any direct or indirect parent company thereof; and

        (17) Investments consisting of purchases and acquisitions of inventory, supplies, material or equipment or the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons.

        "Permitted Junior Securities" means:

        (1)   Equity Interests in the Issuer, any Guarantor or any direct or indirect parent of the Issuer; or

        (2)   unsecured debt securities that are subordinated to all Senior Indebtedness (and any debt securities issued in exchange for Senior Indebtedness) to substantially the same extent as, or to a greater extent than, the Senior Subordinated Notes and the related Guarantees are subordinated to Senior Indebtedness under the Senior Subordinated Indenture;

        provided that the term "Permitted Junior Securities" shall not include any securities distributed pursuant to a plan of reorganization if the Indebtedness under the Senior Credit Facilities is treated as part of the same class as the Senior Subordinated Notes for purposes of such plan of reorganization; provided further that to the extent that any Senior Indebtedness of the Issuer outstanding on the date of consummation of any such plan of reorganization is not paid in full in cash on such date, the holders of any such Senior Indebtedness not so paid in full in cash have consented to the terms of such plan of reorganization.

        "Permitted Liens" means, with respect to any Person:

        (1)   pledges or deposits by such Person under workmen's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case incurred in the ordinary course of business;

        (2)   Liens imposed by law, such as carriers', warehousemen's and mechanics' Liens, in each case for sums not yet overdue for a period of more than 30 days or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

        (3)   Liens for taxes, assessments or other governmental charges not yet overdue for a period of more than 30 days or payable or subject to penalties for nonpayment or which are being contested in good faith by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

        (4)   Liens in favor of issuers of performance and surety bonds or bid bonds or with respect to other regulatory requirements or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business;

        (5)   minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

        (6)   Liens securing Indebtedness permitted to be incurred pursuant to clauses (1), (5), (13), (14), (19) or (20) of the second paragraph under "Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock"; provided that (a) Liens securing Indebtedness, Disqualified Stock or Preferred Stock permitted to be incurred pursuant to clause (14) relate only to Refinancing Indebtedness that serves to refund or refinance Indebtedness, Disqualified Stock or Preferred Stock incurred under clause (5) or (13) of the second paragraph under "Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock," (b) Liens securing Indebtedness permitted to be incurred pursuant to clause (19) extend only to the assets of Foreign Subsidiaries, (c) Liens securing Indebtedness permitted to be incurred pursuant to clause (20) are solely on acquired property or the assets of the acquired entity, as the case may be and (d) Liens securing Indebtedness, Disqualified Stock or Preferred Stock permitted to be incurred pursuant to clause (5) of the second paragraph under "Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock" extend only to the assets so financed, purchased, constructed or improved;

        (7)   Liens existing on the Issue Date (other than Liens in favor of the lenders under the Senior Credit Facilities);

        (8)   Liens on property or shares of stock of a Person at the time such Person becomes a Subsidiary; provided, however, such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided, further, however, that such Liens may not extend to any other property owned by the Issuer or any of its Restricted Subsidiaries;

        (9)   Liens on property at the time the Issuer or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into the Issuer or any of its Restricted Subsidiaries; provided, however, that such Liens are not created or incurred in connection with, or in contemplation of, such acquisition; provided, further, however, that the Liens may not extend to any other property owned by the Issuer or any of its Restricted Subsidiaries;

        (10) Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Issuer or another Restricted Subsidiary permitted to be incurred in accordance with the covenant described under "Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock";

        (11) Liens securing Hedging Obligations so long as the related Indebtedness is, and is permitted to be under the Senior Subordinated Indenture, secured by a Lien on the same property securing such Hedging Obligations;

        (12) Liens on specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

        (13) leases, subleases, licenses or sublicenses granted to others in the ordinary course of business which do not materially interfere with the ordinary conduct of the business of the Issuer or any of its Restricted Subsidiaries and do not secure any Indebtedness;

        (14) Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Issuer and its Restricted Subsidiaries in the ordinary course of business;

        (15) Liens in favor of the Issuer or any Guarantor;

        (16) Liens on equipment of the Issuer or any of its Restricted Subsidiaries granted in the ordinary course of business;

        (17) Liens on accounts receivable and related assets incurred in connection with a Receivables Facility;

        (18) Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancing, refunding, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (6), (7), (8) and (9); provided, however, that (a) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property), and (b) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (i) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (6), (7), (8) and (9) at the time the original Lien became a Permitted Lien under the Senior Subordinated Indenture, and

(ii) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement;

        (19) deposits made in the ordinary course of business to secure liability to insurance carriers;

        (20) other Liens securing obligations incurred in the ordinary course of business which obligations do not exceed $20.0 million at any one time outstanding;

        (21) Liens securing judgments for the payment of money not constituting an Event of Default under clause (5) under the caption "Events of Default and Remedies" so long as such Liens are adequately bonded and any appropriate legal proceedings that may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

        (22) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

        (23) Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code, or any comparable or successor provision, on items in the course of collection, (ii) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business, and (iii) in favor of banking institutions arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

        (24) Liens deemed to exist in connection with Investments in repurchase agreements permitted under "Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock"; provided that such Liens do not extend to any assets other than those that are the subject of such repurchase agreements;

        (25) Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Issuer or any of its Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Issuer and its Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of the Issuer or any of its Restricted Subsidiaries in the ordinary course of business;

        (26) Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes; and

        (27) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale or purchase of goods entered into by the Issuer or any Restricted Subsidiary in the ordinary course of business.

        For purposes of this definition, the term "Indebtedness" shall be deemed to include interest on such Indebtedness.

        "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

        "PIK Interest" has the meaning set forth under "Principal, Maturity and Interest."

        "PIK Notes" has the meaning set forth under "Principal, Maturity and Interest."

        "PIK Payment" has the meaning set forth under "Principal, Maturity and Interest."

        "Plan of Reorganization" means any plan of reorganization, plan of liquidation, agreement for composition, or other type of plan of arrangement proposed in or in connection with any insolvency or liquidation proceeding.

        "Preferred Stock" means any Equity Interest with preferential rights of payment of dividends or upon liquidation, dissolution or winding up.

        "Purchase Money Obligations" means any Indebtedness incurred to finance or refinance the acquisition, leasing, construction or improvement of property (real or personal) or assets (other than Capital Stock), and whether acquired through the direct acquisition of such property or assets, or otherwise.

        "Qualified Proceeds" means the fair value of assets that are used or useful in, or Capital Stock of any Person engaged in, a Similar Business; provided that the fair market value of any such assets or Capital Stock shall be determined by the Issuer in good faith.

        "Rating Agencies" means Moody's and S&P or if Moody's or S&P or both shall not make a rating on the Senior Subordinated Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Issuer which shall be substituted for Moody's or S&P or both, as the case may be.

        "Receivables Facility" means any of one or more receivables financing facilities as amended, supplemented, modified, extended, renewed, restated or refunded from time to time, the Obligations of which are non-recourse (except for customary representations, warranties, covenants and indemnities made in connection with such facilities) to the Issuer or any of its Restricted Subsidiaries (other than a Receivables Subsidiary) pursuant to which the Issuer or any of its Restricted Subsidiaries purports to sell its accounts receivable to either (a) a Person that is not a Restricted Subsidiary or (b) a Receivables Subsidiary that in turn funds such purchase by purporting to sell its accounts receivable to a Person that is not a Restricted Subsidiary or by borrowing from such a Person or from another Receivables Subsidiary that in turn funds itself by borrowing from such a Person.

        "Receivables Fees" means distributions or payments made directly or by means of discounts with respect to any accounts receivable or participation interest therein issued or sold in connection with, and other fees paid to a Person that is not a Restricted Subsidiary in connection with any Receivables Facility.

        "Receivables Subsidiary" means any Subsidiary formed for the purpose of facilitating or entering into one or more Receivables Facilities, and in each case engages only in activities reasonably related or incidental thereto.

        "Redemption Date" has the meaning set forth under "Optional Redemption."

        "Registration Rights Agreement" means the Registration Rights Agreement related to the Senior Subordinated Notes, dated as of the Issue Date, among the Issuer, the Guarantors and the Initial Purchasers.

        "Related Business Assets" means assets (other than cash or Cash Equivalents) used or useful in a Similar Business; provided that any assets received by the Issuer or a Restricted Subsidiary in exchange for assets transferred by the Issuer or a Restricted Subsidiary will not be deemed to be Related Business Assets if they consist of securities of a Person, unless upon receipt of the securities of such Person, such Person would become a Restricted Subsidiary.

        "Representative" means, with respect to a person, any trustee, agent or representative (if any) for an issue of Senior Indebtedness of such Person.

        "Restricted Investment" means an Investment other than a Permitted Investment.

        "Restricted Subsidiary" means, at any time, any direct or indirect Subsidiary of the Issuer (including any Foreign Subsidiary) that is not then an Unrestricted Subsidiary; provided, however, that upon an Unrestricted Subsidiary's ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of "Restricted Subsidiary."

        "S&P" means Standard & Poor's, a division of The McGraw-Hill Companies, Inc., and any successor to its rating agency business.

        "Sale and Lease-Back Transaction" means any arrangement providing for the leasing by the Issuer or any of its Restricted Subsidiaries of any real or tangible personal property, which property has been or is to be sold or transferred by the Issuer or such Restricted Subsidiary to a third Person in contemplation of such leasing.

        "SEC" means the U.S. Securities and Exchange Commission.

        "Secured Indebtedness" means any Indebtedness of the Issuer or any of its Restricted Subsidiaries secured by a Lien.

        "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

        "Senior Credit Facilities" means the ABL Facility and the General Credit Facility.

        "Senior Indebtedness" means:

        (1)   all Indebtedness of the Issuer or any Guarantor outstanding under the Senior Credit Facilities or the Senior Notes and related Guarantees (including interest accruing on or after the filing of any petition in bankruptcy or similar proceeding or for reorganization of the Issuer or any Guarantor (at the rate provided for in the documentation with respect thereto, regardless of whether or not a claim for post-filing interest is allowed in such proceedings)), and any and all other fees, expense reimbursement obligations, indemnification amounts, penalties, and other amounts (whether existing on the Issue Date or thereafter created or incurred) and all obligations of the Issuer or any Guarantor to reimburse any bank or other Person in respect of amounts paid under letters of credit, acceptances or other similar instruments;

        (2)   all Hedging Obligations (and guarantees thereof) owing to a Lender (as defined in the Senior Credit Facilities) or any Affiliate of such Lender (or any Person that was a Lender or an Affiliate of such Lender at the time the applicable agreement giving rise to such Hedging Obligation was entered into); provided that such Hedging Obligations are permitted to be incurred under the terms of the Senior Subordinated Indenture;

        (3)   any other Indebtedness of the Issuer or any Guarantor permitted to be incurred under the terms of the Senior Subordinated Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Senior Subordinated Notes or any related Guarantee; and

        (4)   all Obligations with respect to the items listed in the preceding clauses (1), (2) and (3);

provided, however, that Senior Indebtedness shall not include:

        (a)   any obligation of such Person to the Issuer or any of its Subsidiaries;

        (b)   any liability for federal, state, local or other taxes owed or owing by such Person;

        (c)   any accounts payable or other liability to trade creditors arising in the ordinary course of business;

        (d)   any Indebtedness or other Obligation of such Person which is subordinate or junior in any respect to any other Indebtedness or other Obligation of such Person; or

        (e)   that portion of any Indebtedness which at the time of incurrence is incurred in violation of the Senior Subordinated Indenture; provided that such Indebtedness shall be deemed not to have been incurred in violation of the Senior Subordinated Indenture for purposes of this clause if such Indebtedness consists of Designated Senior Indebtedness, and the holders of such Indebtedness or their agent or representative (a) had no actual knowledge at the time of incurrence that the incurrence of such Indebtedness violated the Senior Subordinated Indenture and (b) shall have received an Officer's Certificate to the effect that the incurrence of such Indebtedness does not violate the provisions of the Senior Subordinated Indenture.

        "Senior Indenture" means the Senior Indenture dated as of the Issue Date, among the Issuer, the Guarantors, as guarantors and the Trustee, as trustee, pursuant to which the Senior Notes are issued.

        "Senior Notes" means the $1,175,000,000 aggregate principal amount of 10.625% senior notes due 2015 issued by the Issuer under the Senior Indenture on the Issue Date.

        "Senior Subordinated Exchange Notes" means any notes issued in exchange for the Senior Subordinated Notes pursuant to the Registration Rights Agreement or similar agreement.

        "Senior Subordinated Indebtedness" means:

        (1)   with respect to the Issuer, Indebtedness which ranks equal in right of payment to the Senior Subordinated Notes, and

        (2)   with respect to any Guarantor, Indebtedness which ranks equal in right of payment to the Guarantee of such entity of the Senior Subordinated Notes.

        "Significant Subsidiary" means any Restricted Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the Issue Date.

        "Similar Business" means any business conducted or proposed to be conducted by the Issuer and its Restricted Subsidiaries on the Issue Date or any business that is similar, reasonably related, incidental or ancillary thereto.

        "Special Interest" means all additional interest then owing pursuant to the Registration Rights Agreement.

        "Sponsor Management Agreement" means the management agreement between certain of the management companies associated with the Investors and the Issuer.

        "Subordinated Indebtedness" means, with respect to the Senior Subordinated Notes,

        (1)   any Indebtedness of the Issuer which is by its terms subordinated in right of payment to the Senior Subordinated Notes, and

        (2)   any Indebtedness of any Guarantor which is by its terms subordinated in right of payment to the Guarantee of such entity of the Senior Subordinated Notes.

        "Subsidiary" means, with respect to any Person:

        (1)   any corporation, association, or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof or is consolidated under GAAP with such Person at such time; and

        (2)   any partnership, joint venture, limited liability company or similar entity of which

          (x)   more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise, and

          (y)   such Person or any Restricted Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

        "Total Assets" means the total assets of the Issuer and its Restricted Subsidiaries on a consolidated basis, as shown on the most recent consolidated balance sheet of the Issuer or such other Person as may be expressly stated.

        "Transactions" means the acquisition of all of the outstanding capital stock of Dollar General Corporation, including the payment of the acquisition consideration in connection therewith, the equity investment by the Investors and members of management, the issuance of the Senior Notes and the Senior Subordinated Notes, the tender offer and consent solicitation for any and all of the outstanding 8 5/8% Notes due 2010 of Dollar General Corporation and the execution of, and borrowings on the Issue Date under, the Senior Credit Facilities and, the pledge and security arrangements in connection with the foregoing, in each case as in effect on the Issue Date, and the related transactions described in this prospectus under the section thereof entitled "The Transactions."

        "Treasury Rate" means, as of any Redemption Date, the yield to maturity as of such Redemption Date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Redemption Date to July 15, 2012; provided, however, that if the period from the Redemption Date to July 15, 2012 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

        "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended (15 U.S.C §§ 77aaa-777bbbb).

        "Unrestricted Subsidiary" means:

        (1)   any Subsidiary of the Issuer which at the time of determination is an Unrestricted Subsidiary (as designated by the Issuer, as provided below); and

        (2)   any Subsidiary of an Unrestricted Subsidiary.

        The Issuer may designate any Subsidiary of the Issuer (including any existing Subsidiary and any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on, any property of, the Issuer or any Subsidiary of the Issuer (other than solely any Subsidiary of the Subsidiary to be so designated); provided that:

        (1)   any Unrestricted Subsidiary must be an entity of which the Equity Interests entitled to cast at least a majority of the votes that may be cast by all Equity Interests having ordinary voting power for the election of directors or Persons performing a similar function are owned, directly or indirectly, by the Issuer;

        (2)   such designation complies with the covenants described under "Certain Covenants—Limitation on Restricted Payments"; and

        (3)   each of:

          (a)   the Subsidiary to be so designated; and

          (b)   its Subsidiaries

  has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Issuer or any Restricted Subsidiary.

        The Issuer may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that, immediately after giving effect to such designation, no Default shall have occurred and be continuing and either:

        (1)   the Issuer could incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test described in the first paragraph under "Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock"; or

        (2)   the Fixed Charge Coverage Ratio for the Issuer and its Restricted Subsidiaries would be greater than such ratio for the Issuer and its Restricted Subsidiaries immediately prior to such designation, in each case on a pro forma basis taking into account such designation.

        The Issuer shall notify the Trustee of any such designation by promptly filing with the Trustee a copy of the resolution of the board of directors of the Issuer or any committee thereof giving effect to such designation and an Officer's Certificate certifying that such designation complied with the foregoing provisions.

        "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the board of directors of such Person.

        "Weighted Average Life to Maturity" means, when applied to any Indebtedness, Disqualified Stock or Preferred Stock, as the case may be, at any date, the quotient obtained by dividing:

        (1)   the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock or Preferred Stock multiplied by the amount of such payment; by

        (2)   the sum of all such payments.

        "Wholly-Owned Subsidiary" of any Person means a Subsidiary of such Person, 100% of the outstanding Equity Interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person.

BOOK-ENTRY SETTLEMENT AND CLEARANCE

The global notes

        The notes are represented by global notes in definitive, fully registered form, without interest coupons (collectively, the "global notes").

        The global notes have been deposited with the Trustee as custodian for DTC and registered in the name of Cede & Co., as nominee of DTC.

        Ownership of beneficial interests in each global note is limited to persons who have accounts with DTC ("DTC participants") or persons who hold interests through DTC participants. We expect that under procedures established by DTC:

  •
  upon deposit of each global note with DTC's custodian, DTC will credit portions of the principal amount of the global note to the accounts of the DTC participants; and

  •
  ownership of beneficial interests in each global note will be shown on, and transfer of ownership of those interests will be effected only through, records maintained by DTC (with respect to interests of DTC participants) and the records of DTC participants (with respect to other owners of beneficial interests in the global note).

        Beneficial interests in the global notes may not be exchanged for notes in physical, certificated form except in the limited circumstances described below.

Book-entry procedures for the global notes

        All interests in the global notes will be subject to the operations and procedures of DTC, Euroclear and Clearstream. We provide the following summaries of those operations and procedures solely for the convenience of investors. The operations and procedures of each settlement system are controlled by that settlement system and may be changed at any time. Neither we nor the initial purchasers are responsible for those operations or procedures.

        DTC has advised us that it is:

  •
  a limited purpose trust company organized under the laws of the State of New York;

  •
  a "banking organization" within the meaning of the New York State Banking Law;

  •
  a member of the Federal Reserve System;

  •
  a "clearing corporation" within the meaning of the Uniform Commercial Code; and

  •
  a "clearing agency" registered under Section 17A of the Exchange Act.

        DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC's participants include securities brokers and dealers; banks and trust companies; clearing corporations and other organizations. Indirect access to DTC's system is also available to others such as banks, brokers, dealers and trust companies; these indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.

        So long as DTC's nominee is the registered owner of a global note, that nominee will be considered the sole owner or holder of the notes represented by that global note for all purposes under the applicable indenture. Except as provided below, owners of beneficial interests in a global note:

  •
  will not be entitled to have notes represented by the global note registered in their names;

  •
  will not receive or be entitled to receive physical, certificated notes; and

  •
  will not be considered the owners or holders of the notes under the applicable indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the Trustee under the applicable indenture.

        As a result, each investor who owns a beneficial interest in a global note must rely on the procedures of DTC to exercise any rights of a holder of notes under the applicable indenture (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through which the investor owns its interest).

        Payments of principal, premium (if any) and interest with respect to the notes represented by a global note will be made by the Trustee to DTC's nominee as the registered holder of the global note. Neither we nor the Trustee will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a global note, for any aspect of the records relating to or payments made on account of those interests by DTC, or for maintaining, supervising or reviewing any records of DTC relating to those interests.

        Payments by participants and indirect participants in DTC to the owners of beneficial interests in a global note will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC.

        Transfers between participants in DTC will be effected under DTC's procedures and will be settled in same-day funds. Transfers between participants in Euroclear or Clearstream will be effected in the ordinary way under the rules and operating procedures of those systems.

        Cross-market transfers between DTC participants, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected within DTC through the DTC participants that are acting as depositaries for Euroclear and Clearstream. To deliver or receive an interest in a global note held in a Euroclear or Clearstream account, an investor must send transfer instructions to Euroclear or Clearstream, as the case may be, under the rules and procedures of that system and within the established deadlines of that system. If the transaction meets its settlement requirements, Euroclear or Clearstream, as the case may be, will send instructions to its DTC depositary to take action to effect final settlement by delivering or receiving interests in the relevant global notes in DTC, and making or receiving payment under normal procedures for same-day funds settlement applicable to DTC. Euroclear and Clearstream participants may not deliver instructions directly to the DTC depositaries that are acting for Euroclear or Clearstream.

        Because of time zone differences, the securities account of a Euroclear or Clearstream participant that purchases an interest in a global note from a DTC participant will be credited on the business day for Euroclear or Clearstream immediately following the DTC settlement date. Cash received in Euroclear or Clearstream from the sale of an interest in a global note to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Euroclear or Clearstream cash account as of the business day for Euroclear or Clearstream following the DTC settlement date.

        DTC, Euroclear and Clearstream have agreed to the above procedures to facilitate transfers of interests in the global notes among participants in those settlement systems. However, the settlement systems are not obligated to perform these procedures and may discontinue or change these procedures at any time. Neither we nor the Trustee will have any responsibility for the performance by DTC, Euroclear or Clearstream or their participants or indirect participants of their obligations under the rules and procedures governing their operations.

Certificated notes

        Notes in physical, certificated form will be issued and delivered to each person that DTC identifies as a beneficial owner of the related notes only if:

  •
  DTC notifies us at any time that it is unwilling or unable to continue as depositary for the global notes and a successor depositary is not appointed within 90 days;

  •
  DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days;

  •
  we, at our option, notify the Trustee that we elect to cause the issuance of certificated notes; or

  •
  certain other events provided in the applicable indenture should occur.

CERTAIN U.S. FEDERAL INCOME AND ESTATE TAX CONSEQUENCES

        The following is a summary of certain U.S. federal income and, in the case of non-U.S. holders (as defined below), estate tax consequences of the purchase, ownership and disposition of the notes as of the date hereof. Except where noted, this summary deals only with notes that are held as capital assets.

        As used herein, a "U.S. holder" means a beneficial owner of the notes that is for U.S. federal income tax purposes any of the following:

  •
  an individual citizen or resident of the United States;

  •
  a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

  •
  an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

  •
  a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

        The term "non-U.S. holder" means a beneficial owner of the notes (other than a partnership or any other entity treated as a partnership for U.S. federal income tax purposes) that is not a U.S. holder.

        This summary does not represent a detailed description of the U.S. federal income tax consequences applicable to you if you are a person subject to special tax treatment under the U.S. federal income tax laws, including, without limitation:

  •
  a dealer in securities or currencies;

  •
  a financial institution;

  •
  a regulated investment company;

  •
  a real estate investment trust;

  •
  a tax-exempt organization;

  •
  an insurance company;

  •
  a person holding the notes as part of a hedging, integrated, conversion or constructive sale transaction or a straddle;

  •
  a trader in securities that has elected the mark-to-market method of accounting for your securities;

  •
  a person liable for alternative minimum tax;

  •
  a partnership or other pass-through entity for U.S. federal income tax purposes;

  •
  a U.S. holder whose "functional currency" is not the U.S. dollar;

  •
  a controlled foreign corporation;

  •
  a passive foreign investment company; or

  •
  a U.S. expatriate.

        This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), United States Treasury regulations, administrative rulings and judicial decisions as of the date hereof. Those authorities may be changed, possibly on a retroactive basis, so as to result in U.S. federal income and estate tax consequences different from those summarized below.

        If a partnership (including any entity classified as a partnership for U.S. federal income tax purposes) holds notes, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partnership or a partner in a partnership holding notes, you should consult your own tax advisors.

        This summary does not represent a detailed description of the U.S. federal income and estate tax consequences to you in light of your particular circumstances and does not address the effects of any state, local or non-United States tax laws. It is not intended to be, and should not be construed to be, legal or tax advice to any particular purchaser of notes. If you are considering the purchase of notes, you should consult your own tax advisors concerning the particular U.S. federal income and estate tax consequences to you of the ownership of the notes, as well as the consequences to you arising under the laws of any other taxing jurisdiction.

Certain Tax Consequences to U.S. Holders

        The following is a summary of certain U.S. federal income tax consequences that will apply to U.S. holders of the notes.

Senior Notes

Payments of Interest on Senior Notes

        Stated interest on a senior note will generally be taxable to you as ordinary income at the time it is paid or accrued in accordance with your method of accounting for U.S. federal income tax purposes.

Market Discount

        If you purchase a senior note for an amount that is less than its principal amount, the amount of the difference will be treated as "market discount" for U.S. federal income tax purposes, unless that difference is less than a specified de minimis amount. Under the market discount rules, you will be required to treat any principal payment on, or any gain on the sale, exchange, retirement or other disposition of, a senior note as ordinary income to the extent of the market discount that you have not previously included in income and are treated as having accrued on the senior note at the time of its payment or disposition.

        In addition, you may be required to defer, until the maturity of the senior note or its earlier disposition in a taxable transaction, the deduction of all or a portion of the interest expense on any indebtedness attributable to the senior note. You may elect, on a note-by-note basis, to deduct the deferred interest expense in a tax year prior to the year of disposition. You should consult your own tax advisors before making this election.

        Any market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity date of the senior note, unless you elect to accrue on a constant interest method. You may elect to include market discount in income currently as it accrues, on either a ratable or constant interest method, in which case the rule described above regarding deferral of interest deductions will not apply.

Amortizable Bond Premium

        If you purchase a senior note for an amount in excess of its principal amount, you will be considered to have purchased the senior note at a "premium." You generally may elect to amortize the premium over the remaining term of the senior note on a constant yield method as an offset to interest when includible in income under your regular accounting method. If you have elected to amortize the premium, the amortizable bond premium will reduce interest income. If you do not elect to amortize bond premium, that premium will decrease the gain or increase the loss you would otherwise recognize on disposition of the senior note.

Sale, Exchange, Retirement, or Other Taxable Disposition of Senior Notes

        Upon the sale, exchange, retirement, or other taxable disposition of a senior note, you generally will recognize gain or loss equal to the difference between the amount realized upon the sale, exchange, retirement or other disposition (less an amount equal to any accrued but unpaid interest, which will be taxable as interest income as discussed above to the extent not previously included in income by you) and the adjusted tax basis of the senior note. Your adjusted tax basis in a senior note will, in general, be your cost for that senior note increased by market discount previously included in income and reduced by any amortized premium.

        Any gain or loss will be capital gain or loss. Capital gains of noncorporate U.S. holders (including individuals) derived in respect of capital assets held for more than one year are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Senior Subordinated Notes

Original Issue Discount

        Because the senior subordinated notes provide us with the option to pay PIK Interest in lieu of paying cash interest for any interest payment period commencing on or after July 15, 2007 through July 15, 2011, the senior subordinated notes are treated as issued with OID, as described below. The issuance of PIK Notes is generally not treated as a payment of interest. Instead, a senior subordinated note and any PIK Notes issued in respect of PIK Interest thereon are treated as a single debt instrument under the OID rules. For U.S. federal income tax purposes, increasing the principal amount of the senior subordinated notes will generally be treated the same as the issuance of PIK Notes.

        The senior subordinated notes are treated as issued with OID in an amount equal to the difference between their "stated redemption price at maturity" (the sum of all payments to be made on the senior subordinated notes other than "qualified stated interest") and their "issue price."

        The "issue price" of the senior subordinated notes is the first price at which a substantial amount of such notes were sold (other than to an underwriter, placement agent or wholesaler). The term "qualified stated interest" means stated interest that is unconditionally payable in cash or in property (other than debt instruments of the issuer) at least annually at a single fixed rate or, subject to certain conditions, based on one or more interest indices. Because we have the option for any interest payment period commencing on or after January 15, 2008, through July 15, 2011 to make interest payments in PIK Interest instead of paying cash, the stated interest payments on the senior subordinated notes are not qualified stated interest. You must generally include OID in your gross income as it accrues over the term of the senior subordinated notes without regard to your regular method of accounting for U.S. federal income tax purposes and in advance of the receipt of cash payments attributable to that income. The amount of OID that you must include in income if you are the initial holder of a senior subordinated note will generally equal the sum of the "daily portions" of OID with respect to the senior subordinated note for each day during the taxable year or portion of the taxable year in which you held such senior subordinated note ("accrued OID"). The daily portion is determined by allocating to each day in any "accrual period" a pro rata portion of the OID allocable to that accrual period. The "accrual period" for a senior subordinated note may be of any length and may vary in length over the term of the senior subordinated note, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs on the first day or the final day of an accrual period. The amount of OID allocable to any accrual period other than the final accrual period is an amount equal to the product of the senior subordinated note's adjusted issue price at the beginning of such accrual period and its yield to maturity (determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period). OID allocable to a final accrual period is the difference between the amount payable at maturity and the adjusted issue price at the beginning of the final accrual period. The "yield to maturity" of a senior subordinated note is the discount rate that causes the present value of all payments on the senior subordinated note as of its original issue date to equal the issue price of such senior subordinated note. For purposes of determining the yield to maturity, the assumption is that we will pay interest in cash and not exercise the option to pay PIK Interest.

        The "adjusted issue price" of a senior subordinated note at the beginning of any accrual period is equal to its issue price increased by the accrued OID for each prior accrual period determined without regard to the amortization of any acquisition or bond premium, as described below, and reduced by any cash payments made on such senior subordinated note on or before the first day of the accrual period.

        If we in fact pay interest in cash on the senior subordinated notes, you will not be required to adjust your OID inclusions. Each payment made in cash under a senior subordinated note will be treated first as a payment of any accrued OID that has not been allocated to prior payments and second as a payment of principal. You generally will not be required to include separately in income cash payments received on the senior subordinated notes to the extent such payments constitute payments of previously accrued OID or payments of principal.

        If, for any interest payment period, we exercise our option to pay interest in the form of PIK Interest (or half in cash and half in PIK Interest), your OID calculation for future periods will be adjusted by treating the senior subordinated note as if it had been retired and then reissued for an amount equal to its adjusted issue price on the date preceding the first date of such interest payment period, and re-calculating the yield to maturity of the reissued senior subordinated note by treating the amount of PIK Interest (and of any prior PIK Interest) as a payment that will be made on the maturity date of such senior subordinated note.

        The rules regarding OID are complex and the rules described above may not apply in all cases. Accordingly, you should consult your own tax advisors regarding their application.

Market Discount

        If you purchase a senior subordinated note for an amount that is less than its adjusted issue price, the amount of the difference will be treated as market discount for U.S. federal income tax purposes, unless that difference is less than a specified de minimis amount. Under the market discount rules, you will be required to treat any principal payment on, or any gain on the sale, exchange, retirement or other disposition of, a senior subordinated note as ordinary income to the extent of the market discount that you have not previously included in income and are treated as having accrued on the senior subordinated note at the time of its payment or disposition.

        In addition, you may be required to defer, until the maturity of the senior subordinated note or its earlier disposition in a taxable transaction, the deduction of all or a portion of the interest expense on any indebtedness attributable to the senior subordinated note. You may elect, on a note-by-note basis, to deduct the deferred interest expense in a tax year prior to the year of disposition. You should consult your own tax advisors before making this election.

        Any market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity date of the senior subordinated note, unless you elect to accrue on a constant interest method. You may elect to include market discount in income currently as it accrues, on either a ratable or constant interest method, in which case the rule described above regarding deferral of interest deductions will not apply.

Acquisition Premium, Amortizable Bond Premium

        If you purchase a senior subordinated note for an amount that is greater than its adjusted issue price but equal to or less than the sum of all amounts payable on the senior subordinated note after the purchase date, you will be considered to have purchased that senior subordinated note at an "acquisition premium." Under the acquisition premium rules, the amount of OID that you must include in gross income with respect to the senior subordinated note for any taxable year will be reduced by the portion of the acquisition premium properly allocable to that year.

        If you purchase a senior subordinated note for an amount in excess of the sum of all amounts payable on the senior subordinated note after the purchase date, you will be considered to have purchased the senior subordinated note at a premium and you will not be required to include any OID in income. You generally may elect to amortize the premium over the remaining term of the senior subordinated note on a constant yield method as an offset to interest when includible in income under your regular accounting method. If you do not elect to amortize bond premium, that premium will decrease the gain or increase the loss you would otherwise recognize on disposition of the senior subordinated note.

Sale, Exchange, Retirement, or Other Taxable Disposition of Senior Subordinated Notes

        Subject to the discussion below regarding the Mandatory Principal Redemption, upon the sale, exchange, retirement, or other taxable disposition of a senior subordinated note (or a PIK Note), you generally will recognize gain or loss equal to the difference between the amount realized upon the sale, exchange, retirement, or other taxable disposition and the adjusted tax basis of the senior subordinated note (or the PIK Note). Your adjusted tax basis in a senior subordinated note will, in general, be your cost for the senior subordinated note, increased by OID or market discount previously included in income, and reduced by any amortized premium and cash payments on the senior subordinated note. Although not free from doubt, your adjusted tax basis in a senior subordinated note should be allocated between the original senior subordinated note and any PIK Notes received in respect of PIK Interest thereon in proportion to their relative principal amounts. Your holding period in any PIK Note received in respect of PIK Interest would likely be identical to your holding period for the original senior subordinated note with respect to which the PIK Note was received.

        Any gain or loss you recognize will be capital gain or loss and will be long-term capital gain or loss if at the time of sale, exchange, retirement or other disposition, the senior subordinated note has been held for more than one year. Capital gains of noncorporate U.S. Holders (including individuals) derived with respect to capital assets held for more than one year are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

        Payments received by a U.S. holder upon any Mandatory Principal Redemption of a portion of a senior subordinated note will be treated as tax free payments of a portion of the then accrued OID with respect to such senior subordinated note in its entirety (including the portion of the senior subordinated note not redeemed).

Certain Tax Consequences to Non-U.S. Holders

        The following is a summary of certain U.S. federal income and estate tax consequences that will apply to non-U.S. holders of the notes.

U.S. Federal Withholding Tax

        The 30% U.S. federal withholding tax will not apply to any payment of interest (which for purposes of this discussion includes OID) on the notes under the "portfolio interest rule," provided that:

  •
  interest paid on the notes is not effectively connected with your conduct of a trade or business in the United States;

  •
  you do not actually (or constructively) own 10% or more of the total combined voting power of all classes of our voting stock within the meaning of the Code and applicable United States Treasury regulations;

  •
  you are not a controlled foreign corporation that is related to us actually or constructively through stock ownership;

  •
  you are not a bank whose receipt of interest on the notes is described in Section 881(c)(3)(A) of the Code; and

  •
  either (a) you provide your name and address on an IRS Form W-8BEN (or other applicable form), and certify, under penalties of perjury, that you are not a United States person as defined under the Code or (b) you hold your notes through certain foreign intermediaries and satisfy the certification requirements of applicable United States Treasury regulations. Special certification rules apply to non-U.S. holders that are pass-through entities rather than corporations or individuals.

        If you cannot satisfy the requirements described above, payments of interest made to you will be subject to the 30% U.S. federal withholding tax, unless you provide us (or our paying agent) with a properly executed:

  •
  IRS Form W-8BEN (or other applicable form) certifying an exemption from or reduction in withholding under the benefit of an applicable income tax treaty; or

  •
  IRS Form W-8ECI (or other applicable form) certifying interest paid on the notes is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States (as discussed below under "—U.S. Federal Income Tax").

        The 30% U.S. federal withholding tax generally will not apply to any payment of principal or gain that you realize on the sale, exchange, retirement or other disposition of a note; provided, however, that payments received by a non-U.S. holder upon the Mandatory Principal Redemption of a portion of a senior subordinated note will be treated as payments of a portion of the then accrued OID with respect to such senior subordinated note in its entirety (including the portion of the senior subordinated note not redeemed) and therefore possibly subject to the 30% U.S. federal withholding tax.

U.S. Federal Income Tax

        If you are engaged in a trade or business in the United States and any gain or interest (including OID) on the notes is effectively connected with the conduct of that trade or business (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment), then you will be subject to U.S. federal income tax on that gain or interest (including OID) on a net income basis (although you will be exempt from the 30% U.S. federal withholding tax, provided the certification requirements discussed above in "—U.S. Federal Withholding Tax" are satisfied) in generally the same manner as if you were a United States person as defined under the Code. In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30% (or lower applicable income tax treaty rate) of such gain or interest (including OID), subject to adjustments.

        Any gain realized on the disposition of a note generally will not be subject to U.S. federal income tax unless:

  •
  the gain is effectively connected with your conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment); or

  •
  you are an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met.

U.S. Federal Estate Tax

        Your estate will not be subject to U.S. federal estate tax on notes beneficially owned by you at the time of your death, provided that any payment to you on the notes would be eligible for exemption from the 30% U.S. federal withholding tax under the "portfolio interest rule" described above under "—U.S. Federal Withholding Tax" without regard to the statement requirement described in the fifth bullet point of that section.

Information Reporting and Backup Withholding

U.S. Holders

        In general, information reporting requirements will apply to certain payments of principal and interest (including OID) paid on the notes and to the proceeds of the sale or other disposition of a note paid to you (unless you are an exempt recipient such as a corporation). Backup withholding may apply to such payments if you fail to provide a taxpayer identification number or a certification that you are not subject to backup withholding.

        Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against your U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Non-U.S. Holders

        Generally, we must report to the IRS and to you the amount of interest (including OID) paid to you and the amount of tax, if any, withheld with respect to those payments. Copies of the information returns reporting such interest payments and any withholding may also be made available to the tax authorities in the country in which you reside under the provisions of an applicable income tax treaty.

        In general, you will not be subject to backup withholding with respect to payments of interest (including OID) on the notes that we make to you provided that we do not have actual knowledge or reason to know that you are a United States person as defined under the Code, and we have received from you the required certification that you are a non-U.S. Holder described above in the fifth bullet point under "—Certain Tax Consequences to Non-U.S. Holders—U.S. Federal Withholding Tax."

        Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale or other disposition (including a redemption) of notes within the United States or conducted through certain United States-related financial intermediaries, unless you certify to the payor under penalties of perjury that you are a non-U.S. holder (and the payor does not have actual knowledge or reason to know that you are a United States person as defined under the Code), or you otherwise establish an exemption.

        Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against your U.S. federal income tax liability provided the required information is timely furnished to the IRS.

CERTAIN ERISA CONSIDERATIONS

        The notes may be purchased and held by an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or by an individual retirement account or other plan subject to Section 4975 of the Internal Revenue Code of 1986, as amended ("Code"). A fiduciary of an employee benefit plan subject to ERISA must, however, determine that the purchase and holding of a note is consistent with its fiduciary duties under ERISA. The fiduciary of an ERISA plan, as well as any other prospective investor subject to Section 4975 of the Code or any similar law, must also determine that the purchase and holding of notes does not result in a non-exempt prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Code or any similar law. Each purchaser and transferee of a note who is subject to Section 406 of ERISA and/or Section 4975 of the Code or any similar law ("Plan Investor") will be deemed to have represented to us, by its acquisition and holding of the note, that its acquisition and holding of the notes does not constitute or give rise to a non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Code or any similar law. The sale of any notes to any Plan Investor is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by Plan Investors generally or any particular Plan Investor, or that such an investment is appropriate for Plan Investors generally or any particular Plan Investor.

PLAN OF DISTRIBUTION

        This prospectus is to be used by Goldman, Sachs & Co. and its affiliates in connection with offers and sales of the notes in market-making transactions effected from time to time.

        Goldman, Sachs & Co. and its affiliates may act as principal or agent in such transactions, including as agent for the counterparty when acting as principal or as agent for both counterparties, and may receive compensation in the form of discounts and commissions, including from both counterparties, when it acts as agents for both. Such sales will be made at prevailing market prices at the time of sale, at price related thereto or at negotiated prices. We will not receive any of the proceeds from such sales.

        As of March 17, 2008 entities affiliated with Goldman, Sachs & Co. indirectly held approximately 21.60% of our common stock. Pursuant to the operating agreement of Buck Holdings, LLC, certain of such entities have a right to designate a specified number of individuals to serve on the Board of Directors of Dollar General Corporation. See the sections of our fiscal 2007 Form 10-K captioned "Directors, Executive Officers and Corporate Governance—Procedures for Shareholders to Nominate Directors; Arrangements to Serve as Directors" and "Certain Relationships and Related Transactions, and Director Independence—Related Party Transactions." Goldman, Sachs & Co. and its respective affiliates have and may in the future engage in commercial and/or investment banking transactions with Dollar General and its affiliates. Goldman, Sachs & Co. acted as an initial purchaser in connection with the original sale of the notes on July 6, 2007 and received a customary underwriting discount in connection with that transaction. Goldman, Sachs & Co. and its respective affiliates currently own, and may from time to time trade, the notes for their own accounts in connection with their principal activities. Such sales may be made pursuant to this prospectus or otherwise pursuant to an applicable exemption from registration. Additionally, in the future, Goldman, Sachs & Co. and its affiliates may, from time to time, own notes as a result of their market-making activities.

        We have been advised by Goldman, Sachs & Co. that subject to applicable laws and regulations it currently intends to make a market in the notes. However, Goldman, Sachs & Co. is not obligated to do so, and any such market-making may be interrupted or discontinued at any time without notice. In addition, such market-making activity will be subject to the limits imposed by the Securities Act and the Exchange Act. We cannot assure you that an active trading market will be sustained. See "Risk Factors—Risks Related to the Notes—Your ability to transfer the notes may be limited by the absence of an active trading market, and there is no assurance that any active trading market will develop for the notes."

        Pursuant to registration rights agreements entered into between us and Goldman, Sachs & Co., we have agreed to indemnify Goldman, Sachs & Co. against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

        The validity of the notes and related guarantees offered hereby have been passed upon by Simpson Thacher & Bartlett LLP, New York, New York with respect to validity under Delaware and California law and Baker, Donelson, Bearman, Caldwell & Berkowitz, P.C. with respect to validity under Tennessee and Kentucky law.

EXPERTS

        The consolidated financial statements of Dollar General Corporation appearing in Dollar General Corporation's fiscal 2007 Form 10-K have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated by reference herein in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

AVAILABLE INFORMATION

        We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the notes being offered hereby. This prospectus, which forms a part of the registration statement, does not contain all of the information set forth in the registration statement. For further information with respect to us and the notes, refer to the registration statement. Statements contained in this prospectus or in any document incorporated by reference into this prospectus as to the contents of any contract or other document are not necessarily complete, and each such statement is qualified by the provisions of the contract or other document filed as an exhibit to the registration statement, as applicable. We file reports and other information with the SEC. You may read and copy, at SEC prescribed rates, the registration statement and these other reports and information at the Public Reference Room of the SEC located at 100 F Street, N.E., Washington D.C. 20549. You can call the SEC at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room. Such materials may also be accessed electronically by means of the SEC's home page on the Internet (http://www.sec.gov).

        The SEC allows us to incorporate certain information into this prospectus by reference to other documents that we file with them. This means that we can disclose information to you for purposes of this prospectus by referring you to other documents on file with the SEC. We incorporate into this document by reference our Annual Report on Form 10-K for the fiscal year ended February 1, 2008 that we filed with the SEC on March 28, 2008 and our Current Report on Form 8-K dated March 18, 2008 that we filed with the SEC on March 24, 2008. The information incorporated by reference is an important part of this prospectus.

        Upon written or oral request, we will provide at no cost to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the reports or documents that have been incorporated by reference in this prospectus but not delivered with this prospectus. Please direct such requests to Investor Relations, Dollar General Corporation, 100 Mission Ridge, Goodlettsville, Tennessee 37072; (615) 855-5528. You may also view and print these documents on the "Investing" portion of our website located at www.dollargeneral.com.

        So long as we and our subsidiary guarantors are subject to the periodic reporting requirements of the Exchange Act, we and our subsidiary guarantors are required to furnish the information required to be filed with the SEC to the trustee and the current holders of the notes, which obligation will be deemed satisfied upon the filing of reports with the SEC via the EDGAR filing system or a successor system. We and our subsidiary guarantors have agreed that, even if we and they are not required under the Exchange Act to furnish that information to the SEC, we and they will nonetheless furnish certain annual and quarterly financial information, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report from our certified independent accountants and certain current reports to the trustee and the holders of the notes.

[Inside back cover]

Dollar General Corporation

10.625% Senior Notes due 2015
11.875% / 12.625% Senior Subordinated Toggle Notes due 2017

PROSPECTUS

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.    Other Expenses of Issuance and Distribution.

        The registration rights agreement relating to the securities of the registrants being registered hereby provides that Dollar General Corporation will bear all expenses in connection with the performance of its obligations relating to the market-making activities of Goldman, Sachs & Co. and its respective affiliates. These expenses include printer expenses and legal and accounting fees in an approximate aggregate amount of $250,000.

Item 14.    Indemnification of Directors and Officers.

California Registrant

        Sun-Dollar, L.P. is registered under the laws of California.

        Section 15904.06 (operative January 1, 2008) of the 2008 California Revised Limited Partnership Act addresses the rights of a general partner with respect to its management and conduct of partnership activities. The 2008 California Revised Limited Partnership Act provides that a limited partnership shall reimburse a general partner for payments made, and indemnify a general partner for liabilities incurred by the general partner, in the ordinary course of the activities of the partnership or for the preservation of its activities or property.

        The limited partnership agreement of Sun-Dollar, L.P. provides that the partnership shall indemnify each partner (and the officers and directors of each partner) against judgments, fines, amounts paid in settlement and expenses (including, without limitation, attorneys' fees) reasonably incurred by them in any civil, criminal or administrative proceeding in which they are involved, or threatened to be involved, by reason of being a partner in the partnership, provided that the partner acted in good faith, within what such partner reasonably believed to be the scope of such partner's authority, and for a purpose which such partner reasonably believed to be in the best interests of the partnership or the partners. To the extent that a partner has been successful on the merits or otherwise in defense of any such proceeding or in defense of any claim or matter therein, such partner shall be deemed to have acted in good faith and in a manner such partner believed to be in the best interests of the partnership or the partners. Under any other circumstances, the determination of whether a partner acted in good faith, within what such partner reasonably believed to be the scope of such partner's authority, and for a purpose which such partner reasonably believed to be in the best interests of the partnership or the partners shall be made by independent legal counsel selected by a general partner (who may be the regular counsel for the partnership) in a written opinion.

Delaware Registrants

        (a)   Dollar General Investment, Inc. and South Boston Holdings, Inc. are each incorporated under the laws of Delaware.

        Section 145 of the Delaware General Corporation Law (the "DGCL") grants each corporation organized thereunder the power to indemnify any person who is or was a director, officer, employee or agent of a corporation or enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of being or having been in any such capacity, if he acted in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

        Section 102(b)(7) of the DGCL enables a corporation in its certification of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for violations of the directors' fiduciary duty of care, except (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit.

        In accordance with the law, the certificate of incorporation of Dollar General Investment, Inc. contains an indemnification provision mirroring the language of Section 102(b)(7) of the DGCL. The by-laws of Dollar General Investment, Inc. and South Boston Holdings, Inc. provide that the corporations shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (a "Proceeding"), whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was or has agreed to become a director or officer of the corporation, or is or was serving or has agreed to serve at the request of the corporation as a director or officer, of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, and may indemnify any person who was or is a party or is threatened to be made a party to such an action, suit or proceeding by reason of the fact that he or she is or was or has agreed to become an employee or agent of the corporations, or is or was serving or has agreed to serve at the request of the corporations as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him or her or on his or her behalf in connection with such action, suit or proceeding and any appeal therefrom, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporations, and, with respect to any criminal action or proceeding had no reasonable cause to believe his or her conduct was unlawful; except that in the case of an action or suit by or in the right of the corporations to procure a judgment in its favor (1) such indemnification shall be limited to expenses (including attorneys' fees) actually and reasonably incurred by such person in the defense or settlement of such action or suit, and (2) no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporations unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper. The corporations shall not be obligated to indemnify a director or officer of the corporations in respect of a Proceeding (or part thereof) instituted by such director or officer, unless such Proceeding (or part thereof) has been authorized by the Board of Directors. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporations, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

        (b)   DGC Properties LLC, DGC Properties of Kentucky, LLC, and South Boston FF&E, LLC are each limited liability companies organized under the laws of Delaware.

        Section 18-108 of the Delaware Limited Liability Company Act empowers a Delaware limited liability company to indemnify and hold harmless any member or manager of the limited liability company from and against any and all claims and demands whatsoever.

        The operating agreement of South Boston FF&E, LLC ("South Boston FF&E") provides that South Boston FF&E shall indemnify the member and those authorized agents of South Boston FF&E identified in writing by the member as entitled to be indemnified under the section for all costs, losses, liabilities and damages paid or accrued by the member or any such agent in connection with the business of South Boston FF&E, to the fullest extent provided or allowed by the Act and the other laws of the State of Delaware. In addition, South Boston FF&E may advance costs of defense of any proceeding to the member or any such agent upon receipt by South Boston FF&E of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by South Boston FF&E.

        The operating agreements of DGC Properties LLC and DGC Properties of Kentucky LLC are silent on indemnification provisions.

Kentucky Registrants

        (a)   Dolgencorp of New York, Inc., Dolgencorp of Texas, Inc., and Dolgencorp, Inc. are incorporated under the laws of Kentucky.

        Sections 271B.8-500 to 271B.8-580 of the Kentucky Business Corporation Act (the "KBCA") provide that, subject to restrictions contained in the statute, a corporation may indemnify any person made or threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or employee benefit plan. A person who has been successful on the merits or otherwise in any suit or matter covered by the indemnification statute shall be indemnified against expenses (including attorneys' fees) reasonably incurred by him in connection therewith. Indemnification is authorized upon a determination that the person to be indemnified has met the applicable standard of conduct required. Such determination shall be made by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding; or if such a quorum cannot be obtained, by a majority vote of a committee of the board, duly designated to so act by a majority of the full board, consisting solely of two or more directors who are not parties to the action; or by special legal counsel selected by the board or a committee thereof; or by the shareholders who are not parties to such action, suit or proceeding. Expenses incurred in defense may be paid in advance upon receipt by the corporation of a written affirmation by the director of his good faith belief that he has met the applicable standard of conduct required, a written undertaking by or on behalf of the director to repay such advance if it is ultimately determined that he did not meet the standard of conduct, and a determination that the facts then known to those making the determination would not preclude indemnification under the statute. The indemnification provided by statute shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, which shall inure to the benefit of the heirs, executors and administrators of such a person. Insurance may be purchased on behalf of any person entitled to indemnification by the corporation against any liability incurred in an official capacity regardless of whether the person could be indemnified under the statute. References to the corporation include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation and anyone seeking indemnification by virtue of acting in some capacity with a constituent corporation would stand in the same position as if he had served the resulting or surviving corporation in the same capacity.

        Section 271B.2-020 of the KBCA allows a corporation in its articles of incorporation to set forth a provision eliminating or limiting the personal liability of a director to the corporation or its shareholders for monetary damages for breach of his duties as a director, provided that such provision shall not eliminate or limit the liability of a director: (i) for any transaction in which the director's personal financial interest is in conflict with the financial interests of the corporation or its shareholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or are known to the director to be a violation of law; (iii) for any vote or assent to an unlawful distribution to shareholders as prohibited under Section 271B.8-330 of the KBCA; or (iv) for any transaction from which the director derived an improper personal benefit.

        The articles of incorporation of Dolgencorp of New York, Inc. and Dolgencorp of Texas, Inc. contain a provision that provides that no director of the corporation shall be personally liable to the corporation or its shareholders for monetary damages for breach of duty as a director, except to the extent provided by the KBCA. The bylaws of Dolgencorp of New York, Inc. and Dolgencorp of Texas, Inc. provide that, to the maximum extent permitted by law but subject to the limitations set forth in the bylaws, the corporation shall indemnify a director or officer who is a party to a proceeding by reason of the fact that he or she is or was a director or officer against any liability incurred in the proceeding, and the corporation may advance any reasonable expenses incurred by such director or officer in connection with the proceeding in advance of its disposition, but the corporation shall not be required to indemnify or advance expenses to such director or officer incurred in a proceeding initiated by or on behalf of such director or officer, other than a suit to enforce indemnification rights. The indemnification provisions in the bylaws are intended to be greater than those which are otherwise provided for in the statutes, notwithstanding such director or officer's failure to meet the standard of conduct required for permissive indemnification under the KBCA, are contractual in nature between the director or officer and the corporation, and are mandatory. The rights of such director or officer to indemnification and advancement of expenses shall not be exclusive of other rights to which such director or officer may be entitled under the statutes, articles of incorporation, the bylaws, a resolution of shareholders or directors, or an agreement providing for indemnification. The rights of such director or officer to advancement of expenses are subject to such director or officer's furnishing to the corporation: (a) a written affirmation, personally signed by or on behalf of such director or officer, of his good faith belief that he was not liable for (i) any transaction in which such director or officer's personal financial interest is in conflict with the financial interest of the corporation or its shareholders, (ii) any acts or omissions not in good faith or which involve intentional misconduct or are known to such director or officer to be a violation of law, (iii) any unlawful distributions under the statutes, or (iv) any transaction from which such director or officer derived an improper personal benefit; (b) a written opinion of counsel for such director or officer in the proceeding to the effect that based on the facts known to counsel for such director or officer, a successful defense, on the merits or otherwise, is either probable or reasonably possible; and (c) a written undertaking, personally signed by or on behalf of such director or officer, to repay any advances if a judgment or other final adjudication adverse to such director or officer establishes that he is liable, contrary to his affirmation. No indemnification may be made in advance of a final disposition of such proceeding or if a judgment or other final adjudication adverse to such director or officer establishes his liability for: (i) any transaction in which the personal financial interest of such officer or director is in conflict with the financial interests of the corporation or its shareholders; (ii) any acts or omissions not in good faith or which involve intentional misconduct or are known to such director or officer to be a violation of law; (iii) any unlawful distributions under the statutes; or (iv) any transaction from which such director or officer derived an improper personal benefit. The indemnification rights granted to such director or officer in the bylaws may not be limited in any way by a subsequent amendment to or repeal of the indemnification provision in the bylaws with respect to acts or omissions that occur prior to the adoption of the amendment or repeal. The corporation may, but is not required to, maintain insurance at its expense to protect itself and any such person against any such liability, cost or expense.

        Both the articles of incorporation and the bylaws of Dolgencorp, Inc. are silent regarding indemnification of officers and directors.

        (b)   Dollar General Partners is formed under the laws of Kentucky.

        Kentucky partnership law provides that a partnership shall indemnify every partner in respect of payments made and personal liabilities reasonably incurred by him in the ordinary and proper conduct of its business, or for the preservation of its business or property.

        The partnership agreement of Dollar General Partners is silent regarding indemnification. The charter and/or bylaws of the two partners of Dollar General Partners, Dollar General Corporation and

Dollar General Merchandising, Inc., both Tennessee corporations, contain indemnification provisions that are described below.

Tennessee Registrants

        (a)   Dollar General Corporation, DG Promotions, Inc., DG Transportation, Inc., and Dollar General Merchandising, Inc. are incorporated under the laws of Tennessee.

        The Tennessee Business Corporation Act ("TBCA") allows a Tennessee corporation's charter to contain a provision eliminating or limiting, with certain exceptions, the personal liability of a director to the corporation or its shareholders for monetary damages for breach of the director's fiduciary duty as a director. Under the TBCA, a Tennessee business corporation may not eliminate or limit director monetary liability for (i) breaches of the director's duty of loyalty to the corporation or its shareholders; (ii) acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law; or (iii) unlawful dividends, stock repurchases or redemptions. This provision also may not limit a director's liability for violation of, or otherwise relieve a corporation or its directors from the necessity of complying with, federal or state securities laws, or affect the availability of non-monetary remedies such as injunctive relief or rescission. The charters of Dollar General Corporation and DG Promotions, Inc. contain a provision stating that directors shall not be personally liable for monetary damage to the corporation or its shareholders for breach of fiduciary duty as a director, except to the extent required by the TBCA in effect from time to time.

        The TBCA provides that a corporation may indemnify any of its directors, officers, employees and agents against liability incurred in connection with a proceeding if (a) such person acted in good faith; (b) in the case of conduct in an official capacity with the corporation, he reasonably believed such conduct was in the corporation's best interests; (c) in all other cases, he reasonably believed that his conduct was at least not opposed to the best interests of the corporation; and (d) in connection with any criminal proceeding, such person had no reasonable cause to believe his conduct was unlawful. In actions brought by or in the right of the corporation, however, the TBCA provides that no indemnification may be made if the director or officer was adjudged to be liable to the corporation. The TBCA also provides that in connection with any proceeding charging improper personal benefit to an officer or director, no indemnification may be made if such officer or director is adjudged liable on the basis that such personal benefit was improperly received. In cases where the director or officer is wholly successful, on the merits or otherwise, in the defense of any proceeding instigated because of his or her status as a director or officer of a corporation, the TBCA mandates that the corporation indemnify the director or officer against reasonable expenses incurred in the proceeding. The TBCA provides that a court of competent jurisdiction, unless the corporation's charter provides otherwise, upon application, may order that an officer or director be indemnified for reasonable expenses if, in consideration of all relevant circumstances, the court determines that such individual is fairly and reasonably entitled to indemnification, notwithstanding the fact that (a) such officer or director was adjudged liable to the corporation in a proceeding by or in the right of the corporation; (b) such officer or director was adjudged liable on the basis that personal benefit was improperly received by him; or (c) such officer or director breached his duty of care to the corporation.

        Dollar General Corporation's charter and bylaws require us to indemnify our directors and officers to the fullest extent permitted by applicable law. Dollar General Corporation's bylaws further require us to advance expenses to each of our directors and officers to the full extent allowed by Tennessee law. Under Dollar General Corporation's charter and bylaws, such indemnification and advancement of expenses provisions are not exclusive of any other right that a director or officer may have or acquire both as to action in his or her official capacity and as to action in another capacity.

        The charter and bylaws of DG Promotions, Inc. and the bylaws of DG Transportation, Inc. and Dollar General Merchandising, Inc. provide that the corporation shall indemnify and advance expenses to each director and officer of the corporation, or any person who may have served at the request of the corporation's board of directors or its President or Chief Executive Officer as a director or officer of another corporation, and such person's heirs, executors, and administrators, to the fullest extent permitted by Tennessee law. The corporation may indemnify and advance expenses to any employee or agent of the corporation who is not a director or officer, and such person's heirs, executors, and administrators, to the same extent as to a director or officer, if the board of directors determines it to be in the best interests of the corporation to do so. In addition, such indemnification and advancement of expenses provisions are not exclusive of any other right that a director or officer may have or acquire both as to action in his or her official capacity and as to action in another capacity. The corporation may maintain insurance at its own expense to protect itself and any individual who is or was a director, officer, employee or agent of the corporation, or who, while a director, officer, employee or agent of the corporation, is or was serving at the request of the board of directors or Chief Executive Officer as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any expense, liability or loss, whether or not the corporation would have the power to indemnify such person under the bylaws or the TBCA.

        (b)   DG Logistics LLC, DG Retail, LLC and Retail Risk Solutions, LLC are registered under the laws of Tennessee.

        Section 48-243-101 of the Tennessee Limited Liability Company Act provides that an LLC may indemnify any person made or threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was a governor of a board-managed LLC, a member of a member-managed LLC or an individual who, while a governor of a board-managed LLC or member of a member-managed LLC, is or was serving at the LLC's request as a governor, manager, director, officer, partner, trustee, employee or agent of another LLC, corporation, partnership, joint venture, trust or other enterprise or employee benefit plan (a "Responsible Person"). Indemnification is authorized upon a determination that the person to be indemnified has met the requisite standard of conduct. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, is not, of itself, determinative that the Responsible Person did not meet the standard of conduct required. An LLC may not indemnify a Responsible Person: (i) in connection with a proceeding by or in the right of the LLC in which the Responsible Person was adjudged liable to the LLC; or (ii) in connection with any other proceeding charging improper personal benefit to such Responsible Person, whether or not involving action in such person's official capacity, in which such person was adjudged liable on the basis that personal benefit was improperly received by such person. A person who has been successful on the merits or otherwise in any suit or matter covered by the indemnification statute shall be indemnified against expenses (including attorneys' fees) reasonably incurred by him in connection therewith. Expenses incurred in defense may be paid in advance upon receipt by the LLC of a written affirmation by the Responsible Person of his good faith belief that he has met the requisite standard of conduct, a written undertaking by or on behalf of such person to repay such advance if it is ultimately determined that he did not meet the standard of conduct, and a determination that the facts then known to those making the determination would not preclude indemnification under the statute. A court of competent jurisdiction, unless the LLC's articles provide otherwise, upon application by the Responsible Person, may order that such person be indemnified for reasonable expenses if, in consideration of all relevant circumstances, the court determines that such person is fairly and reasonably entitled to indemnification, whether or not such person met the requisite standard of conduct, was adjudged liable in a proceeding by or in the right of the LLC, or was adjudged liable on the basis that personal benefit was improperly received by him. Such determination shall be made by the board of governors in the case of a board-managed LLC or by the members of a member-managed LLC by a majority vote of a quorum consisting of governors or members who were not parties to such action, suit or proceeding; or if such a quorum cannot be obtained, by a majority vote of a committee designated by the board of governors in the case of a board-managed LLC or by the members of a member-managed LLC, consisting solely of two or more governors or members, as applicable, who are not parties to the action; or by independent special legal counsel selected by the board of governors of a board-managed LLC or by the members of a member-managed LLC; or by the members of a board-managed LLC who are not parties to such action, suit or proceeding. Such indemnification and advancement of expenses provisions are not exclusive of any other right that a Responsible Person may have; provided that no indemnification may be made to or on behalf of any Responsible Person if a judgment or other final adjudication adverse to the Responsible Person establishes such person's liability: (i) for any breach of the duty of loyalty to the LLC or its members; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; or (iii) for wrongful distributions under Section 48-237-101 of the Tennessee Limited Liability Company Act. The LLC may indemnify and advance expenses to a manager, employee, independent contractor or agent of the LLC to the same extent as a Responsible Person. The LLC may purchase insurance on behalf of any person entitled to indemnification by the LLC against any liability incurred in an official capacity regardless of whether the person could be indemnified under the statute.

        The operating agreement of DG Logistics, LLC provides that the LLC shall fully indemnify the Member (Dolgencorp, Inc.) for any claim against the Member in the Member's capacity as a member or as a manager. In addition, the LLC shall advance litigation expenses to the Member for any claim against the Member in the Member's capacity as a member or as a manager.

        The operating agreements of DG Retail, LLC and Retail Risk Solutions, LLC provide that the LLC shall indemnify the Member (Dollar General Corporation), and the authorized agents of the LLC identified in writing by the Member as entitled to be indemnified, for all costs, losses, liabilities and damages paid or accrued by the Member or any such agent in connection with the business of the LLC to the fullest extent provided or allowed under Tennessee law. In addition, the LLC may advance costs of defense of any proceeding to the Member or any such agent upon receipt by the LLC of an undertaking by such person to repay such amount if it is ultimately determined that such person is not entitled to be indemnified by the LLC.

Certain Other Arrangements

        Dollar General Corporation has in effect a directors' and officers' liability insurance policy that covers the directors and officers of each of the registrants in amounts that we believe are customary in our industry, including for liabilities in connection with the registration, offering and sale of the notes. Under this policy, the insurer agrees to pay, subject to certain exclusions, for any claim made against directors or officers of the registrants for a wrongful act or omission by such persons, but only if and to the extent such persons become legally obligated to pay such claim or incur certain costs in defending such claim.

        In addition, in connection with entering into the monitoring agreement with an affiliate of KKR and an affiliate of Goldman, Sachs & Co., we also entered into a separate indemnification agreement with the parties to the monitoring agreement, pursuant to which we agreed to provide customary indemnification to such parties and their affiliates. See the "Certain Relationships and Related Transactions, and Director Independence—Related Party Transactions—Monitoring Agreement and Indemnity Agreement" section of our fiscal 2007 Form 10-K. Furthermore, the Merger Agreement requires us to maintain indemnification of directors and officers to the fullest extent permitted by law following completion of the Merger.

        Pursuant to our Employment Agreement with Mr. Dreiling, effective as of January 11, 2008, we have agreed that if Mr. Dreiling is made or threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, relating to a claim by his prior employer that Mr. Dreiling has breached or attempted to breach certain covenants to which he is bound as a result of his employment arrangement with his prior employer, we will indemnify and hold harmless Mr. Dreiling to the fullest extent authorized by applicable law from and against any and all liabilities, amounts paid in settlement, costs, claims and expenses, including all costs and expenses incurred in defense of any such proceeding (including attorneys' fees). We will pay costs and expenses Mr. Dreiling incurs in defense of any such proceeding (including attorneys' fees) in advance of the final disposition of such litigation upon our receipt of (a) a written request for payment, (b) appropriate documentation evidencing the incurrence, amount and nature of the costs and expenses for which payment is being sought, and (c) an undertaking adequate under applicable law made by or on behalf of Mr. Dreiling to repay the amounts so paid if it shall ultimately be determined that he is not entitled to be indemnified by us under his Employment Agreement with us. Notwithstanding the foregoing, if as a result of such proceeding Mr. Dreiling is prohibited from continuing his employment with us, we shall pay to Mr. Dreiling his base salary until the earliest to occur of (i) the date upon which he ceases to be so prohibited, (ii) the date, if any, upon which he becomes employed by a subsequent employer and (iii) the first anniversary of the effective date of such prohibition.

        In addition, we shall indemnify and hold harmless Mr. Dreiling for all acts and omissions occurring during his employment or service as a member of the Board (or both) to the maximum extent provided under our charter, by-laws and applicable law. During the Term (as defined in the Employment Agreement) and for a term of six years thereafter, we, or any of our successors shall purchase and maintain, at its own expense, directors and officers liability insurance providing coverage for Mr. Dreiling in the same amount as for Board members.

        Mr. Dreiling shall provide his reasonable cooperation in connection with any proceeding (or any appeal from any proceeding) referenced above, as well as any proceeding which relates to events occurring during his employment.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers or controlling persons pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Item 15. Recent Sales of Unregistered Securities.

        In connection with the Merger, our officer-level employees were offered the opportunity to roll over portions of their equity and/or stock options and to purchase additional equity of Dollar General. In connection with such opportunity, on July 6, 2007 these individuals purchased a total of 635,207 shares of common stock having an aggregate value of approximately $3,176,035 and exchanged a total of 2,225,175 stock options outstanding prior to the Merger for 1,920,543 vested options to purchase shares of common stock (the "Rollover Options") in the surviving company (the "Rollover"). The Rollover Options remain outstanding in accordance with the terms of the governing stock incentive plan and grant agreements pursuant to which the holder originally received the stock option grants. However, immediately after the Merger, the exercise price and number of shares underlying the Rollover Options were adjusted as a result of the Merger and the exercise price for all of the options was adjusted to $1.25 per option.

        We subsequently offered certain other employees a similar investment opportunity to participate in our common equity. As a result, on September 20, 2007 and October 5, 2007, we sold 15,000 shares and 558,800 shares, respectively, of our common stock to those employees for a purchase price of $5 per share.

        In connection with the investment discussed above and the Merger, our Board of Directors adopted a new stock incentive plan pursuant to which certain of our officer-level and other employees also were granted, on July 6, 2007, September 20, 2007 and October 5, 2007, respectively, new non-qualified stock options to purchase 13,110,000 shares, 130,000 shares and 4,150,000 shares of our common stock at a per share exercise price of $5, which represented the fair market value of one share of our common stock on the grant date. Effective January 21, 2008, our Board also granted to our CEO, Mr. Dreiling, non-qualified stock options to purchase 2.5 million shares of our common stock pursuant to the terms of the new stock incentive plan. All of these new options expire no later than 10 years following the grant date. In addition, half of the options will vest ratably on each of the five anniversaries of July 6, 2007 solely based upon continued employment over that time period, while the other half of the options will vest based both upon continued employment and upon the achievement of predetermined performance annual or cumulative financial-based targets over time which coincide with our fiscal year. The options also have certain accelerated vesting provisions upon a change in control or initial public offering, as defined in the new incentive plan.

        Effective January 21, 2008, our Board also granted to Mr. Dreiling 890,000 shares of restricted common stock pursuant to the terms of the new stock incentive plan. The restricted stock will vest on the last day of our 2011 fiscal year if Mr. Dreiling remains employed by us through that date. The restricted stock also has certain accelerated vesting provisions upon a change in control, initial public offering, termination without cause or due to death or disability, or resignation for good reason, all as defined in Mr. Dreiling's employment agreement.

        The share issuances, the Rollover Options and the new option and restricted stock grants described above were effected without registration in reliance on (1) the exemptions afforded by Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"), because the sales did not involve any public offering, (2) Rule 701 promulgated under the Securities Act for shares that were sold under a written compensatory benefit plan or contract for the participation of our employees, directors, officers, consultants and advisors, and (3) Regulation S promulgated under the Securities Act relating to offerings of securities outside of the United States.

        In connection with the Merger, we issued the notes, which were effected without registration in reliance on (1) the exemptions afforded by Rule 144A promulgated under the Securities Act, for private resales of securities to qualified institutional buyers and (2) Regulation S promulgated under the Securities Act relating to offerings of securities outside of the United States.

Item 16.    Exhibits and Financial Statement Schedules.

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of March 11, 2007, by and among Buck Holdings, L.P., Buck Acquisition Corp., and Dollar General Corporation (incorporated by reference to Exhibit 2.1 to Dollar General Corporation's Current Report on Form 8-K dated March 11, 2007, filed with the SEC on March 12, 2007 (file number 001-11421))
3.1
Amended and Restated Charter of Dollar General Corporation (incorporated by reference to Exhibit 3.1 to Dollar General Corporation's Current Report on Form 8-K dated July 6, 2007, filed with the SEC on July 12, 2007 (file number 001-11421))
3.2
Amended and Restated Bylaws of Dollar General Corporation (adopted on September 20, 2007) (incorporated by reference to Exhibit 3.2 to Dollar General Corporation's Registration Statement on Form S-4 filed with the SEC on December 21, 2007 (file number 333-148320))
3.3
Articles of Organization of DC Financial, LLC (incorporated by reference to Exhibit 3.3 to Dollar General Corporation's Registration Statement on Form S-4 filed with the SEC on December 21, 2007 (file number 333-148320))
3.4
Operating Agreement of DC Financial, LLC (incorporated by reference to Exhibit 3.4 to Dollar General Corporation's Registration Statement on Form S-4 filed with the SEC on December 21, 2007 (file number 333-148320))
3.5
Articles of Organization of DG Logistics, LLC (incorporated by reference to Exhibit 3.5 to Dollar General Corporation's Registration Statement on Form S-4 filed with the SEC on December 21, 2007 (file number 333-148320))
3.6
Operating Agreement of DG Logistics, LLC (incorporated by reference to Exhibit 3.6 to Dollar General Corporation's Registration Statement on Form S-4 filed with the SEC on December 21, 2007 (file number 333-148320))
3.7
Amended Charter of DG Promotions, Inc. (incorporated by reference to Exhibit 3.7 to Dollar General Corporation's Registration Statement on Form S-4 filed with the SEC on December 21, 2007 (file number 333-148320))
3.8
Bylaws of DG Promotions, Inc. (incorporated by reference to Exhibit 3.8 to Dollar General Corporation's Registration Statement on Form S-4 filed with the SEC on December 21, 2007 (file number 333-148320))
3.9
Articles of Organization of DG Retail, LLC (incorporated by reference to Exhibit 3.9 to Dollar General Corporation's Registration Statement on Form S-4 filed with the SEC on December 21, 2007 (file number 333-148320))
3.10
Operating Agreement of DG Retail, LLC (incorporated by reference to Exhibit 3.10 to Dollar General Corporation's Registration Statement on Form S-4 filed with the SEC on December 21, 2007 (file number 333-148320))
3.11
Charter of DG Transportation, Inc. (incorporated by reference to Exhibit 3.11 to Dollar General Corporation's Registration Statement on Form S-4 filed with the SEC on December 21, 2007 (file number 333-148320))
3.12
Bylaws of DG Transportation, Inc. (incorporated by reference to Exhibit 3.12 to Dollar General Corporation's Registration Statement on Form S-4 filed with the SEC on December 21, 2007 (file number 333-148320))

3.13
Amended Certificate of Formation of DGC Properties LLC (incorporated by reference to Exhibit 3.13 to Dollar General Corporation's Registration Statement on Form S-4 filed with the SEC on December 21, 2007 (file number 333-148320))
3.14
Amended and Restated Limited Liability Company Agreement of DGC Properties LLC (incorporated by reference to Exhibit 3.14 to Dollar General Corporation's Registration Statement on Form S-4 filed with the SEC on December 21, 2007 (file number 333-148320))
3.15
Certificate of Formation of DGC Properties of Kentucky LLC (incorporated by reference to Exhibit 3.15 to Dollar General Corporation's Registration Statement on Form S-4 filed with the SEC on December 21, 2007 (file number 333-148320))
3.16
Amended and Restated Limited Liability Company Agreement of DGC Properties of Kentucky LLC (incorporated by reference to Exhibit 3.16 to Dollar General Corporation's Registration Statement on Form S-4 filed with the SEC on December 21, 2007 (file number 333-148320))
3.17
Articles of Incorporation of Dolgencorp of New York, Inc. (incorporated by reference to Exhibit 3.17 to Dollar General Corporation's Registration Statement on Form S-4 filed with the SEC on December 21, 2007 (file number 333-148320))
3.18
Bylaws of Dolgencorp of New York, Inc. (incorporated by reference to Exhibit 3.18 to Dollar General Corporation's Registration Statement on Form S-4 filed with the SEC on December 21, 2007 (file number 333-148320))
3.19
Articles of Incorporation of Dolgencorp of Texas, Inc. (incorporated by reference to Exhibit 3.19 to Dollar General Corporation's Registration Statement on Form S-4 filed with the SEC on December 21, 2007 (file number 333-148320))
3.20
Bylaws of Dolgencorp of Texas, Inc. (incorporated by reference to Exhibit 3.20 to Dollar General Corporation's Registration Statement on Form S-4 filed with the SEC on December 21, 2007 (file number 333-148320))
3.21
Articles of Incorporation of Dolgencorp, Inc. (incorporated by reference to Exhibit 3.21 to Dollar General Corporation's Registration Statement on Form S-4 filed with the SEC on December 21, 2007 (file number 333-148320))
3.22
Bylaws of Dolgencorp, Inc. (incorporated by reference to Exhibit 3.22 to Dollar General Corporation's Registration Statement on Form S-4 filed with the SEC on December 21, 2007 (file number 333-148320))
3.23
Certificate of Incorporation of Dollar General Investment, Inc. (incorporated by reference to Exhibit 3.23 to Dollar General Corporation's Registration Statement on Form S-4 filed with the SEC on December 21, 2007 (file number 333-148320))
3.24
Bylaws of Dollar General Investment, Inc. (incorporated by reference to Exhibit 3.24 to Dollar General Corporation's Registration Statement on Form S-4 filed with the SEC on December 21, 2007 (file number 333-148320))
3.25
Amended Charter of Dollar General Merchandising, Inc. (incorporated by reference to Exhibit 3.25 to Dollar General Corporation's Registration Statement on Form S-4 filed with the SEC on December 21, 2007 (file number 333-148320))

3.26
Bylaws of Dollar General Merchandising, Inc. (incorporated by reference to Exhibit 3.26 to Dollar General Corporation's Registration Statement on Form S-4 filed with the SEC on December 21, 2007 (file number 333-148320))
3.27
Amended Certificate of Assumed Name of Dollar General Partners (incorporated by reference to Exhibit 3.27 to Dollar General Corporation's Registration Statement on Form S-4 filed with the SEC on December 21, 2007 (file number 333-148320))
3.28
Amended Partnership Agreement of Dollar General Partners (incorporated by reference to Exhibit 3.28 to Dollar General Corporation's Registration Statement on Form S-4 filed with the SEC on December 21, 2007 (file number 333-148320) )
3.29
Certificate of Formation of South Boston FF&E, LLC (incorporated by reference to Exhibit 3.29 to Dollar General Corporation's Registration Statement on Form S-4 filed with the SEC on December 21, 2007 (file number 333-148320))
3.30
Operating Agreement of South Boston FF&E, LLC (incorporated by reference to Exhibit 3.30 to Dollar General Corporation's Registration Statement on Form S-4 filed with the SEC on December 21, 2007 (file number 333-148320))
3.31
Certificate of Incorporation of South Boston Holdings, Inc. (incorporated by reference to Exhibit 3.31 to Dollar General Corporation's Registration Statement on Form S-4 filed with the SEC on December 21, 2007 (file number 333-148320))
3.32
Bylaws of South Boston Holdings, Inc. (incorporated by reference to Exhibit 3.32 to Dollar General Corporation's Registration Statement on Form S-4 filed with the SEC on December 21, 2007 (file number 333-148320))
3.33
Amended Certificate of Limited Partnership of Sun-Dollar, L.P. (incorporated by reference to Exhibit 3.33 to Dollar General Corporation's Registration Statement on Form S-4 filed with the SEC on December 21, 2007 (file number 333-148320))
3.34
Amended Agreement of Limited Partnership of Sun-Dollar, L.P. (incorporated by reference to Exhibit 3.34 to Dollar General Corporation's Registration Statement on Form S-4 filed with the SEC on December 21, 2007 (file number 333-148320))
3.35
Articles of Organization of Retail Risk Solutions, LLC (incorporated by reference to Exhibit 3.35 to Dollar General Corporation's Amendment No.1 to Registration Statement on Form S-4 filed with the SEC on January 25, 2008 (file number 333-148320))
3.36
Operating Agreement of Retail Risk Solutions, LLC (incorporated by reference to Exhibit 3.36 to Dollar General Corporation's Amendment No.1 to Registration Statement on Form S-4 filed with the SEC on January 25, 2008 (file number 333-148320))
4.1	Sections 7 and 8 of Dollar General Corporation's Amended and Restated Charter (included in Exhibit 3.1)
4.2
Indenture, dated as of June 21, 2000, by and among Dollar General Corporation, the guarantors named therein, as guarantors, and Wachovia Bank, National Association (formerly known as First Union National Bank), as trustee (incorporated by reference to Exhibit 4.1 to Dollar General Corporation's Registration Statement on Form S-4 filed with the SEC on August 1, 2000 (file number 333-42704))

4.3
First Supplemental Indenture, dated as of July 28, 2000, by and among Dollar General Corporation, the guarantors named therein, as guarantors, and Wachovia Bank, National Association (formerly known as First Union National Bank), as trustee (incorporated by reference to Exhibit 4.4 to Dollar General Corporation's Annual Report on Form 10-K for the fiscal year ended January 31, 2003, filed with the SEC on March 19, 2003 (file number 001-11421))
4.4
Second Supplemental Indenture, dated as of June 18, 2001, by and among Dollar General Corporation, the guarantors named therein, as guarantors, and Wachovia Bank, National Association (formerly known as First Union National Bank), as trustee (incorporated by reference to Exhibit 4.5 to Dollar General Corporation's Annual Report on Form 10-K for the fiscal year ended January 31, 2003, filed with the SEC on March 19, 2003 (file number 001-11421))
4.5
Third Supplemental Indenture, dated as of June 20, 2002, by and among Dollar General Corporation, the guarantors named therein, as guarantors, and Wachovia Bank, National Association (formerly known as First Union National Bank), as trustee (incorporated by reference to Exhibit 4.6 to Dollar General Corporation's Annual Report on Form 10-K for the fiscal year ended January 31, 2003, filed with the SEC on March 19, 2003 (file number 001-11421))
4.6
Fourth Supplemental Indenture, dated as of December 11, 2002, by and among Dollar General Corporation, the guarantors named therein, as guarantors, and Wachovia Bank, National Association (formerly known as First Union National Bank), as trustee (incorporated by reference to Exhibit 4.7 to Dollar General Corporation's Annual Report on Form 10-K for the fiscal year ended January 31, 2003, filed with the SEC on March 19, 2003 (file number 001-11421))
4.7
Fifth Supplemental Indenture, dated as of May 23, 2003, by and among Dollar General Corporation, the guarantors named therein, as guarantors, and Wachovia Bank, National Association (formerly known as First Union National Bank), as trustee (incorporated by reference to Exhibit 4.1 to Dollar General Corporation's Quarterly Report on Form 10-Q for the quarter ended August 1, 2003, filed with the SEC on August 29, 2003 (file number 001-11421))
4.8
Sixth Supplemental Indenture, dated as of July 15, 2003, by and among Dollar General Corporation, the guarantors named therein, as guarantors, and Wachovia Bank, National Association (formerly known as First Union National Bank), as trustee (incorporated by reference to Exhibit 4.2 to Dollar General Corporation's Quarterly Report on Form 10-Q for the quarter ended August 1, 2003, filed with the SEC on August 29, 2003 (file number 001-11421))
4.9
Seventh Supplemental Indenture, dated as of May 23, 2005, by and among Dollar General Corporation, the guarantors named therein, as guarantors, and Wachovia Bank, National Association (formerly known as First Union National Bank), as trustee (incorporated by reference to Exhibit 4.1 to Dollar General Corporation's Quarterly Report on Form 10-Q for the quarter ended July 29, 2005, filed with the SEC on August 25, 2005 (file number 001-11421))

4.10
Eighth Supplemental Indenture, dated as of July 27, 2005, by and among Dollar General Corporation, the guarantors named therein, as guarantors, and Wachovia Bank, National Association (formerly known as First Union National Bank), as trustee (incorporated by reference to Exhibit 4.2 to Dollar General Corporation's Quarterly Report on Form 10-Q for the quarter ended July 29, 2005, filed with the SEC on August 25, 2005 (file number 001-11421))
4.11
Ninth Supplemental Indenture, dated as of August 30, 2006, by and among Dollar General Corporation, the guarantors named therein, as guarantors, and U.S. Bank National Association (successor to Wachovia Bank, National Association), as trustee (incorporated by reference to Exhibit 4.2 to Dollar General Corporation's Quarterly Report on Form 10-Q for the quarter ended November 3, 2006, filed with the SEC on December 12, 2006 (file number 001-11421))
4.12
Tenth Supplemental Indenture, dated as of July 6, 2007, by and among Dollar General Corporation, the guarantors named therein, as guarantors, and U.S. Bank National Association (successor to Wachovia Bank, National Association), as trustee (incorporated by reference to Exhibit 4.1 to Dollar General Corporation's Current Report on Form 8-K dated July 6, 2007, filed with the SEC on July 12, 2007 (file number 001-11421))
4.13
Senior Indenture, dated July 6, 2007, among Buck Acquisition Corp., Dollar General Corporation, the guarantors named therein and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.8 to Dollar General Corporation's Current Report on Form 8-K dated July 6, 2007, filed with the SEC on July 12, 2007 (file number 001-11421))
4.14	Form of 10.625% Senior Notes due 2015 (included in Exhibit 4.13)
4.15
First Supplemental Indenture to the Senior Indenture, dated as of September 25, 2007, between DC Financial, LLC, the Guaranteeing Subsidiary, and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.14 to Dollar General Corporation's Registration Statement on Form S-4 filed with the SEC on December 21, 2007 (file number 333-148320))
4.16
Second Supplemental Indenture to the Senior Indenture, dated as of December 31, 2007, between Retail Risk Solutions, LLC, the Guaranteeing Subsidiary, and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.32 to Dollar General Corporation's Amendment No.1 to Registration Statement on Form S-4 filed with the SEC on January 25, 2008 (file number 333-148320))
4.17
Senior Subordinated Indenture, dated July 6, 2007, among Buck Acquisition Corp., Dollar General Corporation, the guarantors named therein and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.9 to Dollar General Corporation's Current Report on Form 8-K dated July 6, 2007, filed with the SEC on July 12, 2007 (file number 001-11421))
4.18	Form of 11.875%/12.625% Senior Subordinated Toggle Notes due 2017 (included in Exhibit 4.17)
4.19
First Supplemental Indenture to the Senior Subordinated Indenture, dated as of September 25, 2007, between DC Financial, LLC, the Guaranteeing Subsidiary, and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.16 to Dollar General Corporation's Registration Statement on Form S-4 filed with the SEC on December 21, 2007 (file number 333-148320))

4.20
Second Supplemental Indenture to the Senior Subordinated Indenture, dated as of December 31, 2007, between Retail Risk Solutions, LLC, the Guaranteeing Subsidiary, and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.33 to Dollar General Corporation's Amendment No.1 to Registration Statement on Form S-4 filed with the SEC on January 25, 2008 (file number 333-148320))
4.21
Registration Rights Agreement, dated July 6, 2007, among Buck Acquisition Corp., Dollar General Corporation, the guarantors named therein and the initial purchasers named therein (incorporated by reference to Exhibit 4.10 to Dollar General Corporation's Current Report on Form 8-K dated July 6, 2007, filed with the SEC on July 12, 2007 (file number 001-11421))
4.22
Registration Rights Agreement, dated July 6, 2007, among Buck Holdings, L.P., Buck Holdings, LLC, Dollar General Corporation and Shareholders named therein (incorporated by reference to Exhibit 4.18 to Dollar General Corporation's Registration Statement on Form S-4 filed with the SEC on December 21, 2007 (file number 333-148320))
4.23
Credit Agreement, dated as of July 6, 2007, among Dollar General Corporation, as Borrower, Citicorp North America, Inc., as Administrative Agent, and the other lending institutions from time to time party thereto (incorporated by reference to Exhibit 4.2 to Dollar General Corporation's Current Report on Form 8-K dated July 6, 2007, filed with the SEC on July 12, 2007 (file number 001-11421))
4.24
Guarantee to the Credit Agreement, dated as of July 6, 2007, among certain domestic subsidiaries of Dollar General Corporation, as Guarantors and Citicorp North America, Inc., as Collateral Agent (incorporated by reference to Exhibit 4.3 to Dollar General Corporation's Current Report on Form 8-K dated July 6, 2007, filed with the SEC on July 12, 2007 (file number 001-11421))
4.25
Supplement No.1, dated as of September 11, 2007, to the Guarantee to the Credit Agreement, between DC Financial, LLC, as New Guarantor, and Citicorp North America, Inc., as Collateral Agent (incorporated by reference to Exhibit 4.23 to Dollar General Corporation's Registration Statement on Form S-4 filed with the SEC on December 21, 2007 (file number 333-148320))
4.26
Supplement No. 2, dated as of December 31, 2007, to the Guarantee to the Credit Agreement, between Retail Risk Solutions, LLC, as New Guarantor, and Citicorp North America, Inc., as Collateral Agent (incorporated by reference to Exhibit 4.34 to Dollar General Corporation's Amendment No.1 to Registration Statement on Form S-4 filed with the SEC on January 25, 2008 (file number 333-148320))
4.27
Security Agreement, dated as of July 6, 2007, among Dollar General Corporation and certain domestic subsidiaries of Dollar General Corporation, as Grantors, and Citicorp North America, Inc., as Collateral Agent (incorporated by reference to Exhibit 4.4 to Dollar General Corporation's Current Report on Form 8-K dated July 6, 2007, filed with the SEC on July 12, 2007 (file number 001-11421))
4.28
Supplement No.1, dated as of September 11, 2007, to the Security Agreement, between DC Financial, LLC, as New Grantor, and Citicorp North America, Inc., as Collateral Agent (incorporated by reference to Exhibit 4.25 to Dollar General Corporation's Registration Statement on Form S-4 filed with the SEC on December 21, 2007 (file number 333-148320))

4.29
Supplement No. 2, dated as of December 31, 2007, to the Security Agreement, between Retail Risk Solutions, LLC, as New Grantor, and Citicorp North America, Inc., as Collateral Agent (incorporated by reference to Exhibit 4.35 to Dollar General Corporation's Amendment No.1 to Registration Statement on Form S-4 filed with the SEC on January 25, 2008 (file number 333-148320))
4.30
Pledge Agreement, dated as of July 6, 2007, among Dollar General Corporation and certain domestic subsidiaries of Dollar General Corporation, as Pledgors, and Citicorp North America, Inc., as Collateral Agent (incorporated by reference to Exhibit 4.5 to Dollar General Corporation's Current Report on Form 8-K dated July 6, 2007, filed with the SEC on July 12, 2007 (file number 001-11421))
4.31
Supplement No.1, dated as of September 11, 2007, to the Pledge Agreement, between DC Financial, LLC, as Additional Pledgor, and Citicorp North America, Inc., as Collateral Agent (incorporated by reference to Exhibit 4.27 to Dollar General Corporation's Registration Statement on Form S-4 filed with the SEC on December 21, 2007 (file number 333-148320))
4.32
Supplement No. 2, dated as of December 31, 2007, to the Pledge Agreement, between Retail Risk Solutions, LLC, as Additional Pledgor, and Citicorp North America, Inc., as Collateral Agent (incorporated by reference to Exhibit 4.36 to Dollar General Corporation's Amendment No.1 to Registration Statement on Form S-4 filed with the SEC on January 25, 2008 (file number 333-148320))
4.33
ABL Credit Agreement, dated as of July 6, 2007, among Dollar General Corporation, as Parent Borrower, certain domestic subsidiaries of Dollar General Corporation, as Subsidiary Borrowers, The CIT Group/Business Credit Inc., as ABL Administrative Agent, and the other lending institutions from time to time party thereto (incorporated by reference to Exhibit 4.6 to Dollar General Corporation's Current Report on Form 8-K dated July 6, 2007, filed with the SEC on July 12, 2007 (file number 001-11421))
4.34
Guarantee, dated as of September 11, 2007, to the ABL Credit Agreement, between DC Financial, LLC and The CIT Group/Business Credit Inc., as ABL Collateral Agent (incorporated by reference to Exhibit 4.29 to Dollar General Corporation's Registration Statement on Form S-4 filed with the SEC on December 21, 2007 (file number 333-148320))
4.35
Supplement No. 1, dated as of December 31, 2007, to the Guarantee to the ABL Credit Agreement, between Retail Risk Solutions, LLC, as New Guarantor, and The CIT Group/Business Credit Inc., as ABL Collateral Agent (incorporated by reference to Exhibit 4.37 to Dollar General Corporation's Amendment No.1 to Registration Statement on Form S-4 filed with the SEC on January 25, 2008 (file number 333-148320))
4.36
ABL Security Agreement, dated as of July 6, 2007, among Dollar General Corporation, as Parent Borrower, certain domestic subsidiaries of Dollar General Corporation, as Subsidiary Borrowers, collectively the Grantors, and The CIT Group/Business Credit Inc., as ABL Collateral Agent (incorporated by reference to Exhibit 4.7 to Dollar General Corporation's Current Report on Form 8-K dated July 6, 2007, filed with the SEC on July 12, 2007 (file number 001-11421))

4.37
Supplement No.1, dated as of September 11, 2007, to the ABL Security Agreement, between DC Financial, LLC, as New Grantor, and The CIT Group/Business Credit Inc., as ABL Collateral Agent (incorporated by reference to Exhibit 4.31 to Dollar General Corporation's Registration Statement on Form S-4 filed with the SEC on December 21, 2007 (file number 333-148320))
4.38
Supplement No. 2, dated as of December 31, 2007, to the ABL Security Agreement, between Retail Risk Solutions, LLC, as New Grantor, and The CIT Group/Business Credit Inc., as ABL Collateral Agent (incorporated by reference to Exhibit 4.38 to Dollar General Corporation's Amendment No.1 to Registration Statement on Form S-4 filed with the SEC on January 25, 2008 (file number 333-148320))
5.1*	Opinion of Simpson Thacher & Bartlett LLP
5.2*	Opinion of Baker, Donelson, Bearman, Caldwell & Berkowitz, P.C.
10.1
2007 Stock Incentive Plan for Key Employees of Dollar General Corporation and its Affiliates (incorporated by reference to Exhibit 10.1 to Dollar General Corporation's Registration Statement on Form S-4 filed with the SEC on December 21, 2007 (file number 333-148320))
10.2
Form of Stock Option Agreement between Dollar General Corporation and officers of Dollar General Corporation granting stock options pursuant to the 2007 Stock Incentive Plan (incorporated by reference to Exhibit 10.2 to Dollar General Corporation's Registration Statement on Form S-4 filed with the SEC on December 21, 2007 (file number 333-148320))
10.3
Form of Option Rollover Agreement between Dollar General Corporation and officers of Dollar General Corporation (incorporated by reference to Exhibit 10.3 to Dollar General Corporation's Registration Statement on Form S-4 filed with the SEC on December 21, 2007 (file number 333-148320))
10.4
Form of Management Stockholder's Agreement among Dollar General Corporation, Buck Holdings, L.P. and officers of Dollar General Corporation (incorporated by reference to Exhibit 10.4 to Dollar General Corporation's Registration Statement on Form S-4 filed with the SEC on December 21, 2007 (file number 333-148320))
10.5
Form of Sale Participation Agreement between Buck Holdings, L.P. and certain officer-level employees, dated July 6, 2007 (incorporated by reference to Exhibit 10.5 to Dollar General Corporation's Registration Statement on Form S-4 filed with the SEC on December 21, 2007 (file number 333-148320))
10.6
Agreement among Challis Lowe, Buck Holdings, L.P. and Dollar General Corporation, dated July 5, 2007, regarding call right and termination without good reason provision in Management Stockholder's Agreement (incorporated by reference to Exhibit 10.6 to Dollar General Corporation's Registration Statement on Form S-4 filed with the SEC on December 21, 2007 (file number 333-148320))
10.7
1998 Stock Incentive Plan (As Amended and Restated effective as of May 31, 2006) (incorporated by reference to Exhibit 99 to Dollar General Corporation's Current Report on Form 8-K dated May 31, 2006, filed with the SEC on June 2, 2006 (file number 001-11421))

10.8
Amendment to Dollar General Corporation 1998 Stock Incentive Plan, effective November 28, 2006 (incorporated by reference to Exhibit 10.8 to Dollar General Corporation's Annual Report on Form 10-K for the fiscal year ended February 2, 2007, filed with the SEC on March 29, 2007 (file number 001-11421))
10.9
Form of Stock Option Grant Notice in connection with option grants made pursuant to the 1998 Stock Incentive Plan (incorporated by reference to Dollar General Corporation's Quarterly Report on Form 10-Q for the quarter ended July 29, 2005, filed with the SEC on August 25, 2005 (file number 001-11421))
10.10
Dollar General Corporation CDP/SERP Plan (as amended and restated effective December 31, 2007) (incorporated by reference to Exhibit 10.10 to Dollar General Corporation's Registration Statement on Form S-4 filed with the SEC on December 21, 2007 (file number 333-148320))
10.11
First Amendment to the Dollar General Corporation CDP/SERP Plan (as amended and restated effective December 31, 2007) (incorporated by reference to Exhibit 10.11 to Dollar General Corporation's Registration Statement on Form S-4 filed with the SEC on December 21, 2007 (file number 333-148320))
10.12
Dollar General Corporation Annual Incentive Plan (effective March 16, 2005, as approved by shareholders on May 24, 2005) (incorporated by reference to Exhibit 10.6 to Dollar General Corporation's Quarterly Report on Form 10-Q for the quarter ended July 29, 2005, filed with the SEC on August 25, 2005) (file number 001-11421))
10.13
Dollar General Corporation 2007 Teamshare Bonus Program for Named Executive Officers (incorporated by reference to Exhibit 10.3 Dollar General Corporation's Quarterly Report on Form 10-Q for the quarter ended May 4, 2007, filed with the SEC on June 7, 2007) (file number 001-11421))
10.14
Summary of Dollar General Corporation Life Insurance Program as Applicable to Executive Officers (incorporated by reference to Exhibit 10.19 to Dollar General Corporation's Annual Report on Form 10-K for the fiscal year ended February 2, 2007, filed with the SEC on March 29, 2007) (file number 001-11421))
10.15
Dollar General Corporation Domestic Relocation Policy for Officers (incorporated by reference to Exhibit 10.20 to Dollar General Corporation's Annual Report on Form 10-K for the fiscal year ended February 2, 2007, filed with the SEC on March 29, 2007) (file number 001-11421))
10.16
Summary of Director Compensation (incorporated by reference to Exhibit 10.19 to Dollar General Corporation's Registration Statement on Form S-4 filed with the SEC on December 21, 2007 (file number 333-148320))
10.17
Employment Agreement, effective as of January 11, 2008, between Dollar General Corporation and Richard Dreiling (incorporated by reference to Exhibit 10.28 to Dollar General Corporation's Amendment No.1 to Registration Statement on Form S-4 filed with the SEC on January 25, 2008 (file number 333-148320))
10.18
Stock Option Agreement, dated as of January 21, 2008, between Dollar General Corporation and Richard Dreiling (incorporated by reference to Exhibit 10.29 to Dollar General Corporation's Amendment No.1 to Registration Statement on Form S-4 filed with the SEC on January 25, 2008 (file number 333-148320))

10.19
Restricted Stock Award Agreement, effective as of January 21, 2008, between Dollar General Corporation and Richard Dreiling (incorporated by reference to Exhibit 10.32 to Dollar General Corporation's Amendment No.1 to Registration Statement on Form S-4 filed with the SEC on January 25, 2008 (file number 333-148320))
10.20
Management Stockholder's Agreement, dated as of January 21, 2008, among Dollar General Corporation, Buck Holdings, L.P. and Richard Dreiling (incorporated by reference to Exhibit 10.30 to Dollar General Corporation's Amendment No.1 to Registration Statement on Form S-4 filed with the SEC on January 25, 2008 (file number 333-148320))
10.21
Sale Participation Agreement, dated January 21, 2008, between Buck Holdings, L.P. and Richard Dreiling (incorporated by reference to Exhibit 10.31 to Dollar General Corporation's Amendment No.1 to Registration Statement on Form S-4 filed with the SEC on January 25, 2008 (file number 333-148320))
10.22
Employment Agreement, dated July 6, 2007, by and between Dollar General Corporation and David L. Beré (incorporated by reference to Exhibit 10.1 to Dollar General Corporation's Current Report on Form 8-K dated July 6, 2007, filed with the SEC on July 12, 2007 (file number 001-11421))
10.23
Extension of Initial Term of Employment Agreement, dated December 27, 2007, between Dollar General Corporation and David Beré (incorporated by reference to Exhibit 10.33 to Dollar General Corporation's Amendment No.1 to Registration Statement on Form S-4 filed with the SEC on January 25, 2008 (file number 333-148320))
10.24
Notice of Initiation of Transition Period under Employment Agreement, dated January 8, 2008, by Dollar General Corporation to David Beré (incorporated by reference to Exhibit 10.34 to Dollar General Corporation's Amendment No.1 to Registration Statement on Form S-4 filed with the SEC on January 25, 2008 (file number 333-148320))
10.25
Employment Agreement with David M. Tehle effective April 1, 2006 (incorporated by reference to Exhibit 99.1 to Dollar General Corporation's Current Report on Form 8-K dated March 30, 2006, filed with the SEC on April 5, 2006) (file number 001-11421))
10.26
Employment Agreement with Beryl J. Buley effective April 1, 2006 (incorporated by reference to Exhibit 99 to Dollar General Corporation's Current Report on Form 8-K dated April 6, 2006, filed with the SEC on April 12, 2006) (file number 001-11421))
10.27
Employment Agreement with Kathleen R. Guion effective April 1, 2006 (incorporated by reference to Exhibit 99.2 to Dollar General Corporation's Current Report on Form 8-K dated March 30, 2006, filed with the SEC on April 5, 2006) (file number 001-11421))
10.28
Employment Agreement with Challis M. Lowe effective April 1, 2006 (incorporated by reference to Exhibit 10.31 to Dollar General Corporation's Annual Report on Form 10-K for the fiscal year ended February 2, 2007, filed with the SEC on March 29, 2007 (file number 001-11421))
10.29
Monitoring Fee Letter Agreement, dated July 6, 2007, among Buck Holdings, L.P., Dollar General Corporation, Kohlberg Kravis Roberts & Co L.P., and Goldman, Sachs & Co. (incorporated by reference to Exhibit 10.25 to Dollar General Corporation's Registration Statement on Form S-4 filed with the SEC on December 21, 2007 (file number 333-148320))

10.30
Indemnification Agreement, dated July 6, 2007, among Buck Holdings, L.P., Dollar General Corporation, Kohlberg Kravis Roberts & Co L.P., and Goldman, Sachs & Co. (incorporated by reference to Exhibit 10.26 to Dollar General Corporation's Registration Statement on Form S-4 filed with the SEC on December 21, 2007 (file number 333-148320))
10.31
Purchase Letter Agreement, dated August 15, 2007, between Principal Life Insurance Company and DC Financial, LLC (incorporated by reference to Exhibit 10.27 to Dollar General Corporation's Registration Statement on Form S-4 filed with the SEC on December 21, 2007 (file number 333-148320))
10.32
Supplemental Release Agreement between Dollar General Corporation and David Perdue dated December 28, 2007 (incorporated by reference to Exhibit 10.35 to Dollar General Corporation's Amendment No.1 to Registration Statement on Form S-4 filed with the SEC on January 25, 2008 (file number 333-148320))
12*	Statement Regarding Computation of Ratio of Earnings to Fixed Charges
21
List of Subsidiaries of Dollar General Corporation (incorporated by reference to Exhibit 12 to Dollar General Corporation's Annual Report on Form 10-K for the fiscal year ended February 1, 2008, filed with the SEC on March 28, 2008) (file number 001-11421))
23.1	Consent of Simpson Thacher & Bartlett LLP (included as part of Exhibit 5.1)
23.2	Consent of Baker, Donelson, Bearman, Caldwell & Berkowitz, P.C. (included as part of Exhibit 5.2)
23.3*	Consent of Ernst & Young LLP
24	Powers of Attorney (included as part of the signature pages hereto)
25.1
Form T-1 Statement of Eligibility under Trust Indenture Act of 1939 of Wells Fargo Bank, N.A. with respect to the Senior Indenture (incorporated by reference to Exhibit 25.1 to Dollar General Corporation's Registration Statement on Form S-4 filed with the SEC on December 21, 2007 (file number 333-148320))
25.2
Form T-1 Statement of Eligibility under Trust Indenture Act of 1939 of Wells Fargo Bank, N.A. with respect to the Senior Subordinated Indenture (incorporated by reference to Exhibit 25.2 to Dollar General Corporation's Registration Statement on Form S-4 filed with the SEC on December 21, 2007 (file number 333-148320))

*
Filed herewith.

Item 17.    Undertakings

        The undersigned registrants hereby undertake:

        (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

        (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (4)   That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

        The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

          (i)    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

          (ii)   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

          (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

          (iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, Dollar General Corporation has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Goodlettsville, State of Tennessee, on April 4, 2008.

DOLLAR GENERAL CORPORATION
By:	/s/ RICHARD W. DREILING
Name: Richard W. Dreiling Title: Chief Executive Officer

POWERS OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints David M. Tehle and Susan S. Lanigan and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on April 4, 2008.

Signature	Capacity

/s/ RICHARD W. DREILING	Chief Executive Officer & Director (Principal Executive Officer)
/s/ DAVID M. TEHLE	Executive Vice President & Chief Financial Officer (Principal Financial and Accounting Officer)
/s/ MICHAEL M. CALBERT	Director
/s/ RAJ AGRAWAL	Director
/s/ ADRIAN JONES	Director
/s/ DEAN B. NELSON	Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, DC Financial, LLC has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Goodlettsville, State of Tennessee, on April 4, 2008.

DC Financial, LLC
By:	Dollar General Corporation, its Managing Member
	By:	/s/ DAVID M. TEHLE Name: David M. Tehle Title: Executive Vice President and Chief Financial Officer

POWERS OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints David M. Tehle and Susan S. Lanigan and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for an in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on April 4, 2008.

Signature	Capacity

/s/ RICHARD W. DREILING	Chief Executive Officer & Director of Dollar General Corporation, Managing Member of Registrant (Principal Executive Officer)
/s/ DAVID M. TEHLE	Executive Vice President & Chief Financial Officer of Dollar General Corporation, Managing Member of Registrant (Principal Financial and Accounting Officer)
/s/ MICHAEL M. CALBERT	Director of Dollar General Corporation, Managing Member of Registrant

/s/ RAJ AGRAWAL	Director of Dollar General Corporation, Managing Member of Registrant
/s/ ADRIAN JONES	Director of Dollar General Corporation, Managing Member of Registrant
/s/ DEAN B. NELSON	Director of Dollar General Corporation, Managing Member of Registrant

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, DG Logistics, LLC has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Goodlettsville, State of Tennessee, on April 4, 2008.

DG Logistics, LLC
By:	/s/ DAVID M. TEHLE
Name: David M. Tehle Title: Executive Vice President and Chief Financial Officer

POWERS OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints David M. Tehle and Susan S. Lanigan and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for an in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on April 4, 2008.

Signature	Capacity

/s/ DAVID L. BERÉ	Chief Executive Officer & Chief Manager of Registrant (Principal Executive Officer)
/s/ DAVID M. TEHLE	Executive Vice President & Chief Financial Officer of Registrant and Director of DG Transportation, Inc., Sole Member of Registrant (Principal Financial and Accounting Officer)
/s/ SUSAN S. LANIGAN	Director of DG Transportation, Inc., Sole Member of Registrant
/s/ CHALLIS M. LOWE	Director of DG Transportation, Inc., Sole Member of Registrant

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, DG Promotions, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Goodlettsville, State of Tennessee, on April 4, 2008.

DG Promotions, Inc.
By:	/s/ DAVID M. TEHLE
Name: David M. Tehle Title: Executive Vice President and Chief Financial Officer

POWERS OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints David M. Tehle and Susan S. Lanigan and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for an in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on April 4, 2008.

Signature	Capacity

/s/ DAVID L. BERÉ	Chairman & Chief Executive Officer (Principal Executive Officer)
/s/ DAVID M. TEHLE	Executive Vice President; Chief Financial Officer & Director (Principal Financial and Accounting Officer)
/s/ BERYL J. BULEY	Director
/s/ SUSAN S. LANIGAN	Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, DG Retail, LLC has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Goodlettsville, State of Tennessee, on April 4, 2008.

DG Retail, LLC
By:	/s/ DAVID M. TEHLE
Name: David M. Tehle Title: Executive Vice President and Chief Financial Officer

POWERS OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints David M. Tehle and Susan S. Lanigan and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for an in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on April 4, 2008.

Signature	Capacity

/s/ DAVID L. BERÉ	Chief Executive Officer & Chief Manager of Registrant (Principal Executive Officer)
/s/ DAVID M. TEHLE	Executive Vice President & Chief Financial Officer of Registrant (Principal Financial and Accounting Officer)
/s/ RICHARD W. DREILING	Director of Dollar General Corporation, Sole Member of Registrant
/s/ MICHAEL M. CALBERT	Director of Dollar General Corporation, Sole Member of Registrant
/s/ RAJ AGRAWAL	Director of Dollar General Corporation, Sole Member of Registrant
/s/ ADRIAN JONES	Director of Dollar General Corporation, Sole Member of Registrant
/s/ DEAN B. NELSON	Director of Dollar General Corporation, Sole Member of Registrant

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, DG Transportation, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Goodlettsville, State of Tennessee, on April 4, 2008.

DG Transportation, Inc.
By:	/s/ DAVID M. TEHLE
Name: David M. Tehle Title: Executive Vice President and Chief Financial Officer

POWERS OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints David M. Tehle and Susan S. Lanigan and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for an in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on April 4, 2008.

Signature	Capacity

/s/ DAVID L. BERÉ	Chairman & Chief Executive Officer (Principal Executive Officer)
/s/ DAVID M. TEHLE	Executive Vice President; Chief Financial Officer & Director (Principal Financial and Accounting Officer)
/s/ SUSAN S. LANIGAN	Director
/s/ CHALLIS M. LOWE	Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, DGC Properties LLC has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Goodlettsville, State of Tennessee, on April 4, 2008.

DGC Properties LLC
By:	Dolgencorp, Inc., its Managing Member
	By:	/s/ DAVID M. TEHLE Name: David M. Tehle Title: Executive Vice President and Chief Financial Officer

POWERS OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints David M. Tehle and Susan S. Lanigan and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for an in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on April 4, 2008.

Signature	Capacity

/s/ DAVID L. BERÉ	Chairman & Chief Executive Officer of Dolgencorp, Inc., Managing Member of Registrant (Principal Executive Officer)
/s/ DAVID M. TEHLE	Executive Vice President; Chief Financial Officer & Director of Dolgencorp, Inc., Managing Member of Registrant (Principal Financial and Accounting Officer)
/s/ SUSAN S. LANIGAN	Director of Dolgencorp, Inc., Managing Member of Registrant
/s/ CHALLIS M. LOWE	Director of Dolgencorp, Inc., Managing Member of Registrant

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, DGC Properties of Kentucky LLC has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Goodlettsville, State of Tennessee, on April 4, 2008.

DGC Properties of Kentucky LLC
By:	Dollar General Partners, its Managing Member
	By:	Dollar General Corporation and Dollar General Merchandising, Inc., its General Partners
	By:	/s/ DAVID M. TEHLE Name: David M. Tehle Title: Executive Vice President and Chief Financial Officer

POWERS OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints David M. Tehle and Susan S. Lanigan and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for an in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on April 4, 2008.

Signature	Capacity

/s/ RICHARD W. DREILING	Chief Executive Officer & Director of Dollar General Corporation, General Partner of Managing Member of Registrant (Principal Executive Officer)
/s/ DAVID L. BERÉ	Chairman & Chief Executive Officer of Dollar General Merchandising, Inc., General Partner of Managing Member of Registrant (Principal Executive Officer)

/s/ DAVID M. TEHLE
Executive Vice President &
Chief Financial Officer of Dollar General Corporation
and Executive Vice President;
Chief Financial Officer & Director
of Dollar General Merchandising, Inc.,
General Partners of Managing Member of Registrant
(Principal Financial and Accounting Officer)
/s/ MICHAEL M. CALBERT	Director of Dollar General Corporation, General Partner of Managing Member of Registrant
/s/ RAJ AGRAWAL	Director of Dollar General Corporation, General Partner of Managing Member of Registrant
/s/ ADRIAN JONES	Director of Dollar General Corporation, General Partner of Managing Member of Registrant
/s/ DEAN B. NELSON	Director of Dollar General Corporation, General Partner of Managing Member of Registrant
/s/ BERYL J. BULEY	Director of Dollar General Merchandising, Inc, General Partner of Managing Member of Registrant
/s/ SUSAN S. LANIGAN	Director of Dollar General Merchandising, Inc, General Partner of Managing Member of Registrant

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, Dolgencorp of New York, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Goodlettsville, State of Tennessee, on April 4, 2008.

Dolgencorp of New York, Inc.
By:	/s/ DAVID M. TEHLE
Name: David M. Tehle Title: Executive Vice President and Chief Financial Officer

POWERS OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints David M. Tehle and Susan S. Lanigan and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for an in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on April 4, 2008.

Signature	Capacity

/s/ DAVID L. BERÉ	Chairman & Chief Executive Officer (Principal Executive Officer)
/s/ DAVID M. TEHLE	Executive Vice President; Chief Financial Officer & Director (Principal Financial and Accounting Officer)
/s/ SUSAN S. LANIGAN	Director
/s/ CHALLIS M. LOWE	Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, Dolgencorp of Texas, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Goodlettsville, State of Tennessee, on April 4, 2008.

Dolgencorp of Texas, Inc.
By:	/s/ DAVID M. TEHLE
Name: David M. Tehle Title: Executive Vice President and Chief Financial Officer

POWERS OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints David M. Tehle and Susan S. Lanigan and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for an in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on April 4, 2008.

Signature	Capacity

/s/ DAVID L. BERÉ	Chairman & Chief Executive Officer (Principal Executive Officer)
/s/ DAVID M. TEHLE	Executive Vice President; Chief Financial Officer & Director (Principal Financial and Accounting Officer)
/s/ SUSAN S. LANIGAN	Director
/s/ CHALLIS M. LOWE	Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, Dolgencorp, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Goodlettsville, State of Tennessee, on April 4, 2008.

Dolgencorp, Inc.
By:	/s/ DAVID M. TEHLE
Name: David M. Tehle Title: Executive Vice President and Chief Financial Officer

POWERS OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints David M. Tehle and Susan S. Lanigan and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for an in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on April 4, 2008.

Signature	Capacity

/s/ DAVID L. BERÉ	Chairman & Chief Executive Officer (Principal Executive Officer)
/s/ DAVID M. TEHLE	Executive Vice President; Chief Financial Officer & Director (Principal Financial and Accounting Officer)
/s/ SUSAN S. LANIGAN	Director
/s/ CHALLIS M. LOWE	Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, Dollar General Investment, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Goodlettsville, State of Tennessee, on April 4, 2008.

Dollar General Investment, Inc.
By:	/s/ DAVID M. TEHLE
Name: David M. Tehle Title: Executive Vice President and Chief Financial Officer

POWERS OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints David M. Tehle and Susan S. Lanigan and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for an in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on April 4, 2008.

Signature	Capacity

/s/ DAVID L. BERÉ	Chairman & Chief Executive Officer (Principal Executive Officer)
/s/ DAVID M. TEHLE	Executive Vice President; Chief Financial Officer & Director (Principal Financial and Accounting Officer)
/s/ SUSAN S. LANIGAN	Director
/s/ CHALLIS M. LOWE	Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, Dollar General Merchandising, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Goodlettsville, State of Tennessee, on April 4, 2008.

Dollar General Merchandising, Inc.
By:	/s/ DAVID M. TEHLE
Name: David M. Tehle Title: Executive Vice President and Chief Financial Officer

POWERS OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints David M. Tehle and Susan S. Lanigan and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for an in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on April 4, 2008.

Signature	Capacity

/s/ DAVID L. BERÉ	Chairman & Chief Executive Officer (Principal Executive Officer)
/s/ DAVID M. TEHLE	Executive Vice President; Chief Financial Officer & Director (Principal Financial and Accounting Officer)
/s/ BERYL J. BULEY	Director
/s/ SUSAN S. LANIGAN	Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, Dollar General Partners has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Goodlettsville, State of Tennessee, on April 4, 2008.

Dollar General Partners
By:	Dollar General Corporation and Dollar General Merchandising, Inc., its General Partners
	By:	/s/ DAVID M. TEHLE Name: David M. Tehle Title: Executive Vice President and Chief Financial Officer

POWERS OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints David M. Tehle and Susan S. Lanigan and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for an in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on April 4, 2008.

Signature	Capacity

/s/ RICHARD W. DREILING	Chief Executive Officer & Director of Dollar General Corporation, General Partner of Registrant (Principal Executive Officer)
/s/ DAVID L. BERÉ	Chairman & Chief Executive Officer of Dollar General Merchandising, Inc., General Partner of Registrant (Principal Executive Officer)
/s/ DAVID M. TEHLE
Executive Vice President & Chief Financial Officer of
Dollar General Corporation and Executive Vice President;
Chief Financial Officer & Director of Dollar General
Merchandising, Inc., General Partners of Registrant
(Principal Financial and Accounting Officer)

/s/ MICHAEL M. CALBERT	Director of Dollar General Corporation, General Partner of Registrant
/s/ RAJ AGRAWAL	Director of Dollar General Corporation, General Partner of Registrant
/s/ ADRIAN JONES	Director of Dollar General Corporation, General Partner of Registrant
/s/ DEAN B. NELSON	Director of Dollar General Corporation, General Partner of Registrant
/s/ BERYL J. BULEY	Director of Dollar General Merchandising, Inc., General Partner of Registrant
/s/ SUSAN S. LANIGAN	Director of Dollar General Merchandising, Inc., General Partner of Registrant

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, Retail Risk Solutions, LLC has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Goodlettsville, State of Tennessee, on April 4, 2008.

Retail Risk Solutions, LLC
By:	/s/ DAVID M. TEHLE
Name: David M. Tehle Title: President

POWERS OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints David M. Tehle and Susan S. Lanigan and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for an in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on April 4, 2008.

Signature	Capacity

/s/ DAVID M. TEHLE	President (Principal Executive Officer)
/s/ WADE SMITH	Treasurer (Principal Financial Officer)
/s/ ANITA C. ELLIOTT	Vice President & Controller (Principal Accounting Officer)
/s/ RICHARD W. DREILING	Director of Dollar General Corporation, Sole Member of Registrant
/s/ MICHAEL M. CALBERT	Director of Dollar General Corporation, Sole Member of Registrant

/s/ RAJ AGRAWAL	Director of Dollar General Corporation, Sole Member of Registrant
/s/ ADRIAN JONES	Director of Dollar General Corporation, Sole Member of Registrant
/s/ DEAN B. NELSON	Director of Dollar General Corporation, Sole Member of Registrant

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, South Boston FF&E, LLC has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Goodlettsville, State of Tennessee, on April 4, 2008.

South Boston FF&E, LLC
By:	/s/ DAVID M. TEHLE
Name: David M. Tehle Title: President

POWERS OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints David M. Tehle and Susan S. Lanigan and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for an in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on April 4, 2008.

Signature	Capacity

/s/ DAVID M. TEHLE	President of Registrant and Director of South Boston Holdings, Inc., Sole General Partner of the Sole Member of Registrant (Principal Executive Officer)
/s/ WADE SMITH	Treasurer (Principal Financial Officer)
/s/ ANITA C. ELLIOTT	Vice President & Controller of Registrant and Director of South Boston Holdings, Inc., Sole General Partner of the Sole Member of Registrant (Principal Accounting Officer)

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, South Boston Holdings, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Goodlettsville, State of Tennessee, on April 4, 2008.

South Boston Holdings, Inc.
By:	/s/ DAVID M. TEHLE
Name: David M. Tehle Title: President

POWERS OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints David M. Tehle and Susan S. Lanigan and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for an in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on April 4, 2008.

Signature	Capacity

/s/ DAVID M. TEHLE	President & Director (Principal Executive Officer)
/s/ WADE SMITH	Treasurer (Principal Financial Officer)
/s/ ANITA C. ELLIOTT	Vice President; Controller & Director (Principal Accounting Officer)

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, Sun-Dollar, L.P. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Goodlettsville, State of Tennessee, on April 4, 2008.

Sun-Dollar, L.P.
By:	South Boston Holdings, Inc., its General Partner
	By:	/s/ DAVID M. TEHLE Name: David M. Tehle Title: President

POWERS OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints David M. Tehle and Susan S. Lanigan and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for an in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on April 4, 2008.

Signature	Capacity

/s/ DAVID M. TEHLE	President & Director of South Boston Holdings, Inc., Sole General Partner of Registrant (Principal Executive Officer)
/s/ WADE SMITH	Treasurer of South Boston Holdings, Inc., Sole General Partner of Registrant (Principal Financial Officer)
/s/ ANITA C. ELLIOTT	Vice President; Controller & Director of South Boston Holdings, Inc., Sole General Partner of Registrant (Principal Accounting Officer)

QuickLinks

TABLE OF REGISTRANT GUARANTORS
  Filed Pursuant to Rule 424(b)(3) Registration No. 333-148320, 333-148320-01 to 333-148320-17
Table of Contents
MARKET AND INDUSTRY DATA
SUMMARY
Our Company
Summary of the Terms of the Notes
Summary Historical and Pro Forma Consolidated Financial and Other Data
RISK FACTORS
Risks Related to the Notes
STATEMENTS REGARDING FORWARD-LOOKING INFORMATION
THE TRANSACTIONS
OWNERSHIP AND CORPORATE STRUCTURE
USE OF PROCEEDS
CAPITALIZATION
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (Dollars in Thousands)
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
RATIO OF EARNINGS TO FIXED CHARGES
DESCRIPTION OF OTHER INDEBTEDNESS
DESCRIPTION OF SENIOR NOTES
DESCRIPTION OF SENIOR SUBORDINATED NOTES
BOOK-ENTRY SETTLEMENT AND CLEARANCE
CERTAIN U.S. FEDERAL INCOME AND ESTATE TAX CONSEQUENCES
CERTAIN ERISA CONSIDERATIONS
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
AVAILABLE INFORMATION
Dollar General Corporation 10.625% Senior Notes due 2015 11.875% / 12.625% Senior Subordinated Toggle Notes due 2017
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
SIGNATURES
POWERS OF ATTORNEY
SIGNATURES
POWERS OF ATTORNEY
SIGNATURES
POWERS OF ATTORNEY
SIGNATURES
POWERS OF ATTORNEY
SIGNATURES
POWERS OF ATTORNEY
SIGNATURES
POWERS OF ATTORNEY
SIGNATURES
POWERS OF ATTORNEY
SIGNATURES
POWERS OF ATTORNEY
SIGNATURES
POWERS OF ATTORNEY
SIGNATURES
POWERS OF ATTORNEY
SIGNATURES
POWERS OF ATTORNEY
SIGNATURES
POWERS OF ATTORNEY
SIGNATURES
POWERS OF ATTORNEY
SIGNATURES
POWERS OF ATTORNEY
SIGNATURES
POWERS OF ATTORNEY
SIGNATURES
POWERS OF ATTORNEY
SIGNATURES
POWERS OF ATTORNEY
SIGNATURES
POWERS OF ATTORNEY